Amendment No. 1 to

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RURAL/METRO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[GRAPHIC APPEARS HERE]

JACK BRUCKER

President and Chief Executive Officer

May 10, 2004

To Our Valued Rural/Metro Stockholders:

We are pleased to present your fiscal 2003 Proxy Statement and related materials for Rural/Metro Corporation’s upcoming annual meeting. This year, we have included the Company’s fiscal 2003 financial and related information within the Proxy Statement.

In addition to re-electing two independent directors, you are being asked to consider an important proposal related to our credit facility agreement.

The proposal calls for the amendment of the Company’s Certificate of Incorporation to increase the number of authorized common shares. If the proposal is approved, we intend to issue approximately 5 million of those authorized shares to our credit facility lenders in exchange for the preferred shares they were issued under the amended facility. Among the benefits of stockholder approval, an affirmative vote will remove certain preferences, redemption obligations and restrictions currently attached to the preferred shares. Please review the enclosed materials for complete information. We strongly support this proposal and urge stockholders to cast “yes” votes in favor of the measure.

We ask that you carefully consider and support the proposals outlined in the Proxy Statement. Management believes these are very important matters that will strongly influence the Company’s future. Thank you for your attention to these materials and for your investment in Rural/Metro.

Sincerely,

[GRAPHIC APPEARS HERE]

Jack Brucker

President and Chief Executive Officer

PRELIMINARY PROXY MATERIAL

RURAL/METRO CORPORATION

8401 E. Indian School Road

Scottsdale, Arizona 85251

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2004

To Our Stockholders:

The Annual Meeting of Stockholders of RURAL/METRO CORPORATION, a Delaware corporation (“we” or the “Company”), will be held at the Company’s corporate headquarters at 8401 East Indian School Road, Scottsdale, Arizona, on Friday, June 11, 2004 at 3:00 p.m., local time, for the following purposes:

1.	To elect two (2) directors to serve for three-year terms or until their successors are elected;

2.	To consider and act upon a proposal to amend our certificate of incorporation to increase the authorized number of shares of our common stock from 23,000,000 to 40,000,000; and

3.	To transact such other business as may properly come before the meeting or adjournment(s) thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 14, 2004 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. To assure representation at the meeting, however, stockholders are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or vote electronically through the Internet or by telephone. Instructions for voting by the Internet or the telephone are set forth on the enclosed proxy card. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.

By Order of the Board of Directors

/s/    MICHAEL S. ZARRIELLO

Michael S. Zarriello, Secretary

Scottsdale, Arizona

April     , 2004

IT IS IMPORTANT THAT STOCKHOLDINGS BE REPRESENTED AT THIS MEETING.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD

IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE

UNITED STATES. PROXIES MAY ALSO BE PROVIDED BY USING THE INTERNET

OR THE TELEPHONE.

RURAL/METRO CORPORATION

8401 E. Indian School Road

Scottsdale, Arizona 85251

PROXY STATEMENT

This proxy statement is being furnished to stockholders of RURAL/METRO CORPORATION, a Delaware corporation (“we” or the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Friday, June 11, 2004, at 3:00 p.m., local time, and any adjournment or postponement thereof (the “Annual Meeting”). A copy of the Notice of the Meeting accompanies this Proxy Statement.

VOTING AND OTHER MATTERS

General

The enclosed proxy is solicited on behalf of the Company by our Board of Directors for use at the Annual Meeting for the purposes set forth in this proxy statement and in the accompanying notice of Annual Meeting of Stockholders. The meeting will be held at our corporate headquarters at 8401 East Indian School Road, Scottsdale, Arizona.

These proxy solicitation materials were first mailed on or about                     , 2004, to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

Stockholders of record at the close of business on April 14, 2004, are entitled to notice of and to vote at the meeting. At the close of business on the record date, there were issued and outstanding                      shares of our common stock, 211,549 shares of our Series B Redeemable Nonconvertible Participating Preferred Stock (“Series B Shares”), and 283,979 shares of our Series C Redeemable Nonconvertible Participating Preferred Stock (“Series C Shares”). The Series B Shares and the Series C Shares are sometimes referred to collectively as the “Preferred Shares.” Each share of common stock is entitled to one vote upon any proposal submitted for a vote at the Annual Meeting. Each Series B Share may be settled by the Company by issuance of 10 shares of our common stock (subject to availability of sufficient common shares). The holders of the Series B Shares are entitled to a number of votes at the Annual Meeting equal to the aggregate number of common shares into which the Series B Shares would be settled by the Company at the record date, or 2,115,490 votes. Each Series C Share may be settled by the Company by issuance of 10 shares of our common stock (subject to availability of sufficient common shares). The holders of the Series C Shares are entitled to a number of votes at the Annual Meeting equal to the aggregate number of common shares into which the Series C Shares would be settled by the Company at the record date, or 2,839,790 votes. Accordingly, as of the record date the outstanding common and preferred shares represent an aggregate of                      votes available to be cast at the Annual Meeting.

Quorum

The presence, in person or by proxy, of the holders of shares of stock having a majority of the total number of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting, except that the proposal to amend our certificate of incorporation to increase the authorized number of shares of our common stock will also require a majority of the total number of shares of common stock outstanding as a separate class to constitute a quorum with respect to such action. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called “abstentions”) and votes withheld by brokers or other nominees in the absence of instructions from beneficial owners (called “broker non-votes”) will be counted for purposes of determining whether there is a quorum for the transaction of business at the meeting.

Vote Required

Election of Directors. The two nominees for director receiving the highest number of affirmative votes duly cast by the holders of our outstanding common and preferred shares (voting as a single class) will be elected as directors for three-year terms or until their successors are elected and qualified. Accordingly, abstentions and broker non-votes are not counted in determining the outcome of the election of directors.

Amendment of Certificate of Incorporation to Increase Authorized Common Shares. In order to amend our certificate of incorporation to increase the authorized number of shares of our common stock, we need to obtain two approvals as follows: (a) the affirmative vote of 66 2/3% of the outstanding combined voting power of the common and preferred shares (voting as a single class), and (b) the affirmative vote of a majority of the shares of our outstanding common stock (voting as a separate class). Because shares represented by abstentions and broker non-votes are considered outstanding, as a practical matter, abstentions and broker non-votes will have the same effect as a vote against the proposed amendment. At the annual meeting, and any other meeting of our stockholders prior to the settlement by us of the Series B and Series C Shares, the holders of all of the Series B Shares and the holders of all of the Series C Shares have indicated to the Company that they each plan to vote their shares for the proposal to amend our certificate of incorporation to increase the authorized number of shares of common stock. The Series B and Series C Shares may cast the number of votes at the Annual Meeting equal to the aggregate number of common shares into which the Series B and Series C Shares would be settled by the Company at the record date, or 2,115,490 and 2,839,787 votes, respectively. If the amendment to our certificate of incorporation is approved, we will file an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware that reflects the amendment.

Voting; Proxies

Votes may be cast by proxy or in person at the Annual Meeting and will be tabulated by the election inspectors appointed for the Annual Meeting, who also will determine whether a quorum is present.

The shares represented by the proxies received, properly marked, dated, and signed, or submitted via the Internet or by the telephone by following the instructions on the proxy card will be voted at the Annual Meeting.

When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted (i) “for” the election of the nominees set forth in this proxy statement, (ii) “for” the amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 23,000,000 shares to 40,000,000 shares, and (iii) in accordance with the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to our executive offices, to the attention of our Corporate Secretary prior to the vote at the Annual Meeting, written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or over the Internet); or by attending the Annual Meeting and voting in person.

Solicitation

We will pay the costs of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to beneficial owners. Certain of our directors and officers also may solicit proxies personally or by mail, telephone or e-mail without additional compensation. In addition, we have retained Morrow & Co., Inc. (“Morrow”) a proxy solicitation firm, to assist in the solicitation of proxies. Morrow may solicit proxies by mail, telephone, e-mail and personal solicitation, and will request brokerage houses and other persons representing beneficial owners of shares to forward proxy soliciting material to the beneficial owners of such shares. For these services, we will pay Morrow a fee estimated not to exceed $12,500, plus reimbursement of reasonable out-of-pocket expenses.

Annual Report and Other Matters

The information contained in the “Report of the Compensation Committee of the Board of Directors,” “Report of the Audit Committee of the Board of Directors,” and “Company Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Act of 1934.

We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our annual report on Form 10-K, as amended, for the year ended June 30, 2003 as filed with the Securities

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and Exchange Commission. Any exhibits listed in the Form 10-K report, as amended, also will be furnished upon written request at the actual expenses we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our executive offices set forth in this proxy statement.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS

Common Stock Ownership Table

The following table sets forth certain information with respect to beneficial ownership of our common stock on February 29, 2004 by (i) each director; (ii) the executive officers set forth in the Summary Compensation Table under the section entitled “Executive Compensation” who were in office at February 29, 2004; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than 5% of our common stock.

Name of Beneficial Owner	Amount Beneficially Owned (1)		Percent (2)

Jack E. Brucker	431,000	(4)	2.5%
John S. Banas III	328,646	(4)	1.9%
Mary Anne Carpenter	30,000	(4)	*
Cor J. Clement, Sr.	42,000	(4)	*
Louis G. Jekel	133,463	(5)	*
Barry D. Landon	146,403	(3)(4)	*
William C. Turner	45,500	(4)	*
Henry G. Walker	32,500	(4)	*
Robert E. Wilson	0		0
Louis A. Witzeman	153,606	(6)	*
Michael S. Zarriello	0		0
Executive officers and directors as a group (11 persons)	1,343,118	(4)	7.5%

5% Stockholders:

Banque Carnegie Luxembourg S.A 5, Place de la Gare L-1616 Luxembourg Grand-Duchy of Luxembourg	2,409,950	(7)	14.3%

*	Less than 1%

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(1)	Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	The percentages shown are calculated based upon 16,807,000 shares of common stock outstanding on February 29, 2004. The number and percentages shown include the shares of common stock actually owned as of February 29, 2004 and the shares of common stock that the identified person or group had a right to acquire within 60 days after February 29, 2004. In calculating the percentage ownership, shares that the identified person or group had the right to acquire within 60 days after February 29, 2004 are deemed to be outstanding for the purposes of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder.
(3)	Includes 2,303 fully vested shares of common stock held by the ESOP for the benefit of Mr. Landon, who has sole voting power with respect to such shares.
(4)	Includes shares of common stock issuable upon exercise of stock options with respect to the following persons: Mr. Brucker, 406,000 shares; Mr. Banas, 314,167 shares; Ms. Carpenter, 30,000 shares; Mr. Clement, 30,000 shares; Mr. Landon, 144,100 shares; Mr. Turner, 37,500 shares; and Mr. Walker, 32,500 shares. Mr. Banas’ employment terminated on March 10, 2004.
(5)	Includes 85,963 shares of common stock, of which 74,299 are held by the Louis G. Jekel Trust dated July 25, 1996. Also includes 47,500 shares of common stock issuable upon exercise of stock options.
(6)	Includes 106,106 shares, of which 36,062 shares are held by the Louis Witzeman, Jr. Family Investments Limited Partnership, and 70,044 shares are held by the Witzeman Family Trust. Also includes 47,500 shares of common stock issuable upon exercise of stock options.
(7)	Information is based solely on a Schedule 13G, filed December 3, 2002, that was filed jointly by Banque Carnegie Luxembourg S.A., Carnegie Global Healthcare Fund Management Company S.A., Carnegie Bank A/S, D Carnegie & Co. AB and Carnegie Kapitalforvaltning AB, reporting their beneficial ownership as a group.

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Preferred Stock Ownership Table

The following table sets forth certain information known to us with respect to beneficial ownership of our Series B Shares and Series C Shares on February 29, 2004.

Name and Address of Beneficial Owner	Number of Series B Shares Owned	Percentage of Series B Shares Owned	Number of Shares of Series C Shares Owned	Percentage of Series C Shares Owned	Common Shares Issuable upon Settlement of Series B and Series C Shares(1)	Percentage of Common Stock Owned Upon Settlement of Series B and Series C Shares(2)
Tennenbaum Capital Partners, LLC, SVIM/MSM II, LLC and Tennenbaum & Co., LLC, Michael E. Tennenbaum (3) 11100 Santa Monica Bldg. Suite 210 Los Angeles, CA 90025	105,829.352	50.0%	194,652	68.5%	3,004,814	13.8%

Stephen Feinberg (4) c/o Cerberus Partners, L.P. 299 Park Avenue Floor 21-23 New York, NY 10171	48,566.135	22.9%	89,327	31.5%	1,378,931	6.3%

GE Capital CFE, Inc. 6 High Ridge Park Bldg 6C Stamford, CT 06927	34,609.794	16.4%	0	0.0%	346,098	1.6%

Pam Capital Ltd. 13455 Noel Road Suite 1300 Dallas, TX 75240	22,543.719	10.7%	0	0.0%	225,437	1.0%

(1)	At our election, each of the Series B and C Shares may be settled by the Company by issuance of 10 common shares subject to availability of sufficient common shares. Upon approval of the proposal to increase our authorized common stock presented elsewhere herein, we intend to cause settlement by the Company of the Series B and C Shares by issuance of common shares promptly following receipt of such approval. See “Proposal to Approve Amendment to our Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock.”
(2)	Post-settlement ownership percentages assume simultaneous settlement by the Company of all outstanding Series B and Series C Shares. The percentages shown are calculated based upon the 16,807,000 shares of common stock outstanding on February 29, 2004 plus the 4,955,280 total common shares issuable upon settlement by the Company of the Series B and Series C shares.
(3)	Information is based solely on a Schedule 13G filed jointly on October 3, 2003 with the Securities and Exchange Commission, which was amended by the Amendment No. 1 filed on February 2, 2004, by Michael E. Tennenbaum, SVIM/MSM II, LLC, SVAR/MM, LLC, Tennenbaum Capital Partners, LLC, and Tennenbaum & Co., LLC, reporting their beneficial ownership as a group, and subsequent information provided to us.
(4)	The securities reported are held by Cerberus Partners, L.P., a Delaware limited partnership (“Cerberus”). Based solely on information provided to us by Cerberus and subsequent transfer information provided to us, Stephen Feinberg possesses sole power to vote and direct the disposition of all securities of the company held by Cerberus. Thus, for the purposes of Reg. Section 240.13d-3, Stephen Feinberg is deemed to beneficially own the securities of the company held by Cerberus.

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PROPOSAL TO ELECT DIRECTORS

Nominees

Our certificate of incorporation provides that the number of directors shall be fixed from time to time by resolution of the Board of Directors or stockholders. Presently, the number of directors is fixed at eight and is divided into three classes, with one class standing for election each year for three-year terms and until successors of such class have been elected and qualified.

As of the record date, the Board of Directors consisted of the following persons:

Name	Class	Year in Which Term Will Expire
Jack E. Brucker	I	2004
Mary Anne Carpenter	I	2004
Louis A. Witzeman	I	2004
Louis G. Jekel	II	2005
William C. Turner	II	2005
Robert E. Wilson	II	2005
Cor J. Clement, Sr.	III	2003
Henry G. Walker	III	2003

The Board of Directors has nominated Cor J. Clement, Sr. and Henry G. Walker for re-election as Class III directors for three-year terms or until their respective successors are elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee, if any, designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director.

The Board of Directors recommends a vote “FOR” the nominees named above. The two nominees for director receiving the highest number of affirmative votes duly cast will be elected as directors for three-year terms. Accordingly, abstentions and broker non-votes are not counted in determining the outcome of the election of directors.

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The following table sets forth information regarding our directors and executive officers, including certain biographical information.

Name	Age	Positions with the Company
Cor J. Clement, Sr.	56	Chairman of the Board and Director (3)

Jack E. Brucker	52	President, Chief Executive Officer and Director

Michael S. Zarriello	54	Senior Vice President, Secretary and Chief Financial Officer

Barry D. Landon	56	President of Southwest Ambulance and Senior Vice President of National Billing and Collections

Mary Anne Carpenter	58	Director (1) (2) (4)

Louis G. Jekel	62	Vice Chairman of the Board and Director

William C. Turner	74	Director (1) (2) (3) (4)

Henry G. Walker	57	Director (1) (2) (3) (4)

Robert E. Wilson	57	Director (4)

Louis A. Witzeman	79	Director

(1)	Member of the Compensation Committee.
(2)	Member of the Corporate Governance Committee.
(3)	Member of the Executive Committee.
(4)	Member of the Audit Committee.

Cor J. Clement, Sr. has served as Chairman of our Board of Directors since August 1998 and as a member of our Board of Directors since May 1992. Mr. Clement served as Vice Chairman of the Board of Directors from August 1994 to August 1998. Mr. Clement served as the President and Chief Executive Officer of NVD, an international provider of security and industrial fire protection services headquartered in the Netherlands, from February 1980 until his retirement in January 1997.

Jack E. Brucker has served as our President and Chief Executive Officer and has been a member of our Board of Directors since February 2000. Mr. Brucker served as our Senior Vice President and Chief Operating Officer from December 1997 until February 2000. Mr. Brucker founded and served as President of Pacific Holdings, a strategic consulting firm, from July 1989 until December 1997. Mr. Brucker served as President of Pacific Precision Metals, a consumer products company, from September 1987 until June 1989.

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Michael S. Zarriello was appointed Senior Vice President and Chief Financial Officer effective July 24, 2003. Prior to joining the Company, Mr. Zarriello was a Senior Managing Director of Jesup & Lamont Securities Corporation, and President of Jesup & Lamont Merchant Partners LLC from 1998 to 2003, both of which are investment banking firms. From 1989 to 1997, Mr. Zarriello was a Managing Director-Principal of Bear Stearns & Co., Inc., and from 1989 to 1991 he served as Chief Financial Officer of the Principal Activities Group that invested Bear Stearns’ capital in middle market companies. Mr. Zarriello serves as a member of the Boards of Directors of Digital Angel Corp., Applied Digital Solutions Inc. and Good Samaritan Hospital in Suffern, NY. He also serves on the Board of Directors and Audit Committee for Bon Secoures Charity Health System in New York.

Barry D. Landon has served as Senior Vice President of National Billing and Collections since May 2002, and Vice President of National Billing and Collections from May 2000 to May 2002. Mr. Landon also has served as the President of Southwest Ambulance since November 1999. Mr. Landon served as Director of National Billing from February 1998 to May 2000. Prior to joining the Company, Mr. Landon served as Chief Financial Officer of SW General, Inc., d/b/a Southwest Ambulance, from 1987 through February 1998, which was acquired by the Company on June 30, 1997.

Mary Anne Carpenter has been a member of our Board of Directors since January 1998. Ms. Carpenter served as Executive Vice President and Executive Committee member of First Health Group Corp., a publicly traded managed health care company, from January 1993 until her retirement in May 2001. From October 1991 until January 1993, Ms. Carpenter served as Senior Vice President, and from July 1986 through October 1991, as Vice President of First Health Group Corp. Ms. Carpenter has served on panels for several other national health care organizations.

Louis G. Jekel has served as a member of our Board of Directors since 1968 and as Vice Chairman of our Board of Directors since August 1998. Mr. Jekel served as our Secretary from 1968 through 2003. Mr. Jekel is a partner in the law firm of Jekel & Howard, Scottsdale, Arizona.

William C. Turner has been a member of our Board of Directors since November 1993. Mr. Turner is currently Chairman and Chief Executive Officer of Argyle Atlantic Corporation, an international merchant banking and management consulting firm; a trustee of the United States Council for International Business; a trustee and past Chairman of the American Graduate School of International Management (Thunderbird); and a Board member and former Chairman of the Board of Directors of Mercy Ships International, Incorporated. Mr. Turner is also a former United States Ambassador and permanent representative to the Organisation for Economic Co-operation and Development.

Henry G. Walker has been a member of our Board of Directors since September 1997. Since April 1997, he has served as President and Chief Executive Officer of Providence Health System, comprised of hospitals, long-term care facilities, physician practices, managed care plans, and other health and social services. From 1996 to March 1997, Mr. Walker served as President and Chief Executive Officer of Health Partners of Arizona, a state-wide managed care company. From 1992 to 1996, he served as President and Chief Executive Officer of Health Partners of Southern Arizona, a healthcare delivery system. Mr. Walker serves as Chairman of the Board of Directors of Consolidated Catholic Healthcare, a private non-profit company, and is a Board member of St. Joseph Health System, a private, non-profit health system based in Orange, California.

Robert E. Wilson became a member of our Board of Directors in November 2003. Mr. Wilson was employed by Arthur Andersen LLP from 1972 to 2001, becoming a partner in 1986. Among other responsibilities as a partner, he served as a member of the firm’s national healthcare industry business turnaround practice. Since September 2001, Mr. Wilson has provided commercial litigation and financial due diligence consultation services through FTI Consulting Inc., a national consulting firm. Mr. Wilson serves as a member of the Audit and Finance Committees of John C. Lincoln Health Network, a not-for-profit community healthcare system.

Louis A. Witzeman is the founder of our Company. Mr. Witzeman has served as a member of our Board of Directors since our formation in 1948, currently serving as Chairman of the Board Emeritus. Mr. Witzeman served as our Chief Executive Officer and Chairman of the Board of Directors from 1948 until his retirement in 1980.

Directors hold office until their successors have been elected and qualified. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of our directors or officers.

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Meetings and Committees of the Board Of Directors; Independence

Our bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. The Board of Directors has appointed the following standing committees: an Audit Committee; a Compensation Committee; a Corporate Governance Committee; and an Executive Committee. Membership in the committees is indicated in the table above. The Board of Directors has determined that each of the following members of the Board is “independent,” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards: Mary Anne Carpenter, William C. Turner, Robert E. Wilson, Cor J. Clement, Sr., and Henry G. Walker. Accordingly, a majority of the Board of Directors, and each member of each of the committees appointed by the Board of Directors, is “independent” as defined by Rule 4200(a)(15).

Audit Committee. The Audit Committee, which is established as a standing committee in accordance with section 3(a)(58) of the Securities Exchange Act of 1934, reviews our annual and quarterly financial statements and related SEC filings, significant accounting issues and the scope of the audit with our independent accountants, and is available to discuss other audit related matters with our independent accountants that may arise during the year. The Audit Committee has various other authorities and responsibilities as set forth in its formal written charter, the adequacy of which is reviewed annually. The Audit Committee held nine meetings during the fiscal year ended June 30, 2003.

Compensation Committee. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our key executives. The Compensation Committee also reviews the succession planning for key executive personnel, monitors employee relations issues, and oversees senior management structure. The Compensation Committee held four meetings during the fiscal year ended June 30, 2003.

Corporate Governance Committee. The Corporate Governance Committee reviews credentials of existing and prospective directors and recommends classes of directors for approval by the Board of Directors. See “Director Nominations” below. The Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors corporate governance guidelines applicable to our Company and periodically reviewing such guidelines and recommending any changes to those guidelines to the Board of Directors. The Corporate Governance Committee adopted a charter in March 2004. The charter will be available on the Company’s website at www.ruralmetro.com. The members of the Corporate Governance Committee are independent, as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Corporate Governance Committee held four meetings during the fiscal year ended June 30, 2003.

Executive Committee. The Executive Committee may act as a liaison between management and the Board of Directors. At times the Board of Directors may empower the Executive Committee to take certain actions on behalf of the Board of Directors between regularly scheduled meetings. The Executive Committee did not meet during the fiscal year ended June 30, 2003.

Meetings of the Board of Directors. Our Board of Directors held a total of seven meetings during the fiscal year ended June 30, 2003. All of the members of the Board of Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director was a member. We do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of stockholders, but strongly encourage directors to attend. Three members of the Board of Directors attended the 2002 Annual Meeting of the Stockholders.

Director Nominations

Nominations of candidates for election as directors may be made by the Board of Directors upon recommendation by the Corporate Governance Committee, or by stockholders. The Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the Board of Directors of nominees for election as directors.

Stockholders may nominate candidates for election as directors if they follow the procedures and conform to the deadlines specified in our bylaws. The complete description of the requirements for stockholder nomination of director candidates is contained in the bylaws. Under these procedures, a notice setting forth information specified in the bylaws must be received by us no later than (i) 60 days prior to the annual meeting if such meeting is held between             , 2005 and             , 2005; (ii) 90 days prior to the annual meeting if such meeting is held on or after April 29, 2005; or (iii) if the 2004

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annual meeting is held on another date, on or before the close of business on the 15th day following the date of public disclosure of the date of such meeting. That deadline for submission of any director nominations by stockholders for the next annual meeting is set forth in the proxy statement for each annual meeting.

Stockholders nominating candidates for election as directors are also required to provide the following information with respect to their nominees:

•	the name, age and business and residential address of the stockholder and nominee;

•	a representation that the stockholder is a stockholder of record on the date of the nomination;

•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

•	any other information relating to each nominee that would be required to be disclosed in a proxy statement filed pursuant to the SEC’s proxy rules; and

•	the written consent of each nominee to serve as a director if so elected.

In the event of any stockholder recommendations for nomination, the Corporate Governance Committee would evaluate the person recommended in the same manner as other persons considered by that committee. After reviewing the materials submitted by a stockholder, if the Corporate Governance Committee believes that the person merits additional consideration, the Committee (or individual members) would interview the potential nominee and conduct appropriate reference checks. The Corporate Governance Committee would then determine whether to recommend to the Board of Directors that the Board nominate and recommend election of such person at the next annual meeting. Stockholders may submit in writing recommendations for consideration by the Corporate Governance Committee to the attention of our Corporate Secretary at Rural/Metro Corporation, 8401 E. Indian School Road, Scottsdale AZ 85251. Recommendations should contain a detailed discussion of the qualifications of each recommended candidate and any other material information the stockholder wants the Corporate Governance Committee to consider.

The Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time and shall periodically review and update the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account in considering individual candidates. In evaluating potential director nominees, the Corporate Governance Committee considers the following factors:

•	Personal characteristics: highest personal and professional ethics, integrity and values; an inquiring and independent mind; and practical wisdom and mature judgment.

•	Broad training and experience at the policy-making level in business, government, education or technology.

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained.

•	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership.

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations.

•	Willingness to represent the best interests of all stakeholders and objectively appraise management performance.

•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to the Company and its stakeholders.

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Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders.

If the Board of Directors determines that there is a need for directors with different skills or perspectives, the members of the Board of Directors are polled to determine if they know of potential candidates meeting these criteria. We have retained the services of third parties to identify potential nominees from time to time in the past and may do so in the future, if necessary. We typically also would engage a third party to perform a background check to determine whether a new candidate for election as director has any issues that should be considered in the Board of Directors’ evaluation of his or her candidacy.

Communications with the Board of Directors

Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board) at the following address and fax number: Rural/Metro Corporation, 8401 E. Indian School Road, Scottsdale, AZ 85251; (480) 606-3328 facsimile.

Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Chairman of the Board of Directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a Committee, the Chairman of the Board or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response may be coordinated with our counsel.

Director Compensation and Other Information

Officers who serve on the Board of Directors receive no additional compensation. We paid a director’s fee in fiscal 2003 to Mr. Clement, our Chairman of the Board of Directors, of $45,000 plus reimbursement for expenses for each Board or committee meeting he attended. We also paid a director’s fee in fiscal 2003 to Mr. Jekel, our Vice-Chairman of the Board of Directors, of $30,000. We pay all other non-employee Board members, with the exception of Mr. Witzeman, an annual retainer of $15,000. Non-employee directors, with the exception of Messrs. Clement and Jekel, also receive $1,000 for each Board meeting attended, $500 for each Board meeting participated in telephonically, $500 for each committee meeting attended, and $250 for each committee meeting participated in telephonically. We also pay $2,500 annually to any non-employee chairperson of each of the committees of the Board of Directors. Under the terms of our 1992 Stock Option Plan, which expired in November 2002, non-employee directors received (i) stock options to purchase 10,000 shares upon their first election to the Board of Directors and options to purchase 2,500 shares at the meeting of the Board of Directors held immediately after the annual meeting of stockholders (except that the Chairman of the Board receives stock options to acquire 5,000 shares), and (ii) each year each non-employee Board member received stock options to acquire a number of shares equal to 1,000 shares for each $0.05 increase in our earnings per share over the previous fiscal year, subject to a maximum of 5,000 shares of stock per non-employee Board member. Messrs. Jekel and Witzeman receive compensation for consulting services, which includes serving on the Board of Directors. See “Certain Relationships and Related Transactions.” In fiscal 2003, we granted to the following individuals options to purchase the following shares of common stock in connection with our earnings per share over the previous fiscal year: 5,000 to Messrs. Clement, Jekel, Turner, Walker, Witzeman, and Ms. Carpenter. The options have an exercise price of $2.24 per share.

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Report of the Audit Committee of the Board of Directors

The Audit Committee, which consists of Messrs. Turner, Walker, Wilson and Ms. Carpenter, adopted a charter on June 13, 2000. A copy of such charter has been previously included with our proxy statement for the 2001 Annual Meeting of Stockholders. Each member of the Audit Committee is “independent,” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee has reviewed and discussed with management the audited financial statements for June 30, 2003 and discussed with our independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP (“PwC”) required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with PwC its independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K, as amended, for fiscal 2003 for filing with the Securities and Exchange Commission.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent accountants are in fact “independent.”

Audit Committee of the Board of Directors

Henry G. Walker, Chairman

Mary Anne Carpenter

William C. Turner

Robert E. Wilson

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The Audit Committee reviews and approves audit and permissible non-audit services performed by PricewaterhouseCoopers LLP (“PwC”), as well as the fees charged by PwC for such services. In its review of non-audit service fees and its appointment of PwC as our independent accountants, the Audit Committee considered whether the provision of such services is compatible with maintaining PwC’s independence.

Audit Fees. The aggregate fees billed by PwC for professional services rendered in connection with the audit of our consolidated financial statements and limited reviews of our interim consolidated financial information related to our fiscal years ended June 30, 2003 and 2002, respectively, totaled $858,537 for 2003 and $563,495 for 2002.

Audit-Related Fees. PwC did not perform any audit-related services for the Company in 2003 or 2002.

Tax Fees. The aggregate fees billed by PwC for professional services rendered in connection with tax planning and tax advice totaled $62,250 for 2003 and $23,236 for 2002.

All Other Fees. The aggregate fees billed by PwC for all other professional services rendered during 2003 and 2002 were $3,003 and $26,850, respectively. Such other fees in 2003 related to the annual license fee for PwC’s accounting research reference service while fees in 2002 related to assistance with two regulatory filings.

The policy of the Audit Committee is to pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by our independent accountants, subject to the de minimus exceptions for non-audit services prescribed in federal securities laws and regulations. Since February 2002, all Audit Fees, Tax Fees and All Other Fees have been pre-approved by the Audit Committee. The Audit Committee may delegate authority to one or more members to grant pre-approvals of audit and permitted non-audit services, provided that such decisions shall be presented to the Audit Committee at its next scheduled meeting.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

The following table sets forth the total compensation received for services rendered to us in all capacities for the fiscal years ended June 30, 2001, 2002, and 2003 by our Chief Executive Officer and our three most highly compensated executive officers who were in office at June 30, 2003.

Summary Compensation Table

Name and Principal Position at Year-end	Annual Compensation					Long Term Compensation Awards	All Other Compensation ($) (1) (2)
	Year	Salary ($)		Bonus ($)		Securities Underlying Options (#)
Jack E. Brucker Chief Executive Officer and President	2003 2002 2001	$ $ $	600,000 594,615 447,077	$ $ $	430,000 307,000 43,600	— 125,000 200,000	$ $	— 3,400 3,200

John S. Banas III (3) Executive Vice President and General Counsel	2003 2002 2001	$ $ $	305,538 267,692 207,800	$ $ $	135,000 84,000 18,020	100,000 80,000 150,000	$	— 2,400 —

Barry D. Landon Senior Vice President of National Billing and Collections	2003 2002 2001	$ $ $	232,523 209,231 199,039	$ $ $	100,000 87,500 87,500	— 70,000 30,000		— — —

Randall L. Harmsen (4) Vice President of Finance	2003 2002 2001	$ $ $	191,877 200,000 182,577	$ $	83,250 64,750 —	70,000 60,000 20,000	$	— 3,373 —

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(1)	Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the officers listed.
(2)	Consists of company-matching contributions to our 401(k) plan paid in cash.
(3)	Mr. Banas’ employment terminated on March 10, 2004, and pursuant to Mr. Banas’ employment agreement, all of the vested options shall remain fully vested and exercisable until 90 days following March 10, 2006.
(4)	Mr. Harmsen’s employment terminated on December 19, 2003, and all of the vested options will expire 90 days after December 19, 2003 pursuant to the terms of his severance agreement.

Option Grants

The following table represents the options granted to the listed officers in the last fiscal year and the value of the options.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date	Grant Date Present Value ($)(2)
Jack E. Brucker	—	0.0%	—	—	$0
John S. Banas III (3)	100,000	5.6%	$2.00	10/24/2012	$139,986
Barry D. Landon	—	0.0%	—	—	$0
Randall L. Harmsen (4)	70,000	3.9%	$2.00	10/24/2012	$97,990

(1)	Except as otherwise indicated, all of the options vest and become exercisable as follows: 33% at grant date in October 2002, 33% in October 2003 and 34% in October 2004.
(2)	The hypothetical present value of the options at the date of grant was determined using the Black-Scholes option pricing model. The Black-Scholes model estimates the present value of an option by considering a number of factors, including the exercise price of the option, the volatility of our common stock, the dividend rate, the term of the option, the time it is expected to be outstanding, and interest rates. The Black-Scholes values were calculated using the following assumptions: (a) risk-free interest rate of 1.61%; (b) a dividend yield of 0.00%; (c) an expected life of the option after vesting of 1.21 years; and (d) an expected volatility of 143.51%.
(3)	Mr. Banas’ employment terminated on March 10, 2004, and pursuant to Mr. Banas’ employment agreement, all of the vested options shall remain fully vested and exercisable until 90 days following March 10, 2006.
(4)	Mr. Harmsen’s employment terminated on December 19, 2003, and all of the vested options will expire 90 days after December 19, 2003 pursuant to the terms of his severance agreement.

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Option Holdings

The following table represents certain information with respect to the options held by the listed officers as of June 30, 2003.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Options Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the- Money Options at Fiscal Year- End (2)
	Shares Acquired on Exercise of Stock Options(#)	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jack E. Brucker	—	—	406,000	0	$38,750	$0
John S. Banas III (3)	—	—	254,168	93,332	$40,534	$20,266
Barry D. Landon	—	—	120,767	23,333	$35,467	$17,733
Randall L. Harmsen (4)	—	—	83,334	66,666	$30,400	$15,200

(1)	Calculated based on the market price at exercise multiplied by the number of options exercised less the total exercise price of the options exercised.
(2)	Calculated based on $1.15, which was the closing sales price of our common stock as quoted on the Nasdaq Small Cap Market on June 30, 2003, multiplied by the number of applicable shares in-the-money less the total exercise price.
(3)	Mr. Banas’ employment terminated on March 10, 2004, and pursuant to Mr. Banas’ employment agreement, all of the vested options shall remain fully vested and exercisable until 90 days following March 10, 2006.
(4)	Mr. Harmsen’s employment terminated on December 19, 2003, and all of the vested options will expire 90 days after December 19, 2003 pursuant to the terms of his severance agreement.

Employment Agreements

Jack E. Brucker: Effective January 1, 2004, we entered into an amended and restated employment agreement with Jack E. Brucker, our President and Chief Executive Officer. The amended and restated agreement extends the term of the prior agreement through December 31, 2010. Mr. Brucker’s base salary was increased to $1.2 million per year, provided that Mr. Brucker is not entitled to salary increases (except for an annual cost of living adjustment) during the term of the agreement, and is no longer entitled to participate in our management incentive program or any successor bonus program. On the effective date of the amended and restated agreement, we paid to Mr. Brucker a retention bonus of $1.0 million, plus an additional amount equal to income taxes payable upon the retention bonus. Mr. Brucker is obligated to repay the entire retention bonus and tax payment to the Company should we terminate his employment agreement with cause or should he terminate his employment without good reason. Mr. Brucker is obligated to repay a fraction of the retention bonus and tax payment to the Company (based on the duration of employment divided by the full term of the amended and restated agreement) should we terminate his employment agreement without cause or should he terminate his employment agreement with good reason. Mr. Brucker’s employment agreement provides that should we terminate his employment agreement without cause or should he terminate his employment agreement for good reason, he will receive severance payments equaling $800,000 per year (plus certain other benefits provided by the employment agreement) for a period equal to the greater of (i) two years, or (ii) five years minus the number of days between January 1, 2006, and the effective date of termination of employment.

Under the employment agreement, Mr. Brucker has agreed not to compete against us after the termination of the employment agreement for a period equal to the greater of (i) two years, or (ii) five years minus the number of days between January 1, 2006 and the effective date of the termination of employment. Mr. Brucker may elect to shorten such non-compete period to not less than 12 months. Upon such election we will no longer be required to pay Mr. Brucker any severance benefits. In addition, if Mr. Brucker is receiving severance benefits under the employment agreement and he elects to solicit clients, employees, or otherwise competes with us at any time after his termination of employment or discloses confidential information, we will no longer be obligated to pay Mr. Brucker any severance benefits.

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Michael S. Zarriello: Michael S. Zarriello was appointed Senior Vice President and Chief Financial Officer effective July 24, 2003. Mr. Zarriello receives a base salary of $304,500. The Company has verbally agreed with Mr. Zarriello that he will have an employment agreement for a two-year term, which automatically renews for one-year periods thereafter. The final terms of the agreement are subject to completion of definitive documentation and approval of the parties. Mr. Zarriello is entitled to participate in our management incentive program that provides bonuses to executive officers and other members of management based upon our achieving certain financial and operating goals as well as the achievement of individual objectives established for each participant. The agreement further is expected to provide that should we terminate Mr. Zarriello’s employment agreement without cause, or should he terminate his employment agreement for good reason, should we not renew his employment agreement without cause, or should he not renew his employment agreement for good reason, he will receive his then effective base salary and other benefits provided by the employment agreement immediately following the effective date of termination of employment for a period of 24 months; and if Mr. Zarriello terminates his employment agreement without good reason, he will not receive any severance benefits. The employment agreement further is anticipated to require that Mr. Zarriello not compete against us after the termination of the employment agreement for a period of 24 months after the effective date of the termination of employment. Mr. Zarriello may elect to shorten such non-compete period to 12 months. Upon such election we will no longer be required to pay Mr. Zarriello any severance benefits. In addition, if Mr. Zarriello is receiving severance benefits under the employment agreement and he elects to solicit clients, employees, or otherwise competes with us at any time after his termination of employment or discloses confidential information, we will no longer be obligated to pay Mr. Zarriello any severance benefits.

John S. Banas III: Due to Mr. Banas’ termination of employment on March 10, 2004, Mr. Banas is entitled to receive certain severance benefits pursuant to his employment agreement, including base salary ($500,000) and other insurance benefits provided by the agreements for two years following the date of termination.

Randall L. Harmsen: Due to Mr. Harmsen’s termination of employment on December 19, 2003, Mr. Harmsen is entitled to receive certain severance benefits, including base salary ($192,400) and other benefits provided by the agreements for ten months from the date of termination.

Change of Control Agreement

A change of control agreement entered into by Mr. Brucker provides that in the event of a change of control and the surviving entity or individuals in control do not offer him employment, terminate his employment without cause, or he terminates his employment for good reason, he will receive a sum equal to (A) 200% of (i) his annual base salary, and (ii) the amount of incentive compensation paid or payable to him during the calendar year preceding the calendar year in which the change of control occurs, plus (B) the full amount of any payments due under his employment agreement. In addition, he would be entitled to receive certain benefits, including the acceleration of exercisability of his stock options or the payment of the value of such stock options in the event they are not accelerated or replaced with comparable options. Pursuant to the terms of the change of control agreement, the health and other benefits received under the change of control agreement will be reduced or eliminated to the extent such benefits are received under his employment agreement. In addition, the change of control agreement places a ceiling on the aggregate amount of benefits he may receive under the agreement. He will receive an amount equal to 2.99 times the amount of annualized includable compensation received by him as determined under the Internal Revenue Code. For purposes of the change of control agreements, “good reason” includes a reduction of duties and/or salary or the surviving entity’s failure to assume his employment and change of control agreement.

The change of control agreement between the Company and Mr. Banas was terminated as of March 10, 2004. The change of control agreement between the Company and Mr. Harmsen was terminated as of September 29, 2003.

For purposes of all the above-mentioned change of control agreements, a “change of control” includes (i) the acquisition of beneficial ownership by certain persons, acting alone or in concert with others, of 30% or more of the combined voting power of our then outstanding voting securities; (ii) during any two-year period, our Board members at the beginning of such period cease to constitute at least a majority thereof (except that any new Board member approved by at least two-thirds of the Board members then still in office, who were directors at the beginning of such period, is considered to be a member of the current Board); or (iii) approval by our stockholders of certain reorganizations, mergers, consolidations, liquidations, or sales of all or substantially all of our assets.

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Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2003, our Compensation Committee consisted of Messrs. Walker and Turner and Ms. Carpenter, currently directors of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us from our executive officers and directors during the fiscal year ended June 30, 2003, or written representations from such persons that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We paid approximately $16,000 during the year ended June 30, 2003 for legal services to Jekel & Howard, of which Lou Jekel, a member of our Board of Directors, is a principal.

Louis A. Witzeman, a member of our Board of Directors, is our founder and served as our Chief Executive Officer until 1980. Mr. Witzeman was paid approximately $69,000 during the year ended June 30, 2003 under four leases for fire and ambulance stations. These leases may be cancelled by us at any time. Mr. Witzeman received $89,000 during the fiscal year ended June 30, 2003 for fire protection and EMS advisory and consulting services and for serving on the Board of Directors. We also provide Mr. Witzeman with an automobile for personal use.

We were not in compliance with the total debt leverage ratio, total debt to total capitalization ratio and the fixed charge coverage ratio covenants contained in our credit facility at June 30, 2002. Effective September 30, 2002, we entered into the 2002 Amended Credit Facility with our lenders, which, among other things, extended the maturity date of the facility from March 16, 2003 to December 31, 2004 and waived previous non-compliance. In consideration for the amendment, we paid the lenders an amendment fee of $1.2 million as well as issued 211,549 shares of our Series B redeemable nonconvertible participating preferred stock to the lenders or affiliates of the lenders, Tennenbaum Capital Partners, LLC, Cerberus Partners, L.P., GE Capital CFE, Inc. and Pam Capital Ltd. The lenders were not required to make any monetary payment in exchange for the issuance of the preferred stock.

We further violated the minimum tangible net worth and timely financial reporting covenants as a result of the restatement of our financial statements during fiscal 2003. Effective September 26, 2003, we entered into the 2003 Amended Credit Facility with our lenders, which, among other things, extended the maturity date of the facility from December 31, 2004 to December 31, 2006 and waived previous non-compliance. In consideration for the amendment, we paid certain of the lenders amendment fees totalling $0.5 million and issued 283,979 shares of our Series C redeemable nonconvertible participating preferred stock to certain of the lenders or affiliates of the lenders, Tennenbaum Capital Partners, LLC and Cerberus Partners, L.P. The lenders were not required to make any monetary payment in exchange for the issuance of the preferred stock. For additional information regarding these transactions, see Note 12 to our consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in Appendix A hereto.

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REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

General

The Compensation Committee of the Board of Directors administers the compensation programs for our executive officers. The committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of management’s programs.

The committee presents the following report on the compensation for our executive officers for fiscal 2003.

Overview and Philosophy

Our executive compensation programs are based on the belief that the interests of executive officers should be directly aligned with those of the stockholders. The programs are strongly oriented toward a pay-for-performance philosophy that includes a significant percentage of variable compensation, and results in executives accumulating significant equity positions in our common stock. The committee has established the following principles to guide development of our compensation programs and to provide a framework for compensation decisions:

-	provide a total compensation package that will attract the best talent to our Company, motivate individuals to perform at their highest levels, reward outstanding performance, and retain executives whose skills are critical for building long-term stockholder value;

-	establish annual incentives for senior management that are directly tied to the overall financial performance of our Company; and

-	implement longer-term incentives that focus executive officers on managing from the perspective of an owner with an equity stake in the business, principally by the granting of stock options.

As discussed below in this report, the Committee recently modified the foregoing compensation approach with respect to the Company’s Chief Executive Officer.

Compensation Programs and Practices

The committee determines salary ranges and incentive award opportunities for all corporate officers. Our management compensation program consists of cash and equity based components.

Cash Component: Cash compensation is designed to fluctuate with our performance. In the years that we exhibit superior performance, cash compensation is designed to generally be above average levels; when financial performance is at or below goal, cash compensation is designed to be at or below average competitive levels. This is achieved primarily through the Management Incentive Plan, or MIP, which is paid out annually only if predetermined quantitative and qualitative goals are attained or certain business criteria are met.

Base Pay: Base pay guidelines are established for our officers and managers based on their relative job content. Individual base pay within the guidelines is based on sustained individual performance toward achieving our goals. Annual modifications to base pay levels are proposed by the President and approved by the committee each December. Base pay modifications, excluding promotions, for executive officers averaged approximately 4% in fiscal 2003.

Management Incentive Plan: The MIP is an annual cash incentive plan. At the beginning of each fiscal year, performance goals are created between the Company and the executive that document the executive’s accountabilities, and define levels of performance on those accountabilities. A portion of the performance goal is weighted to the overall financial performance of the Company, and a portion is weighted to the executive’s particular area of responsibility. MIP opportunity for executive officers can be as high as 55% of the executive’s base pay. For fiscal 2003, we made the following payments: Mr. Brucker, $330,000; Mr. Banas, $140,400; Mr. Landon, $102,960; and Mr. Harmsen, $0. Base salary increases and bonus payments were based primarily on

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accomplishments with respect to the following goals and criteria: restructuring the indebtedness outstanding under our credit agreement; revenues; results of operations (including, without limitation, earnings per share); cost or expense control; customer service or satisfaction; community trust; cash flow; bad debt reductions; service area or operational longevity; and other factors demonstrating value to the organization and its stockholders and other stakeholders.

Equity-based Component: We have a long history of encouraging employees to become stockholders. In 1989, we implemented our first stock option plan through which we could grant qualified and non-qualified stock options to management employees. In 1994, we implemented our ESPP, whereby shares of our common stock may be purchased through payroll deductions at 85% of its market value. We believe that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on the future appreciation of our stock. The Board grants stock options using criteria consistent with the level of an executive’s anticipated impact on our goals and objectives. See “Executive Compensation — Option Grants” for options granted to executive officers during fiscal 2003. Due to the expiration during fiscal 2003 of our option plan in which executive officers were eligible to participate, we currently are not in a position to grant stock options to our executive officers.

Compensation of Chief Executive Officer

We used the same factors and criteria described above in making compensation decisions regarding our Chief Executive Officer during fiscal 2003. Mr. Brucker became our Chief Executive Officer and President during February 2000. During the 2003 fiscal year, Mr. Brucker was compensated pursuant to an employment agreement that was effective commencing July 1, 2001. Mr. Brucker received a base salary of $600,000 and a retention bonus of $100,000, which was paid in July 2002. As noted above, in connection with the Management Incentive Plan for the 2003 fiscal year, Mr. Brucker also received a performance bonus payment of $330,000, which was paid in July 2003. In determining Mr. Brucker’s performance bonus, we took into account the following goals and criteria: restructuring the indebtedness outstanding under our credit agreement; revenues; results of operations (including, without limitation, earnings per share); cost or expense control; customer service or satisfaction; community trust; cash flow; bad debt reductions; service area or operational longevity; and other factors demonstrating value to the organization and its stockholders and other stakeholders. Due to the expiration of our stock option plan as described above, no stock options were granted to Mr. Brucker during fiscal 2003.

We have modified our compensation philosophy (as described earlier in this report) with respect to Mr. Brucker effective January 1, 2004. Commencing on that date, Mr. Brucker will receive a base salary of $1.2 million per year (adjusted solely for annual cost of living increases), and will not be eligible to participate in the Management Incentive Plan or any successor bonus plan. The modification of our compensation philosophy in Mr. Brucker’s case is based upon our conclusion that the transition to a fixed long-term base salary (without annual merit increases or separate bonus opportunity, and with a retention bonus subject to repayment to the Company should Mr. Brucker terminate his employment without good reason, as defined) represents the most effective method of motivating and retaining Mr. Brucker over the long term. For additional information concerning Mr. Brucker’s employment agreement, see “Employment Agreements,” above.

We consulted with an independent third party with respect to establishing the level of base salary payable commencing January 1, 2004. We compared the increased base salary ($1.2 million per year commencing January 1, 2004, without opportunity for future increases or management incentive or other bonus payouts over the remaining seven years of the employment agreement) against potential aggregate salary and bonus payouts under Mr. Brucker’s existing employment arrangements ($1,030,000 in fiscal 2003). We took into account compensation levels payable to executives in “turnaround” situations and reviewed executive compensation information with regard to comparably-sized companies in the Phoenix, Arizona metropolitan area. We also considered the effect of the current lack of a stock option plan for our senior executives, including the chief executive officer. We further considered the increasingly active market (and correspondingly increased cash and equity compensation levels) for executives with established track records in “turnaround” situations, and potential costs to the Company if replacement outside turnaround management services were required. We also took into account information concerning employment opportunities with third parties available to Mr. Brucker, and the importance of retaining Mr. Brucker’s services in areas such as operational leadership and continuing interactions with holders of our indebtedness through the due dates with respect to such indebtedness.

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Based on the foregoing and such other factors as we deemed relevant, we concluded that it was desirable and in the Company’s best interests to modify Mr. Brucker’s compensation arrangements as described. We do not intend to make similar modifications with respect to our other executive officers.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

We currently intend to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m). However, we may determine, based on business considerations, that compensation should be paid even if it is not deductible under Section 162(m). Other than the Chief Executive Officer, we do not expect to pay compensation to any other highly compensated executive officer in excess of $1 million. The Company currently has net operating losses available to offset any such excess for tax purposes in the foreseeable future.

Members of the Compensation Committee

Mary Anne Carpenter, Chairperson

William C. Turner

Henry G. Walker

COMPANY PERFORMANCE GRAPH

The following line graph compares cumulative total stockholder return, assuming reinvestment of dividends, for: (i) our common stock; (ii) the NASDAQ Combined Composite Index; and (iii) the NASDAQ Health Services Index. Because we did not pay dividends on our common stock during the measurement period, the calculation of the cumulative total stockholder return on the common stock did not include dividends. Because of the small number of publicly traded companies in our peer group, we do not believe we can reasonably identify a group of peer issuers. The graph assumes $100 was invested on July 1, 1998.

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PROPOSAL TO APPROVE AMENDMENT TO OUR CERTIFICATE

OF INCORPORATION TO INCREASE THE AUTHORIZED

NUMBER OF SHARES OF COMMON STOCK

Introduction

Our certificate of incorporation currently authorizes the issuance of up to 23,000,000 shares of our common stock. Of such 23,000,000 presently authorized shares of common stock,                      shares were issued and outstanding as of the record date. In addition, an aggregate of                      shares of common stock are reserved as of the record date for issuance pursuant to our stock option plans and our ESPP. Accordingly, we do not have a sufficient number of shares of our common stock currently available for issuance for any other corporate purpose.

Effective September 30, 2002, we entered into an amended credit facility (the “2002 Amended Credit Facility”) pursuant to which, among other things, the maturity date of the original credit facility was extended to December 31, 2004 and our prior covenant noncompliance was permanently waived. In consideration of the amendment of the original credit facility, we issued 211,549 Series B Shares. We may elect (subject to approval of this proposal) to settle the Series B Shares by issuance of 2,115,490 shares of our common stock. As noted above, there are not sufficient shares of our common stock currently available to permit the settlement by us of the Series B Shares for shares of common stock. Settlement refers to an exchange by the Company of the preferred shares for common stock.

Effective September 26, 2003, we entered into an amended credit facility (the “2003 Amended Credit Facility”) pursuant to which, among other things, the maturity date of the facility was extended from December 31, 2004 to December 31, 2006 and our prior covenant non-compliance was permanently waived. In consideration of the amendment of the 2002 Amended Credit Facility, we issued 283,979 Series C Shares. We may elect (subject to approval of this proposal) to settle the Series C Shares by issuance of 2,839,787 shares of our common stock. As noted above, there are not sufficient shares of our common stock currently available to permit the settlement by us of the Series C Shares for shares of common stock.

If the proposal is approved, we will issue a total of 4,955,277 shares of common stock to settle all (but not less than all) of the Series B and Series C Shares. We will not receive any consideration in connection with any settlement of the Series B or Series C Shares into common stock. The holders of the Series B and Series C Shares are entitled to vote on this proposal and thereby enable a settlement of their Series B and Series C Shares for common stock. The Series B and Series C Shares may cast the number of votes at the Annual Meeting equal to the aggregate number of common shares into which the Series B and Series C Shares would be settled by the Company at the record date, or 2,115,490 and 2,839,787 votes, respectively. Please refer to Appendix B to this Proxy Statement for certain pro forma financial information regarding the effect of the assumed settlement of the Series B and Series C Shares with common stock as if such settlements had occurred on December 31, 2003.

The Proposed Amendment to Our Certificate of Incorporation

Our Board of Directors has unanimously approved an amendment to our certificate of incorporation that would increase the total authorized number of common shares from 23,000,000 shares to 40,000,000 shares. The amendment to our certificate of incorporation will increase the authorized common stock by amending the first sentence of Article IV of our certificate of incorporation so that, as amended, it will read as follows:

“The total number of shares of stock that the Corporation shall have the authority to issue is forty-two million (42,000,000), consisting of forty million (40,000,000) shares of Common Stock, par value $.01 per share (“Common Stock”) and two million (2,000,000) shares of Preferred Stock, par value $.01 per share (“Preferred Stock”).”

Summary of Reasons for Increasing the Authorized Common Stock

We are seeking stockholder approval to amend our certificate of incorporation to increase the number of shares of authorized common stock from 23,000,000 to 40,000,000 for the following principal reasons:

•	In connection with the 2002 Amended Credit Facility and the 2003 Amended Credit Facility, we agreed to present to our common stockholders a proposal to increase our authorized common stock to cause the full settlement by us of the Preferred Shares.

•	The Preferred Shares currently enjoy certain preferred terms and conditions. Approval of the authorization of sufficient common shares and notice by the Company causes the Preferred Shares to be settled by us by the issuance of common shares and will eliminate such preferences. See “Potential Elimination of Preferences Currently Held by Series B Shares and Series C Shares.”

•	While no specific issuances are currently contemplated other than the shares to be issued upon settlement by us of the Preferred Shares, approval of the proposed amendment will make shares of common stock available for issuance from time to time for other appropriate corporate purposes. See “Potential Future Issuances of Common Stock.”

Because of the contractual obligation described above, we are obligated to present this proposal to our stockholders. Additionally, because of our limited ability to redeem for cash or settle for common stock the Series B and Series C Shares and our desire to eliminate the preferences currently held by the Series B and Series C Shares described below, we believe the option most favorable to the Company at this time is to settle the Series B and Series C Shares for common stock as contemplated by the current proposal.

Under the terms of the Series B Shares, we may elect (subject to approval of this proposal) to settle the Series B Shares by issuance of 2,115,490 shares of our common stock. The only redemption provision of the Series B Shares is the mandatory redemption payment due December 31, 2004 at a price equal to the greater of $15.0 million or the value of the common shares into which the Series B Shares would otherwise have been settled. Likewise, under the terms of the Series C Shares, we may elect (subject to approval of this proposal) to settle the Series C Shares by issuance of 2,839,787 shares of our common stock. The only redemption provision of the Series C Shares is the mandatory redemption payment due December 31, 2006 at a price equal to the greater of $10.0 million or the value of the common shares into which the Series B Shares would otherwise have been settled.

Potential Elimination of Preferences Currently Held by Series B Shares and Series C Shares

The Preferred Shares may be settled by us by issuance of common shares upon notice from us to the holders of such shares, assuming authorization of sufficient additional common shares to permit full settlement by us of the Preferred Shares. The Preferred Shares currently enjoy certain preferred terms and conditions, which preferences will be eliminated

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upon settlement by us of the Preferred Shares by issuance of common shares. Key current preferences associated with the Preferred Shares are as follows:

•	Preference upon acquisition or liquidation. If the Series B Shares and Series C Shares are not settled by us by issuance of common shares, the Series B Shares and Series C Shares enjoy a preferred payment (the amount of which increases over time) upon the occurrence of various transactions, including a sale of the Company or its assets to a third party, an acquisition of a majority of the voting control of the Company, or a liquidation or dissolution of the Company. See “Terms of Series B Shares – Liquidation Preference” and “Terms of Series C Shares – Liquidation Preference.” This preferred payment might have the effect of reducing any proceeds otherwise available to the holders of our common shares.

•	Mandatory redemption obligation. If the Series B Shares are not settled by us by issuance of common shares, we will be required to redeem the Series B Shares on December 31, 2004 for the greater of $15 million, plus accrued dividends, if any, or the value of the common shares into which the Series B Shares would then have been convertible. In addition, if the Series C Shares are not settled by us by issuance of common shares, we will be required to redeem the Series C Shares on December 31, 2006 (which is the maturity date of the amended credit facility) for the greater of $10 million, plus accrued dividends, if any, or the value of the common shares into which the Series C Shares would then have been convertible. See “Terms of Series B Shares – Mandatory Redemption” and “Terms of Series C Shares – Mandatory Redemption.” We do not know whether the Company will then possess the capital resources to fund these redemption obligations.

•	Restrictive covenants. So long as the Series B Shares and Series C Shares are not settled by us by issuance of common shares, the Series B Shares and Series C Shares have special approval rights regarding certain corporate transactions. See “Terms of Series B Shares – Special Approval Rights” and “Terms of Series C Shares – Special Approval Rights.” These special approval rights may interfere with or prevent us from taking corporate actions that might otherwise be in our best interests.

•	Expenses and potential income reduction. Costs associated with the 2002 Amended Credit Facility, including the fair value of the Series B Shares ($4.2 million) and $1.2 million of amendment fees will be amortized to interest expense over the life of the 2002 Amended Credit Facility. Professional fees and other related costs incurred in connection with the amendment totaling $1.6 million were expensed. Additionally, the difference between the fair value of the Series B Shares and the greater of the $15.0 million redemption payment to be made if settlement by us of the Series B Shares by issuance of common stock does not occur ($10.8 million) or the market value equivalent of the common stock will be accreted and recorded as a reduction in income available to common stockholders for purposes of determining our earnings per share. The accretion will end at the earlier of the settlement by us of the Series B Shares by issuance of common stock or December 31, 2004.

Costs associated with the 2003 Amended Credit Facility, including the fair value of the Series C Shares ($3.2 million) and fees and lender amendment fees ($0.5 million), will be amortized to interest expense over the life of the 2003 Amended Credit Facility. Professional fees and other related costs incurred in connection with the amendment totaling $0.3 million were expensed. Additionally, the difference between the fair value of the Series C Shares and the greater of the $10.0 million redemption payment to be made if settlement by us of the Series C Shares by issuance of common stock does not occur ($6.8 million) or the market value equivalent of the common stock will be accreted and recorded as a reduction in income available to common stockholders for purposes of determining our earnings per share. The accretion will end at the earlier of the settlement by us of the Series C Shares by issuance of common stock or the end of the 2003 Amended Credit Facility.

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Potential Future Issuances of Common Stock

We do not have any current plans or proposals to issue any portion of the additional shares of common stock, other than the issuance of common stock upon settlement by us of the Preferred Shares.

In general, however, the increase in the authorized common shares is intended to provide our Board with authority under certain circumstances, without further action of the stockholders, to issue additional common shares from time to time as the Board deems necessary. The Board believes it is desirable to have the ability to issue such additional common shares from time to time to provide flexibility in addressing our financing needs and for general corporate purposes. Potential uses of the additional authorized shares could include equity financings, stock dividends or distributions, acquisitions of businesses, and issuance of common shares upon the exercise of future warrants, options or other convertible securities. Certain of these uses, generally including new stock option or other stock compensation plans or certain issuances of more than 20% of the outstanding stock, would require stockholder approval pursuant to applicable Nasdaq rules.

Potential Anti-Takeover Effect of Authorized Common Stock

The increase in our authorized common stock may facilitate certain anti-takeover devices that may be advantageous to management if management attempts to prevent or delay a change of control. The Board could create impediments to a takeover or transfer of control by causing such additional authorized shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid. In this connection, the Board could issue shares of common stock by private placement or public offering, or rights to purchase such shares could be issued to create voting impediments to or to frustrate persons seeking to effect a takeover or otherwise to gain control of us. Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through the acquisition of a substantial number of shares of common stock, to acquire control of us, since the issuance of such shares could dilute the common stock ownership of such person or entity. Employing such devices may adversely impact stockholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving us. By use of such anti-takeover devices, the Board may thwart a merger or tender offer even though stockholders might be offered a substantial premium over the then current market price of our common stock. At the present time, we are not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control, and this proposal is not being made in response to any such attempt.

Our certificate of incorporation authorizes the issuance of 2,000,000 shares of preferred stock, 733,626 of which remain undesignated. The Board, within the limitations and restrictions contained in our certificate of incorporation and without further action by our stockholders, has the authority to issue the undesignated preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of us by increasing the number of outstanding shares entitled to vote and increasing the number of votes required to approve a change in control.

While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific takeover effort or threat currently perceived by the Board. Moreover, the Board does not currently intend to propose additional anti-takeover measures in the foreseeable future.

Terms of Series B Shares

The following is a summary of the terms of the Series B Shares. For the complete terms of the Series B Shares, please see the Certificate of Designation, Preferences, and Rights of Series B Preferred Stock filed with the Secretary of State of the State of Delaware on September 26, 2002, which is attached as Appendix C to this proxy statement.

Rank. For dividends or distribution of assets, the Series B Shares rank junior to the Series C Shares and senior to the Series A Junior Participating Preferred Stock and any other class or series of preferred stock, unless the terms of any such class or series provide otherwise.

Dividends. The holders of the Series B Shares are not entitled to receive dividends, except to the extent any dividends are declared by the Board, and such dividends, if any, will be noncumulative. In the event any dividends are declared with respect to our common stock, the holders of Series B Shares shall be entitled to receive as dividends an amount equal to or greater than the amount of dividends that each such holder would have received had the Series B Shares been settled by issuance of common stock as of the date immediately prior to the record date of such dividend.

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Liquidation Preference. In the event of our liquidation, dissolution or winding up, the holders of the Series B Shares shall be entitled to receive a distribution equal to the greater of the amount of money or consideration to which all the holders of the Series B Shares would have been entitled had the Series B Shares been settled by us by issuance of common stock immediately prior to such liquidation, dissolution or winding up or $15,000,000.

In addition, to any such distribution, the holders of the Series B Shares shall also be entitled to all accrued or declared but unpaid dividends on the Series B Shares.

Mandatory Redemption. If the Series B Shares have not been previously settled by us by issuance of common stock, on December 31, 2004, we are required to redeem all outstanding Series B Shares. The redemption will occur by paying to the holders of the Series B Shares an aggregate amount equal to the greater of:

•	$15,000,000, plus accrued dividends, if any, on the Series B Shares; or

•	the value of our common stock that would be issuable upon settlement by us of the Series B Shares, based on the average closing price of our common stock for the twenty consecutive trading days prior to December 24, 2004.

Settlement. At any time prior to December 31, 2004, we may, upon at least 10 days but not more than 30 days prior written notice, settle by issuance of common shares all, but not less than all, of the then issued and outstanding Series B Shares. Each Series B Share may be settled by us by issuance of 10 shares of our common stock (subject to availability of sufficient common shares). The conversion ratio is subject to upward adjustment if we issue common stock or securities convertible into our common stock for consideration less than the fair market value of such securities at the time of such transaction or take certain other actions that dilute our common stock. Upon the approval of the amendment to our certificate of incorporation to increase the number of authorized shares of common stock, we will settle all of the Series B Shares by issuance of common shares, and no adjustment to the conversion ratio can thereafter occur. Upon settlement by us, the Series B Shares will revert to the status of undesignated preferred stock available for future issuance.

Voting Rights. Except as required by law, the holders of the Series B Shares are entitled to vote together with the holders of our common stock on all matters submitted for a vote of stockholders, including the election of our directors. Our certificate of incorporation provides that the holders of at least 66 2/3% of the combined voting power of the outstanding shares of our voting stock (voting as a single class) must approve any changes to its provisions relating to our authorized capital stock, the election of directors, meetings of stockholders, shareholder consent, business combinations, approval of changes to the certificate of incorporation, Board consideration upon significant events and the structure of our Board of Directors. However, Delaware law also requires the separate approval of the holders of our common stock to amend our certificate of incorporation to increase or decrease the aggregate number of authorized shares of our common stock, increase or decrease the par value of our common stock, or to adversely alter or change the powers, preferences or special rights of our common stock. Accordingly, in order to amend our certificate of incorporation to increase the authorized number of shares of our common stock, we need to obtain two approvals as follows: (a) the affirmative vote of 66 2/3% of the outstanding combined voting power of the common and preferred shares (voting as a single class), and (b) the affirmative vote of a majority of the shares of our outstanding common stock (voting as a separate class).

The Series B Shares may be converted into shares of Series B-2 Non Voting Preferred Stock at the election of the holder, in which event the holders of the Series B-2 Non Voting Preferred Stock are not entitled to vote on any matter submitted to stockholders, except as required by law, with respect to any amendment, repeal or modification of any provision of our certificate of incorporation that adversely affects the powers, preferences or special rights of the Series B-2 Non Voting Preferred Stock or with respect to any amendment to Section 3 of the Certificate of Designations that established the Series B Shares. The Series B Shares also may be converted into shares of Series B-3 Preferred Stock at the election of the holder, in which event the holders of the Series B-3 Preferred Stock are entitled to vote on all matters submitted to a vote of the stockholders; provided that such number of votes shall automatically be voted, whether at a stockholder meeting or pursuant to an action by written consent, in accordance with the majority of the stockholders of the company, or, if no such majority is obtained, then such votes shall be voted in accordance with the vote of the Board of Directors. No shares of Series B-2 Non Voting Preferred Stock or Series B-3 Preferred Stock are currently outstanding.

Special Approval Rights. So long as any of the Series B Shares remain outstanding, we may not take certain actions, including but not limited to the issuance of securities which rank senior to or on a parity with the Series B Shares, the amendment of our certificate of incorporation, bylaws or the certificate of designations establishing the Series B Shares or, except under limited circumstances, redeem shares of our capital stock that is junior to the Series B Shares. We received the written consent of the holders of Series B Shares to issue the Series C shares.

Registration Rights. We granted certain registration rights to the holders of the Series B Shares and the holders of the common stock issuable upon settlement by us of the Series B Shares. We granted demand registrations in which we are required to register the number of shares of common stock or Series B Shares as requested by the holders of such shares. We are required to perform up to two such demand registrations upon the request of the holders of at least 20% of the common stock issuable upon settlement by us of the Preferred Shares. In addition, we granted such holders “piggy-back” registration rights under which such holders are entitled to request to have their shares registered in connection with our registration of any of our capital stock.

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Terms of Series C Shares

The following is a summary of the terms of the Series C Shares. For the complete terms of the Series C Shares, please see the Certificate of Designation, Preferences, and Rights of Series C Preferred Stock filed with the Secretary of State of the State of Delaware on September 26, 2003, which is attached as Appendix D to this proxy statement.

Rank. For dividends or distribution of assets, the Series C Shares rank senior to all other classes or series of preferred stock, unless the terms of any such class or series provide otherwise.

Dividends. The holders of the Series C Shares are not entitled to receive dividends, except to the extent any dividends are declared by the Board, and such dividends, if any, will be noncumulative. In the event any dividends are declared with respect to our common stock, the holders of Series C Shares shall be entitled to receive as dividends an amount equal to or greater than the amount of dividends that each such holder would have received had the Series C Shares been settled by us by issuance of common stock as of the date immediately prior to the record date of such dividend.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, the holders of the Series C Shares shall be entitled to receive a distribution equal to the greater of:

•	the amount of money or consideration to which all the holders of the Series C Shares would have been entitled had the Series C Shares been settled by us by issuance of common stock immediately prior to such liquidation, dissolution or winding up;

•	$13,750,000, if any such distribution occurs prior to December 31, 2004; or

•	$16,500,000, if any such distribution occurs any time thereafter.

In addition, to any such distribution, the holders of the Series C Shares shall also be entitled to all accrued or declared but unpaid dividends on the Series C Shares.

Mandatory Redemption. If the Series C Shares have not been previously settled by us by issuance of common stock, on December 31, 2006, we are required to redeem all outstanding Series C Shares. The redemption will occur by paying to the holders of the Series C Shares an aggregate amount equal to the greater of:

•	$10,000,000, plus accrued dividends, if any, on the Series C Shares; or

•	the value of our common stock that would be issuable upon settlement by us of the Series C Shares, based on the average closing price of our common stock for the twenty consecutive trading days prior to December 24, 2006.

Settlement. At any time prior to December 31, 2006, we may, upon at least 10 days but not more than 30 days prior written notice, settle by issuance of common shares all, but not less than all, of the then issued and outstanding Series C Shares. Each Series C Share may be settled by us by issuance of 10 shares of our common stock (subject to availability of sufficient common shares). The conversion ratio is subject to upward adjustment if we issue common stock or securities convertible into our common stock for consideration less than the fair market value of such securities at the time of such transaction or take certain other actions that dilute our common stock. Upon the approval of the amendment to our certificate of incorporation to increase the number of authorized shares of common stock, we will settle by us all of the Series C Shares by issuance of common shares, and no adjustment to the conversion ratio can thereafter occur. Upon settlement by us, the Series C will revert to the status of undesignated preferred stock available for future issuances.

Voting Rights. Except as required by law, the holders of the Series C Shares, the holders of our common stock and the holders of the Series B Shares shall vote together as one class on all matters submitted for a vote of stockholders, including the election of our directors.

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Our certificate of incorporation provides that the holders of at least 66 2/3% of the combined voting power of the outstanding shares of our voting stock (voting as a single class) must approve any changes to its provisions relating to our authorized capital stock, the election of directors, meetings of stockholders, shareholder consent, business combinations, approval of changes to the certificate of incorporation, Board consideration upon significant events and the structure of our Board of Directors. However, Delaware law also requires the separate approval of the holders of our common stock to amend our certificate of incorporation to increase or decrease the aggregate number of authorized shares of our common stock, increase or decrease the par value of our common stock, or to adversely alter or change the powers, preferences or special rights of our common stock. Accordingly, in order to amend our certificate of incorporation to increase the authorized number of shares of our common stock, we need to obtain two approvals as follows: (a) the affirmative vote of 66 2/3% of the outstanding combined voting power of the common and preferred shares (voting as a single class), and (b) the affirmative vote of a majority of the shares of our outstanding common stock (voting as a separate class).

Special Approval Rights. So long as any of the Series C Shares remain outstanding, we may not take certain actions, including but not limited to the issuance of securities which rank senior to or on a parity with the Series C Shares, the amendment of our certificate of incorporation, bylaws or the certificate of designations establishing the Series C Shares or, except under limited circumstances, redeem shares of our capital stock that is junior to the Series C Shares.

Registration Rights. We granted certain registration rights to the holders of the Series C Shares and the holders of the common stock issuable upon settlement by us of the Series C Shares. We granted demand registrations in which we are required to register the number of shares of common stock or Series C Shares as requested by the holders of such shares. We are required to perform up to two such demand registrations upon the request of the holders of at least 20% of the common stock issuable upon settlement by us of the Preferred Shares. In addition, we granted such holders “piggy-back” registration rights under which such holders are entitled to request to have their shares registered in connection with our registration of any of our capital stock.

Summary of 2002 and 2003 Amended Credit Agreements

In March 1998, we entered into a $200 million revolving credit facility that was originally scheduled to mature on March 16, 2003. The credit facility was unsecured and was unconditionally guaranteed on a joint and several basis by substantially all of our domestic wholly-owned current and future subsidiaries. Interest rates and availability under the credit facility depended on us meeting certain financial covenants.

In December 1999, we were not in compliance with certain of the covenants contained in the original credit facility. We received a series of compliance waivers regarding these covenants through April 1, 2002. The waivers precluded additional borrowings under the credit facility, required us to accrue additional interest expense at a rate of 2.0% per annum on the amount outstanding under the credit facility, and required us to make unscheduled principal payments totaling $5.2 million.

Effective September 30, 2002, we entered into the 2002 Amended Credit Facility with our lenders pursuant to which, among other things, prior identified covenant violations were permanently waived, the maturity date of the facility was extended to December 31, 2004, the interest rate was increased to LIBOR + 7%, and unpaid additional interest and various fees and expenses associated with the amendment were added to the amount outstanding under the credit facility, resulting in an outstanding balance of $152.4 million. Additionally, the financial covenants contained in the original agreement were revised to levels that were consistent with our business levels and outlook at that time. In consideration for the amendment, we paid the lenders an amendment fee of $1.2 million as well as issued 211,549 Series B Shares.

As a result of a restatement of our consolidated financial statements relating primarily to a write-down of accounts receivable of $41.5 million identified in the third quarter of fiscal 2003, we were not in compliance with the minimum tangible net worth covenant contained in the 2002 Amended Credit Facility. Additionally, the restatement also resulted in a delay in the filing of our Form 10-Q for the quarter ended March 31, 2003, thereby causing us to not be in compliance with the reporting requirements contained in the 2002 Amended Credit Facility. The lack of compliance with these covenants triggered the accrual of additional interest at the rate of 2.0% per annum on the amount outstanding under the credit facility from May 15, 2003, the original required filing date for the Form 10-Q.

Effective September 26, 2003, we entered into the 2003 Amended Credit Facility with our lenders pursuant to which, among other things, prior identified covenant violations were permanently waived, the maturity date of the facility was extended to December 31, 2006, and the financial covenants contained in the 2002 Amended Credit Facility were revised to levels consistent with our current business levels and outlook. The revised financial covenants include: total debt leverage ratio (initially set at 6.88); minimum tangible net worth (initially set at $280.0 million deficit); fixed charge coverage ratio (initially set at 1.10); a limitation on annual capital expenditures (initially set at $11.0 million per fiscal year); and, a limitation on annual operating lease expense equivalent to 3.10% of consolidated net revenue. The compliance levels for the first four covenants outlined above are set at varying levels as specified in the related agreement. The interest rate applicable to borrowings under the credit facility remained unchanged at LIBOR +7%.

In consideration for the 2003 amendment, we paid certain of the lenders amendment fees totalling $0.5 million and issued certain of the lenders 283,979 Series C Shares. We also made a $1.0 million principal payment related to asset sale proceeds as required under the September 30, 2002 amendment to the credit facility.

No principal payments are required until the maturity date of the amended credit facility. The amended credit facility includes various non-financial covenants similar in scope to those included in the original credit facility. The

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covenants include restrictions on additional indebtedness, liens, investments, mergers and acquisitions, asset sales, and other matters. The amended credit facility includes extensive financial reporting obligations and provides that an event of default occurs should we lose customer contracts in any fiscal quarter with EBITDA contribution of $5 million or more (net of anticipated contribution from new contracts). In addition, the holders of the Preferred Shares agreed to vote such shares in favor of a proposal to amend our certificate of incorporation to increase the authorized number of shares of our common stock.

Transferability

The Preferred Shares are not qualified for trading on The Nasdaq Stock Market or any other exchange. In addition, because the Preferred Shares were issued in a transaction exempt from registration under the Securities Act of 1933, such shares are subject to transfer restrictions under applicable securities laws. Settlement by us of the Preferred Shares by issuance of our common stock will make it easier for their holders to sell such shares in the future. In general, under Rule 144 of the Securities Act of 1933, as currently in effect, a person (or persons whose shares are required to be aggregated) who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to certain restrictions. In addition, a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitations described above.

Financial and Other Information

Please refer to Appendix A to this Proxy Statement for certain financial and other information regarding the Company.

Pro Forma Financial Information

Please refer to Appendix B to this Proxy Statement for certain pro forma financial information regarding the effect of the assumed settlement of the Series B and Series C Shares with common stock as if such settlements had occurred on December 31, 2003.

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Vote Required

In order to amend our certificate of incorporation to increase the authorized number of shares of our common stock, we need to obtain two approvals as follows: (a) the affirmative vote of 66 2/3% of the outstanding combined voting power of the common and preferred shares (voting as a single class), and (b) the affirmative vote of a majority of the shares of our outstanding common stock (voting as a separate class), present in person or represented by proxy at the Annual Meeting and entitled to vote. Because shares represented by abstentions and broker non-votes are considered outstanding, as a practical matter, abstentions and broker non-votes will have the same effect as a vote against the proposed amendment. At the annual meeting, and any other meeting of our stockholders prior to the settlement by us of the Series B Shares and Series C Shares, the holders of all of the Series B Shares and the holders of all of the Series C Shares have indicated to the Company that they each plan to vote their shares for the proposal to amend our certificate of incorporation to increase the authorized number of shares of our common stock. The Series B and Series C Shares may cast the number of votes at the Annual Meeting equal to the aggregate number of common shares into which the Series B and Series C Shares would be settled by the Company at the record date, or 2,115,490 and 2,839,787 votes, respectively. If the amendment is approved, we will file an amendment with the Secretary of State of the State of Delaware to our certificate of incorporation that reflects the amendment.

Recommendation of Board of Directors

The Board of Directors recommends a vote “for” the approval of the amendment to our certificate of incorporation to increase the number of shares of our common stock from 23,000,000 to 40,000,000.

INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”), independent accountants, to audit our consolidated financial statements for the fiscal year ending June 30, 2004. PwC served as our independent accountants for the fiscal year ended June 30, 2003. Notwithstanding the appointment, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the Company’s best interest.

A representative of PwC will be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANT ON ACCOUNTING

AND FINANCIAL DISCLOSURE

On January 2, 2002, we dismissed Arthur Andersen LLP (“Andersen”) as our independent public accountants as reported on the Form 8-K dated January 2, 2002. The decision to change our accounting firm was recommended and approved by the Audit Committee of our Board and approved by our Board.

During the fiscal years ended June 30, 2000 and 2001 and the subsequent interim reporting period from June 30, 2001, through and including the termination date of January 2, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure. Additionally, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) during such periods, except that Andersen issued a letter dated October 31, 2000 summarizing material weaknesses in certain aspects of our internal controls that were noted during Andersen’s audit of our financial statements for the fiscal year ended June 30, 2000. The letter recommended examination and augmentation, as appropriate, of certain aspects of our internal control procedures, including the following: (1) our reserve analysis for the allowance for doubtful accounts, including the quarterly procedures to be performed in the reserve analysis and the involvement of additional management personnel in such analysis; (2) our assessment of asset realization, including our application of relevant accounting pronouncements, and the involvement of additional field operational personnel in such assessment on a quarterly basis; (3) our risk management function, including its analysis, documentation, and procedures related to workers’ compensation and general liability reserves; and (4) our compliance with documentation and billing procedures, including training, supervision, and internal audit functions pertaining to such procedures. The Audit Committee of our Board, the Board, and management discussed the recommendations with Andersen. We have taken steps to address each internal control recommendation. Although Andersen provided us with a summary of internal control recommendations developed in connection with the audit of our financial statements for the fiscal year ended June 30, 2001, none of the underlying conditions were determined by Andersen to represent material weaknesses. We authorized Andersen to respond fully to any inquiries of PwC concerning the internal control recommendations.

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The report of Andersen on our financial statements for each of the fiscal years ended June 30, 2000 and 2001 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report of Andersen on our financial statements for each of the fiscal years ended June 30, 2000 and 2001 was modified as to the uncertainty related to our ability to continue as a going concern.

On February 4, 2002, we formally engaged PwC as our independent public accountants. The decision to change accounting firms was approved by the Audit Committee of our Board and approved by our Board.

We did not consult with PwC during the fiscal years ended June 30, 2002 and 2001 or during the subsequent interim reporting period from June 30, 2001, through and including the engagement date of February 4, 2002, on either the application of accounting principles or the type of opinion PwC might issue on our financial statements.

We requested Andersen to furnish a letter addressed to the SEC stating whether Andersen agrees with our statements above. A copy of this letter addressed to the SEC, dated January 9, 2002, was furnished to the SEC expressing its agreement with the above statements.

On July 7, 2003, we engaged Singer Lewak Greenbaum and Goldstein LLP (“SLGG”) as our independent accountants solely to re-audit our financial statements for fiscal 2001. Those financial statements were previously audited by Andersen, who have ceased operations and were, therefore, unable to perform any procedures with respect to those financial statements. As reported in our Current Report on Form 8-K dated January 2, 2002, our relationship with Andersen was terminated as of January 2, 2002. Our financial statements for fiscal 2001 required re-audit as a result of restatement adjustments related to (i) the provisions for discounts applicable to Medicare, Medicaid and other third-party payers and for doubtful accounts recognized in prior years, (ii) the deferral of enrollment fees charged to new subscribers under our fire protection service contracts and to recognize such fees over the estimated customer relationship period, (iii) the consolidation of our investment in San Diego Medical Services Enterprise, LLC as required by our adoption of Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” and (iv) the disposal of the Company’s Latin American operations, the result of which were reclassified to discontinued operations for all periods presented. As Andersen had ceased operations, we engaged SLGG to perform the re-audit of the fiscal 2001 financial statements. The engagement of SLGG for this project was approved by the Audit Committee of our Board of Directors.

We did not consult with SLGG during the last fiscal years ended June 30, 2002 and 2001 or during the subsequent interim period from July 1, 2002 through and including the engagement date of July 7, 2003, on (i) either the application of accounting principles or the type of opinion SLGG might issue on our financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

On October 13, 2003, SLGG completed the re-audit of its fiscal 2001 financial statements and thereupon its engagement by us was concluded.

The engagement of SLGG to perform the fiscal 2001 re-audit does not affect our ongoing engagement of PwC as our independent accountants. PwC has served as our independent accountants for the fiscal years ended June 30, 2002 and June 30, 2003.

During the two most recent fiscal years ended June 30, 2002 and 2003 and the subsequent interim period from July 1, 2003 through and including the completion of SLGG’s engagement on October 13, 2003, there were no disagreements between SLGG and us on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The report of SLGG on the financial statements of the Company for the year ended June 30, 2001 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

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We requested SLGG to furnish a letter addressed to the Securities and Exchange Commission stating whether SLGG agrees with the above statements made by the Company. SLGG furnished a letter addressed to the Commission expressing its agreement with the above statements.

DEADLINE FOR RECEIPT OF STOCKHOLDER

PROPOSALS; DISCRETIONARY AUTHORITY

Any stockholder who intends to present a proposal at the annual meeting of stockholders for the year ending June 30, 2004 and have it included in our proxy materials for that meeting must deliver the proposal to us for our consideration no later than September     , 2004 and must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

In addition, under our bylaws, certain procedures are provided that a stockholder must follow to introduce an item of business at the annual meeting of stockholders following fiscal year 2004. Under these procedures, a notice setting forth information specified in the bylaws must be received by us no later than (i) 60 days prior to the annual meeting if such meeting is held between             , 2005 and             , 2005; (ii) 90 days prior to the annual meeting if such meeting is held on or after April 29, 2005; or (iii) if the 2004 annual meeting is held on another date, on or before the close of business on the 15th day following the date of public disclosure of the date of such meeting.

Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals properly presented at the Annual Meeting, except in circumstances where (i) we receive notice of the proposed matter prior to the deadline set forth in our Bylaws; and (ii) the proponent complies with the other requirements set forth in Rule 14a-4. We did not receive notice of any stockholder proposal prior to such deadline; therefore, no stockholder proposal may be properly presented at the Annual Meeting.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

Stockholders currently receiving multiple copies of our proxy statement and Annual Report can request householding of communications through their brokers. Once householding is elected, it will continue until stockholders are notified otherwise or until the consent is revoked. If, at any time, stockholders no longer wish to participate in householding, and would prefer to receive a separate proxy statement and annual report, they may notify their broker, and direct a written request to Rural/Metro Corporation, 8401 E. Indian School Road, Scottsdale, AZ 85251, Attn: Corporate Secretary.

OTHER MATTERS

We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Scottsdale, Arizona

April     , 2004

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APPENDIX A

INDEX TO COMPANY AND FINANCIAL INFORMATION

Business	2

Market for Our Common Equity and Related Stockholder Matters	18

Selected Financial Data	20

Management’s Discussion and Analysis of Financial Condition and Results of Operations	29

Quantitative and Qualitative Disclosures About Market Risks	69

Consolidated Financial Statements:
Report of Independent Auditors	70
Independent Auditor’s Report	71
Consolidated Balance Sheets as of December 31, 2003 (unaudited), June 30, 2003, and June 30, 2002	72
Consolidated Statements of Operations for the Six Months Ended December 31, 2003 and 2002 (unaudited), and the Years Ended June 30, 2003, 2002, and 2001	73
Consolidated Statements of Shareholders’ Equity (Deficit) for the Six Months Ended December 31, 2003 (unaudited), and the Years Ended June 30, 2003, 2002, and 2001	74
Consolidated Statements of Cash Flows for the Six Months Ended December 31, 2003 and 2002 (unaudited) and the Years Ended June 30, 2003, 2002, and 2001	75
Notes to Consolidated Financial Statements	76

Business

Founded in 1948, we are a leading provider of medical transportation and related services, which include emergency and non-emergency ambulance and alternative transportation services to municipal, residential, commercial, and industrial customers. We also provide fire protection services and other safety and health care related services, which include dispatch, fleet services, and home health services. We believe we are the only multi-state provider of both ambulance and fire protection services in the United States and that we rank among the largest private-sector providers of ambulance and fire protection services in the world.

We currently serve approximately 400 communities in 24 states. Revenues for these services are primarily derived from fees charged for medical transportation and fire protection services. As discussed in “Business – Urgent Home Medical Care,” below as well as in Note 4 to the Consolidated Financial Statements, we disposed of our Latin American operations effective September 27, 2002.

We provide medical transportation services under contracts with governmental entities, hospitals, health care facilities and other health care organizations. We primarily derive our revenue under these contracts through reimbursements under private insurance programs and government programs such as Medicare and Medicaid and reimbursement from a variety of governmental entities, as well as through fees paid directly by the patients utilizing our services. Fire protection services are provided under contracts with municipalities, fire districts or other agencies or on a subscription fee basis to individual homeowners or commercial property owners.

We grew significantly from the late 1970s through the late 1990s through internal growth and acquisitions. This growth, consisting mainly of mergers and acquisitions in the 1990s as part of a consolidation of the domestic ambulance industry, provided us with significant market presence throughout the United States and parts of Latin America. To manage this growth, we invested in the development of management and operating systems in order to achieve productivity gains. While we believe that our prior growth strategy has created a strong platform of core businesses, commencing in fiscal year 2000, we focused on strengthening those core businesses and improving economies of scale. This focus included: (i) sustaining and enhancing positive cash performance, (ii) improving the quality and collectibility of medical transportation service revenue, (iii) reducing bad debt expense, and (iv) growth through same-service area expansion and targeted new opportunities. Our current business strategy includes continued emphasis on these focal points and on delivering high-quality, efficient and effective services to our customers and patients.

Industry Overview

Medical Transportation Business

Based on generally available industry data, it is estimated that annual expenditures for ambulance services in the United States are between $7 billion and $10 billion. The medical transportation industry in the United States is segmented into two market types: emergency and non-emergency services. Public-sector entities, private companies, hospitals, and volunteer organizations provide ambulance services. Public-sector entities often serve as the first responder to requests for such emergency ambulance services and often provide emergency medical transportation. When public sector entities serve as first responder, private sector companies often serve as the second responder and support the first responder as needed. Private sector entities provide the majority of non-emergency ambulance services. It is estimated that the ambulance service industry includes approximately 12,000 service providers including approximately 1,500 private providers, 1,200 hospital-owned providers, 2,600 non-profit entities, 2,700 government-owned providers, and 4,000 providers operated by fire departments. Most commercial providers are small companies serving one or a limited number of markets. Several multi-state providers, including us, have emerged through the acquisition and consolidation of smaller ambulance service providers in recent years.

Fire Protection Business

Municipal fire departments, tax-supported fire districts, and volunteer fire departments constitute the principal providers of fire protection services in the United States. In most of the communities served by municipal fire departments and tax-supported fire districts, the fire department is the first to respond to a call for emergency medical services. Approximately 26,000 fire departments operate throughout the United States, of which approximately 19,000 are volunteer fire departments. Volunteer fire departments range from departments consisting entirely of volunteer personnel to departments that utilize one or more paid personnel located at each station supplemented by volunteers who proceed directly to the fire scene. In addition to providing fire protection services to municipalities and tax-supported fire districts, we and other members of the private sector provide fire protection services to large industrial complexes, airports, petrochemical plants, power plants and other self-contained facilities. We also provide wild land fire fighting services on a seasonal basis generally under contracts and, as requested, by various forestry and governmental agencies.

Based on our experience, we believe that our ambulance and fire protection services are complementary and benefit us by providing diversification, shared resources, experience and competitive advantages in certain service areas.

Historical Growth in Medical Transportation Service Expenditures; Primary Demand Factors

Medical transportation service expenditures in the United States have grown as a result of an increase in the number of transports and an increase in the average expenditures per transport. Several primary factors are cited for the increase and continued demand of the emergency and non-emergency transportation services we provide:

•	The U.S. population is aging. People over the age of 65 years generally require more frequent hospital and ambulance services. The need for ambulance services is increasing with the aging of the Baby Boomer population; about 62 million Americans will be age 65 or older in 2025 compared to 35 million today. Such increase in demand affects all of our operations and is more pronounced in operations such as Arizona and Florida that serve higher concentrations of the elderly population.

•	Size, growth and geographic distribution of the population also impact the medical transportation industry. Local population increases and urban sprawl create added demand for medical transportation services and a steady, corresponding growth rate. Moreover, there is an increased incidence in the level of health and accident risks associated with a growing population. In most cases, we believe that the current assets and resources of our existing operations can service the demand created by this growth, without need for significant additional capital expenditures.

•	The increased availability of emergency service, the impact of educational programs on its use, and the frequency by which some members of the population utilize hospital emergency rooms for medical care also have increased the number of ambulance transports.

•	Increased patient travel between specialized treatment health care facilities has increased the demand for non-emergency medical transportation services.

•	The greater use of outpatient care facilities and home care in response to health care cost containment efforts also has increased medical transport usage.

•	The continuing demand for highly responsive emergency services, driven by regulatory and market forces, has further necessitated an increase in expenditures to maintain and enhance emergency medical systems. High-quality medical care and response time criteria require ambulance service providers to acquire sophisticated emergency medical, dispatch and related systems and equipment, recruit and retain highly trained personnel, and create advanced emergency management protocols. Average expenditures per transport have increased incrementally as a result of the additional costs to meet these criteria and maintain high-performance systems.

We believe that we are well situated to capitalize on the needs of the industry due to our emphasis on providing an effective, quality-care, service model, as enhanced by cost-efficiencies and centralized support functions from both local and national economies of scale.

Consolidation of the Medical Transportation Industry

During the 1990s, the fragmented nature of the medical transportation industry, combined with limited capital and management systems that typified many smaller providers, offered an opportunity to consolidate the industry with the goal of achieving improved productivity and enhanced levels of service. As a result, we and several other entities began consolidating the ambulance industry through mergers and acquisitions of smaller providers. Thereafter, as the industry became less fragmented and acquisition opportunities diminished, the number of acquisitions slowed. The larger consolidators, such as American Medical Response (AMR) and, to a lesser extent, Rural/Metro, incurred significant debt in order to compete for acquisition targets and subsequently fund integration. Accordingly, we are a highly leveraged company and face certain risk factors related to our debt structure. See Risk Factors — “We have significant indebtedness.” However, we believe that our timely participation in the consolidation of the industry has provided us with a strong domestic platform of core operations with a substantial revenue base and a marketable reputation for quality service, which enables us to capitalize on our position as a leader in the industry and build upon our business in existing service areas.

Competition

The medical transportation service industry continues to be highly competitive. Principal participants include governmental entities (including fire districts), other national ambulance service providers, large regional ambulance service providers, hospitals, and numerous local and volunteer private providers. Counties, municipalities, fire districts, hospitals, or health care organizations that presently contract for ambulance services may choose to provide ambulance services directly in the future. In addition, many of our contracts with governmental entities contain termination provisions for cause or without cause. We are experiencing increased competition from municipal fire departments in providing emergency ambulance service. However, we believe that the non-emergency transport services market currently is unattractive to municipal fire departments. Some of our competitors may have greater capital and other resources than we do and may not be subject to the same level of regulatory oversight as we are.

We believe that counties, fire districts, and municipalities consider quality of care, historical response time performance, and cost to be among the most important factors in awarding a contract, although other factors, such as customer service, financial stability, and personnel policies and practices, also may be considered. Although commercial providers often compete intensely for business within a particular community, it is generally difficult to displace a provider that has a history of satisfying the quality of care and response time performance criteria established within the service area. Moreover, significant start-up costs, together with the long-term nature of the contracts under which services are provided and the relationships many providers have within their communities, create barriers for entry into new markets other than through acquisition. We further believe that our status as an emergency ambulance service provider in a service area increases our visibility and stature, and enhances our ability to compete for non-emergency services within such areas. Because smaller ambulance providers typically do not have the infrastructure to provide emergency ambulance services, we believe we can compete favorably with such competitors for non-emergency service contracts in areas where we also provide emergency ambulance services.

In the fire protection industry, services for residential and commercial properties are provided primarily by tax-supported fire districts, municipal fire departments, and volunteer departments. Private providers, like us, represent a small portion of the total fire protection market and generally provide fire protection services where a tax-supported fire district or municipality has decided to contract for the provision of fire protection services or has not assumed financial responsibility for fire protection. Fire districts or municipalities may not continue to contract for fire protection services. In certain areas where no governmental entity has assumed financial responsibility for providing fire protection, we provide fire protection services on a subscription basis. Municipalities may annex a subscription area or that area may be converted to a fire district that provides service directly, rather than through a master contract.

Market Reform and Changing Reimbursement Regulations

Market reform and the passage of the Balanced Budget Act of 1997, along with other regulatory changes, have impacted and reshaped the health care delivery system in the United States and, by extension, the medical transportation industry. As with all other health care providers, emergency medical service providers, like us, must comply with various requirements in order to participate in Medicare and Medicaid. Medicare is a federal health insurance program for the elderly and for chronically disabled individuals, which, among other things, pays for ambulance services when medically necessary.

Medicaid is a combined federal-state program for medical assistance to impoverished individuals who are aged, blind, or disabled or members of families with dependent children. Medicaid programs or a state equivalent exist in all states in which we operate. Although Medicaid programs differ in certain respects from state to state, all are subject to federal requirements. State Medicaid agencies have the authority to set levels of reimbursement within federal guidelines. We receive only the reimbursement permitted by Medicaid and are not permitted to collect from the patient any difference between our customary charge and the amount reimbursed.

Like other Medicare and Medicaid providers, we are subject to governmental audits of our Medicare and Medicaid reimbursement claims. We take our compliance responsibilities very seriously. We have a national corporate compliance department that works closely with senior management, local managers, billing and collections personnel, and both the human resources and legal departments, as well as governmental agencies to ensure substantial compliance with all established regulations and procedures. Nevertheless, despite our best efforts, there can be no assurance that we can achieve 100% compliance at all times, particularly in light of the complicated and ever-changing nature of the reimbursement regulations, and the high volume of daily transports we provide nationwide. Failure to comply may lead to a significant penalty or lower levels of reimbursement, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. From time to time, we have taken corrective action to address billing inconsistencies, which we have identified through our periodic, internal reviews of billing procedures or which have been brought to our attention through governmental examination of our records and procedures. These matters cover periods prior to and after our acquisition of operations. As part of our commitment to working with those governmental agencies responsible for enforcement of Medicare and Medicaid compliance, we have voluntarily self-disclosed billing issues identified at some of our operations. For example, we self-disclosed Medicare overpayments from 1997 and 1998 in our former Scranton, Pennsylvania, operation to the Office of Inspector General. The billing practices that resulted in the Medicare overpayments were instituted by the former owners of that operation. We discovered the inconsistencies after acquiring the operation and promptly instituted new billing practices. We also entered into, and are currently in compliance with, a corporate integrity agreement with the State of Ohio in connection with the State’s review of Medicaid billing procedures and records. Due to the nature of our business and our participation in the Medicare and Medicaid reimbursement programs, we are routinely subject to regulatory reviews and/or inquiries by governmental agencies. We expect these regulatory agencies to continue their practice of performing periodic reviews related to our industry. We fully cooperate with such federal and state agencies to provide requested information and to incorporate any recommended modifications of our existing compliance programs.

Government funding for health care programs is subject to statutory and regulatory changes, administrative rulings, interpretations of policy, determinations by intermediaries and governmental funding restrictions, all of which could materially impact program reimbursements for ambulance services. In recent years, Congress has consistently attempted to curb federal spending on such programs. In June 1997, the Health Care Financing Administration, now renamed the Centers for Medicare and Medicaid Services (CMS), issued proposed rules that would revise Medicare policy on the coverage of ambulance services. The proposed rules were the result of a mandate under the Balanced Budget Act of 1997 to establish a national fee schedule for payment of ambulance services that would control increases in expenditures under Part B of the Medicare program, establish definitions for ambulance services that link payments to the type of services furnished, consider appropriate regional and operational differences, and consider adjustments to account for inflation, among other provisions.

Prior to April 1, 2002, when the national fee schedule began a five-year phase-in, Medicare used a charge-based reimbursement system for ambulance services and reimbursed 80% of charges determined to be reasonable, subject to the limits fixed for the particular geographic area. The patient was responsible for co-pay amounts, deductibles and the remaining balance, if we did not accept the assigned reimbursement, and Medicare required us to expend reasonable efforts to collect the balance. In determining reasonable charges, Medicare considered and applied the lowest of various charge factors, including the actual charge, the customary charge, the prevailing charge in the same locality, the amount of reimbursement for comparable services, or the inflation-indexed charge limit.

On April 1, 2002, the Medicare Ambulance Fee Schedule Final Rule became effective. The Final Rule categorizes seven levels of ground ambulance services, ranging from basic life support to specialty care transport, and two categories of air ambulance services. The base rate conversion factor for services to Medicare patients was set at $170.54 (which is adjusted each year by the CPI – 1%) plus separate mileage charges based on specified relative value units for each level of ambulance service. Adjustments also were included to recognize differences in relative practice costs among geographic areas, and higher transportation costs that may be incurred by ambulance providers in rural areas with low population density. The Final Rule requires ambulance providers to accept assignment on Medicare claims, which means a provider must accept Medicare’s allowed reimbursement rate as full payment. Medicare typically reimburses 80% of that rate and the remaining 20% is collectible from a secondary insurance or the patient. In addition, the Final Rule calls for a five-year phase-in period to allow time for providers to adjust to the new payment rates. The fee schedule will be phased in at 20-percent increments each year, with payments being made at 100 percent of the fee schedule in 2006 and thereafter. Reimbursement by Medicare accounted for 27%, 25%, and 25% of our domestic net ambulance fee collections for 2003, 2002, and 2001, respectively. We believe the Medicare Ambulance Fee Schedule will have a neutral impact on our medical transportation revenue at incremental and full phase-in periods, primarily due to the geographic diversity of our U.S. operations. These rules could, however, result in contract renegotiations or other actions by us to offset any negative impact at the regional level that could have a material adverse effect on our business, financial condition, results of operations and cash flows. Changes in reimbursement policies, or other governmental action, together with the financial challenges of some private, third-party payers and budget pressures on other payer sources could influence the timing and, potentially, the receipt of payments and reimbursements. A reduction in coverage or reimbursement rates by third-party payers, or an increase in our cost structure relative to the rate of increase in the Consumer Price Index (CPI), or costs incurred to implement the mandates of the fee schedule could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Other Governmental Regulations

Our business is also subject to other governmental regulations at the federal, state, local, and foreign levels. At the federal level, we are subject to regulations under the Occupational Safety and Health Administration (OSHA) designed to protect our employees, and regulations under the Health Insurance Portability and Accountability Act of 1996 (HIPAA) which protects the privacy of patients’ health information handled by health care providers. The federal government also recommends standards for ambulance design and construction, medical training curriculum, and designation of appropriate trauma facilities and regulates our radio licenses. Various state agencies may modify these standards or require additional standards.

Each state where we operate regulates various aspects of its ambulance and fire business. These regulations may vary widely from state to state. State requirements govern the licensing or certification of ambulance service providers, training and certification of medical personnel, the scope of services that may be provided by medical personnel, staffing requirements, medical control, medical procedures, communication systems, vehicles, and equipment. State or local government regulations or administrative policies regulate rate structures in most states in which we conduct ambulance operations. The process of determining rates includes cost reviews, analyses of levels of reimbursement from all sources, and determination of reasonable profits. In certain service areas in which we are the exclusive provider of services, the municipality or fire district sets the rates for emergency ambulance services pursuant to a master contract as well as establishes the rates for general ambulance services that we are permitted to charge.

Applicable federal, state and local laws and regulations are subject to change. We believe that we currently are in substantial compliance with applicable regulatory requirements. These regulatory requirements, however, may require us in the future to increase our capital and operating expenditures in order to maintain current operations or initiate new operations. See “Risk Factors —Certain state and local governments regulate rate structures and limit rates of return,” “— Numerous governmental entities regulate our business,” and “— Health care reforms and cost containment may affect our business”.

Our Current Service Areas

We currently provide our services in approximately 400 communities in the following 24 states

Alabama	Kentucky	North Dakota	Texas
Arizona	Louisiana	Ohio	Washington
California	Mississippi	Oregon	Wisconsin
Colorado	Nebraska	Pennsylvania
Florida	New Jersey	South Carolina
Georgia	New Mexico	South Dakota
Indiana	New York	Tennessee

We provide ambulance services in each of these states primarily under the names Rural/Metro Ambulance or Rural/Metro Medical Services, and in New Mexico and certain areas of Arizona under the name Southwest Ambulance, except in Oregon, North Dakota and Wisconsin where we exclusively provide fire protection services.

We also operate under other names depending upon local statutes or contractual agreements. We provide fire protection services under the name Rural/Metro Fire Department in 12 states, and also in Oregon under the name Valley Fire Services.

We generally provide our ambulance services pursuant to a contract or certificate of necessity on an exclusive or nonexclusive basis. We provide emergency ambulance services primarily pursuant to contracts or as a result of providing fire protection services. In certain service areas, we are the only provider of both emergency ambulance and non-emergency ambulance services. In other service areas, we compete for non-emergency ambulance contracts.

Medical Transportation Services

Emergency Ambulance Services

We generally provide emergency ambulance response and medical transportation services pursuant to contracts with counties, fire districts, and municipalities. These contracts typically appoint us as the exclusive provider of emergency ambulance services in designated service areas and require us to respond to every emergency medical call in those areas. The level of response to the call is dependent upon the underlying contract. We typically respond to virtually all calls with Advanced Life Support (ALS) ambulance units, unless otherwise specified by contract.

ALS ambulances are staffed with either two paramedics or one paramedic and an emergency medical technician (EMT) and are equipped with ALS equipment (such as cardiac monitors, defibrillators, advanced airway equipment and oxygen delivery systems) as well as pharmaceuticals and medical supplies.

Upon arrival at an emergency medical call, the ALS crew members deploy portable life support equipment, ascertain the patient’s medical condition, and if required, administer advanced life support techniques and procedures that may include tracheal intubation, cardiac monitoring, defibrillation of cardiac arrhythmias, and the administration of medications and intravenous solutions under the direction of a physician. The crew also may perform Basic Life Support (BLS) services, which include cardiopulmonary resuscitation (CPR), basic airway management, and basic first aid including splinting, spinal immobilization, recording of vital signs and other non-invasive procedures. As soon as medically appropriate, the patient is placed on a portable gurney and transferred into the ambulance. While one crew member monitors and treats the patient, the other crew member drives the ambulance to a hospital designated either by the patient or the applicable medical protocol. While on scene or en route, the ambulance crew alerts the hospital regarding the patient’s medical condition, and if necessary, the attending ambulance crew member seeks advice from an emergency physician as to treatment. Upon arrival at the hospital, the patient generally is taken to the emergency department where care is transferred to the emergency department staff.

Non-Emergency Ambulance Services

We also provide non-emergency ambulance services to patients requiring either advanced or basic levels of medical supervision and treatment during transfer to and from residences, hospitals, long-term care centers, and other health care facilities. These services may be provided when a home-bound patient requires examination or treatment at a health care facility or when a hospital patient requires tests or treatments (such as MRI testing, CAT scans, dialysis, or chemotherapy) at another facility. We utilize ALS or BLS ambulance units to provide non-emergency ambulance services, depending on the patient’s needs and the proximity of available units. We generally staff our BLS ambulance units with two EMTs and equip these units with medical supplies and equipment necessary to administer first aid and basic medical treatment.

We provide ambulance services, critical care transports, and non-medical transportation services pursuant to contracts with non-emergency governmental agencies, health care facilities, or at the request of a patient. Such services may be scheduled in advance or provided on an as-needed basis. Contracts with managed care organizations provide for reimbursement on a per-transport basis or on a capitated basis under which we receive a fixed fee, per person, per month.

Critical Care Transport Services

We provide critical care transport services to medically unstable patients (such as cardiac patients and neonatal patients) who require critical care while being transported between health care facilities. Critical care services differ from ALS services in that the ambulance may be equipped with additional medical equipment and may be staffed by a medical specialist provided by us or by a health care facility to attend to a patient’s special medical needs. Typically, staffing may include the use of critical care trained professional nurses, respiratory therapists and/or neo-natal nurse specialists.

Alternative Transport Services

In addition to ambulance services, we provide non-medical transportation for the handicapped and certain non-ambulatory persons in very limited service areas. Such transportation generally takes place between residences or nursing homes and hospitals or other health care facilities. In providing this service, we typically utilize vans that contain hydraulic wheelchair lifts or ramps.

Disaster Response Teams

Aside from our day-to-day operations, we maintain disaster response teams that are occasionally called upon by the federal government, through the Federal Emergency Management Agency (FEMA), and by state, county and local governments to assist in responding to local or national fire and medical emergencies. For example, at the request of FEMA and the New York State Emergency Management Office, we provided assistance for the efforts in New York City following the September 11, 2001 terrorist attacks on the World Trade Center. In addition, following the September 11, 2001 terrorist attack on the Pentagon, we responded to requests to move patients from area hospitals to outlying facilities, thereby clearing hospital beds for more seriously injured patients. We staff these emergencies based upon available resources from our existing pool of employees and equipment around the country, committing resources in a manner that is designed to avoid any interruption of service in our existing service areas. Such services are typically paid for and provided on a fee-for-service basis pursuant to contracts with the requesting agency or governmental entity.

Medical Personnel and Quality Assurance

Paramedics and EMTs must be state certified in order to transport patients and to perform emergency care services. Certification as an EMT requires completion of a minimum of 164 hours of training in a program designated by the United States Department of Transportation and supervised by state authorities. EMTs also may complete advanced training courses to become certified to provide certain additional emergency care services, such as administration of intravenous fluids and advanced airway management. In addition to completion of the EMT training program, the certification as a paramedic requires the completion of more than 800 hours of training in advanced patient care assessment, pharmacology, cardiology, and clinical and field skills. Many of the paramedics currently employed by us served as EMTs for us prior to their certification as paramedics. We are subject to nationwide and area-wide shortages of qualified EMTs and paramedics. We compete with hospitals, municipal fire departments and other health care providers for these valued individuals. We have undertaken efforts to minimize the effect of these shortages and have implemented a number of programs to attract and retain a quality workforce.

Local physician advisory boards and medical directors develop medical protocols to be followed by paramedics and EMTs in a service area. In addition, instructions are conveyed on a case-by-case basis through direct communications between the ambulance crew and hospital emergency room physicians during the administration of advanced life support procedures. Both paramedics and EMTs must complete continuing education programs and, in some cases, state supervised refresher training examinations to maintain their certifications. Certification and continuing education requirements for paramedics and EMTs vary among states and counties.

We maintain a commitment to provide high quality pre-hospital emergency medical care. In each location in which we provide services, a medical director, who usually is a physician associated with a hospital we serve, monitors adherence to medical protocol and conducts periodic audits of the care provided. In addition, we hold retrospective care audits with our employees to evaluate compliance with medical and performance standards.

We are members of a number of professional organizations, namely, the American Ambulance Association, National Emergency Number (911) Association, International Association of Fire Chiefs, and National Association of EMS Physicians. In those states where we provide service, we are involved in the state ambulance association, if one exists, and in many instances our involvement includes holding elected positions. In addition, we also are involved in the Commission on Accreditation of Ambulance Services (CAAS), the National Registry of Emergency

Medical Technicians, the National Fire Protection Association, and the ASTM International. Also, many of our employees are members of the National Association of EMTs, National Association of EMS Educators and other EMS organizations. We were one of the first ambulance service providers to obtain accreditation for many of our larger ambulance operations from CAAS, a joint program between the American Ambulance Association and the American College of Emergency Physicians. The process is voluntary and evaluates numerous qualitative factors in the delivery of services. We believe municipalities and managed care providers may consider accreditation as one of the criteria in awarding contracts in the future.

Urgent Home Medical Care

Due to the deteriorating economic conditions and continued devaluation of the local currency, we reviewed our strategic alternatives with respect to the continuation of operations in Latin America, primarily in Argentina, and determined that we would benefit from focusing on our domestic operations. Effective September 27, 2002, we sold our Latin American operations to local management. The following describes the type of revenue that is included in the accompanying Consolidated Financial Statements related to our operations in Latin America prior to September 27, 2002.

In Argentina, individual and business customers paid monthly for urgent home medical care and ambulance services. Our personnel conducted telephone triage and prioritized the dispatch of services to subscribers. Mobile services included the dispatch of physicians to the patient in an ambulance for serious, life-threatening situations, or more frequently, in the physician’s car, thus covering a wider scope of services than the traditional U.S. ambulance service model. Doctors and nurses also performed urgent and primary care services for our business customers.

Fire Protection Services

Fire protection services consist primarily of fire prevention, fire suppression, and first responder medical care. We provide various levels of fire protection services, ranging from fire stations that are fully staffed 24 hours per day to reserve stations. We generally provide our services to municipalities and other governmental bodies pursuant to master contracts funded through the tax base and to residences, commercial establishments, airports and industrial complexes pursuant to subscription fee and other fee-for-service arrangements. Federal and state governments contract with us from time to time to suppress wild fires on government lands.

We have placed fire prevention and education in the forefront of our fire protection services and have developed a comprehensive program to prevent and minimize fires. We believe that effective fire protection requires the intensive training of personnel, the effective utilization of fire equipment, the establishment of effective communication centers for the receipt of emergency calls and the dispatch of equipment and personnel, the establishment and enforcement of strict fire codes, and community educational efforts.

Fire Protection Personnel

Our ability to provide our fire protection services at relatively low costs results from our efficient use of personnel in addition to our fire prevention efforts. Typically, personnel costs represent more than two-thirds of the cost of providing fire protection services. We have been able to reduce our labor costs through a system that utilizes full-time firefighters complemented by paid part-time reservists as well as a modified every other day shift schedule. By using trained reservists on an as-needed basis, we have the ability to supplement full-time firefighters on a cost-effective basis.

All full-time and reserve firefighters undergo extensive training, which exceeds the standards recommended by the National Fire Protection Association (NFPA), and must qualify for state certification before being eligible for full-time employment by us. Because approximately 70% to 80% of our fire response activity consists of emergency medical response, all of our full-time firefighters are trained EMTs or paramedics. Ongoing training includes instruction in new fire service tactics and fire fighting techniques as well as continual physical conditioning.

Each year we respond to an increasing number of specialty rescues. For this reason, in certain of our fire operations we operate a Special Operations Rescue Team (SORT) comprised of firefighters who have advanced training in hazardous materials, water rescue, high and low angle and rope rescue, and confined space rescue.

Fire Response

An alarm typically results in the dispatch of one or more engine companies (each of which consists of an engine and two to four firefighters, including a captain), a fire chief, and such other personnel and equipment as circumstances warrant. The amount of equipment and personnel depends upon the type, location, and severity of the incident. We utilize our dispatch capabilities to reposition equipment and firefighters to maximize the availability and use of resources in a cost-effective manner.

Fire Prevention

We believe that fire prevention programs result in both lower fire loss and significant overall cost savings. Our fire prevention programs include recommendations for and the encouragement of various fire prevention methods, including fire code design, building design to inhibit the spread of fire, the design of automatic fire suppression sprinklers, fire detector and smoke detector installations, the design of monitoring and alarm systems, the placement and inspection of fire hydrants, fire code inspection and enforcement, and the determination of fire cause and origin in arson suspected fires. In addition, our personnel perform community education programs designed to reduce the risk of fire and increase our community profile.

We believe that our long-standing public/private relationship with the City of Scottsdale provides an example of an effective, cost-efficient fire protection program. The Scottsdale program emphasizes our philosophy of fire prevention. With our cooperation and assistance, the City of Scottsdale has designed comprehensive fire prevention measures, including fire codes, inspections, and sprinkler and smoke detector ordinances. We believe that as a result of strict fire codes, the enactment of a sprinkler ordinance, and the effectiveness of the services we provide, Scottsdale’s per capita cost for fire protection is lower than for other cities of similar size.

Wild Land Fire Protection Services

We provide disaster response fire protection services when requested by the federal government, through the U.S. Forest Service, and other governmental entities to assist in responding to fire emergencies such as the multiple wild land fires that occurred during the past year in the western United States. We staff these emergencies based upon available resources from our existing pool of employees and equipment around the country, committing resources in a manner that is designed to avoid any interruption of service in our existing service areas. Such services are typically paid for and provided on a fee-for-service basis pursuant to contracts with the requesting agency or governmental entity.

Industrial Fire Protection Services

We provide fire protection services and, on a limited basis, unarmed security services to large industrial complexes, petrochemical plants, power plants, and other self-contained facilities. The combination of fire protection services with security services in large industrial complexes has the potential to provide for greater efficiency and utilization in the delivery of such services and to result in reduced cost to our industrial customers for such services. We have contracts ranging up to three years in duration and expiring at various dates up to October 31, 2005 to provide firefighting and hazardous materials response services at locations in several states. We intend to pursue similar contracts in the future.

Aircraft, Rescue And Fire Fighting Services (ARFF)

We also provide aircraft rescue and firefighting services at a variety of airports throughout the United States, including the FedEx Express airport hub in Memphis, Tennessee, and the international airport in Port Columbus, Ohio. In addition to aircraft rescue and fire fighting services, we also provide structural firefighting and emergency medical response for airport terminals. Our ARFF firefighters, many of whom have extensive military and civilian ARFF experience, have completed comprehensive professional training programs. Our personnel are cross-trained as EMTs or paramedics, as well as in hazardous materials response. Our capabilities include value-added services such as first responder medical service in support of local fire departments for in-terminal medical emergencies, safety training for fuel handlers and other airport personnel, fire prevention activities, and testing and maintenance of fire suppression equipment.

Contracts

We enter into contracts with counties, municipalities, fire districts, and other governmental entities to provide emergency ambulance services in designated service areas. These contracts typically specify maximum fees that we may charge and set forth required criteria, such as response times, staffing levels, types of vehicles and equipment, quality assurance, indemnity and insurance coverage. In certain instances, we are required by contract or by law to post a surety bond or other assurance of financial or performance responsibility. The rates that we may charge under a contract for emergency ambulance services depends largely on patient mix; the nature of services rendered; the local political climate; and the amount of subsidy, if any, that will be considered by a governmental entity to cover costs of uncompensated care. We have no one contract that accounted for more than 10% of net revenue during fiscal years 2003, 2002 or 2001. Our four largest ambulance contracts combined accounted for approximately 17%, 16% and 15% of net revenue during fiscal years 2003 and 2002 and 2001.

We provide fire protection services pursuant to master contracts or on a subscription basis. Master contracts provide for negotiated rates with governmental entities. Certain contracts are performance-based and require us to meet certain dispatch and response times in a certain percentage of responses. These contracts also set maximum thresholds for variances from the performance criteria. These contracts establish the level of service required and may encompass fire prevention and education activities as well as fire suppression. Other contracts are level-of-effort based and require us to provide a certain number of personnel for a certain time period for a particular function, such as fire prevention or fire suppression. We provide fire protection services on a subscription basis in areas where no governmental entity has assumed the financial responsibility for providing fire protection. We derived approximately 47% of our fire protection service revenue from subscriptions in fiscal years 2003 and 2002 and 45% in fiscal year 2001. Fire subscription rates are not currently regulated by any governmental agency in our service areas.

Our contracts generally extend for terms of two to five years. We attempt to renegotiate contracts in advance of the expiration date and generally have been successful in these renegotiations. From time to time, we may decide that certain contracts are no longer favorable and may seek to modify or terminate these contracts. At any given time, we estimate that we have approximately 125 agreements with counties, fire districts, and municipalities for ambulance services and for fire protection services. The following table sets forth certain information regarding our six largest contracts, based on revenue, during fiscal 2003 with counties, fire districts, and municipalities for ambulance services and for fire protection services.

	Term In Years	Expiration Date	Type of Service (1)
Ambulance
Orange County, Florida (2)	4	October 2006	Emergency/General
Rochester, New York (3)	4	September 2006	Emergency /General
Knox County, Tennessee (4)	5	July 2007	Emergency /General
Fort Worth, Texas (5)	6	August 2004	Emergency /General

Community Fire
Scottsdale, Arizona (6)	3	June 2005	Fire Protection

Public/Private Alliance
San Diego, California (7)	5	June 2005	Emergency /General

(1)	Type of service for ambulance contracts indicates whether emergency or general ambulance services or both are provided within the service area.
(2)	The contract was first entered into in 1962 by a provider that was acquired by us in July 1984.
(3)	The contract was first entered into in 1988 by a provider that was acquired by us in May 1994.
(4)	The contract was first entered into in July 1985.
(5)	The contract was first entered into in August 1999. The contract has six one-year renewal options.
(6)	The contract was first entered into in 1952.

(7)	The contract was first entered into in May 1997 and is effective through June 2005. The contract has a three-year renewal option exercisable by our customer.

In addition to the contracts listed above, we were awarded several other contracts under which we began or continued to provide service during fiscal 2003:

Ohio State University Medical Center – We announced a renewal contract on March 31, 2003 for a new, three-year agreement, with one two-year optional renewal, for a maximum term of five years. We have served OSU since 1997.

Loudon County, Tennessee – We were awarded a new contract to serve the emergency ambulance needs of Loudon County, Tennessee, a 229-square-mile community adjacent to Knox County, Tennessee. The one-year-agreement began January 1, 2003.

City of Chandler, Arizona – Our Southwest Ambulance division was awarded a renewal contract to extend our 15-year relationship with the City of Chandler. The three-year contract, which commenced January 1, 2003, includes a three-year optional extension.

Augusta, Georgia – The Augusta Commission unanimously awarded to us an exclusive five-year contract to continue providing emergency ambulance services, which began January 1, 2003.

Sikorsky Aircraft Corporation, West Palm Beach, Florida – Our industrial fire protection division was awarded a three-year contract to serve the industrial fire protection needs of Sikorsky’s helicopter testing facility in Florida. The contract began November 1, 2002.

McClellen-Palomar Airport, Carlsbad, California – Our aircraft rescue and firefighting division was awarded a five-year contract to serve the aircraft rescue and fire fighting needs of the municipal airport in Carlsbad, California. The contract, which began on October 1, 2002, was won in a competitive bidding process that included the incumbent provider.

Port Columbus International Airport, Columbus, Ohio – Our aircraft rescue and firefighting division was awarded a 17-month extension of its previous five-year contract with the airport for specialty fire and EMS services, which began August 1, 2002 and expires December 31, 2003.

Knox County, Tennessee – The Knox County Commission unanimously awarded to us the exclusive contract to continue providing emergency ambulance services in Knox County (Knoxville) Tennessee. The initial five-year contract includes two, three-year renewal terms, and the contract began August 1, 2002.

City of Rochester, New York – The Rochester City Council unanimously awarded to us an exclusive six-year agreement (four years plus two one-year optional renewal terms) to continue providing emergency ambulance services. The new contract began October 1, 2002.

CITGO Petroleum Corp. – Our specialty fire division was awarded a three-year contract to continue providing fire protection services to CITGO’s Lake Charles, Louisiana, petrochemical refinery. The contract began July 1, 2002

Additionally, we were awarded the following contracts during fiscal year 2003 under which we will begin to provide services or we will continue to provide services under a new contract in fiscal year 2004:

Morristown Municipal Airport, New Jersey – Our aircraft rescue and firefighting division was awarded a three-year contract to continue providing exclusive aircraft rescue and fire fighting services beginning July 1, 2003.

Shelby County (Memphis-area), Tennessee – We were awarded a one-year contract with four one-year renewal terms to continue to provide exclusive ambulance services to Shelby County, Tennessee. The contract began September 1, 2003.

City of Tucson, Arizona – Our Southwest Ambulance division was awarded a one-year contract renewal to continue providing exclusive Basic Life Support ambulance services in conjunction with the Tucson Fire Department which began July 1, 2003. The contract marks the sixth year that Southwest has been providing this service to the citizens of Tucson.

City of Aurora, Colorado – We were awarded an exclusive two-year renewal contract to continue as the emergency ambulance service provider for the City of Aurora. The new agreement was approved June 2, 2003 on a unanimous vote of the Aurora City Council and began July 1, 2003.

Fort Worth, Texas – On a unanimous vote of the Fort Worth Area Metropolitan Ambulance Authority, we were awarded a one-year contract with five one-year renewal terms to continue providing emergency and non-emergency ambulance service in Fort Worth and twelve surrounding communities. The new contract term begins August 1, 2004.

Doña Ana County (Las Cruces area), New Mexico – Our Southwest Ambulance division was awarded an exclusive, four-year contract to provide all emergency and non-emergency medical transportation services within Doña Ana County. The contract began July 1, 2003.

We also enter into contracts with hospitals, nursing homes, and other health care facilities to provide non-emergency and critical care ambulance services. These contracts typically designate us as the preferred provider of non-emergency ambulance services to those facilities and typically permit us to charge a base fee, mileage reimbursement, and additional fees for the use of particular medical equipment and supplies. We provide a reduced rate to facilities that assume the responsibility for payment of the charges to the persons receiving services. At any given time, we have approximately 1,000 agreements with counties, fire districts, municipalities, airports, hospitals, health care facilities, nursing homes, and other contracting entities for ambulance services or for fire protection services.

During fiscal years 2000 and 2001, in connection with our domestic EMS restructuring initiative, we renegotiated a number of contracts where the rates, services or market conditions were not conducive to operational profitability. Additionally, we exited certain contracts in connection with the closure or downsizing of financially under-performing service areas, the majority of which solely provided non-emergency services and which could not meet our financial performance criteria on a sustained basis. In each situation where we have closed a service area, our operational teams have endeavored to ensure that an orderly transition occurs with no service interruptions. In many areas, we worked closely with the community, local governmental entities and alternative providers until our departure date, which in some cases extended for a number of months so that the transition could be properly effectuated. We believe that our actions under these circumstances are consistent with our commitment and reputation as a dependable, high-quality service provider. See “Risk Factors — We depend on certain business relationships”.

Counties, fire districts, and municipalities generally award contracts to provide emergency ambulance services either through requests for competitive proposals or bidding processes. In some instances in which we are the existing provider, the county or municipality may elect to renegotiate our existing contract rather than re-bid the contract. We will continue to seek to enter into public/private alliances to compete for new business. For example, during fiscal year 2002, our alliance with the City of San Diego allowed the partnership to bid for and win multi-year contracts to provide emergency ambulance services throughout San Diego and Northern San Diego County.

We market our non-emergency medical transportation services to hospitals, health maintenance organizations, convalescent homes, and other health care facilities that require a stable and reliable source of medical transportation for their patients. We believe that our status as an emergency ambulance service provider in a designated service area increases our visibility and enhances our marketing efforts for non-emergency services in that area. Contracts for non-emergency services usually are based on criteria (such as quality of care, customer service, response time, and cost) similar to those in contracts for emergency services.

We market our fire protection services to subscribers in rural and suburban areas, volunteer staffed fire departments, tax-supported fire districts, and large industrial complexes, petrochemical plants, power plants, and other self-contained facilities. Contract and/or subscription fees are collected annually in advance. In the event that we provide service for a non-subscriber, we directly bill the property owner for the cost of services rendered. We also provide fire protection services to newly developed communities where the subscription fee may be included in the homeowner’s association assessment.

Management Information Systems

We utilize sophisticated management information systems, which we believe enhance the productivity of our existing operations. These systems permit us to achieve efficiencies in the areas of billings, collections, purchasing, finance, cash management, human resources, compliance, informational systems, legal, risk management, and in the utilization of personnel and equipment.

Our centralized systems significantly augment local processes and permit managers to direct their attention primarily to the performance and growth of their operations. Centralized billing and collection procedures provide for more efficient tracking and collection of accounts receivable. Centralized purchasing permits us to achieve discounts in the purchase of medical equipment and supplies. Other centralized infrastructure components such as accounts payable, legal, compliance, human resources and risk management provide the capability to purchase related products and services on a national basis, identify and respond to national trends, and provide internal support and administrative services in a more cost-effective, efficient and consistent manner across all operations. We provide services and allocate costs for these centralized systems pursuant to administrative services agreements with each of our direct and indirect wholly-owned subsidiaries. Accordingly, each subsidiary’s operational management has the ultimate responsibility and decision-making authority for the utilization and direction of these corporate services, so as to best serve the needs of their individual markets.

We believe our investment in management information systems and our effective use of these systems represent key components of our success. Process and personnel improvements in these areas are continuing. We are committed to further strengthening the productivity and efficiency of our business and believe that our management systems have the capability to support future growth.

Dispatch and Communications

We use system status plans and flexible deployment systems to position our ambulances within a designated service area because effective fleet deployment represents a key factor in reducing response times and efficient use of resources. We analyze data on traffic patterns, demographics, usage frequency, and similar factors with the aid of computers to help us determine optimal ambulance deployment and selection. The center that controls the deployment and dispatch of ambulances in response to calls for ambulance service may be owned and operated either by the applicable county or municipality or by us. Each control center utilizes computer hardware and software and sophisticated communications equipment and maintains responsibility for fleet deployment and utilization 24 hours a day, seven days a week.

Depending on the emergency medical dispatch system used in a designated service area, the public authority that receives 911 emergency medical calls either dispatches our ambulances directly from the public control center or communicates information regarding the location and type of medical emergency to our control center, which in turn dispatches ambulances to the scene. In most service areas, our control center receives the call from the police after the police have determined the call is for emergency medical services. When we receive a 911 call, we dispatch one or more ambulances directly from our control center while the call taker communicates with the caller. All call takers and dispatchers are trained EMTs or Emergency Medical Dispatchers (EMD) with additional training that enables them to instruct a caller on pre-arrival emergency medical procedures, if necessary. In our larger control centers, a computer assists the dispatcher by analyzing a number of factors, such as time of day, ambulance location, and historical traffic patterns, in order to recommend optimal ambulance selection. In all cases, a dispatcher selects and dispatches the ambulance. While the ambulance is en route to the scene, the emergency medical team receives information concerning the patient’s condition prior to arrival at the scene. Also, in various operations across the country, we use AVL (auto vehicle locator) technology in the vehicles to enhance our dispatch system.

In the delivery of emergency ambulance services, our communication systems allow the ambulance crew to communicate directly with the destination hospital to alert hospital medical personnel of the arrival of the patient and the patient’s condition, and to receive instructions directly from emergency department personnel on specific pre-hospital medical treatment. These systems also facilitate close and direct coordination with other emergency service providers, such as the appropriate police and fire departments that also may be responding to a call.

Deployment and dispatch also represent important factors in providing non-emergency ambulance services. We implement system status plans for these services designed to assure appropriate response times to non-emergency calls. We have developed extensive customer service models that enable our communications centers to meet these customer needs. We have established such procedures based on patient condition, specialized equipment needed, and the level of care that will be required by the patient.

We utilize communication centers in our community fire protection activities for the receipt of fire alarms and the dispatch of equipment and personnel that are the same as or similar to those maintained for our ambulance services. Response time represents an important criteria in the effectiveness of fire suppression, which is dependent on the level of protection sought by our customers in terms of fire station spacing, the size of the service area covered, and the amount of equipment and personnel dedicated to fire protection.

Billings and Collections

As described in Note 2 to our consolidated financial statements, we determined that collections on accounts receivable relating to medical transportation revenue, primarily revenue recognized prior to fiscal 2001, were substantially less than originally anticipated and the aggregate amount of provisions for discounts applicable to Medicare, Medicaid and other third-party payers and for doubtful accounts recognized in such prior years were inadequate. The inadequacy of such provisions caused our period-end allowance for doubtful accounts through March 31, 2003 to be understated and our accounts receivable to be overstated. We determined that this situation was primarily attributable to inaccurate assumptions utilized in the provision estimation process in use prior to fiscal 2001 as well as in the process utilized to assess the adequacy of the allowance for doubtful accounts through March 31, 2003.

We determined that our consolidated financial statements of prior years required restatement as a result of this matter. The portion of the restatement adjustments relating to discounts applicable to Medicare, Medicaid and other third-party payers has been reflected as a reduction of net revenue in the respective periods while the portion relating to uncollectible accounts has been reflected as an increase or decrease in the provision for doubtful accounts in the respective periods. The after-tax effect of the related restatement adjustments increased our accumulated deficit as of June 30, 2000 by $58.0 million.

We currently maintain 12 domestic regional billing and payment processing centers and a centralized private-pay collection system at our headquarters in Scottsdale, Arizona. Invoices are generated at the regional level, and the account is processed by the centralized collection system for private-pay accounts only if payment is not received in a timely manner. Customer service is directed from each of the regional centers. Substantially all of our revenue is billed and collected through our integrated billing and collection system, except for our operations in Rochester, New York which bills and collects revenue through an independent billing and collections system.

We derive a substantial portion of our ambulance fee collections from reimbursement by third-party payers, including payments under Medicare, Medicaid, and private insurance programs, typically invoicing and collecting payments directly to and from those third-party payers. We also collect payments directly from patients, including payments under deductible and co-insurance provisions and otherwise. The composition of our domestic net ambulance fee collections is as follows:

	2003	2002	2001
Medicare	27%	25%	25%
Medicaid	14%	12%	10%
Private insurers	49%	51%	49%
Patients	10%	12%	16%

	100%	100%	100%

Our domestic net ambulance fee collections noted above have shifted away from patient payers to Medicare and Medicaid payers. We believe this shift is due, in part, to the following factors:

•	Medicare Ambulance Fee Schedule mandated assignment of Medicare claims. This factor has decreased full charge billings to patients.

•	Increased use of the Internet and other tools to verify patient demographics and insurance eligibility prior to submission of claims. This factor has translated into increased collections from Medicare, Medicaid, and other insurers.

•	Increased utilization of electronic claim submissions. This factor has allowed us to work more closely with insurance companies to resolve claims.

•	Aging of the population in the communities we serve.

Companies in the ambulance service industry maintain significant provisions for doubtful accounts compared to companies in other industries. Collection of complete and accurate patient billing information during an emergency service call is sometimes difficult, and incomplete information hinders post-service collection efforts. In addition, it is not possible for us to evaluate the creditworthiness of patients requiring emergency transport services. Our allowance for doubtful accounts generally is higher with respect to revenue derived directly from patients than for revenue derived from third-party payers and generally is higher for transports resulting from emergency ambulance calls than for non-emergency ambulance requests. See “Risk Factors — We depend on reimbursements by third-party payers and individuals”.

We have substantial experience in processing claims to third-party payers and employ a billing staff specifically trained in third-party coverage and reimbursement procedures. Our integrated billing and collection system uses proprietary software to specifically tailor the submission of claims to Medicare, Medicaid, and certain other third-party payers and has the capability to electronically submit claims to the extent third-party payers’ systems permit. Our integrated billing and collection system provides for tracking of accounts receivable and status pending payment, which facilitates the utilization of personnel resources to resolve workload distribution. When billing individuals, we sometimes use an automated dialer that pre-selects and dials accounts based on their status within the billing and collection cycle, which we believe enhances the efficiency of the collection staff. The practices and procedures utilized at our non-integrated billing center in Rochester, New York are generally consistent with those in use at our integrated billing centers.

State licensing requirements as well as contracts with counties, municipalities, and health care facilities typically require us to provide ambulance services without regard to a patient’s insurance coverage or ability to pay. As a result, we often receive partial or no compensation for services provided to patients who are not covered by Medicare, Medicaid, or private insurance. The anticipated level of uncompensated care and uncollectible accounts may be considered in determining a government-paid subsidy to provide for uncompensated care, if any, and permitted rates under contracts with a county or municipality.

Insurance and Surety Bonding

Many of our contracts and certain provisions of local law require us to carry specified amounts of insurance coverage. We carry a broad range of comprehensive general liability, automobile, property damage, professional, workers’ compensation, and other liability insurance policies that are renewed annually. As a result of the nature of our services and the day-to-day operation of our vehicle fleet, we are subject to accident, injury and professional claims in the ordinary course of business. We operate in some states that adhere to a gross negligence standard for the delivery of emergency medical care, which potentially lessens our exposure for tort judgments.

Based upon historical claim trends, we consider our insurance program adequate for the protection of our assets and operations. Our insurance policies are either occurrence or claims-made policies and are subject to certain deductibles and self-insured retention limits. The coverage limits of our policies may not be sufficient, we may experience claims within our deductibles or self-insured retentions in amounts greater than anticipated, or our insurers may experience financial difficulties that would require us to pay unanticipated claims. In addition, insurance may not continue to be available on commercially reasonable terms. A successful claim or claims against us in excess of our insurance coverage, or claims within our deductibles or self insured retentions in amounts greater than anticipated, could have a material adverse effect on our business, financial condition, results of operations and cash flows. Claims against us, regardless of their merit or outcome, also may have an adverse effect on our reputation. We have attempted to minimize our claims exposure by instituting process improvements and increasing the utilization of experts in connection with our legal, risk management and safety programs. One such safety program is our Driver Development Program (DDP). DDP uses the Coaching Emergency Vehicle Operator or CEVO program, which is sponsored by the National Safety Council (NSC) and is nationally recognized as drivers’ training for emergency services vehicle operators. The program consists of training in the classroom as well as field training, and the curriculum includes, among other topics, instruction related to staging, proper inspection of the vehicles and driving in emergency settings. We modified and enhanced CEVO based on our analysis of over ten years of vehicle incidents as well as drivers’ experiences. We began developing the program in December 2002 and began training in July 2003. We have also partnered with NSC to develop policies related to patient lifting and moving. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information.

Counties, municipalities, and fire districts sometimes require us to provide a surety bond or other assurance of financial and performance responsibility. We may also be required by law to post a surety bond as a prerequisite to obtaining and maintaining a license to operate. As a result, we have a portfolio of surety bonds that is renewed annually.

Employees

At October 3, 2003, we employed approximately 5,700 full-time and 3,300 part-time employees, including approximately 5,300 involved in ambulance services, 1,000 in fire protection services, 300 in integrated ambulance and fire protection services, 150 in urgent home medical care, 500 in dispatch/communications, 200 in alternative transportation services (ATS), and 1,600 in management, administrative, clerical and billing activities. Of these employees, approximately 2,000 are paramedics and 3,100 are EMTs. We are party to a total of ten collective bargaining agreements relating to certain of our paramedics and EMTs in Rochester, New York; Buffalo, New York; Corning, New York; Youngstown, Ohio; San Diego, California; Gadsden, Alabama; Knoxville, Tennessee; and Seattle, Washington. We also have collective bargaining agreements in place for certain of our Maricopa County, Arizona, Integrated Fire employees; and certain of our ambulance services employees in Arizona. Eight of these agreements, covering 1,823 employees, are scheduled to expire at various times over the next two years. We consider our relations with our employees to be good.

Strategy

Our strategy is to continue strengthening our existing core businesses and to continue building upon our economies of scale, while providing the most proficient levels of medical transportation and related services possible for the customers and communities we serve. Over the past year, our efforts to strengthen our business have been primarily focused on (i) sustaining and enhancing positive cash performance, (ii) improving the quality and collection of medical transportation service revenue, (iii) reducing bad debt expense, and (iv) growth through same-service area expansion and targeted new opportunities. Throughout fiscal 2003, we also focused on the continuing implementation of programs designed to maximize and expedite reimbursement for our medical transportation services. Our business strategy for fiscal year 2004 includes continued emphasis on these focal points supplemented by our long-standing commitment to delivering high-quality, efficient and cost-effective services to our patients and customers.

Cash Performance

We focused extensively throughout fiscal 2003 on further enhancing cash performance. Initiatives undertaken related specifically to maximizing and accelerating reimbursement for our services, which drives positive cash-flow trending. New and ongoing programs target improvements to our field documentation procedures and pre-screening non-emergency medical transportation requests to ensure patients’ conditions meet medical necessity standards.

Revenue Quality and Collection

Our objective to improve the quality of our revenue is related directly to cash performance and effective collection efforts. Throughout fiscal year 2003, we have continued to devote significant effort to negotiating enhanced rates on continuing medical transportation contracts. We have also intensified and refined our systems in order to maximize collection percentages and minimize the number of days revenue is outstanding from the time we provide service to the time we are paid.

Reducing Bad Debt Expense

In fiscal 2003, we continued to streamline our overall ambulance billing processes and to improve our related performance. Improvements in fiscal 2003 included programs designed to expedite the timely filing of ambulance claims and to create added controls over the day-to-day flow of aging claims. Additionally, significant attention was placed during fiscal 2003 on improving our return on certain Medicare accounts that become difficult to collect. We also placed a high priority on submitting ambulance claims electronically in order to expedite payment and maximize the efficiencies afforded by such systems.

Growth

A key element of our internal growth strategy is to extend our reach in existing service areas. We believe a variety of opportunities are available in proven service areas with good payer mixes to create new growth. This type of growth is primarily targeted to non-emergency medical transportation services among hospitals, health-care centers, nursing homes, rehabilitation centers, and other related health-care entities. Additionally, we achieve same-service-area revenue growth through increases in rates and the addition of subsidies provided in locations where uncompensated care is on the rise. As a result of our efforts in fiscal year 2003, we achieved 5.9% improvement in same-service area growth over fiscal year 2002 levels. We are encouraged by these results and will remain focused on same-service-area opportunities in fiscal year 2004. We also seek to maximize return on our investments in EMS operations by increasing utilization of ambulances through a balanced growth of both emergency and non-emergency medical transportation services.

We also have pursued highly selective new growth opportunities in fiscal year 2003. We evaluate new growth opportunities based on a number of criteria, including geographic proximity to existing regional operations, payer mix, medical transportation demands, competitive profiles, and demographic trends. We believe that by targeting specific locations, we can identify and pursue profitable new growth. For example, our Southwest Ambulance division targeted an opportunity that emerged in the spring of 2003 in Doña Ana County, New Mexico, which includes the City of Las Cruces and its surrounding areas. Southwest Ambulance bid for and was awarded the contract to provide all emergency and non-emergency medical transportation services within Doña Ana County during the third quarter of fiscal 2003, unseating the incumbent provider. On a smaller scale, our Southeast EMS Group secured a new emergency ambulance service contract in Loudon County, Tennessee, which is adjacent to our large base of operations in Knox County. We will continue to evaluate selective opportunities for new growth in the future.

We will market our emergency ambulance services through the pursuit of new contracts and alliances with municipalities, other governmental entities, hospital-based emergency providers, and fire districts. Based on our successful public/private alliance with the City of San Diego, our ambulance service contract in Aurora, Colorado, and contracts with numerous Arizona municipalities, we believe that contracting may provide a cost-effective approach to expansion into certain existing and new service areas. We believe that our strategic public/private alliances can provide operating economies, coordination of the delivery of services, efficiencies in the use of personnel and equipment, and enhanced levels of service, while saving taxpayer dollars. We will continue to seek such mutually beneficial public/private alliances and municipal contracts in existing and, to a limited extent, new service areas.

Market for Our Common Equity and Related Stockholder Matters

Our common stock traded on The Nasdaq National Market under the symbol RURL since our initial public offering on July 16, 1993. On August 4, 2000, our common stock began trading on The Nasdaq SmallCap Market. For further discussion, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The following table sets forth the high and low sale prices of the common stock for the fiscal quarters indicated.

	High	Low
Year Ended June 30, 2002
First quarter	$0.97	$0.57
Second quarter	$0.74	$0.35
Third quarter	$1.13	$0.37
Fourth quarter	$4.75	$0.80

Year Ended June 30, 2003
First quarter	$3.85	$1.65
Second quarter	$3.40	$1.86
Third quarter	$2.33	$0.72
Fourth quarter	$1.50	$0.80

On October 3, 2003, the closing sale price of our common stock was $1.40 per share. On October 3, 2003, there were approximately 1,015 holders of record of our common stock.

Dividend Policy

We have never paid any cash dividends on our common stock. We currently plan to retain earnings, if any, for use in our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our Board of Directors. Our Senior Notes, 2003 Amended Credit Facility, and Series B and Series C redeemable preferred stock contain restrictions on our ability to pay cash dividends, and future borrowings may contain similar restrictions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources”.

Selected Financial Data

The selected financial data as of and for the six months ended December 31, 2003 and 2002 has been derived from unaudited interim consolidated financial statements and notes appearing elsewhere herein. The statement of operations data for the six months ended December 31, 2003 is not necessarily indicative of results for a full year. The selected financial data as of June 30, 2003 and 2002 and for the fiscal years ended June 30, 2003, 2002 and 2001 has been derived from our audited consolidated financial statements and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes appearing elsewhere herein. The selected financial data as of June 30, 2001, 2000 and 1999 and for the fiscal years ended June 30, 2000 and 1999 has been derived from our unaudited consolidated financial statements.

	Six Months Ended December 31,		Years Ended June 30,
	2003	2002	2003	2002	2001	2000	1999
		As Restated (1)	As Restated (1)
	(in thousands, except per share data)
Statement of Operations Data
Net Revenue	$265,862	$246,435	$497,087	$464,747	$452,163	$469,666	$456,565

Operating expenses
Payroll and employee benefits	141,052	135,778	273,353	257,163	257,688	274,983	246,287
Provision for doubtful accounts	42,627	39,786	79,214	72,556	79,263	95,530	93,255
Depreciation and amortization	5,734	6,512	12,838	14,755	23,769	27,998	28,620
Other operating expenses	57,246	52,449	109,710	98,457	125,234	110,594	85,706
Asset impairment charges (2)	—	—	—	—	27,894	—	—
Contract termination costs and related asset impairment (2)	—	—	—	(107)	9,256	—	—
Restructuring charge and other (2)	—	(1,421)	(1,421)	(519)	9,045	32,807	2,500

Operating income (loss)	19,203	13,331	23,393	22,442	(79,986)	(72,246)	197
Interest expense	(15,208)	(13,241)	(28,012)	(25,462)	(30,624)	(25,938)	(21,054)
Interest income	51	49	196	644	642	596	92
Other income (expense), net	—	—	146	—	—	—	—

Income (loss) from continuing operations before income taxes, minority interest, extraordinary loss and cumulative effect of change in accounting principle	4,046	139	(4,277)	(2,376)	(109,968)	(97,588)	(20,765)
Income tax (provision) benefit	(195)	(110)	(197)	2,520	(1,137)	30,448	(7,817)
Minority interest	(463)	(1,478)	(1,507)	(750)	2,290	(1,111)	(2,228)

Income (loss) from continuing operations before extraordinary loss and cumulative effect of change in accounting principle	3,388	(1,449)	(5,981)	(606)	(108,815)	(68,251)	(30,810)
Income (loss) from discontinued operations (2) (3)	(607)	13,950	14,947	1,955	(96,475)	7,755	9,219

Income (loss) before extraordinary loss and cumulative effect of change in accounting principle	2,781	12,501	8,966	1,349	(205,290)	(60,496)	(21,591)
Extraordinary loss on expropriation of Canadian ambulance service licenses (4)	—	—	—	—	—	(1,200)	—
Cumulative effect of change in accounting principle (5)	—	—	—	(49,513)	—	(541)	—

Net income (loss)	2,781	12,501	8,966	(48,164)	(205,290)	(62,237)	(21,591)
Less: Net income allocated to redeemable nonconvertible participating preferred stock under the two-class method (6)	(498)	(772)	(804)	—	—	—	—
Less: Accretion of redeemable nonconvertible participating preferred stock	(2,907)	(1,201)	(3,604)	—	—	—	—

Net income (loss) applicable to common stock	$(624)	$10,528	$4,558	$(48,164)	$(205,290)	$(62,237)	$(21,591)

	Six Months Ended December 31,		Years Ended June 30,
	2003	2002	2003	2002	2001	2000	1999
		As Restated (1)	As Restated (1)
	(in thousands, except per share data)
Basic earnings per share:
Loss from continuing operations applicable to common stock before extraordinary loss and cumulative effect of change in accounting principle	$(0.01)	$(0.16)	$(0.56)	$(0.04)	$(7.38)	$(4.68)	$(2.13)
Income (loss) from discontinued operations applicable to common stock (3)	(0.03)	0.82	0.84	0.13	(6.54)	0.53	0.64

Income (loss) before extraordinary loss and cumulative effect of change in accounting principle	(0.04)	0.66	0.28	0.09	(13.92)	(4.15)	(1.49)
Extraordinary loss on expropriation of Canadian ambulance service licenses (4)	—	—	—	—	—	(0.08)	—
Cumulative effect of change in accounting principle (5)	—	—	—	(3.26)	—	(0.04)	—

Net income (loss)	$(0.04)	$0.66	$0.28	$(3.17)	$(13.92)	$(4.27)	$(1.49)

Diluted earnings per share:
Loss from continuing operations applicable to common stock before extraordinary loss and cumulative effect of change in accounting principle	$(0.01)	$(0.16)	$(0.56)	$(0.04)	$(7.38)	$(4.68)	$(2.13)
Income (loss) from discontinued operations applicable to common stock (3)	(0.03)	0.82	0.84	0.13	(6.54)	0.53	0.64

Income (loss) before extraordinary loss and cumulative effect of change in accounting principle	(0.04)	0.66	0.28	0.09	(13.92)	(4.15)	(1.49)
Extraordinary loss on expropriation of Canadian ambulance service licenses (4)	—	—	—	—	—	(0.08)	—
Cumulative effect of change in accounting principle (5)	—	—	—	(3.26)	—	(0.04)	—

Net income (loss)	$(0.04)	$0.66	$0.28	$(3.17)	$(13.92)	$(4.27)	$(1.49)

Weighted average number of common shares outstanding:
Basic	16,460	16,068	16,116	15,190	14,744	14,592	14,447

Diluted	16,460	16,068	16,116	15,190	14,744	14,592	14,447

	As of December 31, 2003	As of June 30,
		2003	2002	2001	2000	1999
			As Restated (1)
Balance Sheet Data

Total assets	$200,215	$196,166	$200,708	$264,006	$435,414	$485,847
Current portion of long-term debt (7)	1,440	1,329	1,633	294,439	299,104	5,765
Long-term debt, net of current portion (7)	304,800	305,310	298,529	1,286	2,850	268,560
Series B redeemable nonconvertible participating preferred stock	10,195	7,793	—	—	—	—
Series C redeemable nonconvertible participating preferred stock	3,941	—	—	—	—	—
Stockholders’ equity (deficit)	(210,080)	(210,160)	(205,752)	(168,419)	36,257	98,469

	Six Months Ended December 31,		Years Ended June 30,
	2003	2002	2003	2002	2001	2000	1999
		As Restated (1)		As Restated (1)
Cash Flow Data

Cash flow provided by (used in) operating activities	$3,130	$5,593	$13,146	$9,634	$6,710	$(8,537)	$18,670
Cash flow used in investing activities	$(3,329)	$(4,242)	$(7,582)	$(5,832)	$(3,805)	$(13,640)	$(36,647)
Cash flow provided by (used in) financing activities	$(1,856)	$(1,890)	$(3,659)	$(3,170)	$(6,339)	$25,996	$20,807

(1)	We have restated our consolidated financial statements for the following:

Accounts Receivable: As described in Note 2 to our consolidated financial statements, we determined that collections on accounts receivable relating to medical transportation revenue, primarily revenue recognized prior to fiscal 2001, were substantially less than originally anticipated and the aggregate amounts of provisions for discounts applicable to Medicare, Medicaid and other third-party payers and for doubtful accounts recognized in such prior years were inadequate. The inadequacy of such provisions caused our period-end allowance for doubtful accounts through March 31, 2003 to be understated and our accounts receivable to be overstated. We determined that this situation was primarily attributable to inaccurate assumptions utilized in the provision estimation process in use prior to fiscal 2001 as well as in the process utilized to assess the adequacy of the allowance for doubtful accounts through March 31, 2003.

We determined that our consolidated financial statements for years prior to 2003 required restatement as a result of this matter. The portion of the restatement adjustments relating to discounts applicable to Medicare, Medicaid and other third-party payers has been reflected as a reduction of net revenue in the respective periods while the portion relating to uncollectible accounts has been reflected as an adjustment to the provision for doubtful accounts in the respective periods. The allocation of the restatement adjustments was determined based on the historical allocation of provisions between discounts and doubtful accounts. The after-tax effect of the related restatement adjustments increased our accumulated deficit as of June 30, 1998 by $60.0 million.

Professional Fees: We determined that professional fees incurred in the first quarter of fiscal 2003 in connection with the September 2002 modification to our credit facility should have been expensed rather than amortized over the term of the facility. Accordingly, the results for the first two quarters of fiscal 2003 have been restated for this matter.

Enrollment Fees: We charge an enrollment fee for new subscribers under our fire protection service contracts. We previously recognized these enrollment fees at the time of billing but have subsequently determined that such fees should be deferred and recognized over the estimated customer relationship period of nine years.

We determined that our consolidated financial statements for years prior to 2003 required restatement as a result of this matter. The after-tax effect of the related restatement adjustments increased our deferred revenue and accumulated deficit as of June 30, 1998 by $1.3 million. The effect of the restatement adjustments on our operating income (loss) in fiscal 2002, 2001, 2000 and 1999 was immaterial.

San Diego Medical Services Enterprises, LLC: During the fourth quarter of fiscal 2003, we adopted Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (FIN 46). FIN 46 requires that variable interest entities or VIEs be consolidated by the primary beneficiary, as that term is defined in FIN 46. We determined that our investment in San Diego Medical Services Enterprise, LLC (SDMSE), the entity formed with respect to our public/private alliance with the City of San Diego, meets the definition of a VIE and that we are the primary beneficiary. Accordingly, our investment in SDMSE should be consolidated under FIN 46. We had previously accounted for our investment in SDMSE using the equity method. While consolidation of SDMSE did not impact our previously reported net income (loss) or stockholders deficit, our consolidated financial statements of prior periods have been restated for comparative purposes as allowed by FIN 46.

Discontinued Operations – Effective September 27, 2002, we sold our Latin American operations to local management in exchange for the assumption of such operation’s net liabilities. We also ceased operating in certain of its medical transportation and related service areas during the first and second quarters of fiscal 2004. One medical transportation and related service area was also held for sale in the second quarter of fiscal 2004. The results of these service areas have been included in discontinued operations for the periods presented above. Included in the reconciliation below is the effect of the reclassification of the discontinued operations on the results of amounts previously reported for six months ended December 31, 2002 and fiscal years 2003, 2002, 2001, 2000 and 1999.

Earnings Per Share: As described in Note 2 to our consolidated financial statements, we have restated our earnings per share calculations for fiscal 2003 to reflect earnings per share using the two-class method. The two-class method is required as a result of the issuance in September 2002 of our Series B redeemable nonconvertible participating preferred stock. The Series B shares, which we may elect to settle by issuance of common shares before the December 31, 2004 mandatory redemption date (subject to approval by our shareholders of an increase in the number of authorized common shares), are not convertible by the holder but are entitled to participate in any common dividends declared by the Board of Directors as if the Series B holders had been issued common stock.

Under the two-class method, earnings or losses are allocated to common stock and participating securities to the extent that each security may share in earnings or losses as if such earnings or losses for the period had been distributed.

A summary of the statement of operations and balance sheet data impacted by the restatement adjustments, the accounting change and the reclassification of discontinued operations is provided on the following page. Our historical cash flow data was not impacted by the restatements. See Note 2, Restatement of Consolidated Financial Statements in our Consolidated Financial Statements included elsewhere herein.

	As Previously Reported	Restatement Adjustments					As Restated	Accounting Change (F)	Less Latin American Operations	FY 04 Discontinued Operations	As Reported
		A	B	C	D	E
		(in thousands)
Six months ended December 31, 2002 (Unaudited):
Net revenue	$249,029	$(1,553)	$—	$—	$—	$—	$247,476	$11,568	$—	$(12,609)	$246,435
Provision for doubtful accounts	37,742	814	—	—	—	—	38,556	4,396	—	(3,166)	39,786
Operating income	17,448	(2,367)	—	(1,603)	—	—	13,478	1,472	—	(1,619)	13,331
Income (loss) from continuing operations	3,961	(2,367)	—	(1,425)	—	—	169	—	—	(1,618)	(1,449)
Net income	16,293	(2,367)	—	(1,425)	—	—	12,501	—	—	—	12,501
Basic income (loss) from continuing operations applicable to common stock per share	$0.17	$(0.15)	$—	$(0.09)	$—	$0.01	$(0.06)	$—	$—	$(0.10)	$(0.16)
Basic income (loss) per share	$0.94	$(0.15)	$—	$(0.09)	$—	$(0.04)	$0.66	$—	$—	$—	$0.66
Diluted income (loss) from continuing operations applicable to common stock per share	$0.15	$(0.13)	$—	$(0.08)	$—	$—	$(0.06)	$—	$—	$(0.10)	$(0.16)
Diluted income per share	$0.84	$(0.13)	$—	$(0.08)	$0.07	$(0.04)	$0.66	$—	$—	$—	$0.66

Year ended June 30, 2003:
Net revenue	$520,477	$—	$—	$—	$—	$—	$520,477	$—	$—	$(23,390)	$497,087
Provision for doubtful accounts	85,046	—	—	—	—	—	85,046	—	—	(5,832)	79,214
Operating income	26,007	—	—	—	—	—	26,007	—	—	(2,614)	23,393
Loss from continuing operations	(3,366)	—	—	—	—	—	(3,366)	—	—	(2,615)	(5,981)
Net income	8,966	—	—	—	—	—	8,966	—	—	—	8,966
Basic loss from continuing operations applicable to common stock per share	$(0.44)	$—	$—	$—	$—	$0.02	$(0.42)	$—	$—	$(0.14)	$(0.56)
Basic income per share	$0.33	$—	$—	$—	$—	$(0.05)	$0.28	$—	$—	$—	$0.28
Diluted loss from continuing operations applicable to common stock per share	$(0.44)	$—	$—	$—	$—	$0.02	$(0.42)	$—	$—	$(0.14)	$(0.56)
Diluted income per share	$0.33	$—	$—	$—	$—	$(0.05)	$0.28	$—	$—	$—	$0.28

Year ended June 30, 2002:
Net revenue	$497,038	$(1,669)	$—	$—	$—	$—	$495,369	$19,005	$(25,394)	$(24,233)	$464,747
Provision for doubtful accounts	69,900	871	—	—	—	—	70,771	7,109	(155)	(5,169)	72,556
Operating income	26,806	(2,540)	—	—	—	—	24,266	732	(1,588)	(968)	22,442
Income (loss) from continuing operations before cumulative effect of change in accounting principle	3,889	(2,540)	—	—	—	—	1,349	—	(979)	(976)	(606)
Net loss	(45,624)	(2,540)	—	—	—	—	(48,164)	—	—	—	(48,164)
Basic income (loss) from continuing operations applicable to common stock before cumulative effect of change in accounting principle per share	$0.26	$(0.17)	$—	$—	$—	$—	$0.09	$—	$(0.07)	$(0.06)	$(0.04)
Basic loss per share	$(3.00)	$(0.17)	$—	$—	$—	$—	$(3.17)	$—	$—	$—	$(3.17)
Diluted income (loss) from continuing operations applicable to common stock before cumulative effect of change in accounting principle per share	$0.26	$(0.16)	$—	$—	$—	$—	$0.10	$—	$(0.07)	$(0.07)	$(0.04)
Diluted loss per share	$(2.89)	$(0.16)	$—	$—	$—	$—	$(3.05)	$—	$—	$(0.12)	$(3.17)

At June 30, 2002:
Total assets	$237,438	$(39,147)	$—	$—	$—	$—	$198,291	$2,417	$—	$—	$200,708
Deferred revenue	15,409	—	1,286	—	—	—	16,695	—	—	—	16,695
Accumulated deficit	(313,025)	(39,147)	(1,286)	—	—	—	(353,458)	—	—	—	(353,458)

Year ended June 30, 2001:
Net revenue	$504,316	$—	$—	$—	$—	$—	$504,316	$18,187	$(43,089)	$(27,251)	$452,163
Provision for doubtful accounts	102,470	(21,441)	—	—	—	—	81,029	7,274	(1,427)	(7,613)	79,263
Operating loss	(192,453)	21,441	—	—	—	—	(171,012)	840	66,707	23,479	(79,986)
Loss from continuing operations	(226,731)	21,441	—	—	—	—	(205,290)	—	67,358	29,117	(108,815)
Net loss	(226,731)	21,441	—	—	—	—	(205,290)	—	—	—	(205,290)
Basic loss from continuing operations applicable to common stock per share	$(15.38)	$1.46	$—	$—	$—	$—	$(13.92)	$—	$4.57	$1.97	$(7.38)
Basic loss per share	$(15.38)	$1.46	$—	$—	$—	$—	$(13.92)	$—	$—	$—	$(13.92)
Diluted loss from continuing operations applicable to common stock per share	$(15.38)	$1.46	$—	$—	$—	$—	$(13.92)	$—	$4.57	$1.97	$(7.38)
Diluted loss per share	$(15.38)	$1.46	$—	$—	$—	$—	$(13.92)	$—	$—	$—	$(13.92)

At June 30, 2001:
Total assets	$298,534	$(36,607)	$—	$—	$—	$—	$261,927	$2,079	$—	$—	$264,006
Deferred revenue	14,707	—	1,286	—	—	—	15,993	—	—	—	15,993
Accumulated deficit	(267,401)	(36,607)	(1,286)	—	—	—	(305,294)	—	—	—	(305,294)

	As Previously Reported	Restatement Adjustments					As Restated	Accounting Change (F)	Latin American Operations	FY 04 Discontinued Operations	As Reported
		A	B	C	D	E
		(in thousands)
Year ended June 30, 2000:
Net revenue	$570,074	$(22,621)	$—	$—	$—	$—	$547,453	$14,211	$(52,607)	$(39,391)	$469,666
Provision for doubtful accounts	160,623	(61,657)	—	—	—	—	98,966	6,942	(2,597)	(7,781)	95,530
Operating loss	(109,320)	39,036	—	—	—	—	(70,284)	922	611	(3,495)	(72,246)
Loss from continuing operations	(99,532)	39,036	—	—	—	—	(60,496)	—	2,066	(9,821)	(68,251)
Net loss	(101,273)	39,036	—	—	—	—	(62,237)	—	—	—	(62,237)
Basic loss from continuing operations applicable to common stock per share	$(6.82)	$2.67	$—	$—	$—	$—	$(4.15)	$—	$0.15	$(0.68)	$(4.68)
Basic loss per share	$(6.94)	$2.67	$—	$—	$—	$—	$(4.27)	$—	$—	$—	$(4.27)
Diluted loss from continuing operations applicable to common stock per share	$(6.82)	$2.67	$—	$—	$—	$—	$(4.15)	$—	$0.15	$(0.68)	$(4.68)
Diluted loss per share	$(6.94)	$2.67	$—	$—	$—	$—	$(4.27)	$—	$—	$—	$(4.27)

At June 30, 2000:
Total assets	$491,217	$(58,048)	$—	$—	$—	$—	$433,169	$2,245	$—	$—	$435,414
Deferred revenue	14,989	—	1,286	—	—	—	16,275	—	—	—	16,275
Accumulated deficit	(40,670)	(58,048)	(1,286)	—	—	—	(100,004)	—	—	—	(100,004)

Year ended June 30, 1999:
Net revenue	$561,366	$(23,336)	$—	$—	$—	$—	$538,030	$14,164	$(54,489)	$(41,140)	$456,565
Provision for doubtful accounts	81,227	13,719	—	—	—	—	94,946	7,001	(465)	(8,227)	93,255
Operating income	48,171	(37,055)	—	—	—	—	11,116	2,240	(7,605)	(5,554)	197
Income (loss) from continuing operations	15,464	(37,055)	—	—	—	—	(21,591)	—	(4,143)	(5,076)	(30,810)
Net income (loss)	15,464	(37,055)	—	—	—	—	(21,591)	—	—	—	(21,591)
Basic income (loss) from continuing operations applicable to common stock per share	$1.07	$(2.56)	$—	$—	$—	$—	$(1.49)	$—	$(0.29)	$(0.35)	$(2.13)
Basic income (loss) per share	$1.07	$(2.56)	$—	$—	$—	$—	$(1.49)	$—	$—	$—	$(1.49)
Diluted income (loss) from continuing operations applicable to common stock per share	$1.07	$(2.56)	$—	$—	$—	$—	$(1.49)	$—	$(0.29)	$(0.35)	$(2.13)
Diluted income (loss) per share	$1.07	$(2.56)	$—	$—	$—	$—	$(1.49)	$—	$—	$—	$(1.49)

At June 30, 1999:
Total assets	$579,907	$(97,084)	$—	$—	$—	$—	$482,823	$3,024	$—	$—	$485,847
Deferred revenue	14,909	—	1,286	—	—	—	16,195	—	—	—	16,195
Retained earnings (accumulated deficit)	60,603	(97,084)	(1,286)	—	—	—	(37,767)	—	—	—	(37,767)

Restatement Adjustments

(A)	To adjust provisions for discounts applicable to Medicare, Medicaid and other third-party payers and doubtful accounts.
(B)	To defer enrollment fees relating to new fire protection service contracts.
(C)	To expense professional fees incurred in connection with the September 2002 credit facility amendment which were being amortized over the term of the related agreement.
(D)	As a result of the restatement adjustments described at (A) and (C) above, income from continuing operations has been restated to a loss from continuing operations. Potential common shares are not included in the computation of diluted per share amounts when a loss from continuing operations exists. As such, previously reported diluted income per share required further adjustment as a result of the restatements.
(E)	To calculate income (loss) per share using the two-class method.
(F)	Adoption of FIN 46 and related consolidation of investment in San Diego Medical Services Enterprises LLC.

(2)	During the year ended June 30, 2001, the Company recorded asset impairments, restructuring and other charges totaling $122.1 million, including $46.3 million relating to its Latin American operations which were disposed of in September 2002 and $15.7 million relating to operations that have been classified as discontinued operations for financial reporting purposes. See Note 5, Asset Impairments, Restructuring and Other Charges (Credits), in our consolidated financial statements. During the year ended June 30, 2000, the Company recorded restructuring charges totaling $32.9 million relating to its decision to exit certain underperforming service areas.
(3)	Effective September 27, 2002, the Company sold its Latin American operations to local management in exchange for the assumption of such operations’ net liabilities. The gain on the disposition totaled $12.5 million. For financial reporting purposes, the Company’s former Latin American operations have been classified as discontinued operations. See Note 4, Disposition of Latin American Operations in our consolidated financial statements.
(4)	During the year ended June 30, 2000, we recorded an extraordinary loss on the expropriation of Canadian ambulance service licenses of approximately $1.2 million (net of $0 of income taxes). We received approximately $2.2 million from the Ontario Ministry of Health as compensation for the loss of license and incurred costs and wrote-off assets, mainly goodwill, totaling $3.4 million.
(5)	Effective July 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets (SFAS 142). In connection with the adoption of SFAS 142, the Company discontinued amortizing its goodwill effective July 1, 2001. Additionally, the Company recognized an approximate $49.5 million transitional impairment charge (both before and after tax), which has been reflected as the cumulative effect of change in accounting principle in fiscal 2002. See Note 7, Goodwill, in our consolidated financial statements.

Effective July 1, 1999, the Company changed its method of accounting for start-up costs, including organization costs. In connection with that change, the Company wrote-off $0.9 million of previously capitalized organization costs ($0.5 million after tax benefits) and classified such charge as the cumulative effect of change in accounting principle in 2000.

(6)	As described in Note 2 to our consolidated financial statements, we have restated our earnings per share calculations for fiscal 2003 to reflect earnings per share using the two-class method. The two-class method is required as a result of the issuance in September 2002 of our Series B redeemable nonconvertible participating preferred stock. The Series B shares, which we may elect to settle by issuance of common shares before the December 31, 2004 mandatory redemption date (subject to approval by our shareholders of an increase in the number of authorized common shares), are not convertible by the holder but are entitled to participate in any common dividends declared by the Board of Directors as if the Series B holders had been issued common stock. Under the two-class method, earnings or losses are allocated to common stock and participating securities to the extent that each security may share in earnings or losses as if such earnings or losses for the period had been distributed.
(7)	Our current liabilities exceeded our current assets at June 30, 2001 and 2000 as a result of the classification of amounts outstanding under our revolving credit facility and our 7 7/8% Senior Notes due 2008 (Senior Notes) as current liabilities. Such classification resulted from the fact that we were not in compliance with certain of the covenants contained in our revolving credit agreement and because of the related provisions contained in the agreement relating to our Senior Notes. Amounts outstanding under our revolving credit facility and our Senior Notes were classified as long-term liabilities as of June 30, 2003 and 2002 as a result of amendments to our credit facility the most recent of which became effective September 26, 2003. Such amendments waived previous covenant violations and extended the maturity date of the credit facility from March 16, 2003 to December 31, 2006. See Note 12, Long-Term Debt, in our consolidated financial statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion and analysis should be read in conjunction with our Selected Financial Data and our Consolidated Financial Statements and notes appearing elsewhere herein.

Executive Summary

The results of our fiscal 2004 second quarter reflected our continued focus on growing and strengthening our base of core operations throughout the country. We placed particular emphasis on expanding service areas that we have identified for future long-term growth, sought targeted new-contract opportunities, and continued to implement new programs designed to improve billing efficiencies.

With significant restructuring initiatives completed during fiscal years 2001 and 2002, we set out in fiscal 2003 to strengthen and grow our core medical transportation business. The successful completion of key events factored prominently into our ability to shape our strategic direction; the divestiture of our former Latin American operations and amendments to our credit agreement (in fiscal 2003 and early fiscal 2004) that extended the maturity of the facility through December 31, 2006.

In evaluating our business, we monitor a number of key operating and financial statistics. They include average patient charge, average daily deposits, days sales outstanding, and transport volume, among others. The results and trends indicated by these statistics provide us with important data that we use to analyze our performance and guide the business going forward.

An important component of our strategic plan is to reduce bad debt expenses through billing-oriented initiatives. We have assembled a team of internal billing and collections specialists to address this important issue. During the quarter ended December 31, 2003, we continued to work toward maximizing the percentage of medical transportation claims that we submit electronically.

In addition, contracting activities during the second quarter of fiscal 2004 included the award of new and renewal contracts among key customers in a variety of regional service areas. For example, renewal contracts included exclusive agreements to provide emergency ambulance transportation in Mesa and Gilbert, Arizona, as well as Loudon and Franklin counties in Tennessee. During the second quarter of fiscal 2004, we also initiated the planned exit in June 2005 from our exclusive contract to provide fire protection services in the City of Scottsdale, Arizona. As we regularly review our operations to assure they are aligned with our current business strategy, we determined that the subscription-service model is the preferred platform for our community fire protection efforts.

Contracting activities throughout the 2003 fiscal year reflected our commitment to steady and sustainable growth through expansion of current service areas and targeted new contracts. Long-term agreements were renewed in many of our key 911 service areas, including Fort Worth, Texas, Aurora, Colorado; and Tucson and Chandler, Arizona. New contracts for EMS services included the competitive award of a four-year contract to become the exclusive provider of emergency and non-emergency ambulance services to the county that includes Las Cruces, New Mexico, as well as exclusive agreements in Shelby and Loudon counties in Tennessee.

Industry trends for the medical transportation segment of our business remained consistent during the second quarter of fiscal 2004, with one notable development stemming from Congressional passage of the Medicare Prescription Drug, Improvement and Modernization Act of 2003. Included in this legislation was a provision for additional reimbursement for ambulance services provided to Medicare patients. Among other relief, the Act provides for a 1% increase in reimbursement for urban transports and a 2% increase for rural transports for the remainder of the phase-in of the national ambulance fee schedule, which will be complete in 2006. Although we expect this provision under the Medicare Prescription Drug, Improvement and Modernization Act of 2003 will benefit the portion of Rural/Metro’s medical transportation revenue that is reimbursed through Medicare, we are currently unable to predict the total impact.

Introduction

We derive our revenue primarily from fees charged for ambulance and fire protection services. We provide ambulance services in response to emergency medical calls (emergency ambulance services) and non-emergency transport services (general transport services) to patients on both a fee-for-service and nonrefundable subscription fee basis. Per transport revenue depends on various factors, including the mix of rates between existing markets and new markets and the mix of activity between emergency ambulance services and non-emergency transport services as well as other competitive factors. Fire protection services are provided either under contracts with municipalities, fire districts or other agencies or on a nonrefundable subscription fee basis to individual homeowners or commercial property owners.

Because of the nature of our ambulance services, it is necessary to respond to a number of calls, primarily emergency ambulance service calls, which may not result in transports. Results of operations are discussed below on the basis of actual transports because transports are more directly related to revenue. Expenses associated with calls that do not result in transports are included in operating expenses. The percentage of calls not resulting in transports varies substantially depending upon the mix of non-emergency ambulance and emergency ambulance service calls in individual markets and is generally higher in service areas in which the calls are primarily emergency ambulance service calls. Rates in our markets take into account the anticipated number of calls that may not result in transports. We do not separately account for expenses associated with calls that do not result in transports.

Restatement of Consolidated Financial Statements

See Note 2 to our consolidated financial statements for a discussion of the restatement of our financial statements for the six months ended December 31, 2002 and fiscal years ended June 30, 2003, 2002 and 2001.

Critical Accounting Estimates and Judgments

Our discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. In connection with the preparation of our financial statements, we are required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to revenue recognition, allowance for doubtful accounts, general liability and workers’ compensation claim reserves. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The results form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We have identified the following accounting policies as critical to our business operations and the understanding of our results of operations. The impact of these policies on our business operations is discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results. The discussion below is not intended to be a comprehensive list of our accounting policies. For a detailed discussion on the application of these and other accounting policies, see Note 1 to our consolidated financial statements, which contains accounting policies and other disclosures required by accounting principles generally accepted in the United States of America.

Medical Transportation and Revenue Recognition — Ambulance and alternative transportation service fees are recognized when services are provided and are recorded net of discounts applicable to Medicare, Medicaid, and other third-party payers. Because of the length of the collection cycle with respect to ambulance and alternative transportation service fees, it is necessary to estimate the amount of these discounts at the time revenue is recognized. The collectibility of ambulance and alternative transportation service fees is analyzed using historical collection experience within each service area. Using collection data resident in our billing system, we estimate the percentage of gross ambulance and alternative transportation service fees that will not be collected and record a provision for discounts and doubtful accounts. The portion of the provision allocated to discounts applicable to Medicare, Medicaid and other third-party payers is based on historical write-offs relating to such discounts as a percentage of the related gross revenue recognized for each service area. The ratio is then applied to current period gross ambulance and alternative transportation service fees to determine the portion of the provision that will be recorded as a reduction in revenue. The remaining amount of the provision is classified as provision for doubtful accounts. If the historical data used to calculate these estimates does not properly reflect the ultimate collectibility of the current revenue stream, revenue could be overstated or understated. Discounts applicable to Medicare, Medicaid and other third-party payers, which are reflected as a reduction of medical transportation revenue, totaled $88.3 million and $76.1 million for the six months ended December 31, 2003 and 2002, respectively. Discounts applicable to Medicare, Medicaid and other third-party payers, which are reflected as a reduction of medical transportation revenue, totaled $160.0 million, $148.2 million and $145.9 million for the years ended June 30, 2003, 2002 and 2001, respectively.

As discussed above, the provisions for Medicare, Medicaid and other third-party payer discounts as a percentage of gross ambulance and alternative transportation service fees are as follows:

	Six-Months Ended December 31,		Years Ended June 30,
	2003	2002	2003	2002	2001
Medicare	14.3%	11.6%	12.6%	11.8%	11.6%
Medicaid	8.5%	8.3%	8.0%	8.1%	8.3%
Other third-party	6.6%	7.9%	7.9%	8.3%	8.2%

Total discounts	29.4%	27.8%	28.5%	28.1%	28.0%

Based on the allocation of provisions between discounts and doubtful accounts an increase/decrease of 1% in our estimated collections percentage would have resulted in an increase/decrease in net revenue of $2.0 million and $1.8 million for the six-months ended December 31, 2003 and 2002, respectively, and $3.7 million, $3.5 million and $3.3 million for the years ended June 30, 2003, 2002 and 2001, respectively.

Provision for Doubtful Accounts for Medical Transportation Revenue — Ambulance and alternative transportation service fees are billed to various payer sources. As discussed above, discounts applicable to Medicare, Medicaid and other third-party payers are recorded as reductions of gross revenue. We also estimate provisions related to the potential uncollectibility of amounts billed to other payers based on historical collection data and historical write-off activity within each service area. The provision for doubtful accounts percentage that is applied to gross ambulance and alternative transportation service fee revenue is calculated as the difference between the total expected collection percentage less percentages applied for discounts applicable to Medicare, Medicaid and other third-party payers described above. If historical data used to calculate these estimates does not properly reflect the ultimate collectibility of the current revenue stream, the provision for doubtful accounts may be overstated or understated. The provision for doubtful accounts on ambulance and alternative transportation service revenue totaled $44.3 million and $42.9 million for the three months ended December 31, 2003 and 2002, respectively. The provision for doubtful accounts on ambulance and alternative transportation service revenue totaled $84.9 million, $77.7 million and $82.1 million for the fiscal years ended June 30, 2003, 2002 and 2001, respectively.

As discussed above, the provision for doubtful accounts as a percentage of gross ambulance and alternative transportation service fees is as follows:

	Six-Months Ended December 31,		Years Ended June 30,
	2003	2002	2003	2002	2001
Doubtful accounts	14.7%	15.7%	15.1%	14.8%	15.8%

Based on the allocation of provisions between discounts and doubtful accounts an increase/decrease of 1% in our estimated collections percentage would have resulted in an increase/decrease in the provision for doubtful accounts of $1.0 million in both the six-months ended December 31, 2003 and 2002, and $1.9 million, $1.8 million and $1.9 million for the years ended June 30, 2003, 2002 and 2001, respectively.

Workers’ Compensation Reserves — Beginning May 1, 2002, we purchased corporate-wide workers’ compensation insurance policies, for which we pay premiums that can be adjusted upward or downward at certain intervals based upon a retrospective review of incurred losses. Each of these annual policies covers all workers’ compensation claims made by employees of our domestic subsidiaries. Under such policies, we have no obligation to pay any deductible amounts on claims occurring during the policy period. Accordingly, provisions for workers’ compensation expense for claims arising on and after May 1, 2002 are reflective of premium costs only. Prior to May 1, 2002, our workers’ compensation policies included a deductible obligation with no aggregate limit. Claims relating to these policy years remain outstanding. Claim provisions were estimated based on historical claims data and the ultimate projected value of those claims. For claims occurring prior to May 1, 2002, our third-party administrator established initial estimates at the time a claim was reported and periodically reviews the development of the claim to confirm that the estimates are adequate. We engage independent actuaries to assist us in the determination of our workers’ compensation claims reserves. If the ultimate development of these claims is significantly different than has been estimated, the related reserves for workers’ compensation claims could be overstated or understated. Reserves related to workers’ compensation claims totaled $10.0 million, $11.3 million and $15.9 million at December 31, 2003, June 30, 2003 and June 30, 2002, respectively.

General Liability Reserves — We are subject to litigation arising in the ordinary course of our business. In order to minimize the risk of our exposure, we maintain certain levels of coverage for comprehensive general liability, automobile liability, and professional liability. These policies currently are, and historically have been, underwritten on a deductible basis. Provisions are made to record the cost of premiums as well as that portion of the claims that is our responsibility. Our third-party administrator establishes initial estimates at the time a claim is reported and periodically reviews the development of the claim to confirm that the estimates are adequate. We engage independent actuaries to assist us in the determination of our general liability claim reserves. If the ultimate development of these claims is significantly different than has been estimated, the reserves for general liability claims could be overstated or understated. Reserves related to general liability claims totaled $15.4 million, $13.9 million and $15.4 million at December 31, 2003, June 30, 2003 and June 30, 2002, respectively.

Asset Impairment — We review our property and equipment for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable, by comparing the carrying amount of such assets to the estimated undiscounted future cash flows associated with them. In cases where the estimated undiscounted cash flows are less than the related carrying amount, an impairment loss is recognized for the amount by which the carrying amount exceeds the fair value of the assets. The fair value is determined based on the present value of estimated future cash flows using a discount rate commensurate with the risks involved.

Our goodwill balances are reviewed annually (and interim periods if events or circumstances indicate that the related carrying amount may be impaired). Goodwill impairment is reviewed using a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test must be performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

Results of Operations

Six Months Ended December 31, 2003 Compared to Six Months Ended December 31, 2002

The following table sets forth a comparison of certain items from our statements of operations for the six months ended December 31, 2003 and 2002. The comparison includes the line items expressed as a percentage of net revenue as well as the dollar value and percentage change in each line item. Additionally, a comparison of transport activity from continuing operations has been presented for the six months ended December 31, 2003 and 2002.

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

For The Six Months Ended December 31, 2003 and 2002

(In thousands)

	Six Months Ended December 31,
	2003	% of Net Revenue	2002	% of Net Revenue	$ Change	% Change
			(As Restated*)
Net revenue	$265,862	100.0%	$246,435	100.0%	$19,427	7.9%

Operating expenses:
Payroll and employee benefits	141,052	53.1%	135,778	55.1%	5,274	3.9%
Provision for doubtful accounts	42,627	16.0%	39,786	16.1%	2,841	7.1%
Depreciation and amortization	5,734	2.2%	6,512	2.6%	(778)	-11.9%
Other operating expenses	57,246	21.5%	52,449	21.3%	4,797	9.1%
Restructuring and other	—	0.0%	(1,421)	-0.6%	1,421	-100.0%

Total operating expenses	246,659	92.8%	233,104	94.5%	13,555	5.8%

Operating income	19,203	7.2%	13,331	5.5%	5,872	44.0%
Interest expense	(15,208)	-5.7%	(13,241)	-5.4%	(1,967)	14.9%
Interest income	51	0.0%	49	0.0%	2	4.1%

Income from continuing operations before income taxes and minority interest	4,046	1.5%	139	0.1%	3,907
Income tax provision	(195)	-0.1%	(110)	0.0%	(85)
Minority interest	(463)	-0.2%	(1,478)	-0.6%	1,015

Income (loss) from continuing operations	3,388	1.2%	(1,449)	-0.5%	4,837
Income (loss) from discontinued operations	(607)	-0.2%	13,950	5.7%	(14,557)

Net income (loss)	$2,781	1.0%	$12,501	5.2%	(9,720)

	Six Months Ended December 31,		Transport Change	% Change
	2003	2002
Transports from continuing operations
Ambulance transports	556,288	530,559	25,729	4.8%
Alternative transportation transports	50,262	50,175	87	0.2%

Total transports from continuing operations	606,550	580,734	25,816	4.4%

*	- Refer to Note 2 of our consolidated financial statements.

Net Revenue

A comparison of net revenue by segment is included in the table below.

	Six Months Ended December 31,		$ Change	% Change
	2003	2002
Medical transportation and related services	$226,239	$206,252	$19,987	9.7%
Fire and other	39,623	40,183	(560)	-1.4%

Total net revenue	$265,862	$246,435	$19,427	7.9%

Results of Operations — For the six months ended December 31, 2003, the Company’s income from continuing operations was $3.4 million or a loss of $0.01 per diluted share applicable to common stockholders, compared to a loss from continuing operations of $1.4 million or $0.16 per diluted share applicable to common stockholders for the six months ended December 31, 2002. The Company generated net revenue of $265.9 million for the six months ended December 31, 2003 compared to $246.4 million for the six months ended December 31, 2002. These overall results reflect the Company’s focus on growth, billing and collections and operational efficiencies as discussed below.

The increase in net revenues of $19.4 million for 2003 compared to 2002 is a result of new contracts for EMS services in Las Cruces, New Mexico, and Louden County, Tennessee. In addition, we received renewal contracts to provide exclusive emergency transportation in Mesa and Gilbert, Arizona, as well as Franklin County, Tennessee. These new contracts, coupled with an aging population, an increase in population density where we have significant operations and increased travel between specialized treatment health care facilities, have resulted in an increase in the number of emergency and non-emergency ambulance transports.

After taking into account the effect of a reversal of a $1.4 million restructuring charge in the six month period ended December 31, 2002, total operating expenses increased $12.1 million in the six months ended December 31, 2003 compared to the same period in 2002, however as a percentage of net revenue, operating expenses were 2.4% lower for the six months ended December 31, 2003 compared to the six months ended December 31, 2002. The decrease in operating expenses as a percentage of net revenue is primarily due to the combined result of the Company’s initiatives to streamline the ambulance billing process, add controls over the day-to-day flow of claims, prioritize the submission of ambulance claims electronically, and place significant attention on difficult to collect accounts as well as the emphasis and focus on cost savings initiatives.

Medical Transportation and Related Services — Medical transportation and related service revenue increased $20.0 million, or 9.7%, from $206.3 million for the six months ended December 31, 2002 to $226.2 million for the six months ended December 31, 2003. This increase is primarily comprised of a $17.7 million increase in same service area revenue attributable to transport increases. Additionally, there was a $3.4 million increase in revenue related to new contracts offset by a $1.1 million decrease related to service areas that were closed in fiscal 2003.

Transports in areas that we served in both the six months ended December 31, 2003 and 2002 increased by approximately 19,000 transports. The increase in transports is a result of an overall aging population, increase in population density where we have significant operations and increased patient travel between specialized treatment health care facilities. Additionally there was an increase of approximately 9,000 transports related to new contracts as well as a decrease of 2,000 transports in a service area closed in fiscal 2003. The net average patient charge for ambulance transports made in the six months ended December 31, 2003 was $387.74 compared to $366.11 for the six months ended December 31, 2002. The increase in average patient charge for ambulance transports is a result of general rate increases and enhanced call screening procedures.

Fire and Other — Fire subscription revenue totaled $17.1 million for the six months ended December 31, 2003 as compared to $15.8 million for the six months ended December 31, 2002 with the increase primarily due to rate increases. Forestry and fire fee revenue totaled $1.0 million for the six months ended December 31, 2003 as compared to $2.1 million for the six months ended December 31, 2002 with the decrease primarily related to the particularly active wildfire season in fiscal 2003 compared to fiscal 2004.

Operating Expenses

Payroll and Employee Benefits — The increase in payroll and employee benefits is primarily related to an increase in transports which resulted in an increase in regular, overtime and training wages of $3.8 million, health insurance costs of $1.3 million and other miscellaneous payroll related increases offset by a $1.2 million refund received for premiums paid on a prior year workers’ compensation policy. Payroll and employee benefits as a percentage of net revenue, excluding the effect of the $1.2 million noted above, was 53.5% for the six months ended December 31, 2003. The decrease in the percentage of payroll and employee benefits to net revenue is primarily due to the disproportionate increase in net revenue as compared to payroll and employee benefits.

Provision for Doubtful Accounts — The increase in the provision for doubtful accounts is related to the increase in medical transportation and related service revenue.

The provision for doubtful accounts as a percentage of ambulance and alternative transportation service revenue was 19.1% for the six months ended December 31, 2003 and 19.6% for the six months ended December 31, 2002. The decrease in the provision for doubtful accounts as a percentage of ambulance and alternative transportation service revenue relates to the changes in the mix of the relationship between Medicare, Medicaid and other third party payer discounts and doubtful accounts. Provisions for Medicare, Medicaid and other third party payer discounts combined with provisions for doubtful accounts represented 44.3% (including 14.8% for doubtful accounts) of gross ambulance and alternative transportation transport revenue for the six months ended December 31, 2003 as compared to 43.8% (including 15.8% for doubtful accounts) for the six months ended December 31, 2002.

Other Operating Expenses — Other operating expenses consist primarily of rent and related occupancy expenses, vehicle and equipment maintenance and repairs, insurance, fuel and supplies, travel, and professional fees. The increase in other operating expenses is primarily due to increases in general liability insurance expenses of $2.9 million due to increased premium rates in the new policy year as well as general increases in other operating expense categories.

Restructuring charge and other — Fiscal 2003 includes the reversal of restructuring charges of $1.4 million originally recorded in fiscal 2001. The restructuring charge recorded in fiscal 2001 included $1.5 million for severance, lease termination and other costs relating to an under performing service area that we had planned to exit at the time of contract expiration in December 2001. During fiscal 2002, the contract was extended for a one-year period at the request of the municipality to enable it to transition medical transportation service to a new provider. The operating environment in this service area improved, and in November 2002 we were awarded a new multi-year contract. As a result, the remaining reserve, related to this service area, of $1.3 million was released to income during fiscal 2003. In addition to this reversal, several other individually insignificant adjustments were made to prior restructuring charges in fiscal 2003.

Interest Expense — The balance on our credit facility was $152.6 million at December 31, 2003 as compared to $152.4 million at December 31, 2002. The average rate charged on the credit facility, including additional amounts accrued due to noncompliance with covenants, was 9.4% for the six months ended December 31, 2003 compared to 7.6% for the three months ended December 31, 2002. The change in interest rate accounts for an increase of approximately $1.4 million in interest expense. Amortization of deferred financing costs totaled $1.4 million for the six months ended December 31, 2003 as compared to $0.8 million for the three months ended December 31, 2002. Amortization of deferred financing costs in the six months ended December 31, 2003 includes amortization of costs incurred relating to both the 2002 and 2003 Amended Credit Facilities. Additionally, upon negotiation of the 2003 Amended Credit Facility, the amortization period of the costs associated with the 2002 Amended Credit Facility was extended through December 31, 2006. See further discussion of the 2003 Amended Credit Facility in “Liquidity and Capital Resources.”

Income (loss) from discontinued operations — Due to deteriorating economic conditions and the continued devaluation of the local currency, we reviewed our strategic alternatives with respect to the continuation of operations in Latin America, primarily Argentina, and determined that we would benefit from focusing on our domestic operations. Effective September 27, 2002, we sold our Latin American operations to local management in exchange for the assumption of such operation’s net liabilities. The gain on the disposition of our Latin American operations totaled $12.5 million for the six months ended December 31, 2002. The gain includes the assumption by the buyer of net liabilities of $3.3 million (including, among other things, accounts receivable of $0.6 million and accrued liabilities of $4.8 million) as well as the recognition of related cumulative translation adjustments of $10.1 million.

Medical transportation and related service revenue relating to our Latin American operations totaled $2.1 million for the six months ended December 31, 2002. Fire and other revenue for these operations totaled $0.3 million for the six months ended December 31, 2002. Our Latin American operations generated a loss of $156,000 for the six months ended December 31, 2002.

In addition to the disposal of our Latin American operations discussed above, in the first and second quarters of fiscal 2004, we ceased operating in certain of our medical transportation and related service areas. We also held one medical transportation and related service area for sale in the second quarter of fiscal 2004, the sale of which is expected to close in the third or fourth quarter of fiscal 2004. The results of these service areas for the six months ended December 31, 2003 and 2002 are included in income (loss) from discontinued operations. Net revenue for these service areas totaled $6.0 million and $12.6 million for the six months ended December 31, 2003 and 2002, respectively. These service areas generated a loss of $0.5 million in the six months ended December 31, 2003 and net income of $1.6 million in the six months ended December 31, 2002.

Year Ended June 30, 2003 Compared To Year Ended June 30, 2002

The following table sets forth a comparison of certain items from our statements of operations for the years ended June 30, 2003 and 2002. The comparison includes the line items expressed as a percentage of net revenue as well as the dollar value and percentage change in each line item. Additionally, a comparison of transport activity from continuing operations has been presented for the years ended June 30, 2003 and 2002.

	Fiscal Year Ended June 30,
	2003	% of Net Revenue	2002 (As Restated *)	% of Net Revenue	$ Change	% Change

Net revenue	$497,087	100.0%	$464,747	100.0%	$32,340	7.0%

Operating expenses:
Payroll and employee benefits	273,353	55.0%	257,163	55.3%	16,190	6.3%
Provision for doubtful accounts	79,214	15.9%	72,556	15.6%	6,658	9.2%
Depreciation and amortization	12,838	2.6%	14,755	3.2%	(1,917)	-13.0%
Other operating expenses	109,710	22.1%	98,457	21.2%	11,253	11.4%
Contract termination costs and related asset impairment	—	0.0%	(107)	0.0%	107	-100.0%
Restructuring charge and other	(1,421)	-0.3%	(519)	-0.1%	(902)	173.8%

Total expenses	473,694	95.3%	442,305	95.2%	31,389	7.1%

Operating income	23,393	4.7%	22,442	4.8%	951	4.2%
Interest expense	(28,012)	-5.6%	(25,462)	-5.5%	(2,550)	10.0%
Interest income	196	0.0%	644	0.1%	(448)	-69.6%
Other income (expense)	146	0.0%	—	0.0%	(146)	100.0%

Loss from continuing operations before income taxes and cumulative effect of change in accounting principle	(4,277)	-0.9%	(2,376)	-0.5%	(1,901)
Income tax (provision) benefit	(197)	0.0%	2,520	0.5%	(2,717)
Minority interests	(1,507)	-0.3%	(750)	-0.1%	(757)

Loss from continuing operations before cumulative effect of change in accounting principle	(5,981)	-1.2%	(606)	-0.1%	(5,375)
Income from discontinued operations	14,947	3.0%	1,955	0.4%	12,992

Income before cumulative effect of change in accounting principle	8,966	1.8%	1,349	0.3%	7,617
Cumulative effect of change in accounting principle	—	0.0%	(49,513)	-10.7%	49,513

Net income (loss)	$8,966	1.8%	$(48,164)	-10.4%	$57,130

	Fiscal Year Ended June 30,		Transport Change	% Change
	2003	2002
Transports from continuing operations
Ambulance transports	1,066,212	1,050,322	15,890	1.5%
Alternative transportation transports	97,388	142,610	(45,222)	-31.7%

Total transports from continuing operations	1,163,600	1,192,932	(29,332)	-2.5%

Net Revenue

A comparison of net revenue by segment is included in the table below.

	Years Ended June 30,		$ Change	% Change
	2003	2002
Medical transportation and related services	$418,747	$392,523	$26,224	6.7%
Fire and other	78,340	72,224	6,116	8.5%

Total net revenue	$497,087	$464,747	$32,340	7.0%

Results of Operations — For the year ended June 30, 2003, the Company’s loss from continuing operations was $6.0 million or $0.56 per diluted share applicable to common stockholders, compared to a loss from continuing operations of $0.6 million or $0.04 per diluted share applicable to common stockholders for the year ended June 30, 2002. The Company generated net revenue of $497.1 million for the year ended June 30, 2003 compared to $464.7 million for the year ended June 30, 2002. These results reflect the increase in interest expense of $2.6 million primarily related to increased interest rates resulting from the renegotiation of our credit facility in fiscal 2003 and increased amortization of deferred financing costs related to the renegotiation as well as the additional items and factors discussed below.

The overall increase in revenue of $32.4 million for fiscal 2003 compared to fiscal 2002 was offset by an increase in total operating expenses of $31.4 million for fiscal 2003 compared to fiscal 2002. The increase in operating expenses were primarily as a result of increased health, workers compensation and general insurance costs of $11.0 million, due to increased claims and premium rates, an increase in payroll expenditures of $6.1 million, as a result of general wage increases and overtime costs, and an increase in provision for doubtful accounts of $6.7 million as a result of the increase in medical transportation and related service revenue.

In addition, the Company recorded an income tax benefit of $2.5 million in fiscal 2002 compared to an income tax expense of $0.2 million in fiscal 2003. The benefit recorded in fiscal 2002 was a result of federal income tax refunds of $.6 million resulting from legislation enacted in 2002 that allowed the Company to carry back a portion of our net operating losses to prior years as well as refunds of $1.6 million applicable to prior years for which recognition was deferred until receipt.

Medical Transportation and Related Services — The increase in medical transportation and related services is primarily comprised of a $29.0 million increase in same service area revenue attributable to overall rate increases, enhanced call screening procedures and other factors. Additionally, there was a $3.3 million increase in revenue related to two new 911 contracts that began during fiscal 2003 offset by an $2.0 million decrease related to the loss of the 911 contract in Arlington, Texas and a $4.2 million decrease related to service areas which were closed in fiscal 2002.

Transports in areas that we served in both fiscal 2003 and 2002 decreased by approximately 18,000 transports. Additionally, there was an increase of 6,000 transports related to two 911 contracts that began during the fiscal 2003 offset by a 4,000 transport decrease related to the loss of the 911 contract in Arlington and a 13,000 transport decrease related to service areas which were closed in fiscal 2002.

Fire and Other — Fire protection services revenue increased primarily due to rate and utilization increases in our subscription fire programs of $2.6 million, rate increases on existing contracts and additional fire contracts of $1.5 million and a $0.7 million increase in wild land fire services revenue. We experienced a particularly active wildfire season in the fiscal year ended June 30, 2003. Additionally there was an increase of $1.3 million in other revenue relating to revenues from dispatch, fleet, billing, training and home health care services.

Operating Expenses

Payroll and Employee Benefits — The increase in payroll and employee benefit expenses is primarily related to an increase in regular, overtime and training wages of $6.1 million, an increase in 401(k) expense of $1.5 million as a result of the company not contributing to the 401(k) plan in fiscal 2002, increased health insurance costs of $2.5 million primarily due to increased health insurance claims and increased workers’ compensation expense of $2.4 million related to increased insurance rates. We expect that our labor costs will continue to increase.

Provision for Doubtful Accounts —The increase in the provision for doubtful accounts is primarily related to the increase in medical transportation and related service revenue.

The provision for doubtful accounts as a percentage of ambulance and alternative transportation service revenue has remained relatively consistent with the prior year. The provision for doubtful accounts as a percentage of ambulance and alternative transportation service revenue (excluding amounts relating to discontinued operations) was 19.6% for the year ended June 30, 2003 and 19.2% for the year ended June 30, 2002. The increase in the provision for doubtful accounts as a percentage of ambulance and alternative transportation revenue relates to the changes in the mix of the relationship between Medicare, Medicaid and other third-party payer discounts and doubtful accounts.

A summary of activity in our allowance for doubtful accounts during the fiscal years ended June 30, 2003 and 2002 is as follows (in thousands):

	June 30,
	2003	2002
		(As Restated*)
Balance at beginning of year	$37,966	$60,812
Provision for doubtful accounts – continuing operations	79,214	72,556
Provision for doubtful accounts – Discontinued operations	5,832	5,169
Provision for doubtful accounts - Latin America	—	155
Write-offs related to doubtful accounts	(74,590)	(100,726)

Balance at end of year	$48,422	$37,966

*	Refer to Note 2, of our consolidated financial statements.

Depreciation and Amortization — The decrease in depreciation and amortization is primarily due to assets becoming fully depreciated.

Other Operating Expenses — Other operating expenses consist primarily of rent and related occupancy expenses, vehicle and equipment maintenance and repairs, insurance, fuel and supplies, travel, and professional fees. The increase in other operating expenses is primarily due to increases in general liability insurance expenses of $6.1 million due to increased premium rates, professional fees of $1.6 million related to the amendment of our credit facility on September 30, 2002 and general increases in other operating expense categories.

Restructuring and Other — Fiscal 2003 includes the reversal of restructuring charges of $1.4 million originally recorded in fiscal 2001. The restructuring charge recorded in fiscal 2001 included $1.5 million for severance, lease termination and other costs relating to an under performing service area that we had planned to exit at the time of contract expiration in December 2001. During fiscal 2002, the contract was extended for a one-year period at the request of the municipality to enable it to transition medical transportation service to a new provider. In connection with the contract extension, we reversed $0.2 million of previously accrued lease termination costs relating to the extension period, which was reflected as a credit to restructuring and other in the consolidated statement of operations for fiscal 2002. The operating environment in this service area improved, and in November 2002 we were awarded a new multi-year contract. As a result, the remaining reserve of $1.3 million was released to income during fiscal 2003. In addition to this reversal, several other individually insignificant adjustments were made to prior restructuring charges in fiscal 2003.

A summary of activity in the restructuring reserve, which is included in accrued liabilities in the consolidated balance sheet, is as follows:

	Severance Costs	Lease Termination Costs	Other Exit Costs	Total
Balance at June 30, 2001	$1,834	$3,234	$1,101	$6,169
Fiscal 2002 usage	(1,025)	(1,172)	(951)	(3,148)
Adjustments	(52)	(548)	(118)	(718)

Balance at June 30, 2002	757	1,514	32	2,303
Fiscal 2003 usage	(29)	(207)	(71)	(307)
Adjustments	(718)	(732)	39	(1,421)

Balance at June 30, 2003	$—	$575	$—	$575

The restructuring reserve as of June 30, 2003 relates to lease termination costs for which payments will be made through December 2006.

Interest Expense — The increase in interest expense was primarily due to increased interest rates resulting from the renegotiation of our credit facility in September 2002. Amortization of deferred financing costs totaled $2.0 million for the year ended June 30, 2003 compared to $0.7 million for the year ended June 30, 2002. See further discussion of the 2002 Amended Credit Facility in “Liquidity and Capital Resources.”

Interest Income — The decrease in interest income relates to $0.5 million of income received in conjunction with an income tax refund – that was included in the results for the year ended June 30, 2002.

Income Taxes — The income tax benefit in 2002 resulted from federal income tax refunds of $0.6 million resulting from legislation that allowed us to carry back a portion of our net operating losses to prior years as well as refunds of $1.6 million applicable to prior years for which recognition had been deferred until receipt. We did not recognize the future income tax benefits attributable to our domestic net operating losses in either 2003 or 2002 as it is more likely than not that the related benefits will not be realized.

Income (Loss) From Discontinued Operations — Due to deteriorating economic conditions and the continued devaluation of the local currency, we reviewed our strategic alternatives with respect to the continuation of operations in Latin America, including Argentina and Bolivia, and determined that we would benefit from focusing on our domestic operations. Effective September 27, 2002, we sold our Latin American operations to local management in exchange for the assumption of net liabilities. The gain on the disposition of our Latin American operations totaled $12.5 million and is included in income from discontinued operations for the year ended June 30, 2003. Medical transportation and related service revenue related to our Latin American operations totaled $2.1 million and $23.9 million for the years ended June 30, 2003 and 2002, respectively. Fire and Other revenue related to our Latin American operations totaled $0.3 million and $1.5 million for the years ended June 30, 2003, and 2002 respectively. Our Latin American operations generated a net loss of $156,000 through September 27, 2002 and net income of $1.0 million for the year ended June 30, 2002.

In addition to the disposal of our Latin American operations discussed above, in the first and second quarters of fiscal 2004, we ceased operating in certain of our medical transportation and related service areas. Additionally, we held one medical transportation and related service area for sale in the second quarter of fiscal 2004, the sale of which is expected to close in the third or fourth quarter of fiscal 2004. Net revenue for these service areas totaled $23.4 million and $24.2 million for the years ended June 30, 2003 and 2002, respectively. These service areas generated income of $2.6 million and $1.0 million in the years ended June 30, 2003 and 2002, respectively.

In the third quarter of fiscal 2004, we ceased operating in one fire and other service area. See discussion of net revenue and income (losses) generated from these service areas in Note 21 to our consolidated financial statements.

Cumulative Effect of Change in Accounting Principle — We adopted the new rules on accounting for goodwill and other intangible assets effective July 1, 2001. Under the transitional provisions of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” we performed impairment tests on the net goodwill and other intangible assets associated with each of our reporting units with the assistance of independent valuation experts and determined that a transitional goodwill impairment charge of $49.5 million, both before and after tax, was required. The impairment charge primarily related to our domestic medical transportation and related services segment. See Note 7 of our consolidated financial statements for further discussion of the effect of the adoption of this accounting principle.

Year Ended June 30, 2002 Compared To Year Ended June 30, 2001

The following table sets forth a comparison of certain items from our statements of operations for the years ended June 30, 2002 and 2001. The comparison includes the line items expressed as a percentage of net revenue as well as the dollar value and percentage change in each line item. Additionally, a comparison of transport activity from continuing operations has been presented for the years ended June 30, 2002 and 2001.

	Fiscal Year Ended June 30,
	2002 (As Restated *)	% of Net Revenue	2001 (As Restated *)	% of Net Revenue	$ Change	% Change
Net revenue	$464,747	100.0%	$452,163	100.0%	$12,584	2.8%

Operating expenses:
Payroll and employee benefits	257,163	55.3%	257,688	57.0%	(525)	-0.2%
Provision for doubtful accounts	72,556	15.6%	79,263	17.5%	(6,707)	-8.5%
Depreciation and amortization	14,755	3.2%	23,769	5.3%	(9,014)	-37.9%
Other operating expenses	98,457	21.2%	125,234	27.7%	(26,777)	-21.4%
Asset impairment charges	—	0.0%	27,894	6.2%	(27,894)	-100.0%
Contract termination costs and related asset impairment	(107)	0.0%	9,256	2.0%	(9,363)	-101.2%
Restructuring charge and other	(519)	-0.1%	9,045	2.0%	(9,564)	-105.7%

Total expenses	442,305	95.2%	532,149	117.7%	(89,844)	-16.9%

Operating income (loss)	22,442	4.8%	(79,986)	-17.7%	102,428	-128.1%

Interest expense	(25,462)	-5.5%	(30,624)	-6.8%	5,162	-16.9%
Interest income	644	0.1%	642	0.2%	2	0.3%

Loss from continuing operations before income taxes and cumulative effect of change in accounting principle	(2,376)	-0.5%	(109,968)	-24.3%	107,592
Income tax (provision) benefit	2,520	0.5%	(1,137)	-0.3%	3,657
Minority interests	(750)	-0.2%	2,290	0.5%	(3,040)

Loss from continuing operations before cumulative effect of change in accounting principle	(606)	-0.1%	(108,815)	-24.1%	108,209
Income (loss) from discontinued operations	1,955	0.4%	(96,475)	-21.3%	98,430

Income (loss) before cumulative effect of change in accounting principle	1,349	0.3%	(205,290)	-45.4%	206,639
Cumulative effect of change in accounting principle	(49,513)	-10.7%	—	0.0%	(49,513)

Net income (loss)	$(48,164)	-10.4%	$(205,290)	-45.4%	$157,126

	Fiscal Year Ended June 30,		Transport Change	% Change
	2002	2001
Transports from continuing operations
Ambulance transports	1,050,322	1,074,166	(23,844)	-2.2%
Alternative transportation transports	142,610	157,924	(15,314)	-9.7%

Total transports from continuing operations	1,192,932	1,232,090	(39,158)	-3.2%

Net Revenue

A comparison of net revenue by segment is included in the table below.

	Years Ended June 30,		$ Change	% Change
	2002	2001
Medical transportation and related services	$392,523	$380,949	$11,574	3.0%
Fire and other	72,224	71,214	1,010	1.4%

Total net revenue	$464,747	$452,163	$12,584	2.8%

Results of Operations — For the year ended June 30, 2002, the Company’s loss from continuing operations was $0.6 million or $0.04 per diluted share applicable to common stockholders, compared to a loss from continuing operations of $110.0 million or $7.38 per diluted share applicable to common stockholders for the year ended June 30, 2001. The Company generated net revenue of $464.7 million for the year ended June 30, 2003 compared to $452.2 million for the year ended June 30, 2001. These results reflect the Company’s focus on increasing same service area revenue as well as the additional items and factors discussed below.

Total operating expenses were $89.8 million lower in fiscal 2002 compared to fiscal 2001 as a result of the significant charges the Company recorded in fiscal 2001. We recorded an asset impairment charge of approximately $27.9 million as a result of our expectation of a challenging health care reimbursement environment as well as anticipated increases in labor and insurance costs with respect to our ambulance operations. In addition, we recorded contract termination costs and related asset impairment costs of $9.2 million as a result of the loss of two 911 contracts in fiscal 2001 and restructuring charges totaling $9.1 million as a result of the closure or downsizing of nine service areas to cover the costs of severance, early lease termination, asset impairment charges of goodwill and other exit costs related to these impacted areas.

Medical Transportation and Related Services — The increase in medical transportation and related service revenue is comprised of a $27.1 million increase in same service area revenue attributable to increased transports, overall rate increases, enhanced call screening and other factors. Additionally, there was a $2.6 million increase in revenue related to a 911 contract that began during the second quarter of fiscal 2001 offset by an $8.5 million decrease related to the loss of 911 contracts in Arlington, Texas and Lincoln, Nebraska and a $9.6 million decrease related to the closure of service areas in fiscal 2000 and fiscal 2001.

Medical Transportation and Related Services — The increase in medical transportation and related service revenue is comprised of a $27.1 million increase in same service area revenue attributable to rate increases, call screening and other factors. Additionally, there was a $2.6 million increase in revenue related to a 911 contract that began during the second quarter of fiscal 2001 offset by an $8.5 million decrease related to the loss of 911 contracts in Arlington, Texas and Lincoln, Nebraska and a $9.6 million decrease related to the closure of service areas in fiscal 2000 and fiscal 2001.

Transports in areas that we served in both fiscal 2003 and 2002 increased by approximately 9,000 transports. Additionally, the loss of 911 contracts in Arlington, Texas and Lincoln, Nebraska accounted for a decrease of approximately 19,000 transports. The closure of service areas in fiscal 2000 and 2001 accounted for a decrease of approximately 32,000 transports. These decreases were offset by an increase of approximately 3,000 transports related to a 911 contract that began during the second quarter of fiscal 2001.

Fire and Other — Fire protection services revenue increased primarily due to rate and utilization increases in our subscription fire programs of $2.1 million, increased contracting activity by our specialty fire protection group of $766,000 and a $620,000 increase in wild land fire services revenue. We experienced a particularly active wildfire season in the latter part of fiscal 2002. Additionally there was a decrease of $2.1 million in other revenue relating to revenues from dispatch, fleet, billing, training and home health care services.

Operating Expenses

Payroll and Employee Benefits — The decrease in payroll and employee benefits expense is primarily attributable to the net impact of payroll and benefit increases resulting from contract renegotiations, service area expansions and wage rate increases ($20.4 million) offset by the impact of prior-year service area closures ($8.3 million), and the absence in 2002 of prior-year increases in health insurance reserves ($5.4 million) and accrued paid-time-off ($3.0 million).

Provision for Doubtful Accounts — The provision for doubtful accounts includes provision for ambulance and alternative transportation service revenue as well as non-transport related revenue. The provision for the year ended June 30, 2001 included an additional $4.2 million provision related to management’s decision to reserve all outstanding non-transport receivables in excess of 90 days.

The provision for doubtful accounts as a percentage of ambulance and alternative transportation service revenue was 19.2% for the year ended June 30, 2002 and 20.0% for the year ended June 30, 2001. The decrease is reflective of the closure of underperforming operations and increases in collection rates in the remaining service areas. During fiscal 2002, we continued to focus on improving the quality of our revenue by reducing the amount of un-reimbursed non-emergency ambulance and alternative transportation transports in selected service areas as well as on previously implemented initiatives to maximize the collection of our accounts receivable.

A summary of activity in our allowance for doubtful accounts during the fiscal years ended June 30, 2002 and 2001 is as follows (in thousands):

	June 30,
	2002	2001
	(As Restated*)
Balance at beginning of year	$60,812	$88,120
Provision for doubtful accounts – continuing operations	72,556	79,263
Provision for doubtful accounts – Discontinued operations	5,169	7,613
Provision for doubtful accounts - Latin America	155	1,427
Write-offs related to doubtful accounts	(100,726)	(115,611)

Balance at end of year	$37,966	$60,812

*	Refer to Note 2, of our consolidated financial statements.

Depreciation and Amortization — We discontinued amortizing goodwill in accordance with our adoption of SFAS No. 142, effective July 1, 2001. As a result, amortization of intangibles decreased $4.6 million to $1.1 million for the year ended June 30, 2002. Amortization is expected to decline as these assets reach the end of their estimated lives. See related discussion of the effect of the adoption of SFAS No. 142 below. In addition, there was a decrease in depreciation expense of $4.8 million primarily due to asset write-offs during the fourth quarter of fiscal 2001, the disposal of certain assets related to closed operations and a decrease in capital expenditures.

Other Operating Expenses — Other operating expenses consist primarily of rent and related occupancy expenses, vehicle and equipment maintenance and repairs, insurance, fuel and supplies, travel, and professional fees. Approximately $13.8 million of the decrease in other operating expenses relates to charges taken in the fourth quarter of fiscal 2001, including $8.4 million of inventory adjustments as described below, $1.3 million related to a Medicare audit settlement, $1.0 million related to the write-off of amounts owed to us by a former owner and $3.1 million for several adjustments to certain estimates for prepaid expenses, accrued liabilities and other items that were resolved in the fourth quarter of fiscal 2001. Additionally, the year ended June 30, 2001 included a charge of $15.0 million recorded for additional general liability reserves related to increases in reserves for reported claims as well as to establish reserves for claims incurred but not reported as described below. Closure of service areas in fiscal 2000 and 2001, as well as the loss of the 911 contracts in Arlington, Texas and Lincoln, Nebraska, account for $3.1 million of the decrease. Other operating expenses decreased from 27.6% of net revenue for the year ended June 30, 2001 to 21.1% for fiscal 2002.

Effective January 1, 2001, we refined our methodology for determining reserves related to general liability claims. The changing environment with respect to the rising cost of claims as well as the cost of litigation prompted a comprehensive review by management of detailed information from external advisors, historical settlement information and analysis of open claims. The new method more closely approximates the potential outcome of each open claim as well as costs related to the administration of these claims. Additionally, reserves were established for unreported claims based on historical occurrences of claims filed subsequent to the end of the policy year. For financial reporting purposes, this change was treated as a change in accounting estimate.

Medical, fleet, and fire supplies are maintained in a central warehouse, numerous regional warehouses, and multiple stations, lockers, and vehicles. A physical inventory of all locations at June 30, 2001 revealed a shortage from recorded levels. Shrinkage, obsolescence, and supplies lost due to closures accounted for most of the shortage. To reduce the recorded inventory to the actual physical count, an adjustment of approximately $8.4 million was recorded as a component of other operating expenses in fiscal 2001.

Asset Impairment Charges — In connection with the budgeting process for the fiscal year ended June 30, 2002, which was completed in the fourth quarter of fiscal 2001, we analyzed each cost center within our various service areas not identified for closure or downsizing to determine whether the associated long-lived assets (e.g., property, equipment and goodwill) would be recoverable from future operating cash flows. Cost centers represent individual operating units within a given service area for which separately identifiable cash flow information is available. We performed this analysis as a result of our expectations of a challenging health care reimbursement environment as well as anticipated increases in labor and insurance costs with respect to our ambulance operations. This analysis considered the results of operations over the past year as well as the failure of the Centers for Medicare and Medicaid Services (CMS) to implement the ambulance fee schedule as of January 1, 2001. The analysis with respect to our Argentine operations included the impact of the deteriorating economic and political environment as well as information developed by a third party concerning the marketability of these operations during fiscal 2001.

In order to assess recoverability, we estimated the related net future cash flows for each cost center and then compared the resulting undiscounted amounts to the carrying value of each cost center’s long-lived assets (e.g., property and equipment and goodwill). It should be noted that property and equipment balances are specifically identified with each cost center. Additionally, goodwill is specifically identified with each cost center at the time of acquisition and, therefore, related allocations were not necessary for purposes of performing the impairment analysis.

For those cost centers where estimated future net cash flows on an undiscounted basis were less than the related carrying amounts of the long-lived assets, an asset impairment was considered to exist. We measured the amount of the asset impairment for each such cost center by discounting the estimated future net cash flows using a discount rate of 18.5% and comparing the resulting amount to the carrying value of its long-lived assets. Based upon this analysis, we determined that asset impairment charges approximating $94.4 million were required for cost centers within our domestic and Argentine ambulance operations. The asset impairments were charged directly against the related asset balances. A summary of the related charge is as follows:

	Goodwill	Property, Equipment and Other	Total
	(in thousands)
Domestic ambulance operations	$41,631	$6,419	$48,050
Argentine ambulance operations	44,327	1,976	46,303

Total	$85,958	$8,395	$94,353

As a result of the sale of our Latin American operations in September 2002, the asset impairment charge related to our Argentine ambulance operations is included in the loss from discontinued operations for the year ended June 30, 2001. Additionally, asset impairment charges totaling $20.2 million relating to areas that ceased operations in the first quarter of fiscal 2004 have also been included in the loss from discontinued operations for the year ended June 30, 2001. Effective July 1, 2001 we changed our method of accounting for goodwill including the manner in which goodwill impairments are assessed. See discussion of Cumulative Effect of Change in Accounting Principle.

Contract Termination Costs and Related Asset Impairment — In November 2000, we learned that our exclusive 911 contract in Lincoln, Nebraska would not be renewed effective December 31, 2000 and in connection therewith, we recorded a contract termination charge of $5.2 million. This charge included asset impairments for related goodwill and equipment totaling $4.3 million (the exclusive 911 contract was acquired in a purchase business combination in fiscal 1995), $0.8 million to cover severance costs associated with terminated employees, and $0.1 million to cover lease terminations and other exit costs. The Lincoln contract generated net revenue of $4.7 million, operating income of $0.4 million and cash flow of $0.5 million in fiscal 2000, its last full year of operations.

In May 2001, we learned that our exclusive 911 contract in Arlington, Texas would not be renewed effective September 30, 2001 and in connection therewith, we recorded a contract termination charge of $4.1 million. This charge included asset impairments for related goodwill and equipment of $3.9 million (the exclusive 911 contract was acquired in a purchase business combination in fiscal 1997), $0.1 million to cover severance costs associated with terminated employees, and $0.1 million to cover lease termination and other exit costs. The Arlington contract generated revenue of $8.3 million, operating income of $0.1 million and cash flow of $0.5 million in fiscal 2001, its last full year of operations.

Restructuring and Other — During the fourth quarter of the fiscal year ended June 30, 2001, we decided to close or downsize nine service areas and in connection therewith, recorded restructuring and other charges totaling $9.1 million. These charges included $1.5 million to cover severance costs associated with the termination of approximately 250 employees, lease termination costs of $2.4 million, asset impairment charges for goodwill of $4.1 million and other exit costs of $1.1 million, respectively, related to the impacted service areas. The service areas selected for closure or downsizing generated net revenue of $17.7 million, operating losses of $4.0 million and negative cash flow of $3.2 million for the fiscal year ended June 30, 2001.

The previously mentioned charge included accrued severance, lease termination and other costs totaling $1.5 million relating to an under performing service area that we had planned to exit at the time of contract expiration in December 2001. During fiscal 2002, the contract was extended for a one-year period at the request of the municipality to enable it to transition medical transportation service to a new provider. In connection with the contract extension, we reversed $0.2 million of previously accrued lease termination costs relating to the extension period to income in fiscal 2002. In addition to this reversal, several other individually insignificant adjustments were made to the restructuring charges of prior years.

A summary of activity in the restructuring reserve, which is included in accrued liabilities in the consolidated balance sheets, is as follows (in thousands):

	Severance Costs	Lease Termination Costs	Write-Off of Intangible Assets	Other Exit Costs	Total
Balance at June 30, 2000	$3,529	$3,247	$—	$1,356	$8,132
Fiscal 2001 charge	1,475	2,371	4,092	1,153	9,091
Fiscal 2001 usage	(4,531)	(1,071)	(4,092)	(1,360)	(11,054)
Adjustments	1,361	(1,313)	—	(48)	—

Balance at June 30, 2001	1,834	3,234	—	1,101	6,169
Fiscal 2002 usage	(1,025)	(1,172)	—	(951)	(3,148)
Adjustments	(52)	(548)	—	(118)	(718)

Balance at June 30, 2002	$757	$1,514	$—	$32	$2,303

Interest Expense — The decrease in interest expense was primarily caused by lower rates on the revolving credit facility as well as lower average debt balances.

Income Taxes — The income tax benefit in 2002 resulted from federal income tax refunds of $0.6 million resulting from recently enacted legislation that allowed us to carry back a portion of our net operating losses to prior years as well as refunds of $1.6 million applicable to prior years for which recognition was deferred until receipt. We did not recognize the future income tax benefits attributable to our domestic net operating losses in 2002 and 2001 as it is not more likely than not that the related benefits will not be realized.

Income (Loss) From Discontinued Operations — Due to deteriorating economic conditions and continued devaluation of the local currency, we reviewed our strategic alternatives with respect to the continuation of operations in Latin America, including Argentina and Bolivia, and determined that we would benefit from focusing on our domestic operations. Effective September 27, 2002, we sold our Latin American operations to local management in exchange for the assumption of net liabilities. Medical transportation and related service revenue related to our Latin American operations totaled $23.9 million and $41.9 million for the years ended June 30, 2002 and 2001, respectively. Fire and other revenue related to our Latin American operations totaled $1.5 million and $1.2 million for the years ended June 30, 2002 and 2001, respectively. Our Latin American operations generated net income of $1.0 million for the year ended June 30, 2002 and a net loss of $67.4 million for the year ended June 30, 2001. The net loss in 2001 included $46.3 million of asset impairment charges and $8.5 million of other operating expenses related to asset write-offs and reserve adjustments as a result of account reconciliations of our various Argentine subsidiaries. Additionally, we sold our Argentine clinic operations in fiscal 2001 in exchange for a $3.0 million in non-interest bearing note receivable. The note, which required monthly principal payments of $25,000 through April 2011, was included in the disposition of our Latin American operations effective September 27, 2002. The sale resulted in a loss on disposal of $9.4 million, including the write-off of $9.3 million of related goodwill. The clinic operations generated revenue of $4.0 million, operating losses of $1.5 million, and negative cash flow of $0.9 million during fiscal 2001.

In addition to the disposal of our Latin American operations discussed above, in the first and second quarters of fiscal 2004, we ceased operating in certain of our medical transportation and related service areas. Additionally, we held one medical transportation and related service area for sale in the second quarter of fiscal 2004, the sale of which is expected to close in the third or fourth quarter of fiscal 2004. Net revenue for these service areas totaled $24.2 million and $27.3 million for the years ended June 30, 2002 and 2001, respectively. These service areas generated income of $1.0 million in the year ended June 30, 2002 and losses of $29.1 million in the year ended June 30, 2001.

Losses in the year ended June 30, 2001 include $20.2 million of asset impairment charges as described above and a $4.0 million charge relating to the purchase of the minority interest of a joint venture partner in one of our medical transportation and related service areas. A description of the transaction with our joint venture partner is included in Note 8 to our consolidated financial statements.

In the third quarter of fiscal 2004, we ceased operating in one fire and other service area. See discussion of net revenue and income (losses) generated from these service areas in Note 21 to our consolidated financial statements.

Cumulative Effect of Change in Accounting Principle — We adopted new rules on accounting for goodwill and other intangible assets effective July 1, 2001. Under the transitional provisions of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” we performed impairment tests on the net goodwill and other intangible assets associated with each of our reporting units with the assistance of independent valuation experts and determined that a transitional goodwill impairment charge of $49.5 million both before and after taxes, was required. The impairment charge primarily related to our medical transportation and related services segment. See Note 7 of our consolidated financial statements for further discussion of the effect of the adoption of this accounting principle.

Liquidity and Capital Resources

Our primary source of liquidity is our cash flow from operations as well as existing cash balances. At December 31, 2003, we had cash of $10.5 million. Our liquidity needs are primarily to service our long term debt and fund our working capital requirements, capital expenditures and business development activities. Our ability to generate cash from operating activities is subject to, among other things, our future operating performance as well as to general economic, financial, competitive, legislative, regulatory and other conditions, some of which may be beyond our control.

If we do not settle the Series B and Series C redeemable nonconvertible participating preferred stock by the issuance of common stock, it is unlikely that we will possess the capital resources to fund the redemption obligations associated with the Series B and Series C Shares. Should we fail to redeem the Series B redeemable nonconvertible participating preferred stock at December 31, 2004, the holders of the Series B redeemable nonconvertible participating preferred stock may have a claim against us under the certificate of designation of the Series B preferred stock. In addition, the failure to redeem the Series B and Series C redeemable nonconvertible participating preferred stock by December 31, 2006, will result in an event of default under our credit agreement, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We do not believe that cash flow from operations will be sufficient to satisfy the principal payment required on the 2003 Amended Credit Facility that will be due on December 31, 2006. Additionally, if we are unable to settle the Series B and Series C Shares by the issuance of common stock, we do not believe that we will have sufficient cash available to redeem the shares. Consequently, we would seek to refinance the credit facility and redeem the Series B and Series C Shares, if necessary, with cash obtained through additional borrowings or the issuance of additional equity. There can be no assurance that such equity or borrowings will be available or, if available, will be at rates or prices acceptable to us. We currently do not have a sufficient number of shares of our common stock available with which to raise capital.

In order to improve cash flow from operations to enable us to service our long-term debt, remain in compliance with the various restrictions and covenants in our debt agreements, fund working capital, capital expenditures and business development efforts we plan to target a variety of areas for growth and improvement, including:

•	Organic Growth:

We have targeted select, new 911 ambulance contracts in regions with an aging population and forecasted population growth. We continue to expand into existing local and regional service areas, including focusing on contract renewals, general rate increases, and overall efforts to maximize operational efficiencies.

•	Billing and Collections:

We have implemented new initiatives to enhance our cash flow performance and streamline the ambulance billing process, including the use of software designed to create added controls over the day-to-day flow of claims, placing significant attention on improving the return on difficult-to-collect accounts and a putting a higher priority on submitting ambulance claims electronically in order to expedite payment and maximize the efficiencies afforded by such systems.

•	Operational Efficiencies:

We continue to emphasize the importance of creating operational and administrative efficiencies that will result in cost savings and improved margins.

If we fail to generate sufficient cash from operations, we may need to raise additional equity or borrow additional funds to achieve our longer-term business objectives. There can be no assurance that such equity or borrowings will be available or, if available, will be at rates or prices acceptable to us. We currently have no common stock available with which to raise capital.

We believe that cash flow from operating activities coupled with existing cash balances will be adequate to fund our operating and capital needs as well as enable us to maintain compliance with our various debt agreements through December 31, 2004. To the extent that actual results or events differ from our financial projections or business plans, our liquidity may be adversely impacted.

Historical

During the six months ended December 31, 2003, we recorded net income of $2.8 million compared with net income of $12.5 million for the six months ended December 31, 2002. During fiscal 2003, we reported net income of $9.0 million compared with net losses of $48.2 million in fiscal 2002 and $205.3 million in 2001. Net income for the six months ended December 31, 2002 and the year ended June 30, 2003 included a $12.5 million gain on the disposal of our Latin American operations and the $1.4 million non-cash reversal of restructuring charges. The net loss in fiscal 2002 included a charge of $49.5 million relating to our adoption of SFAS 142 effective July 1, 2002. The net loss in fiscal 2001 included asset impairment, restructuring and other similar charges totaling $122.0 million. Cash provided by operating activities totaled $3.1 million for the six months ended December 31, 2003 and $5.6 million for the six months ended December 31, 2002. Cash provided by operating activities totaled $13.1 million in fiscal 2003, $9.6 million in 2002 and $6.7 million in fiscal 2001. At December 31, 2003, we had cash of $10.5 million, total debt of $306.2 million and a stockholders’ deficit of $210.1 million. Our total debt at December 31, 2003 included $149.9 million of our 7 7/8% Senior Notes due March 15, 2008, $152.6 million outstanding under our credit facility, $3.2 million payable to a former joint venture partner and $0.5 million of capital lease obligations.

Throughout the year, we experience periodic significant outflows of cash. These outflows include our $5.9 million, semi-annual interest payment on our Senior Notes, which payments are due March 15th and September 15th through March 2008, as well as interest on our credit facility of approximately $1.1 million per month. In addition, annual workers’ compensation and general liability insurance premium deposits are paid in the fourth quarter of the fiscal year. These deposits totaled $5.4 million in fiscal 2003. Historically we have also paid a discretionary employer 401(k) matching contribution and management incentive bonuses, generally in the second quarter of the fiscal year. These payments totaled $3.4 million in the second quarter of fiscal 2004.

The table below summarizes cash flow information for the six months ended December 31, 2003 and 2002 and the years ended June 30, 2003, 2002, and 2001.

	Six Months Ended December 31, 2003		Years Ended June 30,
	(in thousands)
	2003	2002	2003	2002	2001
Net cash provided by operating activities	$3,130	$5,593	$13,146	$9,634	$6,710
Net cash used in investing activities	$(3,329)	$(4,242)	$(7,582)	$(5,832)	$(3,805)
Net cash used in financing activities	$(1,856)	$(1,890)	$(3,659)	$(3,170)	$(6,339)

Operating activities - The decrease in cash provided by operating activities from the six months ended December 31, 2002 to the six months ended December 31, 2003 primarily relates to the growth in accounts receivable in the first six months of fiscal 2004 (an increase of $7.1 million for the six months ended December 31, 2003 as compared to an increase of $2.9 million for the six months ended December 31, 2002) offset by an increase in accrued liabilities (an increase of $1.3 million for the six months ended December 31, 2003 as compared to a decrease of $4.4 million for the six months ended December 31, 2002). The growth in receivables is primarily related to new service areas, in particular one new service area accounted for approximately $1.4 million of the increase in receivables, and transport growth in the second quarter of fiscal 2004 as compared to fiscal 2003. The increase in accrued liabilities from the six months ended December 31, 2002 to the six months ended December 31, 2003 is related to the timing of payments on several accruals including the usage of general liability and workers’ compensation claims reserves. The volume of claims being settled has decreased as compared to fiscal 2003. In the six-months ended December 31, 2003, workers’ compensation reserves decreased $1.3 million as compared to a decrease of $3.0 million in the six-months ended December 31, 2002. Additionally, general liability reserves increased $1.5 million in the six-months ended December 31, 2003 as compared to a $0.6 million decrease in the six-months ended December 31, 2002.

The increase in cash provided by operating activities in fiscal 2003 as compared to fiscal 2002 and 2001 primarily relates to usage of restructuring reserve accruals. Usage of the restructuring reserve totaled $0.3 million, $3.1 million and $11.1 million for the years ended June 30, 2003, 2002 and 2001 respectively.

Investing activities – Cash used in investing activities primarily relates to capital expenditures. We had capital expenditures totaling $3.4 million in the six months ended December 31, 2003 as compared to $4.7 million for the six months ended December 31, 2002. We expect capital expenditures to total approximately $8.0 million for the fiscal year ending June 30, 2004.

Capital expenditures totaled $9.4 million, $6.9 million and $5.8 million for the years ended June 30, 2003, 2002 and 2001, respectively.

Financing activities – Cash used in financing activities primarily relates to repayments on debt and capital lease obligations as well as cash paid for debt modification costs and distributions to minority shareholders. Cash used in financing activities for the six months ended December 31, 2003 includes a $1.0 million payment on our credit facility related to asset sale proceeds as required under the 2002 amendment to the credit facility. As the 2003 Amended Credit Facility does not require principal reduction, cash used in financing activities for the remainder of fiscal 2004 is expected to be comprised primarily of repayments on other debt and capital lease obligations.

Cash used in financing activities for the fiscal year ended June 30, 2003 included $1.6 million of cash paid for debt modification costs as well as $1.0 million of distributions to minority shareholders. Cash used in financing activities included $1.3 million and $3.8 million of repayments on our credit facility for the years ended June 30, 2002 and 2001, respectively.

Accounts receivable, net of the allowance for doubtful accounts, was $67.5 million and $60.4 million as of December 31, 2003 and June 30, 2003, respectively. The increase in net accounts receivable is primarily due to increased volume, billings on new contracts and the timing of billings and collections. Days sales outstanding, calculated on a year to date basis was 43 days at December 31, 2003 as compared to 44 days at June 30, 2003. The allowance for doubtful accounts increased from approximately $48.4 million at June 30, 2003 to approximately $53.3 million at December 31, 2003, primarily as a result of the increase in accounts receivable.

Average daily cash deposits totaled $1.8 million, $1.8 million, $1.8 million $1.7 million and $1.7 million for the six months ended December 31, 2003 and 2002 and the fiscal years ended June 30, 2003, 2002, and 2001, respectively. We experience several variables regarding the timing and amount of cash collected during any period. See further discussion of those variables in “Risk Factors - We depend on reimbursement by third-party payers and individuals.” While management believes that we have a predictable method of determining the realizable value of our accounts receivable, based on continuing difficulties in the healthcare reimbursement environment, there can be no assurance that there will not be additional future write-offs.

We had working capital of $8.4 million at December 31, 2003, including cash of $10.5 million compared to working capital of $1.6 million, including cash of $12.6 million at June 30, 2003. The increase in working capital is primarily related to the increase in accounts receivable.

Long Term Debt

Credit Facility:

1998 Revolving Credit Facility. In March 1998, we entered into a $200 million revolving credit facility that was originally scheduled to mature on March 16, 2003. The credit facility was unsecured and was unconditionally guaranteed on a joint and several basis by substantially all of our domestic wholly-owned current and future subsidiaries. Interest rates and availability under the credit facility depended on us meeting certain financial covenants.

—Non-Compliance with Covenants under the 1998 Revolving Credit Facility. In December 1999, we were not in compliance with the total debt leverage ratio, total debt to total capitalization ratio and fixed charge coverage ratio covenants contained in the original credit facility. We received a series of compliance waivers regarding these covenants through April 1, 2002. The waivers precluded additional borrowings under the credit facility, required us to accrue additional interest expense at a rate of 2.0% per annum on the amount outstanding under the credit facility, and required us to make unscheduled principal payments totaling $5.2 million.

2002 Amended Credit Facility/Issuance of Series B Shares. As discussed in Note 12 to our consolidated financial statements, we were not in compliance with the total debt leverage ratio, total debt to total capitalization ratio and fixed charge coverage ratio covenants contained in our credit facility at June 30, 2002. Effective September 30, 2002, we entered into the 2002 Amended Credit Facility with our lenders pursuant to which, among other things, all prior covenant violations were permanently waived, the maturity date of the facility was extended to December 31, 2004, the interest rate was increased to LIBOR + 7%, and unpaid additional interest and various fees and expenses associated with the amendment were added to the amount outstanding under the credit facility, resulting in an outstanding balance of $152.4 million. Additionally, the financial covenants contained in the original agreement were revised to levels that were consistent with our business levels and outlook at that time. In consideration for the amendment, we paid the lenders an amendment fee of $1.2 million as well as issued 211,549 shares of our Series B redeemable nonconvertible participating preferred stock. The Series B shares are not convertible by the holder but we may elect to settle the Series B shares by issuance of common shares equivalent to 10% of the common shares outstanding at the date of the amendment on a fully diluted basis, as defined in the related agreement. Conversion of the Series B shares occurs upon notice from us; however, because a sufficient number of common shares are not currently available to permit conversion, we intend to seek stockholder approval to amend our certificate of incorporation to authorize additional common shares. The Series B redeemable nonconvertible participating preferred stock includes a provision that we must redeem the shares for a price equal to the greater of $15.0 million or the value of the common shares into which the Series B shares would be converted, if the Series B shares are not converted by us to common shares by December 31, 2004. See further discussion on the Series B shares at Note 14.

The 2002 Amended Credit Facility was not considered to represent a substantial modification for financial reporting purposes. As a result, the $1.2 million amendment fee plus the estimated fair value of the Series B shares at the time of issuance of $4.2 million were capitalized as debt issue costs and are being amortized to interest expense over the term of the amended agreement while professional fees and other related costs incurred in connection with the amendment totalling $1.6 million were expensed. Unamortized debt issue costs related to this amendment, which are included in other assets in the consolidated balance sheet, totalled $2.8 million at December 31, 2003.

—Non-Compliance with Covenants under the 2002 Amended Credit Facility. As a result of the previously mentioned restatement of our consolidated financial statements and the related increase in our stockholders’ deficit, we were not in compliance with the minimum tangible net worth covenant contained in the 2002 Amended Credit Facility. Additionally, the restatement also resulted in a delay in the filing of our Form 10-Q for the quarter ended March 31, 2003, thereby causing us to not be in compliance with the reporting requirements contained in both the 2002 Amended Credit Facility and the indenture relating to the Senior Notes described below. The lack of compliance with these covenants triggered the accrual of additional interest at the rate of 2.0% per annum on the amount outstanding under the credit facility from May 15, 2003, the original required filing date for the Form 10-Q.

2003 Amended Credit Facility/Issuance of Series C Shares. We entered into an amended credit facility, effective September 30, 2003, with our lenders pursuant to which, among other things, all prior covenant violations were permanently waived, the maturity date of the facility was extended to December 31, 2006, and the financial covenants contained in the September 2002 amendment were revised to levels consistent with our current business levels. The interest rate applicable to borrowings under the credit facility remained unchanged at LIBOR +7%.

At December 31, 2003, the weighted average interest rate on credit facility borrowings was approximately 8.1%. At December 31, 2003, there was $152.6 million outstanding on the credit facility as well as $2.5 million in letters of credit issued under the credit facility. The 2003 Amended Credit Facility is not a revolving facility and there is no additional amount of credit available.

—Current Covenants. The financial covenants under which we operate are governed by the 2003 Amended Credit Facility. The 2003 Amended Credit Facility includes various non-financial covenants similar in scope to those included in the 1998 Revolving Credit Facility. These covenants include restrictions on additional indebtedness, liens, investments, mergers and acquisitions, asset sales, and other matters. The 2003 Amended Credit Facility includes extensive financial reporting obligations and provides that an event of default occurs should we lose customer contracts in any fiscal quarter with an aggregate EBITDA contribution of $5 million or more (net of anticipated contribution from new contracts). The revised financial covenants and levels achieved by us are presented below:

Financial Covenant (A)	Period Covered By Covenant	Level Specified in Agreement (A)	Level Achieved for Specified Period (A)

Debt leverage ratio	Six months ended December 31, 2003	< 7.61	6.34
Minimum tangible net worth	At December 31, 2003	< $280.0 million deficit	$250.5 million deficit
Fixed charge coverage ratio	Six months ended December 31, 2003	> 1.01	1.21
Limitation on capital expenditures	Cumulative for fiscal year 2004	< $11.0 million	$3.4 million
Annual operating lease expense to consolidated net revenue	Twelve months ended December 31, 2003	< 3.1%	2.2%

(A) - As defined in the credit facility agreement.

We must achieve the following levels of compliance at March 31, 2004: a total debt leverage ratio of less than 7.49; a minimum tangible net deficit of less than $280.0 million; a fixed charge coverage ratio of at least 1.04; annual capital expenditures less than $11.0 million; and, an annual operating lease expense equivalent to less than 3.10% of consolidated net revenue for the last twelve months.

—Series C Shares. In consideration for the amendment, we paid certain of the lenders amendment fees totalling $0.5 million and issued certain of the lenders 283,979 shares of our Series C redeemable nonconvertible participating preferred stock. The Series C shares are not convertible by the holder but we may elect to settle the Series C shares by issuance of common shares equivalent to 11% of the common shares outstanding on a fully diluted basis, as defined in the related agreement. Conversion of the Series C shares occurs upon notice from us; however, because a sufficient number of common shares are not currently available to permit conversion, we intend to seek stockholder approval to amend our certificate of incorporation to authorize additional common shares. We also made a $1.0 million principal payment related to asset sale proceeds as required under the 2002 amendment to the credit facility. The Series C redeemable nonconvertible participating preferred stock includes a provision that we must redeem the shares for a price equal to the greater of $10.0 million or the value of the common shares into which the Series C shares would be converted, if the Series C shares are not converted by us to common shares by December 31, 2006. See further discussion on the Series C shares at Note 14.

The 2003 Amended Credit Facility was not considered to represent a substantial modification for financial reporting purposes. As a result, the $0.5 million amendment fee plus the estimated fair value of the Series C shares at the time of issuance of $3.4 million were capitalized as debt issue costs and will be amortized to interest expense over the term of the amended agreement. Professional fees and other related costs of $0.3 million incurred in connection with the amendment were expensed. Unamortized debt issue costs related to this amendment, which are included in other assets in the consolidated balance sheet, totaled $3.6 million at December 31, 2003.

Senior Notes:

In March 1998, we issued $150.0 million of 7 7/8% Senior Notes due March 15, 2008 (the Senior Notes) under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Interest under the Senior Notes is payable semi-annually on September 15 and March 15. We incurred expenses related to the offering of approximately $5.3 million and are amortizing such costs over the term of the Senior Notes. In April 1998, we filed a registration statement under the Securities Act relating to an exchange offer for the Senior Notes. The registration became effective on May 14, 1998. The Senior Notes are general unsecured obligations of the Company and are unconditionally guaranteed on a joint and several basis by substantially all of our domestic wholly owned current and future subsidiaries. The Senior Notes contain certain covenants that, among other items, limit our ability to incur certain indebtedness, sell assets, or enter into certain mergers or consolidations.

Restrictions on Debt and Equity Financing:

The terms of our 2003 Amended Credit Facility do not permit additional borrowings thereunder. In addition, the 2003 Amended Credit Facility and the Senior Notes restrict our ability to obtain additional debt from other sources or provide collateral to any prospective lender.

The terms of the Series B and Series C Shares limit the Company from issuing senior or pari passu preferred shares and from paying dividends on, or redeeming, shares of junior stock. We currently have no common stock available with which to raise capital.

If we are unable to meet our targeted levels of operating cash flow, or in the event of an unanticipated cash requirement (such as an adverse litigation outcome, reimbursement delays, significantly increased costs of insurance or other matters) we may be limited in our ability to pursue additional debt or equity financing. See “Risk Factors—We may not be able to generate sufficient operating cash flow.”

If we fail to remain in compliance with financial and other covenants set forth in the 2003 Amended Credit Facility, we will also be in default under our Senior Notes. A default under the Senior Notes or Amended Credit Facility may, among other things, cause all amounts owed by us under such facilities to become due immediately upon such default. Any inability to resolve a violation through waivers or other means could have a material adverse effect on our business, financial condition, results of operations and cash flows.

There can be no assurance that we will not incur significant unanticipated liabilities. Similarly, there can be no assurance that we will be able to obtain additional debt or equity financing on terms satisfactory to us, or at all, should cash flow from operations and our existing cash resources prove to be inadequate. As discussed above, although we have negotiated an amendment and extension of our credit facility, we will not have access to additional borrowings under such facility. If we are required to seek additional financing, any such arrangement may involve material and substantial dilution to existing stockholders resulting from, among other things, issuance of equity securities or the conversion of all or a portion of our existing debt to equity. In such event, the percentage ownership of our current stockholders will be materially reduced, and such equity securities may have rights, preferences or privileges senior to our current common stockholders. If we require additional financing but are unable to obtain it, our business, financial condition, results of operations and cash flows may be materially adversely affected.

Insurance Programs

        Many of our operational contracts as well as laws in certain of the areas where we operate, require that we carry specified amounts of insurance coverage. Additionally, in the ordinary course of our business, we are subject to accident, injury and professional liability claims as a result of the nature of our business and the day-to-day operation of our vehicle fleet. In order to minimize our risk of exposure, and to comply with such legal and contractual requirements, we carry a broad range of insurance policies, including comprehensive general liability, automobile, property damage, professional, workers’ compensation, and other lines of coverage. We typically renew each of these policies annually and purchase limits of coverage at levels we believe are appropriate, taking into account historical and projected claim trends, reasonable protection of our assets and operations, and the economic conditions in the insurance market. Depending upon the specific line of coverage, the total limits of insurance maintained by us may be achieved through a combination of primary policies, excess policies and self-insurance. See “Risk Factors — Claims against us could exceed our insurance coverage and we may not have coverage for certain claims.”

We retain certain levels of exposure with respect to our general liability and workers’ compensation programs and purchase coverage from third party insurers for exposures in excess of those levels. In addition to expensing premiums and other costs relating to excess coverage, we establish reserves for claims, both reported and incurred but not reported, within our level of retention based on currently available information as well as our historical claims experience. See “Risk Factors – Our reserves may prove inadequate.”

We engage third-party administrators, or TPAs, to manage claims resulting from our general liability and workers’ compensation programs. The TPAs establish initial loss reserve estimates at the time a claim is reported and then monitor the development of the claim over time to confirm that such estimates continue to be appropriate. We periodically review the claim reserves established by the TPAs and engage independent actuaries to assist with the evaluation of the adequacy of our reserves on an annual basis. We adjust our claim reserves with an associated charge or credit to expense as new information on the underlying claims is obtained.

Since fiscal year 2000, we have experienced a substantial rise in the costs associated with our insurance program, including total premium costs, fees for TPAs to process claims, brokerage costs and other risk management expenses. These increases have primarily resulted from the overall hardening of the insurance markets, our historical claim trends, and the general increase in costs of claims and related litigation. See “Risk Factors — We have experienced material increases in the cost of our insurance and surety programs and in related collateralization requirements.”

General Liability: We have historically maintained insurance policies for comprehensive general liability, automobile liability and professional liability. Throughout this report, these three types of policies are referred to collectively as the “general liability policies.” These policies are typically renewed annually. We engage independent actuaries to assist us with our evaluation of the adequacy of our general liability claim reserves. If the ultimate development of these claims is significantly different than has been estimated, the reserves for general liability claims could be overstated or understated. Reserves related to general liability claims totaled $15.4 million, $13.9 million, $15.4 million, and $19.7 million at December 31, 2003, June 30, 2003, June 30, 2002 and June 30, 2001, respectively. See “Risk Factors – Our reserves may prove inadequate.”

A summary of activity in our general liability claim reserves, which are included in accrued liabilities in the consolidated balance sheet, is as follows (in thousands):

	As of June 30,
	2003	2002	2001
Balance at beginning of year	$15,433	$19,715	$3,171
Provision charged to other operating expense	4,506	2,442	22,326
Claim payments charged against the reserve	(6,004)	(6,724)	(5,782)

Balance at end of year	$13,935	$15,433	$19,715

We performed a comprehensive review of information related to our historical settlement information and open claims during the third quarter of fiscal 2001. As a result of this review, we recorded a charge of $15.0 million for increases in our reserves for reported claims as well as to establish reserves for claims incurred but not reported.

Certain insurers require us to deposit cash into designated loss funds in order to fund claim payments within our retention limits. Cash deposits relating to our general liability program totaled $3.9 million at December 31, 2003 of which $2.0 million is included in prepaid expenses and other and $1.9 million is included in insurance deposits. Cash deposits relating to our general liability program totaled $2.9 million at June 30, 2003 of which $1.8 million is included in prepaid expenses and other and $1.1 million is included in insurance deposits. Cash deposits totaled $1.9 million at June 30, 2002 and are included in insurance deposits.

Our general liability policies corresponding with fiscal years 2001 and 2002 were issued by Legion Insurance Company (“Legion”). Legion’s obligations under such policies were reinsured by an unrelated insurance carrier that was identified and approved by us. At the time the coverage was purchased, Legion was an “A” rated insurance carrier while the reinsurer was an A++ rated carrier. Under these policies, Legion’s obligation (as well as that of its reinsurer) to pay covered losses commences once we satisfy our aggregate retention limits for the respective policy years. We have met our aggregate retention limit with respect to the policies corresponding to fiscal 2001 and anticipate that we will meet our aggregate retention limit for the policies corresponding to fiscal 2002. Pursuant to these policies, Legion (and its reinsurer) is obligated to fund all claim-related payments in excess of our retention limits.

On July 25, 2003, the Pennsylvania Insurance Department (the “Department”) placed Legion into liquidation. The Department is conducting the liquidation process, subject to judicial review by the Commonwealth Court of Pennsylvania (the “Court”). Legion’s liquidation could put our general liability insurance coverage for the previously mentioned policy years at risk; however, based upon information currently available, we believe that proceeds from Legion’s reinsurer will be directly available to pay claims in excess of our retention limits, notwithstanding the liquidation process. If the Court deems our reinsurance to be a general asset of Legion or if the reinsurer otherwise refuses to pay claims directly, then reinsurance proceeds to fund covered general liability losses in excess of our retention limits may be substantially reduced, delayed or unrecoverable. In such an event, we may be required to fund general liability losses applicable to these policy years in excess of our retention limits, to the extent that such losses are not covered by the applicable state guaranty funds. Our inability to timely obtain reinsurance or state guaranty fund coverage for general liability claims could have a material adverse effect on our business, financial condition, results of operations and cash flows. See “Risk Factors — Two insurance companies with which we have previously done business are in financial distress.”

Workers’ Compensation: We have historically maintained insurance policies for workers’ compensation and employer’s liability. We are required by law and by most of our operational contracts to maintain minimum statutory limits of workers’ compensation insurance. These policies are typically renewed annually. We also engage independent actuaries to assist with our evaluation of the adequacy of our workers’ compensation claim reserves. If the ultimate development of these claims is significantly different than has been estimated, the reserves for workers’ compensation claims could be overstated or understated. Reserves related to workers’ compensation claims totaled $10.0 million, $11.3 million, $15.9 million and $14.9 million at December 31, 2003, June 30, 2003, June 30, 2002 and June 30, 2001, respectively. See “Risk Factors – Our reserves may prove inadequate.”

A summary of activity in our workers’ compensation claim reserves, which are also included in accrued liabilities in the consolidated balance sheet, is as follows (in thousands):

	As of June 30,
	2003	2002	2001
Balance at beginning of year	$15,924	$14,944	$11,315
Provision charged to payroll and employee benefits	—	7,318	11,832
Claim payments charged against the claim reserve	(4,669)	(6,338)	(8,203)

Balance at end of year	$11,255	$15,924	$14,944

Effective May 1, 2002, we began fully insuring our workers’ compensation coverage and no longer retain any of the related obligations. We are, however, subject to retrospective premium adjustments should losses exceed previously established limits.

In connection with our restructuring activities, an increase in the volume of workers’ compensation claims was noted. Provisions charged to expense during fiscal 2002 included $2.0 million recorded in the fourth quarter to increase our claim reserves based on a review of claims experience. Provisions charged to expense during fiscal 2001 included $5.0 million in the third quarter for increases in reserves for unreported claims based on updated information received from our TPA.

Certain insurers require us to deposit cash into designated loss funds in order to fund claim payments within our retention limits. Additionally, we have also been required to provide other forms of financial assurance including letters of credit and surety bonds. Cash deposits relating to our workers’ compensation program totaled $6.6 million at December 31, 2003 and is included in insurance deposits. Cash deposits relating to our workers’ compensation program totaled $6.8 million at June 30, 2003 and are included in insurance deposits. Cash deposits totaled $9.2 million at June 30, 2002 of which $2.9 million is included in prepaid expenses and other and $6.3 million is included in insurance deposits.

During fiscal years 1992 through 2001, we purchased certain portions of our workers’ compensation coverage from Reliance Insurance Company (Reliance). At the time we purchased such coverage, Reliance was an “A” rated insurance company. In connection with this coverage, we provided Reliance with various amounts and forms of collateral to secure our performance under the respective policies as was customary at the time. As of December 31, 2003, we had $3.0 million of cash on deposit with Reliance which is included in insurance deposits. We also have provided Reliance with letters of credit and surety bonds totaling $6.4 million.

On October 3, 2003, the Department placed Reliance into liquidation. It is our understanding that cash on deposit with Reliance will be returned to us on or before the date that all related claims have been satisfied, so long as we have met our claim payment obligations within our retention limits under the related policies. Based on the information currently available, we believe that the cash on deposit with Reliance is fully recoverable and will either be returned to us or used by the liquidator, with our prior consent, to pay claims on our behalf. In the event that we are unable to access the funds on deposit with Reliance or the Reliance liquidator refuses to refund such deposits, such deposits may become impaired. Additionally, Reliance’s liquidation could put our workers’ compensation insurance coverage at risk for the related policy years; however, based upon information currently available, we believe that either Reliance or the applicable state guaranty funds will continue to pay claims. To the extent that such losses are not covered by either Reliance or the applicable state guaranty funds, we may be required to fund the related workers’ compensation claims for the applicable policy years. Our inability to access the funds on deposit with Reliance or obtain state guaranty fund coverage could have a material adverse effect on our business, financial condition, results of operations and cash flows. See “Risk Factors — Two insurance companies with which we have previously done business are in financial distress.”

During fiscal 2002, we purchased certain portions of our workers’ compensation coverage from Legion. Legion required assurances that we would be able to fund our related retention obligations, which were estimated by Legion to approximate $6.2 million. We provided this assurance by purchasing a deductible reimbursement policy from Mutual Indemnity (Bermuda), Ltd. (Mutual Indemnity), a Legion affiliate. That policy required us to deposit approximately $6.2 million with Mutual Indemnity and required Mutual Indemnity to utilize such funds to satisfy our retention obligations under the Legion policy. We funded these deposits on a monthly basis during the policy term. We funded these deposits on a monthly basis during the policy term. As of June 30, 2003, we had net deposits with respect to this coverage totaling $3.3 million which are included in insurance deposits.

As mentioned previously, the Department placed Legion into liquidation on July 25, 2003. In January 2003, the Court ordered the Legion rehabilitator and Mutual Indemnity to establish segregated trust accounts to be funded by cash deposits held by Mutual Indemnity for the benefit of individual insureds such as us. It is our understanding that the Legion liquidator and Mutual Indemnity continue to negotiate the legal framework for the form and administration of these trust accounts and that no final agreement has yet been reached. We are actively participating in the Court proceedings to cause such a trust account or other mechanism to be created and to operate so as to fully cover all our deductible obligations as originally intended and to return to us any remaining deposit balance once all related claims have been closed. Based on the information currently available, we believe that the amounts on deposit with Mutual Indemnity are fully recoverable and will either be returned to us or used to pay claims on our behalf. In the event that we are unable to access the funds on deposit with Mutual Indemnity, we may be required to fund the related workers’ compensation claims for the applicable policy years, to the extent that such losses are not covered by the applicable state guaranty funds. Our inability to access the funds on deposit with Mutual Indemnity or obtain state guaranty fund coverage could have a material adverse effect on our business, financial condition, results of operations and cash flows. See “Risk Factors — Two insurance companies with which we have previously done business are in financial distress.”

Indemnifications

We are a party to a variety of agreements entered into in the ordinary course of business pursuant to which we may be obligated to indemnify the other parties for certain liabilities that arise out of or relate to the subject matter of the agreements. Some of the agreements entered into by us require us to indemnify the other party against losses due to property damage including environmental contamination, personal injury, failure to comply with applicable laws, our negligence or willful misconduct, or breach of representations and warranties and covenants.

Additionally, some of our agreements with customers require us to provide certain assurances related to the performance of our services. Such assurances, from time to time, obligate us to (i) pay penalties for failure to meet response times or other requirements, (ii) lease, sell or assign equipment or facilities (either temporarily or permanently) in the event of uncured material defaults or other certain circumstances, or (iii) provide surety bonds or letter of credit issued in favor of the customer to cover costs resulting, under certain circumstances, from an uncured material default or transition to a new service provider. With respect to such surety bonds, we are also required to indemnify the surety company for losses paid as a result of any claims made against such bonds.

We provide for indemnification of directors, officers and other persons in accordance with limited liability agreements, certificates of incorporation, bylaws, articles of association or similar organizational documents, as the case may be. We maintain directors’ and officers’ insurance which should enable us to recover a portion of any future amounts paid.

In addition to the above, from time to time we provide standard representations and warranties to counterparties in contracts in connection with sales of its securities and the engagement of financial advisors and also provide indemnities that protect the counterparties to these contracts in the event they suffer damages as a result of a breach of such representations and warranties or in certain other circumstances relating to the sale of securities or their engagement by us.

While our future obligations under certain agreements may contain limitations on liability for indemnification, other agreements do not contain such limitations and under such agreements it is not possible to predict the maximum potential amount of future payments due to the conditional nature of our obligations and the unique facts and circumstances involved in each particular agreement. Historically, payments made by us under any of these indemnities have not had a material effect on our business, financial condition, results of operations or cash flows. Additionally, we do not believe that any amounts that we may be required to pay under these indemnities in the future will be material to our business, financial condition, results of operations or cash flows.

Nasdaq Listing

On May 22, 2003, The Nasdaq Stock Market (Nasdaq) notified us that we were not in compliance with a Nasdaq SmallCap Market maintenance standard. This standard requires that we file with Nasdaq copies of all reports and other documents filed or required to be filed with the Securities and Exchange Commission on a timely basis.

The notification followed our announcement on May 14, 2003 that we would delay filing our Form 10-Q for the quarter ended March 31, 2003 due to the need to restate our consolidated financial statements for inadequate provisions for discounts applicable to Medicare, Medicaid and other third-party payers and for doubtful accounts recorded in prior years. We announced that we would file the applicable form 10-Q upon finalization of the related restatement adjustments.

We subsequently submitted our request for a Nasdaq Listing Qualifications Panel (the “Panel”) hearing to consider our continued listing. The hearing was held June 19, 2003, where we presented our basis for a temporary exception to the filing requirement in order to complete our related analysis.

On July 17, 2003, Nasdaq informed us that the Panel had made a determination. In its decision to grant an exception, the Panel determined that our securities would continue to be listed on the Nasdaq SmallCap Market subject to satisfying a September 30, 2003 deadline for filing our Form 10-Q for the quarter ended March 31, 2003 and our Form 10-K for the fiscal year ended June 30, 2003.

In addition to granting the filing exception through September 30, 2003, the Panel specifically required us to timely file all periodic reports with the Securities and Exchange Commission and Nasdaq for all reporting periods ending on or before March 31, 2004. Should we miss a filing deadline in accordance with the exception, we will not be entitled to a new hearing on the matter and our securities may be delisted from The Nasdaq SmallCap Market. In the event we fail to comply with any continued listing requirement during the exception period, we will be provided with written notice of the deficiency and an opportunity to present a definitive plan to address the issue prior to the Panel’s decision as to whether continued listing is appropriate.

On September 29, 2003, we issued a press release indicating that the filing of our Form 10-K for fiscal 2003 would be delayed. We also filed a Form 12b-25 request with the SEC for an extension to file our Form 10-K on or before October 14, 2003. Due to such delayed filing, we formally requested, on September 30, 2003, that the Panel permit us to comply with their July 17, 2003 decision by filing both our Form 10-K for fiscal 2003 and our Form 10-Q for the quarter ended March 31, 2003 on or before October 14, 2003. On October 7, 2003 the Panel informed us that our requested modification to their July 17, 2003 decision was granted.

On October 20, 2003, Nasdaq informed us that we had demonstrated compliance with the terms of the exception granted on July 17, 2003. Additionally, Nasdaq further noted that we do not currently meet the listing standard relating to net income from continuing operations or the alternative standards of stockholders’ equity or market value. We submitted a plan for compliance and on November 25, 2003, Nasdaq granted an exception to the filing requirements pursuant to us filing all periodic reports with the SEC and Nasdaq for all reporting periods ending on or before June 30, 2004 on a timely basis. Additionally, Nasdaq indicated that should we fail to demonstrate $500,000 in net income from continuing operations (on a cumulative basis) for any quarter end and fail to satisfy either the $2.5 million shareholders’ equity or $35.0 million market value of listed securities standard, our securities would be delisted from the Nasdaq Stock Market.

On January 12, 2004, we received a letter from Nasdaq indicating that the Nasdaq Listing and Hearing Review Council (“Listing Council”) had called for review the Panel decision received by us on November 25, 2003. Nasdaq indicated that the review will focus on reconsidering the appropriateness of the Panel’s decision to allow us to demonstrate compliance with Nasdaq’s net income requirement on a prospective basis.

On February 20, 2004, we received a letter from Nasdaq indicting that the Company had evidenced compliance with the current requirement necessary for continued listing on The Nasdaq SmallCap Market, as set forth in the Nasdaq Qualifications Panel decision dated November 25, 2003. Our securities will continue to be listed on The Nasdaq SmallCap Market pending the expiration of the next term of the exception on May 14, 2004.

On February 27, 2004, we received the decision of the Listing Council. The Listing Council affirmed the Panel’s decision to continue the listing of our securities on The Nasdaq SmallCap Market. The Listing Council observed that on the date of their consideration, February 19, 2004: (i) we had sustained compliance with the $35,000,000 market value of listed securities requirement on The Nasdaq SmallCap Market for sixteen trading days during the period beginning January 23, 2004 and ending February 13, 2004; (ii) our closing bid price of $1.77 per share as of February 19, 2004 exceeded The Nasdaq SmallCap Market continued listing requirement; (iii) our market value of publicly held shares of approximately $23,747,638 as of February 19, 2004 exceeded The Nasdaq SmallCap Market continued listing requirement; (iv) we had 973 round lot shareholders; and (v) we had over ten market makers. Therefore, we met all of the continued listing requirements for The Nasdaq SmallCap Market. Pursuant to Nasdaq Marketplace Rule 4850(a), the NASD Board of Governors may call this decision for review at its next NASD Board meeting.

On March 5, 2004, Nasdaq notified us that we were no longer in compliance with the shareholders’ equity/market value of listed securities/net income requirement, as set forth in Nasdaq Marketplace Rule 4310(c)(2)(B). On March 12, 2004 we submitted a letter to the Panel containing information for the Panel to consider in rendering its decision regarding continued listing of our common stock on The Nasdaq SmallCap Market.

On April 5, 2004, we received notification from Nasdaq that we had not yet filed a proxy statement or other information regarding our annual meeting for fiscal year ended June 30, 2003, as required by Nasdaq Marketplace Rules 4350(e) and 4350(g). We filed our preliminary proxy with the Securities and Exchange Commission on March 16, 2004.

On April 12, 2004, Nasdaq notified us we failed for a 30 day period to meet the equity/market value of listed securities/net income requirement, as set forth in Nasdaq Marketplace Rule 4310(c)(2)(B). As a result, such failure could serve as the basis for delisting from Nasdaq. We then submitted further information to the Panel for the Panel to consider in rendering its decision regarding continued listing of our common stock on The Nasdaq SmallCap Market.

On April 29, 2004, we were notified that Nasdaq determined to continue the listing of our common stock pursuant to a listing exception. We are required to demonstrate a market value of listed securities of at least $35,000,000 by June 30, 2004, and to maintain such value for 10 consecutive business days. The requirement may be satisfied in several ways. For example, a sufficient upward movement in the trading price of our common stock would result in compliance (though there can be no assurance as to the timing or direction of such trading price). Second, approval of Proposal No. 2 in this proxy statement will result in the issuance of 4,955,277 additional shares of common stock upon conversion of the Company’s Series B and Series C preferred stock. While there can be no assurance that Proposal No. 2 will receive stockholder approval, if such proposal is approved, the issuance of such additional shares of common stock is anticipated to assist us in meeting the market value of listed securities requirement. Finally, we have commenced the process of evaluating replacing outstanding employee stock options with grants of restricted stock. If we determine that such replacement is desirable and in the best interests of the Company and its stockholders, we intend to submit an appropriate proposal supporting the replacement at a special meeting of stockholders. There can be no assurance that we will recommend any such proposal or that, if recommended, the proposal will receive all necessary approvals (including stockholder approval). If effected, however, the issuance of restricted common shares in exchange for cancellation of outstanding stock options could assist us in meeting the market value of listed securities requirement.

The continued listing exception granted by Nasdaq on April 29, 2004 requires us to provide Nasdaq with a copy of this proxy statement in definitive form by May 20, 2004 for a stockholder meeting to be held on June 10, 2004. We provided the definitive proxy statement to Nasdaq on May             , 2004. Similarly, the exception granted by Nasdaq requires us to provide a definitive proxy statement by June 18, 2004 relating to any applicable restricted stock program. Effective with the opening of business on Monday, May 3, 2004, our trading symbol changed from RURL to RURLC.

Quarterly Results

The following table summarizes our unaudited quarterly operating results for the first two quarters of fiscal 2004, each quarter of fiscal 2003 and 2002. Net revenue and operating income included in the table relate to our continuing operations and exclude amounts applicable to our Latin American operations that were disposed of in September 2002 and other service areas classified as discontinued operations in the first and second quarters of fiscal 2004. Such unaudited quarterly operating information has been restated, as applicable, to reflect adjustments relating to provisions for discounts applicable to Medicare, Medicaid and other third-party payers and for doubtful accounts; the adoption of FIN 46 and the related consolidation on a retroactive basis our investment in San Diego Medical Services Enterprise LLC; calculation of earnings per share using the two-class method; and, to expense professional fees relating to the September 30, 2002 amendment to our credit facility that were previously capitalized and being amortized over the amended term of the facility.

	2004
	First Quarter (1)	Second Quarter
Net revenue	$131,738	$134,124
Operating income	9,395	9,807
Income (loss) from continuing operations	1,047	2,341
Net income	606	2,175
Basic income (loss) from continuing operations applicable to common stock per share	$(0.02)	$0.01
Basic income (loss) per share	$(0.04)	$(0.00)
Diluted income (loss) from continuing operations after applicable to common stock per share	$(0.02)	$0.01
Diluted income (loss) per share	$(0.04)	$(0.00)

	2003
	First Quarter (1)	Second Quarter (1)	Third Quarter (1)	Fourth Quarter (1)
Net revenue	$123,740	$122,695	$124,686	$125,966
Operating income (2)	6,367	6,967	7,963	2,096
Income (loss) from continuing operations	(451)	(999)	128	(4,659)
Net income (loss)	12,753	(252)	535	(4,070)
Basic income (loss) from continuing operations applicable to common stock per share	$(0.03)	$(0.13)	$(0.07)	$(0.33)
Basic income (loss) per share	$0.80	$(0.09)	$(0.05)	$(0.30)
Diluted income (loss) from continuing operations applicable to common stock per share	$(0.03)	$(0.13)	$(0.07)	$(0.33)
Diluted income (loss) per share	$0.80	$(0.09)	$(0.05)	$(0.30)

	2002
	First Quarter (1)	Second Quarter (1)	Third Quarter (1)	Fourth Quarter (1)
Net revenue	$114,427	$112,650	$118,643	$119,027
Operating income (4)	5,057	4,898	9,222	3,265
Income (loss) from continuing operations before cumulative effect of change in accounting principle	(2,131)	593	2,922	(1,990)
Net income (loss) (5) (6)	(51,565)	2,911	3,356	(2,866)
Basic income (loss) from continuing operations per share	$(0.14)	$0.04	$0.19	$(0.13)
Basic income (loss) per share	$(3.43)	$0.19	$0.22	$(0.18)
Diluted income (loss) from continuing operations per share	$(0.14)	$0.04	$0.18	$(0.13)
Diluted income (loss) per share	$(3.43)	$0.19	$0.20	$(0.18)

(1)	We have restated our consolidated financial statements for the following:

Accounts Receivable: We determined that collections on accounts receivable relating to medical transportation revenue, primarily revenue recognized prior to fiscal 2001, were substantially less than originally anticipated and the related provisions for discounts applicable to Medicare, Medicaid and other third-party payers and for doubtful accounts recognized in such prior years were inadequate. The inadequacy of such provisions caused our period-end allowance for doubtful accounts through March 31, 2003 to be understated and our accounts receivable overstated. We determined that this situation was primarily attributable to inaccurate assumptions utilized in the provision estimation process in use prior to fiscal 2001 as well as in the process utilized to assess the adequacy of the allowance for doubtful accounts through March 31, 2003.

We determined that our consolidated financial statements of prior years required restatement as a result of this matter. The portion of the restatement adjustments relating to discounts applicable to Medicare, Medicaid and other third-party payers is reflected as a reduction of net revenue while the portion relating to uncollectible accounts is reflected as an adjustment to the provision for doubtful accounts. The allocation of the restatement adjustments was determined based on the historical allocation of provisions between discounts and doubtful accounts.

Professional Fees: We determined that professional fees incurred in the first quarter of fiscal 2003 in connection with the September 2002 modification to our credit facility should have been expensed rather than amortized over the term of the facility. Accordingly, the results for the first two quarters of fiscal 2003 have been restated for this matter.

San Diego Medical Services Enterprise LLC: During the fourth quarter of fiscal 2003, we adopted Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (FIN 46). FIN 46 requires that variable interest entities or VIEs be consolidated by the primary beneficiary, as that term is defined in FIN 46. We determined that our investment in San Diego Medical Services Enterprise, LLC, (SDMSE) the entity formed with respect to our public/private alliance with the City of San Diego, meets the definition of a VIE and that we are the primary beneficiary. Accordingly, our investment in SDMSE should be consolidated under FIN 46. We had previously accounted for our investment in SDMSE using the equity method. While consolidation of SDMSE did not impact our previously reported net income (loss) or stockholders deficit, our consolidated financial statements of prior periods have been restated for comparative purposes as allowed by FIN 46.

Discontinued Operations: Effective September 27, 2002, we sold our Latin American operations to local management in exchange for the assumption of such operation’s net liabilities. We also ceased operating in certain of its medical transportation and related service areas during the first and second quarters of fiscal 2004. One medical transportation and related service area was also held for sale in the second quarter of fiscal 2004. The results of these service areas have been included in discontinued operations for the quarters presented above.

Earnings Per Share: As described in Note 2 to our consolidated financial statements, we have restated our earnings per share calculations for fiscal 2003 to reflect earnings per share using the two-class method. The two-class method is required as a result of the issuance in September 2002 of our Series B redeemable nonconvertible participating preferred stock. The Series B shares, which we may elect to settle by issuance of common shares before the December 31, 2004 mandatory redemption date (subject to approval by our shareholders of an increase in the number of authorized common shares), are not convertible by the holder but are entitled to participate in any common dividends declared by the Board of Directors as if the Series B holders had been issued common stock. Under the two-class method, earnings or losses are allocated to common stock and participating securities to the extent that each security may share in earnings or losses as if such earnings or losses for the period had been distributed.

A summary of our unaudited quarterly operating results impacted by the restatement adjustments, accounting change and discontinued operations reclassifications is as follows:

	As Previously Reported	Restatement Adjustments			As Restated	Accounting Change (D)	Less Latin American Operations	FY ‘04 Discontinued Operations (E)	As Reported
		A	B	C
	(in thousands)
Quarter ended September 30, 2003:
Net revenue	$133,838	$—	$—	$—	$133,838	$—	$—	$(2,100)	$131,738
Operating income	9,631	—	—	—	9,631	—	—	(236)	9,395
Income from continuing operations	1,282	—	—	—	1,282	—	—	(235)	1,047
Net income	606	—	—	—	606	—	—	—	606
Basic income (loss) from continuing operations applicable to common stock per share	$(0.00)	—	—	—	$(0.00)	$—	$—	$(0.02)	$(0.02)
Basic loss per share	$(0.04)	—	—	—	$(0.04)	$—	$—	$—	$(0.04)
Diluted income (loss) from continuing operations applicable to common stock per share	$(0.00)	—	—	—	$(0.00)	$—	$—	$(0.02)	$(0.02)
Diluted loss per share	$(0.03)	—	—	$(0.01)	$(0.04)	$—	$—	$—	$(0.04)

Quarter ended September 30, 2002:
Net revenue	$125,565	$(1,174)	$—	$—	$124,391	$5,787	$—	$(6,438)	$123,740
Operating income	9,754	(1,789)	(1,603)	—	6,362	876	—	(871)	6,367
Income (loss) from continuing operations	3,813	(1,789)	(1,603)	—	421	—	—	(872)	(451)
Net income	16,145	(1,789)	(1,603)	—	12,753	—	—	—	12,753
Basic income (loss) from continuing operations applicable to common stock per share	$0.24	$(0.11)	$(0.10)	$—	$0.03	$—	$—	$(0.06)	$(0.03)
Basic income per share	$1.01	$(0.11)	$(0.10)	$—	$0.80	$—	$—	$—	$0.80
Diluted income (loss) from continuing operations applicable to common stock per share	$0.21	$(0.09)	$(0.09)	$—	$0.03	$—	$—	$(0.06)	$(0.03)
Diluted income per share	$0.91	$(0.10)	$(0.09)	$—	$0.72	$—	$—	$0.08	$0.80

Quarter ended December 31, 2002:
Net revenue	$123,464	$(379)	$—	$—	$123,085	$5,781	$—	$(6,171)	$122,695
Operating income	7,694	(578)	—	—	7,116	598	—	(747)	6,967
Income (loss) from continuing operations	148	(578)	178	—	(252)	—	—	(747)	(999)
Net loss	148	(578)	178	—	(252)	—	—	—	(252)
Basic loss from continuing operations applicable to common stock per share	$(0.07)	$(0.03)	$0.01	$—	$(0.09)	$—	$—	$(0.04)	$(0.13)
Basic loss per share	$(0.07)	$(0.03)	$0.01	$—	$(0.09)	$—	$—	$—	$(0.09)
Diluted loss from continuing operations applicable to common stock per share	$(0.07)	$(0.03)	$0.01	$—	$(0.09)	$—	$—	$(0.04)	$(0.13)
Diluted loss per share	$(0.07)	$(0.03)	$0.01	$—	$(0.09)	$—	$—	$—	$(0.09)

Quarter ended March 31, 2003:
Net revenue	$130,064	$—	$—	$—	$130,064	$—	$—	$(5,378)	$124,686
Operating income	8,370	—	—		8,370	—	—	(407)	7,963
Income from continuing operations	535	—	—	—	535	—	—	(407)	128
Net income	535	—	—	—	535	—	—	—	535
Basic loss from continuing operations applicable to common stock per share	$(0.04)	$—	$—	$(0.01)	$(0.05)	$—	$—	$(0.02)	$(0.07)
Basic loss per share	$(0.04)	$—	$—	$(0.01)	$(0.05)	$—	$—	$—	$(0.05)
Diluted loss from continuing operations applicable to common stock per share	$(0.04)	$—	$—	$(0.01)	$(0.05)	$—	$—	$(0.02)	$(0.07)
Diluted loss per share	$(0.04)	$—	$—	$(0.01)	$(0.05)	$—	$—	$—	$(0.05)

Quarter ended June 30, 2003:
Net revenue	$131,369	$—	$—	$—	$131,369	$—	$—	$(5,403)	$125,966
Operating income	2,685	—	—	—	2,685	—	—	(589)	2,096
Loss from continuing operations	(4,070)	—	—	—	(4,070)	—	—	(589)	(4,659)
Net loss	(4,070)	—	—	—	(4,070)	—	—	—	(4,070)
Basic loss from continuing operations applicable to common stock per share	$(0.33)	$—	$—	$0.03	$(0.30)	$—	$—	$(0.03)	$(0.33)
Basic loss per share	$(0.33)	$—	$—	$0.03	$(0.30)	$—	$—	$—	$(0.30)
Diluted loss from continuing operations applicable to common stock per share	$(0.33)	$—	$—	$0.03	$(0.30)	$—	$—	$(0.03)	$(0.33)
Diluted loss per share	$(0.33)	$—	$—	$0.03	$(0.30)	$—	$—	$—	$(0.30)

	As Previously Reported	Restatement Adjustments			As Restated	Accounting Change (D)	Less Latin American Operations	FY ‘04 Discontinued Operations (E)	As Reported
		A	B	C
	(in thousands)
Quarter ended September 30, 2001:
Net revenue	$116,474	$(564)	$—	$—	$115,910	$4,480	$—	$(5,963)	$114,427
Operating loss	5,853	(860)	—	—	4,993	344	—	(280)	5,057
Loss from continuing operations	(991)	(860)	—	—	(1,851)	—	—	(280)	(2,131)
Net loss	(50,705)	(860)	—	—	(51,565)	—	—	—	(51,565)
Basic loss from continuing operations applicable to common stock per share	$(0.08)	$(0.06)	$—	$—	$(0.14)	$—	$—	$—	$(0.14)
Basic loss per share	$(3.37)	$(0.06)	$—	$—	$(3.43)	$—	$—	$—	$(3.43)
Diluted loss from continuing operations applicable to common stock per share	$(0.08)	$(0.06)	$—	$—	$(0.14)	$—	$—	$—	$(0.14)
Diluted loss per share	$(3.37)	$(0.06)	$—	$—	$(3.43)	$—	$—	$—	$(3.43)

Quarter ended December 31, 2001:
Net revenue	$114,333	$(170)	$—	$—	$114,163	$4,498	$—	$(6,011)	$112,650
Operating income	5,526	(259)	—	—	5,267	287	—	(656)	4,898
Income from continuing operations	1,508	(259)	—	—	1,249	—	—	(656)	593
Net income	3,170	(259)	—	—	2,911	—	—	—	2,911
Basic income from continuing operations applicable to common stock per share	$0.10	$(0.02)	$—	$—	$0.08	$—	$—	$—	$0.08
Basic income per share	$0.21	$(0.02)	$—	$—	$0.19	$—	$—	$—	$0.19
Diluted income from continuing operations applicable to common stock per share	$0.10	$(0.02)	$—	$—	$0.08	$—	$—	$—	$0.08
Diluted income per share	$0.21	$(0.02)	$—	$—	$0.19	$—	$—	$—	$0.19

Quarter ended March 31, 2002:
Net revenue	$124,661	$(663)	$—	$—	$123,998	$4,973	$(4,153)	$(6,175)	$118,643
Operating income	10,837	(1,008)	—	—	9,829	223	(265)	(565)	9,222
Income from continuing operations	4,364	(1,008)	—	—	3,356	—	131	(565)	2,922
Net income	4,364	(1,008)	—	—	3,356	—	—	—	3,356
Basic income from continuing operations applicable to common stock per share	$0.29	$(0.07)	$—	$—	$0.22	$—	$0.01	$(0.04)	$0.19
Basic income per share	$0.29	$(0.07)	$—	$—	$0.22	$—	$—	$—	$0.22
Diluted income from continuing operations applicable to common stock per share	$0.28	$(0.07)	$—	$—	$0.21	$—	$0.01	$(0.04)	$0.18
Diluted income per share	$0.28	$(0.07)	$—	$—	$0.21	$—	$—	$—	$0.21

Quarter ended June 30, 2002:
Net revenue	$122,951	$(272)	$—	$—	$122,679	$5,054	$(2,622)	$(6,084)	$119,027
Operating income	3,052	(413)	—	—	2,639	(122)	215	533	3,265
Loss from continuing operations	(2,453)	(413)	—	—	(2,866)	—	351	525	(1,990)
Net loss	(2,453)	(413)	—	—	(2,866)	—	—	—	(2,866)
Basic loss from continuing operations applicable to common stock per share	$(0.16)	$(0.02)	$—	$—	$(0.18)	$—	$0.02	$0.03	$(0.13)
Basic loss per share	$(0.16)	$(0.02)	$—	$—	$(0.18)	$—	$—	$—	$(0.18)
Diluted loss from continuing operations applicable to common stock per share	$(0.16)	$(0.02)	$—	$—	$(0.18)	$—	$0.02	$0.03	$(0.13)
Diluted loss per share	$(0.16)	$(0.02)	$—	$—	$(0.18)	$—	$—	$—	$(0.18)

Restatement Adjustments

(A)	To adjust provisions for discounts applicable to Medicare, Medicaid and other third-party payers and doubtful accounts.
(B)	To expense professional fees incurred in connection with the September 2002 credit facility amendment which were being amortized over the term of the related agreement.
(C)	To calculate income (loss) per share using the two-class method.
(D)	Adoption of FIN 46 and related consolidation of investment in San Diego Medical Services Enterprises LLC.
(E)	Represents reclassification of results from reporting units classified as discontinued operations in the first and second quarters of fiscal 2004. As a result of discontinued operations, income from continuing operations has been restated to a loss from continuing operations. Potential common shares are not included in the computation of diluted per share amounts when a loss from continuing operations exists. As such, previously reported diluted income per share required further adjustment as a result of the discontinued operations.

(2)	In fiscal 2001, we recorded a $1.5 million restructuring charge relating to an under performing service area that we had planned to exit at the time of contract termination in December 2001. During fiscal 2002, the contract was extended for a one-year period at the request of the related municipality to enable it to transition its medical transportation service to a new provider. In connection with the contract extension, we reversed $0.2 million of previously accrued lease termination costs relating to the extension period. The operating environment in the service area subsequently improved, and we were awarded a new multi-year contract during the second quarter of fiscal 2003. We reversed the remaining restructuring reserve of $1.3 million to income during the second quarter of 2003.
(3)	During the first quarter of fiscal 2003, we sold our Latin American operations to local management in exchange for the assumption of the related net liabilities resulting in a gain of $12.5 million. The sale of the Latin American operations has been treated as a discontinued operation for financial reporting purposes.
(4)	During the third quarter of fiscal 2002, we reversed $1.7 million of discretionary employee benefits previously accrued for the calendar year ended December 31, 2000. During the fourth quarter of fiscal 2002, we recorded a $2.0 million provision for additional workers’ compensation claims in connection with a review of existing reserve levels; reversed a $1.3 million reserve related to the settlement of an audit with a Medicare intermediary; and, reversed $1.3 million of our paid-time-off accrual as a result of changes to the related policies.
(5)	During the second quarter of fiscal 2002, we recorded a $1.6 million tax benefit for refunds applicable to prior years for which recognition was deferred until receipt. In the fourth quarter of fiscal 2002, we recognized an income tax benefit of $0.6 million as a result of recently enacted legislation that allowed us to carry a portion of our net operating losses back to prior years.
(6)	The net loss for the first quarter of fiscal 2002 included a $49.5 million cumulative effect charge, both before and after taxes, relating to the implementation of a new accounting standard relating to goodwill and other intangible assets.

Effects of Inflation and Foreign Currency Exchange Fluctuations

As a result of the sale of our Latin American operations in September 2002, we no longer have operations located outside the United States. Additionally, inflation has not had a significant impact on our business.

Contractual Obligations and Other Commitments

We have certain contractual obligations related to our debt instruments that come due at various times over the periods presented below. In addition we have other commitments in the form of standby letters of credit and surety bonds. The following table illustrates the expiration of our contractual obligations as well as other commitments including the effect of the 2003 amended credit facility as of June 30, 2003:

	Payments Due By Period
Contractual Obligations	Total	Less Than 1 Year	1-3 Years		4-5 Years		After 5 Years
Credit facility	$152,555	$—	$—		$152,555		$—
Senior Notes	150,000	—	—		150,000		—
Capital leases and notes payable	4,368	1,329	2,901		50		88
Operating leases	35,344	7,760	12,084		6,667		8,833

Total contractual cash obligations	$342,267	$9,089	$14,985		$309,272		$8,921

Other Commitments	Amount of Commitment Expiration By Period
Standby letters of credit	$3,500	$3,500	$—		$—		$—

Surety bonds	$10,136	$10,129	$7		$—		$—

Preferred stock redemption	$25,000	$—	$15,000	(1)	$10,000	(2)	$—

(1)	Under the terms of the 2002 Amended Credit Facility, should we be unable to convert the Series B redeemable nonconvertible participating preferred stock to common stock by December 31, 2004. We will be required to redeem the preferred shares for a price equal to the greater of $15.0 million or the value of the common shares into which the Series B would otherwise have been convertible.
(2)	Under the terms of the 2003 Amended Credit Facility, should we be unable to convert the Series C redeemable nonconvertible participating preferred stock to common stock by December 31, 2006. We will be required to redeem the preferred shares for a price equal to the greater of $10.0 million or the value of the common shares into which the Series C shares would otherwise have been convertible.

Recently Issued Accounting Pronouncements

In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. FIN 45 clarifies the requirements of FASB Statement No. 5, “Accounting for Contingencies”, relating to the guarantor’s accounting for, and disclosure of, the issuance of certain types of guarantees. FIN 45 is to be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 did not have a material impact on our financial condition or results of operations. Note 17 to our consolidated financial statements contains additional information with respect to our guarantees and indemnifications.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (FIN 46) to clarify when a company should consolidate in its financial statements the assets, liabilities and activities of a variable interest entity or VIE. FIN 46 provides general guidance as to the definition of a VIE and requires that such VIEs be consolidated if a company absorbs the majority of the VIEs expected losses, or is entitled to receive a majority of the VIEs residual returns, or both. FIN 46 is effective immediately for all new VIEs created after January 31, 2003. For VIEs created before February 1, 2003, the consolidation provisions of FIN 46 must be applied for the first interim or annual reporting period beginning after June 15, 2003 on either a retroactive or prospective basis.

We determined that our investment in San Diego Medical Services Enterprise, LLC, (SDMSE) the entity formed with respect to our public/private alliance with the City of San Diego, meets the definition of a VIE and that we are the primary beneficiary. Accordingly, our investment in SDMSE should be consolidated under FIN 46. We had previously accounted for our investment in SDMSE using the equity method. While consolidation of SDMSE did not impact our previously reported net income (loss) or stockholders deficit, our consolidated financial statements of prior periods have been restated for comparative purposes as allowed by FIN 46. We do not believe that we have any other investments or contractual obligations that would require consolidation under FIN 46.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 specifies that freestanding financial instruments within its scope constitute obligations of the issuer and that, therefore, the issuer must classify them as liabilities. Such freestanding financial instruments include certain mandatorily redeemable financial instruments, obligations to repurchase the issuer’s equity shares by transferring assets, and certain obligations to issue a variable number of shares. SFAS No. 150 is effective immediately for all financial instruments entered into or modified after May 31, 2003. For all other instruments, SFAS No. 150 is effective July 1, 2003.

Under SFAS No. 150, certain minority interests in consolidated entities with finite lives may meet the standard’s definition of a mandatorily redeemable financial instrument, and thus require reclassification as liabilities and measurement at the amount of cash that would be paid under the conditions in the applicable entity organization agreement if settlement of the respective minority interests occurred at the reporting date. Our consolidated financial statements include a minority interest that meets the standard’s definition of mandatorily redeemable financial instruments. This mandatorily redeemable minority interest represents an interest held by the City of San Diego in SDMSE, where the terms of the underlying agreement provide for a defined termination date at which time the assets of the subsidiary are to be sold, the liabilities are to be extinguished and the remaining net proceeds are to be distributed to the City of San Diego and us on a pro rata basis in accordance with the underlying agreement. The termination date of our mandatorily redeemable minority interest is currently June 30, 2005.

On November 7, 2003, the FASB issued FASB Staff Position (FSP) No. FAS 150-3, Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under FASB Statement No. 150, ‘Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity’. The FSP indefinitely deferred the classification and measurement provisions of SFAS No. 150 related to the mandatorily redeemable minority interests associated with finite lived subsidiaries, but retained the related disclosure provisions. The settlement value of our mandatorily redeemable minority interest in SDMSE is estimated to be $2.4 million at December 31, 2003. This represents the estimated amount of cash that would be due and payable to settle the minority interest assuming an orderly liquidation of SDMSE on December 31, 2003, net of estimated liquidation costs. The corresponding carrying value of the minority interest in SDMSE at December 31, 2003 is $2.4 million, and is included in the balance sheet caption ‘Minority interest’.

The FASB plans to reconsider certain implementation issues and perhaps the classification or measurement guidance for mandatorily redeemable minority interests during the deferral period. The outcome of their deliberations cannot be determined at this point. Accordingly, it is possible that the FASB could require the recognition and measurement of our mandatorily redeemable minority interest at its settlement value at a later date.

In March 2004, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) issued EITF Issue No. 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share (EITF 03-6). Under this guidance, which is effective for periods beginning after March 31, 2004, losses for a given period will not be allocated to participating securities unless the holder of such securities has a contractual obligation to fund losses of the issuing entity or the contractual principal or mandatory redemption amount of the participating security is reduced as a result of losses we incur. As a result of the EITF 03-6 guidance, we will no longer allocate losses in any given interim or annual period to our Series B and Series C redeemable nonconvertible participating preferred stock for purposes of calculating earnings per share as the holders of such shares are neither required to fund our losses nor will the redemption amounts of such shares be reduced as a result of losses incurred by us. We are currently evaluating the impact of EITF 03-6 on our financial statements, including those of prior periods which will require restatement in the period in which the EITF 03-6 guidance becomes effective.

RISK FACTORS

The following risk factors, in addition to those discussed elsewhere herein, should be carefully considered in evaluating us and our business.

We have significant indebtedness.

We have significant indebtedness. As of December 31, 2003, we had approximately $306.2 million of consolidated indebtedness, consisting primarily of $149.9 million of 7 7/8% Senior Notes due in 2008 and $152.6 million outstanding under our 2003 Amended Credit Facility, which is due December 31, 2006.

Our ability to service our indebtedness depends on our future operating performance, which is affected by various factors including regulatory, industry, economic, and competitive conditions, and other factors, many of which are beyond our control. We may not generate sufficient funds to enable us to service our indebtedness and failure to do so could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our loan agreements require us to comply with numerous covenants and restrictions.

The agreement governing the terms of the Senior Notes contains certain covenants limiting our ability to:

• incur certain additional debt	• create certain liens
• pay dividends	• issue guarantees
• redeem capital stock	• enter into transactions with affiliates
• make certain investments	• sell assets
• issue capital stock of subsidiaries	• complete certain mergers and consolidations

Our 2003 Amended Credit Facility also contains restrictive covenants and requires us to meet certain financial tests, including a total debt leverage ratio, a minimum tangible net worth amount, and a fixed charge coverage ratio. Our ability to satisfy those covenants can be affected by events both within and beyond our control, and we may be unable to meet these covenants.

A breach of any of the covenants or other terms of our indebtedness could result in an event of default under our 2003 Amended Credit Facility or the Senior Notes or both, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may not be able to generate sufficient operating cash flow.

Despite significant net losses in fiscal 2002, 2001 and 2000, our restructuring efforts have enabled us to self-fund our operations since March 2000 from existing cash reserves and operating cash flow. However, we may be unable to sustain our targeted levels of operating cash flow. Our ability to generate operating cash flow will depend upon various factors, including regulatory, industry, economic, competitive and other factors, many of which are beyond our control. Because of our significant indebtedness, a substantial portion of our cash flow from operating activities is dedicated to debt service and is not available for other purposes. The terms of our 2003 Amended Credit Facility do not permit additional borrowings thereunder. In addition, the 2003 Amended Credit Facility and the Senior Notes restrict our ability to obtain additional debt from other sources or provide collateral to any prospective lender.

If we are unable to meet our targeted levels of operating cash flow, or in the event of an unanticipated cash requirement (such as an adverse litigation outcome, reimbursement delays, significantly increased costs of insurance or other matters) we will need to pursue additional debt or equity financing. Any such financing may not be available on terms acceptable to us, or at all. If we issue equity securities in connection with any such arrangement, the percentage ownership of our current stockholders could be materially reduced, and such equity securities may have rights, preferences or privileges senior to our current common stockholders. Failure to generate adequate operating cash flow will have a material adverse effect on our business, financial condition and results of operations.

Our stockholders face significant dilution of our common stock.

In conjunction with the 2002 Amended Credit Facility, we issued shares of our Series B redeemable nonconvertible participating preferred stock (the “Series B Shares”) to the participants in the 2002 Amended Credit Facility. The Series B Shares are not convertible by the holder but we may elect (subject to approval by our shareholders of an increase in the number of authorized common shares) to settle the Series B Shares by issuance of 2,115,490 common shares, which equated to 10% of our common shares then outstanding on a diluted basis, as defined. Because sufficient common shares are not currently available to permit conversion, we intend to seek stockholder approval to authorize additional common shares. Until such time as the additional common shares are authorized, the carrying value of the Series B Shares will be accreted to the greater of $15.0 million or the value of the common shares into which the Series B Shares would have otherwise been converted which represents the redemption value of the Series B shares as of December 31, 2004. Additionally, holders of the Series B shares are entitled to participate in any common dividends declared by the Board of Directors as if the Series B holders had been issued common stock. The accretion and the allocation of earnings to the Series B Shares, to the extent that this participating security may share in earnings as if such earnings for the period had been distributed, will result in a reduction in income available to common stockholders for purposes of determining our earnings per share.

In conjunction with the 2003 Amended Credit Facility, we issued shares of our Series C redeemable nonconvertible participating preferred stock (the “Series C Shares”) to certain of the participants in the 2003 Amended Credit Facility. The Series C Shares are not convertible by the holder but we may elect (subject to approval by our shareholders of an increase in the number of authorized common shares) to settle the Series C Shares by issuance of 2,839,787 common shares, which equated to 11% of our common shares then outstanding on a diluted basis, as defined. Because sufficient common shares are not currently available to permit conversion, we intend to seek stockholder approval to authorize additional common shares. Until such time as the additional common shares are authorized, the carrying value of the Series C Shares will be accreted to the greater of $10.0 million or the value of common shares into which the Series C Shares would have otherwise been converted which represents the redemption value of the Series C shares as of December 31, 2006. Additionally, holders of the Series C shares are entitled to participate in any common dividends declared by the Board of Directors as if the Series C holders had been issued common stock. The accretion and the allocation of earnings to the Series C Shares, to the extent that this participating security may share in earnings as if such earnings for the period had been distributed, will result in a reduction in income available to common stockholders for purposes of determining our earnings per share.

We depend on reimbursements by third-party payers and individuals.

We receive a substantial portion of payments for our medical transportation services from third-party payers, including Medicare, Medicaid, and private insurers. We received 90% of our medical transportation fee collections from such third party payers during the six months ended December 31, 2003, including 27% from Medicare. We received approximately 90% of our medical transportation fee collections from such third party payers during the year ended June 30, 2003, including approximately 27% from Medicare. In the year ended June 30, 2002, we received 88% of medical transportation fee collections from these third parties, including 25% from Medicare.

The reimbursement process is complex and can involve lengthy delays. From time to time, we experience these delays. Third-party payers are continuing their efforts to control expenditures for health care, including proposals to revise reimbursement policies. We recognize revenue when we provide medical transportation services; however, there can be lengthy delays before we receive payment. In addition, third-party payers may disallow, in whole or in part, requests for reimbursement based on assertions that certain amounts are not reimbursable or additional supporting documentation is necessary. Retroactive adjustments may change amounts realized from third-party payers. Due to the nature of our business and our participation in the Medicare and Medicaid reimbursement programs, we are involved from time to time in regulatory reviews or investigations by governmental agencies of matters such as compliance with billing regulations. We may be required to repay these agencies if a finding is made that we were incorrectly reimbursed, or we may lose eligibility for certain programs in the event of certain types of non-compliance. Delays and uncertainties in the reimbursement process adversely affect our level of accounts receivable, increase the overall costs of collection, and may adversely affect our working capital and cause us to incur additional borrowing costs. Unfavorable resolutions of pending or future regulatory reviews or investigations, either individually or in the aggregate, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We also face the continuing risk of non-reimbursement to the extent that uninsured individuals require emergency ambulance service in service areas where an adequate subsidy is not provided by the related municipality or governing authority. Amounts not covered by third-party payers are the obligations of individual patients and, we may not receive reimbursement by the related municipality or governing authority or reimbursement from these uninsured individuals. We continually review the mix of activity between emergency and general medical transport in view of the reimbursement environment and evaluate methods of recovering these amounts through the collection process.

We establish an allowance for discounts applicable to Medicare, Medicaid and other third-party payers and for doubtful accounts based on credit risk applicable to certain types of payers, historical trends, and other relevant information. We review our allowance for doubtful accounts on an ongoing basis and may increase or decrease such allowance from time to time, including in those instances when we determine that the level of effort and cost of collection of certain accounts receivable is unacceptable.

The risks associated with third-party payers and uninsured individuals and the inability to monitor and manage accounts receivable successfully could have a material adverse effect on our business, financial condition, results of operations and cash flows. Our collection policies or our allowance for doubtful accounts may not be adequate.

We have experienced material increases in the cost of our insurance and surety programs and in related collateralization requirements.

We have experienced a substantial rise in the costs associated with both our insurance and surety bonding programs in comparison to prior years. We have experienced significant increases both in the premiums we have had to pay, and in the collateral or other advance funding required. We also have increased our deductible and self-insurance retentions under several coverages. Many counties, municipalities, and fire districts also require us to provide a surety bond or other assurance of financial and performance responsibility, and the cost and collateral requirements associated with obtaining such bonds have increased. A significant factor is the overall hardening of the insurance, surety and re-insurance markets, which has resulted in demands for larger premiums, collateralization of payment obligations and increasingly rigorous underwriting requirements. Our higher costs also result from our claims history and from insurers’ and sureties’ perception of our financial condition due to our current debt structure and cash position. Sustained and substantial annual increases in premiums and requirements for collateral or pre-funded deductible obligations may have a material adverse effect on our business, financial condition, results of operations and cash flow.

Claims against us could exceed our insurance coverage and we may not have coverage for certain claims.

We are subject to a significant number of accident, injury and professional liability claims as a result of the nature of our business and the day-to-day operation of our vehicle fleet. In order to minimize the risk of our exposure, we maintain certain levels of insurance coverage for workers’ compensation, comprehensive general liability, automobile liability, and professional liability claims. In certain limited instances we may not have coverage for certain claims. In those instances for which we do have coverage, the coverage limits of our policies may not be adequate. Liabilities in excess of our insurance coverage could have a material adverse effect on our business, financial condition, results of operations and cash flows. Claims against us, regardless of their merit or outcome, also may have an adverse effect on our reputation and business.

Our claim reserves may prove inadequate.

Under our general liability and employee medical insurance programs, and under our workers’ compensation programs prior to May 1, 2002, we are responsible for deductibles and self-insured retentions in varying amounts. Our insurance coverages in prior years generally did not include an aggregate limitation on our liability. We have established reserves for losses and loss adjustment expenses under these policies. Our reserves are estimates based on our historical experience as well as industry data, and include judgments of the effects that future economic and social forces are likely to have on our experience with the type of risk involved, circumstances surrounding individual claims and trends that may affect the probable number and nature of claims arising from losses not yet reported. Consequently, loss reserves are inherently uncertain and are subject to a number of circumstances that are difficult to predict. For these reasons, there can be no assurance that our ultimate liability will not materially exceed our reserves at any point. If our reserves prove to be inadequate, we will be required to increase our reserves with a corresponding charge to operations in the period in which the deficiency is identified and such charge could be material. We periodically engage independent actuaries in order to verify the adequacy of our claims reserves.

Two insurance companies with which we have previously done business are in financial distress.

Two previous insurers (Reliance Insurance Company and Legion Insurance Company) under our workers’ compensation and general liability programs are currently in liquidation proceedings in Pennsylvania. With respect to the affected policy years, these proceedings may result in the loss of all or part of the collateral and/or funds deposited by us for payment of claims within our deductible or self-insured retention relating to our workers’ compensation programs, and may result in restricted access to both insurance and reinsurance proceeds relating to our general liability program. Based upon the information currently available, we believe that the amounts on deposit are fully recoverable and will either be returned to us or used to pay claims on our behalf as originally intended. We further believe that reinsurance proceeds for our liability policies will be available to cover claims in excess of our retention as originally intended. It is also our understanding that state guaranty funds will provide coverage, subject to certain limitations, of such general liability and workers’ compensation claims. Our inability to access the funds on deposit, to access our liability reinsurance proceeds or to obtain coverage from state guaranty funds could have a material adverse effect on our business, financial condition, results of operations and cash flows. To the extent that claims exceed our deductible limits and our insurers or guaranty funds do not satisfy their coverage obligations, we may be required to satisfy a portion of those claims directly, which could have a material adverse effect on our business, financial condition, result of operations and cash flows.

Recently enacted rules may adversely affect our reimbursement rates of coverage.

On April 1, 2002, the Medicare Ambulance Fee Schedule Final Rule became effective. The Final Rule categorizes seven levels of ground ambulance services, ranging from basic life support to specialty care transport, and two categories of air ambulance services. The base rate conversion factor for services to Medicare patients was set at $170.54 (which is adjusted each year by the CPI – 1%), plus separate mileage payment based on specified relative value units for each level of ambulance service. Adjustments also were included to recognize differences in relative practice costs among geographic areas, and higher transportation costs that may be incurred by ambulance providers in rural areas with low population density. The Final Rule requires ambulance providers to accept assignment on Medicare claims, which means a provider, must accept Medicare’s allowed reimbursement rate as full payment. Medicare typically reimburses 80% of that rate and the remaining 20% is collectible from a secondary insurance or the patient. In addition, the Final Rule calls for a five-year phase-in period to allow time for providers to adjust to the new payment rates. The fee schedule will be phased in at 20-percent increments each year, with payments being made at 100 percent of the fee schedule in 2006 and thereafter.

We believe the Medicare Ambulance Fee Schedule will have a neutral net impact on our medical transportation revenue at incremental and full phase-in periods, primarily due to the geographic diversity of our U.S. operations. However, changes in the related rules or regulations, or the interpretation or implementation thereof, could materially alter the impact of the fee schedule on our medical transportation revenue and, therefore could have a material adverse effect on our business, financial condition, results of operations and cash flows. Changes in reimbursement policies, or other governmental actions, together with the financial challenges of some private, third-party payers and budget pressures on other payer sources could influence the timing and, potentially, the receipt of payments and reimbursements. A reduction in coverage or reimbursement rates by third-party payers, or an increase in our cost structure relative to the rate increase in the Consumer Price Index (CPI), or costs incurred to implement any further mandates of the fee schedule could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition to the above, Congress passed the Medicare Prescription Drug, Improvement and Modernization Act of 2003. Included in this legislation was a provision for additional reimbursement for ambulance services provided to Medicare patients. Among other relief, the Act provides for a 1% increase in reimbursement for urban transports and a 2% increase for rural transports for the remainder of the phase-in of the national ambulance fee schedule, which will be complete in 2006. Although we expect this provision under the Medicare Prescription Drug, Improvement and Modernization Act of 2003 will benefit the portion of Rural/Metro’s medical transportation revenue that is reimbursed through Medicare, we are currently unable to predict the total impact.

Certain state and local governments regulate rate structures and limit rates of return.

State or local government regulations or administrative policies regulate rate structures in most states in which we conduct medical transportation operations. In certain service areas in which we are the exclusive provider of services, the municipality or fire district sets the rates for emergency ambulance services pursuant to a master contract and establishes the rates for general ambulance services that we are permitted to charge. Rates in most service areas are set at the same amounts for emergency and general ambulance services. For example, the State of Arizona establishes the rate of return we are permitted to earn in determining the ambulance service rates we may charge in that state. Ambulance services revenue generated in Arizona accounted for 21.1% and 18.6% of net revenue for the six months ended December 31, 2003 and 2002, respectively. Ambulance services revenue generated in Arizona accounted for approximately 19.6% and 18.4% of net revenue for the year ended June 30, 2003 and 2002, respectively. We may be unable to receive ambulance service rate increases on a timely basis where rates are regulated or to establish or maintain satisfactory rate structures where rates are not regulated.

Municipalities and fire districts negotiate the payments to be made to us for fire protection services pursuant to master contracts. These master contracts are based on a budget and on level of effort or performance criteria desired by the municipalities and fire districts. We could be unsuccessful in negotiating or maintaining profitable contracts with municipalities and fire districts.

Numerous governmental entities regulate our business.

Numerous federal, state and local laws, rules and regulations govern various aspects of the ambulance and fire fighting service business covering matters such as licensing, rates, employee certification, environmental matters and radio communications. Certificates of necessity may be required from state or local governments to operate medical transportation services in a designated service area. Master contracts from governmental authorities are subject to risks of cancellation or unenforceability as a result of budgetary and other factors and may subject us to certain liabilities or restrictions that traditionally have applied only to governmental bodies. Federal, state or local, governments could:

•	change existing laws, rules or regulations,

•	adopt new laws, rules or regulations that increase our cost of doing business,

•	lower reimbursement levels,

•	choose to provide services for themselves, or

•	otherwise adversely affect our business, financial condition, cash flows, and results of operations.

We could encounter difficulty in complying with all applicable laws, rules and regulations.

Health care reforms and cost containment may affect our business.

Numerous legislative proposals have been considered that would result in major reforms in the U.S. health care system. We cannot predict which, if any, health care reforms may be proposed or enacted or the effect that any such legislation would have on our business. The Health Insurance Portability and Accountability Act of 1996 (HIPAA), which protects the privacy of patients’ health information handled by health care providers and establishes standards for its electronic transmission, was enacted on August 21, 1996. The final rule, which took effect on April 14, 2001, required covered entities to comply with the final rule’s provisions pertaining to privacy standards by April 14, 2003, and covers all individually identifiable health information used or disclosed by a covered entity. We have developed and implemented policies, training and procedures to comply with the final rule.

In addition to compliance with the privacy standards deadline, the HIPAA Electronic Transactions and Code Set Rule required us, if we submit claims electronically, to use the approved HIPAA format by October 16, 2003. On September 23, 2003, CMS announced that it would issue a contingency plan to accept Medicare noncompliant electronic transactions after the October 16, 2003 compliance deadline. The contingency plan permits CMS to continue to accept and process Medicare claims in legacy formats giving providers, like us, additional time to complete the testing process. We are filing in the approved HIPAA format with all of our Medicare plans except Nebraska, due to the carrier’s inability to accept ambulance claims in the approved HIPAA format. We submit Medicaid claims to twenty-seven states, of which eleven states allow electronic claim submissions and sixteen accept paper claim submissions. As of February 11, 2004, we received confirmation of at least one successful test filing from ten of the eleven states that accept electronic claim submissions. We have completed the testing process in nine states and are continuing to test our submissions in two states. These two states, New York and Pennsylvania, will allow legacy formats until testing is complete. In addition, we await announcements from the commercial insurers regarding compliance with the final rule. Thus, while we have worked diligently to both comply with HIPAA requirements and mitigate the impact of HIPAA on our business, we could experience a material adverse effect on our business, financial condition, cash flows or results of operations due to (i) significant costs associated with continued compliance under HIPAA or related legislative enactments, (ii) adverse affects on our collection cycle arising from non-compliance or delayed HIPAA compliance by our payers, customers and other constituents, or (iii) impacts to the health care industry as a whole that may directly or indirectly cause an adverse affect on our business.

We may be delisted from the Nasdaq SmallCap Market.

On May 22, 2003, The Nasdaq Stock Market (Nasdaq) notified us that we were not in compliance with a Nasdaq SmallCap Market maintenance standard. This standard requires that we file with Nasdaq copies of all reports and other documents filed or required to be filed with the Securities and Exchange Commission on a timely basis.

The notification followed our announcement on May 14, 2003 that we would delay filing our Form 10-Q for the quarter ended March 31, 2003 due to the need to restate our financial statements for inadequate provisions for discounts applicable to Medicare, Medicaid and other third-party payers and for doubtful accounts recorded in prior years. We announced that we would file the applicable Form 10-Q upon finalization of the related restatement adjustments.

We subsequently submitted our request for a Nasdaq Listing Qualifications Panel (the “Panel”) hearing to consider our continued listing. The hearing was held June 19, 2003, where we presented our basis for a temporary exception to the filing requirement in order to complete our accounts receivable analysis.

On July 17, 2003, Nasdaq informed us that the Panel had made a determination to grant us an exception. In its decision the Panel determined that our securities would continue to be listed on The Nasdaq SmallCap Market subject to satisfying a September 30, 2003 deadline for filing our Form 10-Q for the quarter ended March 31, 2003 and our Form 10-K for the fiscal year ended June 30, 2003.

In addition to granting the filing exception through September 30, 2003, the Panel specifically required us to timely file all periodic reports with the Securities and Exchange Commission and Nasdaq for all reporting periods ending on or before March 31, 2004. Should we miss a filing deadline in accordance with the exception, we will not be entitled to a new hearing on the matter and our securities may be delisted from The Nasdaq SmallCap Market. In the event we fail to comply with any continued listing requirement during the exception period, we will be provided with written notice of the deficiency and an opportunity to present a definitive plan to address the issue prior to the Panel’s decision as to whether continued listing is appropriate.

On September 29, 2003, we issued a press release indicating that the filing of our Form 10-K for fiscal 2003 would be delayed. We also filed a Form 12b-25 request with the SEC for an extension to file our Form 10-K on or before October 14, 2003. Due to such delayed filing, we formally requested, on September 30, 2003, that the Panel permit us to comply with their July 17, 2003 decision by filing both our Form 10-K for fiscal 2003 and our Form 10-Q for the quarter ended March 31, 2003 on or before October 14, 2003. On October 7, 2003, the Panel informed us that our requested modification to their July 17, 2003 decision was granted.

On October 20, 2003, Nasdaq informed us that we had demonstrated compliance with the terms of the exception granted on July 17, 2003. Additionally, Nasdaq further noted that we do not currently meet the listing standard relating to net income from continuing operations or the alternative standards of stockholders’ equity or market value. We submitted a plan for compliance and on November 25, 2003, Nasdaq granted an exception to the filing requirements pursuant to us filing all periodic reports with the SEC and Nasdaq for all reporting periods ending on or before June 30, 2004 on a timely basis. Additionally, Nasdaq indicated that should we fail to demonstrate $500,000 in net income from continuing operations (on a cumulative basis) for any quarter end and fail to satisfy either the $2.5 million shareholders’ equity or $35.0 million market value of listed securities standard, our securities would be delisted from The Nasdaq Stock Market. There is no assurance that we will evidence compliance with the requirements as set forth by Nasdaq or that we will return to continued listing on The Nasdaq SmallCap Market.

On January 12, 2004, the Company received a letter from Nasdaq indicating that the Nasdaq Listing and Hearing Review Council (“Listing Council”) had called for review the Panel decision received by the Company on November 25, 2003. Nasdaq indicated that the review will focus on reconsidering the appropriateness of the Panel’s decision to allow the Company to demonstrate compliance with Nasdaq’s net income requirement on a prospective basis.

On February 20, 2004, the Company received a letter from Nasdaq indicting that the Company had evidenced compliance with the current requirement necessary for continued listing on The Nasdaq SmallCap Market, as set forth in the Nasdaq Qualifications Panel decision dated November 25, 2003. The Company’s securities will continue to be listed on The Nasdaq SmallCap Market pending the expiration of the next term of the exception on May 14, 2004.

On February 27, 2004, we received the decision of the Listing Council. The Listing Council affirmed the Panel’s decision to continue the listing of our securities on The Nasdaq SmallCap Market. The Listing Council observed that on the date of their consideration, February 19, 2004: (i) we had sustained compliance with the $35,000,000 market value of listed securities requirement on The Nasdaq SmallCap Market for sixteen trading days during the period beginning January 23, 2004 and ending February 13, 2004; (ii) our closing bid price of $1.77 per share as of February 19, 2004 exceeded The Nasdaq SmallCap Market continued listing requirement; (iii) our market value of publicly held shares of approximately $23,747,638 as of February 19, 2004 exceeded The Nasdaq SmallCap Market continued listing requirement; (iv) we had 973 round lot shareholders; and (v) we had over ten market makers. Therefore, we met all of the continued listing requirements for The Nasdaq SmallCap Market. Pursuant to Nasdaq Marketplace Rule 4850(a), the NASD Board of Governors may call this decision for review at its next NASD Board meeting.

On March 5, 2004, Nasdaq notified us that we were no longer in compliance with the shareholders’ equity/market value of listed securities/net income requirement, as set forth in Nasdaq Marketplace Rule 4310(c)(2)(B). On March 12, 2004 we submitted a letter to the Panel containing information for the Panel to consider in rendering its decision regarding continued listing of our common stock on The Nasdaq SmallCap Market.

On April 5, 2004, we received notification from Nasdaq that we had not yet filed a proxy statement or other information regarding our annual meeting for fiscal year ended June 30, 2003, as required by Nasdaq Marketplace Rules 4350(e) and 4350(g). We filed our preliminary proxy with the Securities and Exchange Commission on March 16, 2004.

On April 12, 2004, Nasdaq notified us we failed for a 30 day period to meet the equity/market value of listed securities/net income requirement, as set forth in Nasdaq Marketplace Rule 4310(c)(2)(B). As a result, such failure could serve as the basis for delisting from Nasdaq. We then submitted further information to the Panel for the Panel to consider in rendering its decision regarding continued listing of our common stock on The Nasdaq SmallCap Market.

On April 29, 2004, we were notified that Nasdaq determined to continue the listing of our common stock pursuant to a listing exception. We are required to demonstrate a market value of listed securities of at least $35,000,000 by June 30, 2004, and to maintain such value for 10 consecutive business days. The requirement may be satisfied in several ways. For example, a sufficient upward movement in the trading price of our common stock would result in compliance (though there can be no assurance as to the timing or direction of such trading price). Second, approval of Proposal No. 2 in this proxy statement will result in the issuance of 4,955,277 additional shares of common stock upon conversion of the Company’s Series B and Series C preferred stock. While there can be no assurance that Proposal No. 2 will receive stockholder approval, if such proposal is approved, the issuance of such additional shares of common stock is anticipated to assist us in meeting the market value of listed securities requirement. Finally, we have commenced the process of evaluating replacing outstanding employee stock options with grants of restricted stock. If we determine that such replacement is desirable and in the best interests of the Company and its stockholders, we intend to submit an appropriate proposal supporting the replacement at a special meeting of stockholders. There can be no assurance that we will recommend any such proposal or that, if recommended, the proposal will receive all necessary approvals (including stockholder approval). If effected, however, the issuance of restricted common shares in exchange for cancellation of outstanding stock options could assist us in meeting the market value of listed securities requirement.

The continued listing exception granted by Nasdaq on April 29, 2004 requires us to provide Nasdaq with a copy of this proxy statement in definitive form by May 20, 2004 for a stockholder meeting to be held on June 10, 2004. We provided the definitive proxy statement to Nasdaq on May             , 2004. Similarly, the exception granted by Nasdaq requires us to provide a definitive proxy statement by June 18, 2004 relating to any applicable restricted stock program. Effective with the opening of business on Monday, May 3, 2004, our trading symbol changed from RURL to RURLC.

We depend on certain business relationships.

We depend to a great extent on certain contracts with municipalities or fire districts to provide emergency ambulance services and fire protection services. Our six largest contracts accounted for 18.2% of net revenue for both the six months ended December 31, 2003 and 2002. One of these contracts accounted for 8.4% and 8.7% of net revenue for the six months ended December 31, 2003 and 2002, respectively. Our six largest contracts accounted for approximately 23.9% and 23.1% of net revenue for the year ended June 30, 2003 and 2002, respectively. One of these contracts accounted for approximately 8.6% and 7.7% of net revenue for the years ended June 30, 2003 and 2002, respectively. Contracts with municipalities or fire districts may have certain budgetary approval constraints. Failure to allocate funds for a contract may adversely affect our ability to continue to perform services without suffering significant losses. The loss or cancellation of several of these contracts could have a material adverse effect on our business, financial condition, results of operations and cash flows. We may not be successful in retaining our existing contracts or in obtaining new contracts for emergency ambulance services or for fire protection services. Our contracts with municipalities and fire districts and with managed care organizations and health care providers are short term or open-ended or for periods ranging on average from two years to five years. During such periods, we may determine that a contract is no longer favorable and may seek to modify or terminate the contract. When making such a determination, we may consider factors, such as weaker than expected transport volume, geographical issues adversely affecting response times, and delays in implementing technology upgrades. We face certain risks in attempting to terminate unfavorable contracts prior to their expiration because of the possibility of forfeiting performance bonds and the potential adverse political and public relations consequences. Our inability to terminate or amend unfavorable contracts as they occur, could, in the aggregate, have a material adverse effect on our business, financial condition, cash flows, and results of operations. We also face the risk that areas in which we provide fire protection services through subscription arrangements with residents and businesses will be converted to tax-supported fire districts or annexed by municipalities.

We face risks associated with our prior rapid growth, integration, and acquisitions.

We must integrate and successfully operate the ambulance service providers that we have acquired. The process of integrating management, operations, facilities, and accounting and billing and collection systems and other information systems requires continued investment of time and resources and can involve difficulties, which could have a material adverse effect on our business, financial condition, cash flows, and results of operations. Unforeseen liabilities and other issues also could arise in connection with the operation of businesses that we have previously acquired or may acquire in the future. Our acquisition agreements contain purchase price adjustments, rights of set-off, indemnification, and other remedies in the event that certain unforeseen liabilities or issues arise in connection with an acquisition. However, these purchase price adjustments, rights of set-off, indemnification, and other remedies expire and may not be sufficient to compensate us in the event that any liabilities or other issues arise.

We face additional risks associated with our international operations.

Due to deteriorating economic conditions and continued devaluation of the local currency, we reviewed our strategic alternatives with respect to the continuation of operations in Latin America, primarily in Argentina. We determined that we would benefit from focusing on our domestic operations. Effective September 27, 2002, we sold our Latin American operations to local management. We believe that both the structure of our pre-sale operations and of the sale transaction itself shield us from liabilities associated with past or future activities of our former Latin American operations. However, due to the nature of local laws and regulatory requirements and the uncertain economic and political environment, particularly in Argentina, there can be no assurance that we will not be required to defend against future claims. Unanticipated claims successfully asserted against us could have an adverse effect on our business, financial condition, cash flows, and results of operations.

We are in a highly competitive industry.

The ambulance service industry is highly competitive. Ambulance and general medical transportation service providers compete primarily on the basis of quality of service, performance, and cost. In order to compete successfully, we must make continuing investments in our fleet, facilities, and operating systems. We believe that counties, fire districts, and municipalities and health/care institutions consider the following factors in awarding a contract:

•	quality of medical care,

•	historical response time performance,

•	customer service,

•	financial stability, and

•	personnel policies and practices.

We currently compete with the following entities to provide ambulance services:

•	governmental entities (including fire districts),

•	hospitals,

•	other national ambulance service providers,

•	large regional ambulance service providers, and

•	local and volunteer private providers.

Counties, municipalities, fire districts, and health care organizations that currently contract for ambulance services could choose to provide ambulance services directly in the future. We are experiencing increased competition from fire departments in providing emergency ambulance service. Some of our current competitors and certain potential competitors have or have access to greater capital and other resources than us.

Tax-supported fire districts, municipal fire departments, and volunteer fire departments represent the principal providers of fire protection services for residential and commercial properties. Private providers represent only a small portion of the total fire protection market and generally provide services where a tax-supported municipality or fire district has decided to contract for these services or has not assumed the financial responsibility for fire protection. In these situations, we provide services for a municipality or fire district on a contract basis or provide fire protection services directly to residences and businesses who subscribe for this service. We cannot provide assurance that:

•	we will be able to continue to maintain current contracts or subscriptions or to obtain additional fire protection business on a contractual or subscription basis;

•	fire districts or municipalities will not choose to provide fire protection services directly in the future; or

•	areas in which we provide services through subscriptions will not be converted to tax-supported fire districts or annexed by municipalities.

We depend on our management and other key personnel.

Our success depends upon our ability to recruit and retain key personnel. We could experience difficulty in retaining our current key personnel or in attracting and retaining necessary additional key personnel. Medical personnel shortages in certain market areas currently make the recruiting, training, and retention of full-time and part-time personnel more difficult and costly, including the cost of overtime wages. Our internal growth will further increase the demand on our resources and require the addition of new personnel. We have entered into employment agreements with certain of our executive officers and certain other key personnel. Failure to retain or replace our key personnel may have an adverse effect on our business, financial condition, results of operations and cash flows.

It may be difficult for a third party to acquire us.

Certain provisions of our certificate of incorporation, shareholders’ rights plan and Delaware law could make it more difficult for a third party to acquire control of our company, even if a change in control might be beneficial to stockholders. This could discourage potential takeover attempts and could adversely affect the market price of our common stock.

Quantitative and Qualitative Disclosures About Market Risks

Our primary exposure to market risk consists of changes in interest rates on our borrowing activities. Amounts outstanding under our 2003 Amended Credit Facility bear interest at LIBOR plus 7.0%. A 1% increase in the LIBOR rate would increase our interest expense on an annual basis by approximately $1.5 million. The remainder of our debt is primarily at fixed interest rates. We monitor this risk associated with interest rate changes and may enter into hedging transactions, such as interest rate swap agreements, to mitigate the related exposure.

Financial Statements and Supplementary Data

Our Consolidated Financial Statements for the fiscal year ended June 30, 2001 and the related report of Singer Lewak Greenbaum and Goldstein LLP and our Consolidated Financial Statements as of June 30, 2003 and 2002 and for each of the fiscal years then ended and the related report of PricewaterhouseCoopers LLP are set forth herein. Additionally, we have included our unaudited financial statements for the six months ended December 31, 2003 and 2002.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Rural/Metro Corporation:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders’ equity (deficit), and of cash flows present fairly, in all material respects, the financial position of Rural/Metro Corporation and its subsidiaries (the “Company”) at June 30, 2003 and 2002, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2, the Company restated its consolidated financial statements as of and for the year ended June 30, 2002, to adjust its accounts receivable and the related provisions for discounts applicable to Medicare, Medicaid and other third-party payers and for doubtful accounts as well as to defer enrolment fees relating to its fire protection service contracts.

As discussed in Note 2 , the Company restated its consolidated financial statements for the year ended June 30, 2003 to reflect earnings per share using the two-class method.

As discussed in Note 2, the Company changed its method of accounting for variable interest entities. Additionally, as discussed in Note 7, the Company changed its method of accounting for goodwill effective July 1, 2001.

PricewaterhouseCoopers LLP

Phoenix, Arizona

October 13, 2003, except as to the matters

      referred to in the sections of Note 2

      entitled “Discontinued Operations” and

      “Earnings Per Share” as to which the date is February 17, 2004

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Rural/Metro Corporation

Scottsdale, Arizona

We have audited the accompanying restated, consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows of Rural/Metro Corporation and subsidiaries for the year ended June 30, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the restated, consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Rural/Metro Corporation and subsidiaries for the year ended June 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

As described in Note 2 to the consolidated financial statements, the Company restated its consolidated financial statements to reflect the consolidation of its investment in San Diego Medical Services Enterprises LLC upon adoption of Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities,” an Interpretation of ARB No. 51.

As described in Note 2 to the consolidated financial statements, the June 30, 2001 consolidated financial statements have been restated due to the understatement of Medicare, Medicaid and contractual discounts and doubtful accounts related to the Company’s accounts receivables allowances.

As described in Note 7, the Company changed its method of accounting for goodwill effective July 1, 2001.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

October 13, 2003, except for Note 2

as to which the date is February 17, 2004.

RURAL/METRO CORPORATION

CONSOLIDATED BALANCE SHEET

(in thousands)

	December 31, 2003	June 30, 2003	June 30, 2002
	(Unaudited)		(As Restated *)
ASSETS
Current assets
Cash	$10,506	$12,561	$10,677
Accounts receivable, net of allowance for doubtful accounts of $53,306 (unaudited), $48,422 and $37,966 at December 31, 2003, June 30, 2003 and June 30, 2002, respectively	67,515	60,428	64,461
Inventories	11,998	11,504	12,220
Prepaid expenses and other	6,567	7,511	7,231

Total current assets	96,586	92,004	94,589
Property and equipment, net	40,646	43,010	48,532
Goodwill	41,167	41,167	41,244
Insurance deposits	8,495	7,937	8,228
Other assets	13,321	12,048	8,115

	$200,215	$196,166	$200,708

LIABILITIES, MINORITY INTEREST, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$10,586	$13,778	$13,262
Accrued liabilities	58,010	57,698	73,694
Deferred revenue	18,198	17,603	16,695
Current portion of long-term debt	1,440	1,329	1,633

Total current liabilities	88,234	90,408	105,284
Long-term debt, net of current portion	304,800	305,310	298,529
Other liabilities	28	181	477
Deferred income taxes	650	650	650

Total liabilities	393,712	396,549	404,940

Minority interest	2,447	1,984	1,520

Series B redeemable nonconvertible participating preferred stock, $.01 par value 634,647 shares authorized, 211,549 shares issued and outstanding at December 31, and June 30, 2003; including accretion of $4,805 (unaudited) and $3,604, respectively (redemption value of $15.0 million)	10,195	7,793	—

Series C redeemable nonconvertible participating preferred stock, $.01 par value 283,979 shares authorized, 283,979 shares issued and outstanding at December 31, 2003; including accretion of $0.5 million (unaudited) (redemption value $10.0 million)	3,941	—	—

Commitments and contingencies	—	—	—

Stockholders’ equity (deficit)
Common stock, $.01 par value, 23,000,000 shares authorized, 16,540,590, 16,207,830 and 15,651,095 shares issued and outstanding at December 31, 2003, June 30, 2003 and 2002, respectively	168	166	159
Additional paid-in capital	132,702	135,405	138,470
Treasury stock	(1,239)	(1,239)	(1,239)
Accumulated deficit	(341,711)	(344,492)	(353,458)
Accumulated other comprehensive income	—	—	10,316

Total stockholders’ equity (deficit)	(210,080)	(210,160)	(205,752)

	$200,215	$196,166	$200,708

*	- Refer to Note 2, Restatement of Consolidated Financial Statements.

See accompanying notes

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

	Six Months Ended December 31,		Years Ended June 30,
	2003	2002	2003	2002	2001
	(Unaudited)
		As Restated *	As Restated *
Net Revenue	$265,862	$246,435	$497,087	$464,747	$452,163

Operating expenses
Payroll and employee benefits	141,052	135,778	273,353	257,163	257,688
Provision for doubtful accounts	42,627	39,786	79,214	72,556	79,263
Depreciation and amortization	5,734	6,512	12,838	14,755	23,769
Other operating expenses	57,246	52,449	109,710	98,457	125,234
Asset impairment charges	—	—	—	—	27,894
Contract termination costs and related asset impairments	—	—	—	(107)	9,256
Restructuring charge and other	—	(1,421)	(1,421)	(519)	9,045

Total operating expenses	246,659	233,104	473,694	442,305	532,149

Operating income (loss)	19,203	13,331	23,393	22,442	(79,986)
Interest expense	(15,208)	(13,241)	(28,012)	(25,462)	(30,624)
Interest income	51	49	196	644	642
Other income (expense), net	—	—	146	—	—

Income (loss) from continuing operations before income taxes, minority interest and cumulative effect of change in accounting principle	4,046	139	(4,277)	(2,376)	(109,968)
Income tax (provision) benefit	(195)	(110)	(197)	2,520	(1,137)
Minority interest	(463)	(1,478)	(1,507)	(750)	2,290

Income (loss) from continuing operations before cumulative effect of change in accounting principle	3,388	(1,449)	(5,981)	(606)	(108,815)
Income (loss) from discontinued operations	(607)	13,950	14,947	1,955	(96,475)

Income (loss) before cumulative effect of change in accounting principle	2,781	12,501	8,966	1,349	(205,290)
Cumulative effect of change in accounting principle	—	—	—	(49,513)	—

Net income (loss)	2,781	12,501	8,966	(48,164)	(205,290)
Less: Net income allocated to redeemable nonconvertible participating preferred stock under the two-class method	(498)	(772)	(804)	—	—
Less: Accretion of redeemable preferred stock	(2,907)	(1,201)	(3,604)	—	—

Net income (loss) attributable to common stock	$(624)	$10,528	$4,558	$(48,164)	$(205,290)

Income (loss) per share
Basic -
Income (loss) from continuing operations applicable to common stock before the cumulative effect of change in accounting principle	$(0.01)	$(0.16)	$(0.56)	$(0.04)	$(7.38)
Income (loss) from discontinued operations applicable to common stock	(0.03)	0.82	0.84	0.13	(6.54)

Income (loss) before cumulative effect of change in accounting principle	(0.04)	0.66	0.28	0.09	(13.92)
Cumulative effect of change in accounting principle	—	—	—	(3.26)	—

Net income (loss)	$(0.04)	$0.66	$0.28	$(3.17)	$(13.92)

Diluted-
Income (loss) from continuing operations applicable to common stock before the cumulative effect of change in accounting principle	$(0.01)	$(0.16)	$(0.56)	$(0.04)	$(7.38)
Income (loss) from discontinued operations applicable to common stock	(0.03)	0.82	0.84	0.13	(6.54)

Income (loss) before cumulative effect of change in accounting principle	(0.04)	0.66	0.28	0.09	(13.92)
Cumulative effect of change in accounting principle	—	—	—	(3.26)	—

Net income (loss)	$(0.04)	$0.66	$0.28	$(3.17)	$(13.92)

Average number of common shares outstanding - Basic	16,460	16,068	16,116	15,190	14,744

Average number of common shares outstanding - Diluted	16,460	16,068	16,116	15,190	14,744

*	- Refer to Note 2, Restatement of Consolidated Financial Statements

See accompanying notes

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Six Months Ended December 31, 2003 (unaudited) and the Years

Ended June 30, 2003, 2002 and 2001

(in thousands)

	Common Stock	Additional Paid-in Capital	Treasury Stock	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)	Total
	(in thousands)
Balance at June 30, 2000 (As Restated *)	$149	$137,603	$(1,239)	$(100,004)	$(252)	$36,257

Issuance of 273,584 shares of common stock	3	345	—	—	—	348

Comprehensive loss, net of tax:
Net loss (As Restated *)	—	—	—	(205,290)	—	(205,290)
Foreign currency translation adjustments	—	—	—	—	266	266

Comprehensive loss (As Restated *)						(205,024)

Balance, June 30, 2001 (As Restated *)	152	137,948	(1,239)	(305,294)	14	(168,419)

Issuance of 751,175 shares of common stock	7	449	—	—	—	456
Fair value of options issued to non-employee	—	73	—	—	—	73
Comprehensive loss, net of tax:
Net loss (As Restated *)	—	—	—	(48,164)	—	(48,164)
Foreign currency translation adjustments	—	—	—	—	10,302	10,302

Comprehensive loss (As Restated *)						(37,862)

Balance, June 30, 2002 (As Restated *)	159	138,470	(1,239)	(353,458)	10,316	(205,752)

Issuance of 664,272 shares of common stock	7	400	—	—	—	407
Non-cash stock compensation expense relating to stock option modification	—	139	—	—	—	139
Accretion of redeemable preferred stock	—	(3,604)	—	—	—	(3,604)
Comprehensive income, net of tax:
Net income	—	—	—	8,966	—	8,966
Foreign currency translation adjustments	—	—	—	—	(242)	(242)
Recognition of foreign currency translation adjustments in conjunction with the disposition of Latin American operations	—	—	—	—	(10,074)	(10,074)

Comprehensive loss						(1,350)

Balance at June 30, 2003	166	135,405	(1,239)	(344,492)	—	(210,160)

Issuance of 229,056 shares of common stock (unaudited)	2	204	—	—	—	206
Accretion of redeemable preferred stock (unaudited)	—	(2,907)	—	—	—	(2,907)
Net income (unaudited)	—	—	—	2,781	—	2,781

Balance at December 31, 2003 (unaudited)	$168	$132,702	$(1,239)	$(341,711)	$—	$(210,080)

*	- Refer to Note 2, Restatement of Consolidated Financial Statements

See accompanying notes

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

	Six Months Ended December 31,		Years Ended June 30,
	2003	2002	2003	2002	2001
	(Unaudited)
		(As Restated*)	(As Restated*)
Cash flows from operating activities:
Net income (loss)	$2,781	$12,501	$8,966	$(48,164)	$(205,290)
Adjustments to reconcile net income (loss) to cash provided by operating activities -
Non-cash portion of restructuring charge and other	—	—	(1,421)	(718)	4,092
Non-cash portion of contract termination charges	—	—	—	(107)	8,086
Non-cash portion of asset impairment charges	—	—	—	—	94,353
Non-cash portion of gain on disposition of Latin American operations	—	(13,732)	(13,732)	—	—
Non-cash portion of loss on disposition of clinic operations	—	—	—	—	9,374
Cumulative effect of change in accounting principle	—	—	—	49,513	—
Depreciation and amortization	6,223	6,773	13,313	16,210	29,161
(Gain) loss on sale of property and equipment	10	(359)	(540)	(285)	(427)
Provision for doubtful accounts	44,556	42,952	85,046	77,880	88,303
Deferred income taxes	—	—	—	(300)	950
Earnings (losses) of minority shareholder	463	1,478	1,507	750	(705)
Amortization of deferred financing costs	1,414	871	2,038	726	946
Amortization of debt discount	13	13	26	26	26
Non-cash charge related to joint venture	—	—	—	—	4,045
Non-cash stock compensation expense	—	—	—	73	—
Other	—	—	(176)	(8)	7
Change in assets and liabilities -
Increase in accounts receivable	(51,643)	(40,098)	(81,589)	(73,771)	(70,707)
(Increase) decrease in inventories	(494)	85	656	948	5,811
(Increase) decrease in prepaid expenses and other	944	146	(476)	(2,792)	1,505
(Increase) decrease in insurance deposits	(558)	(12)	291	(4,492)	(2,966)
Decrease in other assets	724	1,819	126	1,871	4,080
Increase (decrease) in accounts payable	(3,192)	(2,545)	1,545	1,453	(2,714)
Increase (decrease) in accrued liabilities and other liabilities	1,294	(4,425)	(3,342)	(9,881)	39,062
Increase (decrease) in deferred revenue	595	126	908	702	(282)

Net cash provided by operating activities	3,130	5,593	13,146	9,634	6,710

Cash flows from investing activities:
Capital expenditures	(3,410)	(4,716)	(9,400)	(6,854)	(5,774)
Proceeds from the sale of property and equipment	81	474	1,818	1,022	1,969

Net cash used in investing activities	(3,329)	(4,242)	(7,582)	(5,832)	(3,805)

Cash flows from financing activities:
Repayments on credit facility	(1,000)	—	—	(1,263)	(3,765)
Repayment of debt and capital lease obligations	(547)	(748)	(1,569)	(1,862)	(2,773)
Cash paid for debt modification costs	(515)	(971)	(1,583)	—	—
Borrowings under capital lease obligations	—	—	—	—	283
Distributions to minority shareholders	—	(357)	(914)	(501)	(432)
Issuance of common stock	206	186	407	456	348

Net cash used in financing activities	(1,856)	(1,890)	(3,659)	(3,170)	(6,339)

Effect of currency exchange rate changes on cash	—	(21)	(21)	302	265

Increase (decrease) in cash	(2,055)	(560)	1,884	934	(3,169)
Cash, beginning of period	12,561	10,677	10,677	9,743	12,912

Cash, end of period	$10,506	$10,117	$12,561	$10,677	$9,743

*	- Refer to Note 2, Restatement of Consolidated Financial Statements

See accompanying notes

(1) The Company and its Significant Accounting Policies

Nature of Business and Operations

Rural/Metro Corporation, a Delaware corporation, and its subsidiaries (collectively, the Company) is a diversified emergency services company providing medical transportation, fire protection and other related services in 26 states. In the United States, the Company provides emergency and non-emergency ambulance services to patients on both a fee-for-service basis and a non-refundable subscription fee basis. Fire protection services are provided either under contracts with municipalities or fire districts, or on a subscription fee basis to individual homeowners or commercial property owners. Through September 27, 2002, the Company provided urgent home medical care and ambulance services under capitated service arrangements in Latin America.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Significant estimates have been used by management in conjunction with the measurement of discounts applicable to Medicare, Medicaid and other third-party payers, the allowance for doubtful accounts, the valuation allowance for deferred tax assets, workers’ compensation and general liability claim reserves, fair values of reporting units for purposes of goodwill impairment testing and future cash flows associated with long-lived assets. Actual results could differ from these estimates.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and a majority-owned subsidiary which it controls. All material intercompany accounts and transactions have been eliminated. Investments in companies that represent less than 20% of the related voting stock are accounted for on the cost basis.

Interim Results (Unaudited)

The accompanying unaudited financial statements as of December 31, 2003 and for the six months ended December 31, 2003 and 2002, respectively, have been prepared in accordance with generally accepted accounting principles for interim financial information and on the same basis of presentation as the audited financial statements. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for financial statements. In the opinion of the Company’s management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. The footnote disclosures related to the interim financial information included herein are also unaudited.

Revenue Recognition

Medical transportation and related services revenue includes emergency and non-emergency ambulance and alternative transportation service fees as well as municipal subsidies and subscription fees. Domestic ambulance and alternative transportation service fees are recognized as services are provided and are recorded net of estimated discounts applicable to Medicare, Medicaid and other third-party payers. Such discounts, which totaled $88.3 million (unaudited) for the six months ended December 31, 2003, $76.1 million (unaudited) for the six months ended December 31, 2002, $160.0 million in fiscal 2003, $148.2 million in fiscal 2002 and $145.9 million in fiscal 2001, are reflected as a reduction of gross revenues in the accompanying consolidated statement of operations. Ambulance subscription fees, which are generally received in advance, are deferred and recognized on a pro rata basis over the term of the subscription agreement, which is generally one year.

Revenue generated under fire protection service contracts is recognized over the life of the contract. Subscription fees, which are generally received in advance, are deferred and recognized on a pro rata basis over the term of the subscription agreement, which is generally one year.

The Company charges an enrollment fee for new subscribers under its fire protection service contracts. Such fees are deferred and recognized over the estimated customer relationship period of nine years. Other revenue primarily consists of dispatch, fleet, billing, training and home health care service fees which are recognized when the services are provided.

An allowance for doubtful accounts is based on historical collection trends, credit risk assessments applicable to certain types of payers and other relevant information. A summary of activity in the Company’s allowance for doubtful accounts during the fiscal years ended June 30, 2003, 2002 and 2001 is as follows (in thousands):

	As of June 30,
	2003	2002	2001
		(As Restated*)
Balance at beginning of year	$37,966	$60,812	$88,120
Provision for doubtful accounts - continuing operations	79,214	72,556	79,263
Provision for doubtful accounts - discontinued operations	5,832	5,169	7,613
Provision for doubtful accounts - Latin America	—	155	1,427
Write-offs related to doubtful accounts	(74,590)	(100,726)	(115,611)

Balance at end of year	$48,422	$37,966	$60,812

*	- Refer to Note 2, Restatement of Consolidated Financial Statements.

Inventories

Inventories, consisting primarily of ambulance and fleet supplies, are stated at the lower of cost or market with cost determined on a first-in, first-out basis.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation, and is depreciated over the estimated useful lives using the straight-line method. Equipment and vehicles are depreciated over three to ten years and buildings are depreciated over fifteen to thirty years. Property and equipment held under capital leases is stated at the present value of minimum lease payments, net of accumulated amortization. These assets are amortized over the shorter of the lease term or the estimated useful life of the underlying assets using the straight-line method. Major additions and improvements are capitalized; maintenance and repairs which do not improve or significantly extend the life of assets are expensed as incurred.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable, by comparing the carrying amount of such assets to the estimated undiscounted future cash flows associated with them. In cases where the estimated undiscounted cash flows are less than the related carrying amount, an impairment loss is recognized for the amount by which the carrying amount exceeds the fair value of the assets. The fair value is determined based on the present value of estimated future cash flows using a discount rate commensurate with the risks involved.

Income Taxes

Income taxes are accounted for using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for those deferred tax assets for which it is more likely than not that the related benefits will not be realized.

Stock Compensation

The Company accounts for employee stock compensation using the intrinsic value method specified by Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations (APB 25). The Company accounts for stock-based compensation arrangements with non-employees in accordance with Emerging Issues Task Force Issue No 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services.

Statement of Financial Accounting Standard (SFAS) No. 123, “Accounting for Stock-Based Compensation” defines a fair value based method of accounting for employee stock options or similar equity instruments but also allows an entity to continue to measure compensation cost related to stock options issued to employees using the method of accounting prescribed by APB 25. Entities who elected to continue following APB 25 must make pro forma disclosures of net income (loss) and earnings (loss) per share, as if the fair value based method of accounting defined in SFAS 123 had been applied.

The Company has elected to continue to account for its stock-based compensation plans under APB 25. As exercise prices have equaled the market price of the Company’s common stock on the date of grant, stock compensation expense has not been reflected in the accompanying consolidated statement of operations at the date of grant. Stock compensation expense has been recognized for certain modifications made to existing stock options at the time of such modifications. The Company has computed, for pro forma disclosure purposes, the value of all option shares and Employee Stock Purchase Program (ESPP) discounts granted during fiscal years 2003, 2002 and 2001, using the Black-Scholes option pricing model with the following weighted average assumptions:

	Year ended June 30,
	2003		2002		2001
	Options	ESPP	Options	ESPP	Options	ESPP
Risk-free interest rate	1.61%	1.38%	2.27%	1.89%	3.74%	2.55%
Expected dividend yield	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Expected lives in years (after vesting for options)	1.21	.50	2.72	0.50	1.35	0.50
Expected volatility	143.51%	100.00%	80.33%	119.3%	72.66%	96.75%

The total value of options granted and the ESPP share discount were estimated to be the following amounts, which would be amortized on the straight-line basis over the vesting period (in thousands):

	Options	ESPP
For the year ended June 30, 2003	$2,554	$102
For the year ended June 30, 2002	$409	$77
For the year ended June 30, 2001	$1,134	$188

If the Company had accounted for its stock-based compensation plans using a fair value based method of accounting, the Company’s pro forma net income (loss) and diluted earnings (loss) per share would have been as follows (in thousands, except per share amounts):

	Six Months Ended December 31,		Years Ended June 30,
	2003	2002	2003	2002	2001
	(Unaudited)
		As Restated *	As Restated *
Net income (loss) applicable to common stock	$(624)	$10,528	$4,558	$(48,164)	$(205,290)
Deduct: Stock based employee compensation determined under the fair value method for all awards applicable to common stock, net of tax	(401)	(893)	(1,605)	(585)	(875)

Proforma net income (loss) applicable to common stock	$(1,025)	$9,635	$2,953	$(48,749)	$(206,165)

Income (loss) per share:
Basic - As reported	$(0.04)	$0.66	$0.28	$(3.17)	$(13.92)

Basic - pro forma	$(0.06)	$0.60	$0.18	$(3.19)	$(13.98)

Diluted - As reported	$(0.04)	$0.66	$0.28	$(3.17)	$(13.92)

Diluted - pro forma	$(0.06)	$0.60	$0.18	$(3.19)	$(13.98)

*	- Refer to Note 2, Restatement of Consolidated Financial Statements.

The effects of applying SFAS 123 for providing pro forma disclosures for the six months ended December 31, 2003 and 2002 and fiscal years 2003, 2002 and 2001 are not likely to be representative of the effects on reported net income (loss) and diluted income (loss) per share for future years, because options vest over several years and additional awards are made each year.

Earnings Per Share

The Company calculates income (loss) per share using the two-class method. Under the two-class method, net income or loss for the period is allocated between common stock and the Company’s Series B and Series C redeemable nonconvertible participating preferred stock on the basis of the weighted average number of common shares and common share equivalents outstanding during the period. The per share amounts are also impacted by the accretion of the Series B and Series C shares to their respective redemption values as described in Note 14. Upon approval of the stockholders of an increase in authorized common shares and notice from the Company that results in the settlement of the Series B and Series C shares in exchange for a total of 4,955,277 common shares, accretion will cease and use of the two-class method will no longer be required. Should the Company settle the Series B and Series C shares with common stock, it will need to include a charge or credit to income applicable to common stock in the period of settlement for the difference between the carrying value of the Series B and Series C shares and the fair value of the common shares issued in settlement.

A reconciliation of the numerators and denominators (weighted average number of shares outstanding) utilized in the basic and diluted income (loss) per share computations for the six months ended December 31, 2003 and 2002, and the years ended June 30, 2003, 2002 and 2001 are as follows (in thousands, except per share amounts):

	Six Months Ended December 31,		Years Ended June 30,
	2003	2002	2003	2002	2001
	(Unaudited)
		As Restated *		As Restated *
Income (loss) from continuing operations	$3,388	$(1,449)	$(5,981)	$(606)	$(108,815)
Less: (Income) loss from continuing operations allocated to redeemable nonconvertible participating preferred stock under the two-class method	(607)	89	536	—	—
Less: Accretion of redeemable nonconvertible participating preferred stock	(2,907)	(1,201)	(3,604)	—	—

Income (loss) from continuing operations applicable to common stock	$(126)	$(2,561)	$(9,049)	$(606)	$(108,815)

Average number of shares outstanding - Basic	16,460	16,068	16,116	15,190	14,744
Add: Incremental shares for:
Dilutive effect of stock options	—	—	—	—	—

Average number of shares outstanding - Diluted	16,460	16,068	16,116	15,190	14,744

Income (loss) per share - Basic

Income (loss) from continuing operations applicable to common stock before cumulative effect of change in accounting principle	$(0.01)	$(0.16)	$(0.56)	$(0.04)	$(7.38)

Income (loss) per share - Diluted

Income (loss) from continuing operations applicable to common stock before cumulative effect of change in accounting principle	$(0.01)	$(0.16)	$(0.56)	$(0.04)	$(7.38)

*	- Refer to Note 2, Restatement of Consolidated Financial Statements.

As a result of anti-dilutive effects, approximately 1.4 million, 0.6 million and 0.2 million option shares for the years ended June 30, 2003, 2002 and 2001, respectively, which had exercise prices below the applicable market prices, were not included in the computation of diluted loss per share. Stock options with exercise prices above the applicable market prices have also been excluded from the calculation of diluted loss per share. Such options totaled 4.8 million, 4.4 million and 4.4 million for the years ended June 30, 2003, 2002 and 2001, respectively.

Foreign Currency Translation

Prior to the disposition on September 27, 2002, the Company’s Argentine subsidiaries utilized the peso as their functional currency as their business was primarily transacted in pesos. Since 1991, the Argentine peso had been pegged to the U.S. dollar at an exchange rate of 1 to 1. In December 2001, the Argentine government imposed exchange restrictions which severely limited cash conversions and withdrawals. When exchange houses reopened on January 11, 2002, the peso to dollar exchange rate closed at 1.7 pesos to the dollar.

In order to prepare the accompanying financial statements as of and for the year ended June 30, 2002, the Company translated the balance sheet of its Argentine subsidiaries using an exchange rate of 3.9 pesos to 1 US dollar, the closing rate on June 30, 2002, while their statements of operations and cash flows through September 27, 2002 were translated using the weighted average rate in effect during the respective period. As the liabilities of the Argentine subsidiaries exceeded their assets, the change in exchange rates resulted in a credit to accumulated other comprehensive income (loss) in the consolidated balance sheet as of June 30, 2002.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with federally-insured institutions and limits the amount of credit exposure to any one institution. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers and their geographical dispersion.

Recently Issued Accounting Pronouncements

In November 2002, the FASB issued Interpretation No. 45 (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”. FIN 45 clarifies the requirements of FASB Statement No. 5, “Accounting for Contingencies”, relating to the guarantor’s accounting for, and disclosure of, the issuance of certain types of guarantees. FIN 45 is to be applied on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN 45 did not have a material impact on the Company’s financial condition or results of operations. Note 17, Commitments and Contingencies, contains additional information with respect to the Company’s guarantees and indemnifications.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (FIN 46) to clarify when a company should consolidate in its financial statements the assets, liabilities and activities of a variable interest entity or VIE. FIN 46 provides general guidance as to the definition of a VIE and requires that such VIEs be consolidated if a company absorbs the majority of the VIEs expected losses, or is entitled to receive a majority of the VIEs residual returns, or both. FIN 46 is effective immediately for all new VIEs created after January 31, 2003. For VIEs created before February 1, 2003, the consolidation provisions of FIN 46 must be applied for the first interim or annual reporting period beginning after June 15, 2003 on either a retroactive or prospective basis.

The Company determined that its investment in San Diego Medical Services Enterprise, LLC, (SDMSE), the entity formed with respect to its public/private alliance with the City of San Diego, meets the definition of a VIE as its economic interest in SDMSE is proportionately greater than its ownership interest and therefore, its investment in SDMSE should be consolidated under FIN 46. The Company had previously accounted for its investment in SDMSE using the equity method. While consolidation of SDMSE did not impact the Company’s previously reported net income (loss) or stockholders deficit, its consolidated financial statements of prior periods have been restated for comparative purposes as allowed by FIN 46. The Company does not believe that it has any other investments or contractual obligations that would require consolidation under FIN 46.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 specifies that freestanding financial instruments within its scope constitute obligations of the issuer and that, therefore, the issuer must classify them as liabilities. Such freestanding financial instruments include certain mandatorily redeemable financial instruments, obligations to repurchase the issuer’s equity shares by transferring assets, and certain obligations to issue a variable number of shares. SFAS No. 150 is effective immediately for all financial instruments entered into or modified after May 31, 2003. For all other instruments, SFAS No. 150 is effective July 1, 2003.

Under SFAS No. 150, certain minority interests in consolidated entities with finite lives may meet the standard’s definition of a mandatorily redeemable financial instrument, and thus require reclassification as liabilities and measurement at the amount of cash that would be paid under the conditions in the applicable entity organization agreement if settlement of the respective minority interests occurred at the reporting date. The Company’s consolidated financial statements includes a minority interest that meets the standard’s definition of mandatorily redeemable financial instruments. This mandatorily redeemable minority interest represents an interest held by the City of San Diego in SDMSE, where the terms of the underlying agreement provide for a defined termination date at which time the assets of the subsidiary are to be sold, the liabilities are to be extinguished and the remaining net proceeds are to be distributed to the City of San Diego and the Company on a pro rata basis in accordance with the underlying agreement. The termination date of the Company’s mandatorily redeemable minority interest is currently June 30, 2005.

On November 7, 2003, the FASB issued FASB Staff Position (FSP) No. FAS 150-3, “Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under FASB Statement No. 150, ‘Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity’”. The FSP indefinitely deferred the classification and measurement provisions of SFAS No. 150 related to the mandatorily redeemable minority interests associated with finite lived subsidiaries, but retained the related disclosure provisions. The settlement value of the Company’s mandatorily redeemable minority interest in SDMSE is estimated to be $2.3 million at June 30, 2003 and $2.4 million (unaudited) at December 31, 2003. This represents the estimated amount of cash that would be due and payable to settle the minority interest assuming an orderly liquidation of SDMSE on June 30, 2003 or December 31, 2003, net of estimated liquidation costs. The corresponding carrying value of the minority interest in SDMSE at June 30, 2003 is $2.3 million and at December 31, 2003 is $2.4 million (unaudited), and is included in the balance sheet caption ‘Minority interest’.

The FASB plans to reconsider certain implementation issues and perhaps the classification or measurement guidance for mandatorily redeemable minority interests during the deferral period. The outcome of their deliberations cannot be determined at this point. Accordingly, it is possible that the FASB could require the recognition and measurement of our mandatorily redeemable minority interest at its settlement value at a later date.

In March 2004, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB) issued EITF Issue No. 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share (EITF 03-6). Under this guidance, which is effective for periods beginning after March 31, 2004, losses for a given period will not be allocated to participating securities unless the holder of such securities has a contractual obligation to fund losses of the issuing entity or the contractual principal or mandatory redemption amount of the participating security is reduced as a result of losses incurred by the Company. As a result of the EITF 03-6 guidance, the Company will no longer allocate losses in any given interim or annual period to its Series B and Series C redeemable nonconvertible participating preferred stock for purposes of calculating earnings per share as the holders of such shares are neither required to fund losses of the Company nor will the redemption amounts of such shares be reduced as a result of losses incurred by the Company. The Company is currently evaluating the impact of EITF 03-6 on its financial statements, including those of prior periods which will require restatement in the period in which the EITF 03-6 guidance becomes effective.

Reclassifications of 2001 and 2000 Financial Information

Certain financial information relating to fiscal 2002 and 2001 has been reclassified to conform with the 2003 presentation. The results of the Company’s Latin American operations and certain other domestic operations for the years ended June 30, 2003, 2002 and 2001 have been reclassified and are included in income (loss) from discontinued operations.

(2) Restatement of Consolidated Financial Statements

The Company has restated its consolidated financial statements for the following:

Accounts Receivable: The Company determined that collections on accounts receivable relating to medical transportation revenue, primarily revenue recognized prior to fiscal 2001, were substantially less than originally anticipated and the related provisions for discounts applicable to Medicare, Medicaid and other third-party payers and for doubtful accounts recognized in such prior years were inadequate. The inadequacy of such provisions caused the Company’s period-end allowance for doubtful accounts through March 31, 2003 to be understated and its accounts receivable overstated. The Company determined that this situation was primarily attributable to inaccurate assumptions utilized in the provision estimation process in use prior to fiscal 2001 as well as in the process utilized to assess the adequacy of the allowance for doubtful accounts through March 31, 2003.

The Company determined that its consolidated financial statements of prior years required restatement as a result of this matter. The portion of the restatement adjustments relating to discounts applicable to Medicare, Medicaid and other third-party payers is reflected as a reduction of net revenue while the portion relating to uncollectible accounts is reflected as an adjustment to the provision for doubtful accounts. The allocation of the restatement adjustments was determined based on the historical allocation of provisions between discounts and doubtful accounts. The after-tax effect of the related restatement adjustments increased the Company’s accumulated deficit as of June 30, 2000 by $58.0 million.

Enrollment Fees: The Company charges an enrollment fee for new subscribers under its fire protection service contracts. The Company previously recognized these enrollment fees at the time of billing but has subsequently determined that such fees should be deferred and recognized over the estimated customer relationship period of nine years.

The Company determined that its consolidated financial statements of prior years required restatement as a result of this matter. The after-tax effect of the related restatement adjustments increased the Company’s deferred revenue and accumulated deficit as of June 30, 2000 by $1.3 million. The effect of the restatement adjustments on the Company’s operating income (loss) in fiscal 2002 and 2001 was immaterial.

Professional Fees: The Company determined that professional fees incurred in the first quarter of fiscal 2003 in connection with the September 2002 modification to the Company’s credit facility should have been expensed rather than amortized over the term of the facility. Accordingly, the results for the six months ended December 31, 2002 have been restated for this matter.

San Diego Medical Services Enterprise LLC: During fiscal 1998, the Company entered into an agreement with the City of San Diego to provide all emergency and non-emergency medical transport services and in connection therewith, San Diego Medical Services Enterprise LLC (“SDMSE”) was formed. The Company owns 50% of SDMSE and appoints two of SDMSE’s five directors. The City owns the remaining 50% and appoints the remaining three directors. A wholly owned subsidiary of the Company contracts with SDMSE to provide operational and administrative support as well as billing and collection services.

During the fourth quarter of fiscal 2003, the Company adopted Financial Accounting Standards Board Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (FIN 46). FIN 46 requires that variable interest entities or VIEs be consolidated by the primary beneficiary, as that term is defined in FIN 46. The Company determined that its investment in SDMSE meets the definition of a VIE as its economic interest in SDMSE is proportionately greater than its ownership interest and therefore, its investment in SDMSE should be consolidated under FIN 46. The Company had previously accounted for its investment in SDMSE using the equity method. While the consolidation of SDMSE did not impact the Company’s previously reported net income (loss) or stockholders deficit, the consolidated financial statements of prior years have been restated for comparative purposes as allowed by FIN 46.

Discontinued Operations: Effective September 27, 2002, we sold our Latin American operations to local management in exchange for the assumption of such operation’s net liabilities. The Company also ceased operating in certain of its medical transportation and related service areas in the first and second quarters of fiscal 2004. Additionally, one medical transportation and related service area was held for sale in the second quarter of fiscal 2004. The operating results of these service areas have been included in discontinued operations for the six months ended December 31, 2003 and 2002 and the years ended June 30, 2003, 2002 and 2001. Included in the reconciliation below is the effect of the reclassification of the discontinued operations on the results of amounts previously reported for the years ended June 30, 2003, 2002 and 2001.

Earnings Per Share: The Company has restated its earnings per share calculations for fiscal 2003 to reflect earnings per share using the two-class method. The two-class method is required as a result of the issuance in September 2002 of the Company’s Series B redeemable nonconvertible participating preferred stock. The Series B shares, which the Company may elect to settle by issuance of common shares before the December 31, 2004 mandatory redemption date (subject to approval by its shareholders of an increase in the number of authorized common shares), are not convertible by the holder but are entitled to participate in any common dividends declared by the Board of Directors as if the Series B holders had been issued common stock. Under the two-class method, earnings or losses are allocated to common stock and participating securities to the extent that each security may share in earnings or losses as if such earnings or losses for the period had been distributed.

A summary of the fiscal 2003, 2002 and 2001 financial statement amounts impacted by the restatement adjustments, accounting change and reclassification of discontinued operations is as follows. Net cash provided by operating activities as previously reported for fiscal years 2002 and 2001 was not impacted by the restatement adjustments.

	As Previously Reported	Restatement Adjustments					As Restated	Accounting Change (F)	Less Latin American Operations	FY 04 Discontinued Operations	As Reported
		A	B	C	D	E
			(in thousands)
Six months ended December 31, 2002 (Unaudited):
Net revenue	$249,029	$(1,553)	$—	$—	$—	$—	$247,476	$11,568	$—	$(12,609)	$246,435
Provision for doubtful accounts	37,742	814	—	—	—	—	38,556	4,396	—	(3,166)	39,786
Operating income	17,448	(2,367)	—	(1,603)	—	—	13,478	1,472	—	(1,619)	13,331
Income (loss) from continuing operations	3,961	(2,367)	—	(1,425)	—	—	169	—	—	(1,618)	(1,449)
Net income	16,293	(2,367)	—	(1,425)	—	—	12,501	—	—	—	12,501
Basic income (loss) from continuing operations applicable to common stock per share	$0.17	$(0.15)	$—	$(0.09)	$—	$0.01	$(0.06)	$—	$—	$(0.10)	$(0.16)
Basic income (loss) per share	$0.94	$(0.15)	$—	$(0.09)	$—	$(0.04)	$0.66	$—	$—	$—	$0.66
Diluted income (loss) from continuing operations applicable to common stock per share	$0.15	$(0.13)	$—	$(0.08)	$—	$—	$(0.06)	$—	$—	$(0.10)	$(0.16)
Diluted income per share	$0.84	$(0.13)	$—	$(0.08)	$0.07	$(0.04)	$0.66	$—	$—	$—	$0.66

Year ended June 30, 2003:
Net revenue	$520,477	$—	$—	$—	$—	$—	$520,477	$—	$—	$(23,390)	$497,087
Provision for doubtful accounts	85,046	—	—	—	—	—	85,046	—	—	(5,832)	79,214
Operating income	26,007	—	—	—	—	—	26,007	—	—	(2,614)	23,393
Loss from continuing operations	(3,366)	—	—	—	—	—	(3,366)	—	—	(2,615)	(5,981)
Net income	8,966	—	—	—	—	—	8,966	—	—	—	8,966
Basic loss from continuing operations applicable to common stock per share	$(0.44)	$—	$—	$—	$—	$0.02	$(0.42)	$—	$—	$(0.14)	$(0.56)
Basic income per share	$0.33	$—	$—	$—	$—	$(0.05)	$0.28	$—	$—	$—	$0.28
Diluted loss from continuing operations applicable to common stock per share	$(0.44)	$—	$—	$—	$—	$0.02	$(0.42)	$—	$—	$(0.14)	$(0.56)
Diluted income per share	$0.33	$—	$—	$—	$—	$(0.05)	$0.28	$—	$—	$—	$0.28

Year ended June 30, 2002:
Net revenue	$497,038	$(1,669)	$—	$—	$—	$—	$495,369	$19,005	$(25,394)	$(24,233)	$464,747
Provision for doubtful accounts	69,900	871	—	—	—	—	70,771	7,109	(155)	(5,169)	72,556
Operating income	26,806	(2,540)	—	—	—	—	24,266	732	(1,588)	(968)	22,442
Income (loss) from continuing operations before cumulative effect of change in accounting principle	3,889	(2,540)	—	—	—	—	1,349	—	(979)	(976)	(606)
Net loss	(45,624)	(2,540)	—	—	—	—	(48,164)	—	—	—	(48,164)
Basic income (loss) from continuing operations applicable to common stock before cumulative effect of change in accounting principle per share	$0.26	$(0.17)	$—	$—	$—	$—	$0.09	$—	$(0.07)	$(0.06)	$(0.04)
Basic loss per share	$(3.00)	$(0.17)	$—	$—	$—	$—	$(3.17)	$—	$—	$—	$(3.17)
Diluted income (loss) from continuing operations applicable to common stock before cumulative effect of change in accounting principle per share	$0.26	$(0.16)	$—	$—	$—	$—	$0.10	$—	$(0.07)	$(0.07)	$(0.04)
Diluted loss per share	$(2.89)	$(0.16)	$—	$—	$—	$—	$(3.05)	$—	$—	$(0.12)	$(3.17)

At June 30, 2002:
Total assets	$237,438	$(39,147)	$—	$—	$—	$—	$198,291	$2,417	$—	$—	$200,708
Deferred revenue	15,409	—	1,286	—	—	—	16,695	—	—	—	16,695
Accumulated deficit	(313,025)	(39,147)	(1,286)	—	—	—	(353,458)	—	—	—	(353,458)

Year ended June 30, 2001:
Net revenue	$504,316	$—	$—	$—	$—	$—	$504,316	$18,187	$(43,089)	$(27,251)	$452,163
Provision for doubtful accounts	102,470	(21,441)	—	—	—	—	81,029	7,274	(1,427)	(7,613)	79,263
Operating loss	(192,453)	21,441	—	—	—	—	(171,012)	840	66,707	23,479	(79,986)
Loss from continuing operations	(226,731)	21,441	—	—	—	—	(205,290)	—	67,358	29,117	(108,815)
Net loss	(226,731)	21,441	—	—	—	—	(205,290)	—	—	—	(205,290)
Basic loss from continuing operations applicable to common stock per share	$(15.38)	$1.46	$—	$—	$—	$—	$(13.92)	$—	$4.57	$1.97	$(7.38)
Basic loss per share	$(15.38)	$1.46	$—	$—	$—	$—	$(13.92)	$—	$—	$—	$(13.92)
Diluted loss from continuing operations applicable to common stock per share	$(15.38)	$1.46	$—	$—	$—	$—	$(13.92)	$—	$4.57	$1.97	$(7.38)
Diluted loss per share	$(15.38)	$1.46	$—	$—	$—	$—	$(13.92)	$—	$—	$—	$(13.92)

At June 30, 2001:
Total assets	$298,534	$(36,607)	$—	$—	$—	$—	$261,927	$2,079	$—	$—	$264,006
Deferred revenue	14,707	—	1,286	—	—	—	15,993	—	—	—	15,993
Accumulated deficit	(267,401)	(36,607)	(1,286)	—	—	—	(305,294)	—	—	—	(305,294)

Restatement Adjustments

(A)	To adjust provisions for discounts applicable to Medicare, Medicaid and other third-party payers and doubtful accounts.
(B)	To defer enrollment fees relating to new fire protection service contracts.
(C)	To expense professional fees incurred in connection with the September 2002 credit facility amendment which were being amortized over the term of the related agreement.
(D)	As a result of the restatement adjustments described at (A) and (C) above, income from continuing operations has been restated to a loss from continuing operations. Potential common shares are not included in the computation of diluted per share amounts when a loss from continuing operations exists. As such, previously reported diluted income per share required further adjustment as a result of the restatements.
(E)	To calculate income (loss) per share using the two-class method.
(F)	Adoption of FIN 46 and related consolidation of investment in San Diego Medical Services Enterprises LLC.

The restatement adjustments relating to medical transportation accounts receivable outlined above caused the Company to violate the minimum tangible net worth covenant contained in its 2002 Amended Credit Facility. This situation also resulted in a delay in the Company’s filing of its Quarterly Report on Form 10-Q for the three months ended March 31, 2003. Such delay caused the Company to not be in compliance with the financial reporting covenants contained in the 2002 Amended Credit Facility as well as the indenture relating to the Senior Notes described in Note 12. As also described in Note 12, the Company negotiated a further amendment to its credit facility effective September 30, 2003. As a result of such amendment, all previous instances of identified non-compliance with respect to the credit facility were permanently waived.

(3)	Liquidity

During fiscal 2003, the Company generated net income of $9.0 million compared with net losses of $48.2 million in fiscal 2002 and $205.3 million in fiscal 2001. Net income in fiscal 2003 included a gain of $12.5 million relating to the disposal of the Company’s Latin American operations as discussed in Note 4. The net loss in fiscal 2002 included a charge of $49.5 million relating to the adoption effective July 1, 2002 of SFAS 142 as discussed in Note 7. The net loss in fiscal 2001 included asset impairment, restructuring and other similar charges totaling $122.0 million. The Company’s operating activities provided cash totaling $13.1 million in 2003, $9.6 million in 2002 and $6.7 million in 2001.

At June 30, 2003, the Company had cash of $12.6 million, debt of $306.6 million and a stockholders’ deficit of $208.9 million. The Company’s long-term debt includes $149.9 million of 7 7/8% Senior Notes due 2008, $152.4 million outstanding under its credit facility due December 31, 2004, $3.7 million payable to a former joint venture partner and $0.6 million of capital lease obligations.

As discussed in Note 12, the Company was not in compliance with the total debt leverage ratio, total debt to total capitalization ratio and fixed charge coverage ratio covenants contained in its revolving credit facility at June 30, 2002. On September 30, 2002, the Company entered into the 2002 Amended Credit Facility with its lenders which, among other things, extended the maturity date of the facility from March 16, 2003 to December 31, 2004, waived previous non-compliance, and required the issuance to the lenders of 211,549 shares of the Company’s Series B redeemable nonconvertible participating preferred stock.

As also discussed in Note 12, the Company further violated the minimum tangible net worth and timely reporting of certain financial covenants as a result of the restatement of its financial statements. Additionally, the restatement resulted in a delay in the filing of the Company’s Form 10-Q for the quarter ended March 31, 2003, thereby causing the Company to not be in compliance with the reporting requirements contained in both the 2002 Amended Credit Facility and the indenture relating to the Senior Notes. On September 26, 2003, the Company entered into the 2003 Amended Credit Facility with its lenders which, among other things, extended the maturity date of the facility from December 31, 2004 to December 31, 2006, waived previous non-compliance, and required the issuance of 283,979 shares of the Company’s Series C redeemable nonconvertible participating preferred stock to certain of the lenders.

The Company’s ability to service its long-term debt, to remain in compliance with the various restrictions and covenants contained in its debt agreements and to fund working capital, capital expenditures and business development efforts will depend on its ability to generate cash from operating activities which is subject to, among other things, future operating performance as well as to general economic, financial, competitive, legislative, regulatory and other conditions, some of which may be beyond its control.

If the Company fails to generate sufficient cash from operations, it may need to raise additional equity or borrow additional funds to achieve its longer-term business objectives. There can be no assurance that such equity or borrowings will be available or, if available, will be at rates or prices acceptable to the Company. Management believes that cash flow from operating activities coupled with existing cash balances will be adequate to fund the Company’s operating and capital needs as well as enable it to maintain compliance with its various debt agreements through June 30, 2004. To the extent that actual results or events differ from the Company’s financial projections or business plans, its liquidity may be adversely impacted.

(4)	Discontinued Operations

Latin America

Due to the deteriorating economic conditions and the continued devaluation of the local currency, the Company reviewed its strategic alternatives with respect to the continuation of operations in Latin America, including Argentina and Bolivia, and determined that it would benefit from focusing on its domestic operations. Effective September 27, 2002, the Company sold its Latin American operations to local management in exchange for the assumption of such operation’s net liabilities. The gain on the disposition of the Company’s Latin American operations totaled $12.5 million and is included in income from discontinued operations for the year ended June 30, 2003. The gain includes the assumption by the buyer of net liabilities of $3.3 million (including, among other things, accounts receivable of $0.6 million and accrued liabilities of $4.8 million) as well as the recognition of related cumulative translation adjustments of $10.1 million.

Medical transportation and related service revenue relating to the Company’s Latin American operations totaled $2.1 million for the three months and full year ended June 30, 2003, and $23.9 million and $41.9 million for fiscal years 2002 and 2001, respectively. Fire and other revenue for these operations totaled $0.3 million for the three months and full year ended June 30, 2003, and $1.5 million and $1.2 million for fiscal years 2002 and 2001, respectively. The Company’s Latin American operations generated a loss of $156,000 for the three months and full year ended June 30, 2003, and income of $1.0 million and a loss of $67.4 million for fiscal years 2002, and 2001 respectively. The loss in fiscal 2001 included $46.3 million of asset impairment charges and $9.4 million related to the loss on disposition of clinic operations described in Note 5. The results of operations of the Company’s former Latin American operations have been classified as discontinued operation in the accompanying consolidated statement of operations for the six months ended December 31, 2002 and fiscal years ended 2003, 2002 and 2001.

Q1 and Q2 2004 Discontinued Operations

During the first and second quarters of fiscal 2004, the Company ceased operating in certain of its medical transportation and related service areas. One medical transportation and related service area was also held for sale in the second quarter of fiscal 2004. The results of those service areas have been included in discontinued operations for the six months ended December 31, 2003 and 2002 and fiscal years ended June 30, 2003, 2002 and 2001. Net revenue for these service areas totaled $6.0 million (unaudited), $12.6 million (unaudited), $23.4 million, $24.2 million and $27.3 million for the six months ended December 31, 2003 and 2002 and fiscal years ended June 30, 2003, 2002 and 2001, respectively. These service areas generated a loss of $0.6 million (unaudited) in the six months ended December 31, 2003 and net income of $1.6 million (unaudited) in the six months ended December 31, 2002. These service areas generated income of $2.6 million and $1.0 million in the years ended June 30, 2003 and 2002, respectively, and losses of $29.1 million in the year ended June 30, 2001 primarily related to asset impairment charges of $20.2 million as discussed in Note 5.

(5)	Asset Impairments, Restructuring and Other Charges (Credits)

Asset Impairments

In connection with the budgeting process for fiscal 2002, which was completed in the fourth quarter of fiscal 2001, the Company analyzed each cost center within its various service areas not identified for closure or downsizing to determine whether the associated long-lived assets (e.g., property, equipment and goodwill) would be recoverable from future operating cash flow. Cost centers represent individual operating units within a given service area for which separately identifiable cash flow information is available. The Company performed this analysis as a result of its expectations of a challenging health care reimbursement environment as well as anticipated increases in labor and insurance costs with respect to its domestic ambulance operations. The analysis with respect to the Company’s Argentine operations included the impact of the deteriorating economic and political environment as well as information developed by a third party concerning the marketability of these operations during fiscal 2001.

In order to assess recoverability, the Company estimated the net future cash flows for each cost center and then compared the resulting undiscounted amounts to the carrying value of each cost center’s long-lived assets. It should be noted that property and equipment balances are specifically identified with each cost center. Additionally, goodwill is specifically identified with each cost center at the time of acquisition and, therefore, related allocations were not necessary for purposes of performing the impairment analysis.

For those cost centers where estimated future net cash flows on an undiscounted basis were less than the related carrying amounts of the long-lived assets, an asset impairment was considered to exist. The Company measured the amount of the asset impairment for each such cost center by discounting its estimated future net cash flows using a discount rate of 18.5% and comparing the resulting amount to the carrying value of its long-lived assets. Based upon this analysis, the Company determined that asset impairment charges approximating $94.4 million were required for cost centers within its domestic and Argentine ambulance operations. The asset impairments were charged directly against the related asset balances. A summary of the related charge is as follows:

	Goodwill	Property, Equipment and Other	Total
	(in thousands)
Domestic ambulance operations	$41,631	$6,419	$48,050
Argentine ambulance operations	44,327	1,976	46,303

Total	$85,958	$8,395	$94,353

As a result of the sale of the Company’s Latin American operations in September 2002, the asset impairment charge with respect to the Company’s Argentine ambulance operations is included in the loss from discontinued operations for the year ended June 30, 2001. Additionally, $20.2 million of these asset impairment charges related to service areas that were classified as discontinued operations in the first and second quarters of fiscal 2004. Accordingly, such asset impairment charges are now included in the loss from discontinued operations for the year ended June 30, 2001.

As discussed in Note 7, the Company changed its method of accounting for goodwill effective July 1, 2001 including the manner in which goodwill impairments are assessed.

Restructuring and Other

During the fourth quarter of fiscal 2001, the Company decided to close or downsize nine service areas and in connection therewith, recorded restructuring charges as well as other related charges totaling $9.1 million. These charges included $1.5 million to cover severance costs associated with the termination of approximately 250 employees, lease termination costs of $2.4 million, asset impairment charges for goodwill of $4.1 million and other exit costs of $1.1 million, respectively, related to the impacted service areas. The service areas selected for closure or downsizing generated revenue of $11.8 million, operating income of $1.0 million and cash flow of $2.5 million in fiscal 2002 and revenue of $17.7 million, operating losses of $4.0 million and negative cash flow of $3.2 million in fiscal 2001.

The previously mentioned charge included accrued severance, lease termination and other costs totaling $1.5 million relating to an under performing service area that the Company had planned to exit at the time of contract expiration in December 2001. During fiscal 2002, the contract was extended for a one-year period at the request of the municipality to enable it to transition medical transportation service to a new provider. In connection with the contract extension, the Company released $0.2 million of previously accrued lease termination costs relating to the extension period to income. The operating environment in this service area improved and in November 2002, the Company was awarded a new multi-year contract. As a result, the remaining reserve of $1.3 million originally recorded in 2001 was released to income during fiscal 2003.

A summary of activity in the Company’s restructuring reserves is (in thousands):

	Severance Costs	Lease Termination Costs	Write-off of Intangible Assets	Other Exit Costs	Total
Balance at June 30, 2000	$3,529	$3,247	$—	$1,356	$8,132

Fiscal 2001 charges	1,475	2,371	4,092	1,153	9,091
Fiscal 2001 usage	(4,531)	(1,071)	(4,092)	(1,360)	(11,054)
Adjustments	1,361	(1,313)	—	(48)	—

Balance at June 30, 2001	$1,834	$3,234	$—	$1,101	$6,169

Fiscal 2002 usage	(1,025)	(1,172)	—	(951)	(3,148)
Adjustments	(52)	(548)	—	(118)	(718)

Balance at June 30, 2002	757	1,514	—	32	2,303

Fiscal 2003 usage	(29)	(207)	—	(71)	(307)
Adjustments	(728)	(732)	—	39	(1,421)

Balance at June 30, 2003	$—	$575	$—	$—	$575

The restructuring reserve as of June 30, 2003 relates to lease termination costs for which payments will be made through December 2006. The restructuring reserve as of December 31, 2003 totaled $0.5 million (unaudited) and related to lease termination costs. The change in reserve relates to lease payments made during the quarter.

Loss on Disposition of Clinic Operations

During fiscal 2001, the Company sold its Argentine clinic operations in exchange for a $3.0 million non-interest bearing note receivable. The note, which required monthly principal payments of $25,000 through April 2011, was included in the disposition of the Latin American operations in September 2002.

The sale resulted in a loss on disposition of $9.4 million, including the write-off of $9.3 million of related goodwill. The clinic operations generated revenue of $4.0 million, operating losses of $1.5 million and negative cash flow of $0.9 million in fiscal 2001. Results relating to the clinic operations are included in income (loss) from discontinued Latin American operations for the year ended June 30, 2001.

Contract Terminations and Related Asset Impairments

In November 2000, the Company learned that its exclusive 911 contract in Lincoln, Nebraska would not be renewed effective December 31, 2000 and in connection therewith, recorded a contract termination charge of $5.2 million. This charge included asset impairments for related goodwill and equipment totaling $4.3 million (the exclusive 911 contract was acquired in a purchase business combination in fiscal 1995), $0.8 million to cover severance costs associated with terminated employees, and $0.1 million to cover lease terminations and other exit costs. The Lincoln contract generated revenue of $4.7 million, operating income of $0.4 million and cash flow of $0.5 million in fiscal 2000, its last full year of operations.

In May 2001, the Company learned that its exclusive 911 contract in Arlington, Texas would not be renewed effective September 30, 2001 and in connection therewith, recorded a contract termination charge of $4.1 million. This charge included asset impairments for related goodwill and equipment of $3.9 million (the exclusive 911 contract was acquired in a purchase business combination in fiscal 1997), $0.1 million to cover severance costs associated with terminated employees, and $0.1 million to cover lease termination and other exit costs. The asset impairments were charged directly against the related assets. The Arlington contract generated revenue of $8.3 million, operating income of $0.1 million and cash flow of $0.5 million in fiscal 2001 its last full year of operations.

(6)	Property and Equipment

Property and equipment, including equipment held under capital leases, consisted of the following:

	June 30,
	2003	2002
	(in thousands)
Equipment	$55,641	$55,739
Vehicles	74,715	73,908
Land and buildings	16,715	16,788
Leasehold improvements	6,632	7,270

	153,703	153,705
Less: Accumulated depreciation	(110,693)	(105,173)

	$43,010	$48,532

The Company had vehicles and equipment with a gross carrying value of approximately $12.9 and $14.2 million at June 30, 2003 and 2002, respectively, under capital lease agreements. Accumulated depreciation on these assets totaled approximately $11.5 and $12.3 million at June 30, 2003 and 2002, respectively.

The Company has pledged land, a building, leasehold improvements and equipment with a net book value of approximately $10.7 million, to secure certain of its obligations under its insurance and surety bonding programs.

A summary of activity in the Company’s property and equipment balance is as follows:

	June 30,
	2003	2002	2001
	(in thousands)
Balance at beginning of year	$48,532	$57,999	$85,919
Depreciation expense	(13,110)	(15,155)	(21,809)
Additions	9,400	6,854	5,774
Asset impairments	—	—	(8,502)
Asset disposals	(1,278)	(737)	(1,643)
Effect of Argentine peso devaluation	—	(429)	—
Disposition of Latin American operations	(534)	—	—
Disposition of Argentine clinic operations	—	—	(1,740)

Balance at end of year	$43,010	$48,532	$57,999

(7)	Goodwill and Other Intangible Assets

In June 2001, the FASB issued SFAS No. 141, “Business Combinations” (SFAS 141) and No. 142, “Goodwill and Other Intangible Assets” (SFAS 142.) SFAS 141 superseded APB Opinion No. 16, “Business Combinations.” The provisions of SFAS 141 require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001; provide specific criteria for the initial recognition and measurement of intangible assets apart from goodwill; and, require that unamortized negative goodwill be written off immediately as an extraordinary gain instead of being deferred and amortized. SFAS 141 also requires that upon adoption of SFAS 142, certain intangible assets be reclassified into or out of goodwill based on certain criteria. SFAS 142 supersedes APB Opinion No. 17, Intangible Assets, and is effective for fiscal years beginning after December 15, 2001. SFAS 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their initial recognition. The provisions of SFAS 142 prohibit the amortization of goodwill and indefinite-lived intangible assets and require that such assets be tested annually for impairment (and in interim periods if events or circumstances indicate that the related carrying amount may be impaired), require that reporting units be identified for purposes of assessing potential impairments, and remove the forty-year limitation on the amortization period of intangible assets that have finite lives.

SFAS 142 requires that goodwill be tested for impairment using a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test must be performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

The Company adopted SFAS 142 effective July 1, 2001 and discontinued amortization of goodwill as of that date. During the first quarter of fiscal 2002, the Company identified its various reporting units which consist of the individual cost centers within its Medical Transportation and Fire and Other operating segments for which separately identifiable cash flow information is available. During the second quarter of fiscal 2002, the Company completed the first step impairment test as of July 1, 2001. Potential goodwill impairments were identified in certain of these reporting units. During the fourth quarter of fiscal 2002, the Company completed the second step test and determined that all or a portion of the goodwill applicable to certain of its reporting units was impaired as of July 1, 2001 resulting in an aggregate charge of $49.5 million. The fair value of the reporting units was determined using the discounted cash flow method and a discount rate of 15.0%. This charge has been reflected in the accompanying consolidated statement of operations as the cumulative effect of change in accounting principle. The Company has selected June 30 as the date on which it will perform its annual goodwill impairment test.

The following table summarizes the Company’s reported results along with adjusted amounts as if the Company had adopted SFAS 142, and discontinued goodwill amortization, as of July 1, 2000 (in thousands, except per share amounts):

	For the Year Ended June 30,
	2003	2002	2001
	As Restated *
Reported net income (loss) applicable to common stock before cumulative effect of change in accounting principle	$4,558	$1,349	$(205,290)
Add back: Goodwill amortization	—	—	7,161

Adjusted net income (loss) applicable to common stock before the cumulative effect of change in accounting principle	4,558	1,349	(198,129)
Cumulative effect of change in accounting principle	—	(49,513)	—

Adjusted net income (loss) applicable to common stock	$4,558	$(48,164)	$(198,129)

Basic income (loss) per share:
Reported income (loss) before the cumulative effect of change in accounting principle	$0.28	$0.09	$(13.92)
Goodwill amortization	—	—	0.49

Adjusted income (loss) before the cumulative effect of change in accounting principle	$0.28	0.09	(13.43)
Cumulative effect of change in accounting principle	—	(3.26)	—

Adjusted net income (loss)	$0.28	$(3.17)	$(13.43)

Diluted income (loss) per share:
Reported income (loss) before the cumulative effect of change in accounting principle	$0.28	$0.09	$(13.92)
Goodwill amortization	—	—	0.49

Adjusted income (loss) before the cumulative effect of change in accounting principle	0.28	0.09	(13.43)
Cumulative effect of change in accounting principle	—	(3.26)	—

Adjusted net income (loss)	$0.28	$(3.17)	$(13.43)

*	Refer to Note 2, Restatement of Consolidated Financial Statements for Fiscal 2002 and 2001.

The changes in the carrying amount of goodwill during fiscal 2003 and 2002 are as follows (in thousands):

	Medical Transportation Segment	Fire and Other Segment	Total
Balance at June 30, 2001	$89,598	$1,159	$90,757
Adoption of SFAS No. 142	(49,513)	—	(49,513)

Balance at June 30, 2002	40,085	1,159	41,244
Disposition of Latin American operations	(77)	—	(77)

Balance at June 30, 2003	$40,008	$1,159	$41,167

The changes in the carrying amount of other intangible assets, primarily non-compete agreements relating to prior business combinations which are included in other assets on the consolidated balance sheet, during fiscal 2003 and 2002 are as follows (in thousands):

	June 30,
	2003	2002
Balance at beginning of year	$600	$1,654
Additions	1,065	—
Amortization	(203)	(1,054)

Balance at end of year	$1,462	$600

Amortization of other intangible assets for each of the fiscal years ending June 30, are as follows (in thousands):

2004	$310
2005	302
2006	277
2007	277
2008	168
Thereafter	128

$1,462

(8)	Joint Venture

During fiscal 1998, the Company entered into a joint venture to provide non-emergency transport services in the Maryland, Washington, D.C. and northern Virginia areas. The Company obtained a majority interest in the joint venture in exchange for a commitment to provide $8.0 million in funding for acquisitions by the joint venture in the greater Baltimore, Maryland and Washington, D.C. areas (which commitment was fulfilled by June 30, 1998). The other party to the joint venture contributed the stock of two ambulance companies in exchange for his minority stake in the joint venture. The Company consolidated the joint venture for financial reporting purposes. In the first quarter of fiscal 2004 the Company ceased operating in this service area.

The joint venture agreement allowed the minority partner to put his interest in the joint venture to the Company. The agreement also allowed the Company the option to delay the purchase of the minority partner’s interest for a period of one year. During fiscal 2001, the minority partner elected to exercise the put option and the Company exercised its right to delay purchasing the minority partner’s interest for one year. Based on the provisions of the joint venture agreement, the purchase price for the minority partner’s interest approximated $5.1 million. The Company recorded a charge of approximately $4.0 million which is reflected in the loss on discontinued operations in the year ended June 30, 2001 relating to this agreement.

During the year ended June 30, 2002, the Company completed the purchase of the minority partner’s interest in exchange for a note payable of approximately $5.1 million. The note bears interest at prime plus 2.25% (subject to a cap of 7.75%) and requires monthly principal and interest payments ranging from $70,000 to $125,000 through December 2006. Additionally, any outstanding accrued interest is due at maturity. The Company reflected this transaction as an increase in long-term debt of $5.1 million offset by reductions in minority interest of $8.0 million and other assets of $2.9 million.

(9)	Accrued Liabilities

Accrued liabilities consist of the following (in thousands):

	At June 30,
	2003	2002
Workers’ compensation claim reserves	$11,255	$15,924
General liability claim reserves	13,935	15,433
Accrued salaries, wages and related payroll	11,433	10,678
Accrued interest	4,370	10,512
Other accrued liabilities	16,705	21,147

Total accrued liabilities	$57,698	$73,694

The decrease in other accrued liabilities between 2003 and 2002 is primarily due to the disposal of the Company’s Latin American operations. Additionally, the decrease in accrued interest is primarily related to approximately $6.8 million in accrued interest being added to the balance of the credit facility in conjunction with the September 30, 2002 amendment to the credit facility described in Note 12.

(10)	General Liability and Workers’ Compensation Programs

The Company retains certain levels of exposure with respect to its general liability and workers’ compensation programs and purchases coverage from third party insurers for exposures in excess of those levels. In addition to expensing premiums and other costs relating to excess coverage, the Company establishes reserves for claims, both reported and incurred but not reported, within its level of retention based on currently available information as well as its historical claims experience.

The Company engages third-party administrators or TPAs to manage claims resulting from its general liability and workers’ compensation programs. The TPAs establish initial loss reserve estimates at the time a claim is reported and then monitor the development of the claim over time to confirm that such estimates continue to be appropriate. The Company periodically reviews the claim reserves established by the TPAs and engages independent actuaries to assist with the evaluation of the adequacy of its reserves on an annual basis. The Company adjusts its claim reserves with an associated charge or credit to expense as new information on the underlying claims is obtained.

General Liability: A summary of activity in the Company’s general liability claim reserves, which are included in accrued liabilities in the consolidated balance sheet, is as follows:

	June 30,
	2003	2002	2001
	(in thousands)
Balance at beginning of year	$15,433	$19,715	$3,171
Provision charged to other operating expense	4,506	2,442	22,326
Claim payments charged against the reserve	(6,004)	(6,724)	(5,782)

Balance at end of year	$13,935	$15,433	$19,715

The Company performed a comprehensive review of information related to its historical settlement information and open claims during the third quarter of fiscal 2001. As a result of this review, the Company recorded a charge of $15.0 million for increases in its reserves for reported claims as well as to establish reserves for claims incurred but not reported.

Certain insurers require the Company to deposit cash into designated loss funds in order to fund claim payments within the Company’s retention limits. Cash deposits relating to the Company’s general liability program totaled $2.9 million at June 30, 2003 of which $1.7 million is included in prepaid expenses and other and $1.2 million is included in insurance deposits. Cash deposits totaled $1.9 million at June 30, 2002 and are included in insurance deposits.

The Company’s general liability policies corresponding with fiscal years 2001 and 2002 were issued by Legion Insurance Company (“Legion”). Legion’s obligations under such policies were reinsured by an unrelated insurance carrier that was identified and approved by the Company. At the time the coverage was purchased, Legion was an “A” rated insurance carrier while the reinsurer was an A++ rated carrier. Under these policies, Legion’s obligation (as well as that of its reinsurer) to pay covered losses commences once the Company satisfies its aggregate retention limits for the respective policy years. As of June 30, 2003, the Company had met its aggregate retention limit with respect to the policies corresponding to fiscal 2001 and anticipates that it will meet its aggregate retention limit for the policies corresponding to fiscal 2002. Pursuant to these policies, Legion (and its reinsurer) is obligated to fund all claim related payments in excess of the Company’s retention limits.

On July 25, 2003, the Pennsylvania Insurance Department (the “Department”) placed Legion into liquidation. The Department is conducting the liquidation process, subject to judicial review by the Commonwealth Court of Pennsylvania (the “Court”). Legion’s liquidation could put the Company’s general liability insurance coverage for the previously mentioned policy years at risk; however, based upon information currently available, the Company believes that proceeds from Legion’s reinsurer will be directly available to pay claims in excess of the Company’s retention limits, notwithstanding the liquidation process. If the Court deems the Company’s reinsurance to be a general asset of Legion or if the reinsurer otherwise refuses to pay claims directly, then reinsurance proceeds to fund covered general liability losses in excess of the Company’s retention limits may be substantially reduced, delayed or unrecoverable. In such an event, the Company may be required to fund general liability losses applicable to these policy years in excess of its retention limits, to the extent that such losses are not covered by the applicable state guaranty funds.

Workers’ Compensation: A summary of activity in the Company’s workers’ compensation claim reserves, which are also included in accrued liabilities in the consolidated balance sheet, is as follows:

	June 30,
	2003	2002	2001
	(in thousands)
Balance at beginning of year	$15,924	$14,944	$11,315
Provision charged to payroll and employee benefits	—	7,318	11,832
Claim payments charged against the claim reserve	(4,669)	(6,338)	(8,203)

Balance at end of year	$11,255	$15,924	$14,944

Effective May 1, 2002, the Company began fully insuring its workers’ compensation coverage and no longer retains any of the related obligations. The Company is, however, subject to retrospective premium adjustments should losses exceed previously established limits. As a result of this change in coverage, the Company no longer establishes reserves for claims incurred subsequent to May 1, 2003.

In connection with the Company’s restructuring activities, an increase in the volume of workers’ compensation claims was noted. Provisions charged to expense during fiscal 2002 included $2.0 million recorded in the fourth quarter to increase its claim reserves based on a review of claims experience. Provisions charged to expense during fiscal 2001 included $5.0 million in the third quarter for increases in reserves for unreported claims based on updated information received from the Company’s TPA.

Certain insurers require the Company to deposit cash into designated loss funds in order to fund claim payments within the Company’s retention limits. Additionally, the Company has been required to provide other forms of financial assurance including letters of credit and surety bonds. Cash deposits relating to the Company’s workers’ compensation program totaled $6.8 million at June 30, 2003 and are included in insurance deposits. Cash deposits totaled $9.2 million at June 30, 2002 of which $2.9 million is included in prepaid expenses and other and $6.3 million is included in insurance deposits.

During fiscal years 1992 through 2001, the Company purchased certain portions of its workers’ compensation coverage from Reliance Insurance Company (Reliance). At the time the Company purchased such coverage, Reliance was an “A” rated insurance company. In connection with this coverage, the Company provided Reliance with various amounts and forms of collateral to secure its performance under the respective policies as was customary at the time. As of June 30, 2003, the Company had $3.0 million of cash on deposit with Reliance which is included in insurance deposits. The Company has also provided Reliance with letters of credit and surety bonds totaling $6.4 million.

On October 3, 2003, the Department placed Reliance into liquidation. It is the Company’s understanding that cash on deposit with Reliance will be returned to the Company on or before the date that all related claims have been satisfied, so long as the Company has met its claim payment obligations within its retention limits under the related policies. Based on the information currently available, the Company believes that the cash on deposit with Reliance is fully recoverable and will either be returned to the Company or used by the liquidator, with the Company’s prior consent, to pay claims on its behalf. In the event that the Company is unable to access the funds on deposit with Reliance or the Reliance liquidator refuses to refund such deposits, such deposits may become impaired. Additionally, Reliance’s liquidation could put the Company’s workers’ compensation insurance coverage at risk for the related policy years; however, based upon information currently available, the Company believes that either Reliance or the applicable state guaranty funds will continue to pay claims. To the extent that such losses are not covered by either Reliance or the applicable state guaranty funds, the Company may be required to fund the related workers’ compensation claims for the applicable policy years.

During fiscal 2002, the Company purchased certain portions of its workers’ compensation coverage from Legion. Legion required assurances that the Company would be able to fund its related retention obligations, which were estimated by Legion to approximate $6.2 million. The Company provided this assurance by purchasing a deductible reimbursement policy from Mutual Indemnity (Bermuda), Ltd. (Mutual Indemnity), a Legion affiliate. That policy required the Company to deposit approximately $6.2 million with Mutual Indemnity and required Mutual Indemnity to utilize such funds to satisfy the Company’s retention obligations under the Legion policy. The Company funded these deposits on a monthly basis during the policy term. As of June 30, 2003, the Company had net deposits with respect to this coverage totaling $3.3 million which are included in insurance deposits.

As mentioned previously, the Department placed Legion into liquidation on July 25, 2003. In January 2003, the Court ordered the Legion rehabilitator and Mutual Indemnity to establish segregated trust accounts to be funded by cash deposits held by Mutual Indemnity for the benefit of individual insureds such as the Company. It is the Company’s understanding that the Legion liquidator and Mutual Indemnity continue to negotiate the legal framework for the form and administration of these trust accounts and that no final agreement has yet been reached. The Company is actively participating in the Court proceedings to cause such a trust account mechanism to be created and to operate so as to fully cover all its deductible obligations as originally intended and to return to the Company any remaining deposit balance once all related claims have been closed. Based on the information currently available, the Company believes that the amounts on deposit with Mutual Indemnity are fully recoverable and will either be returned to the Company or used to pay claims on the Company’s behalf. In the event that the Company is unable to access the funds on deposit with Mutual Indemnity, it may be required to fund the related workers’ compensation claims for the applicable policy years, to the extent that such losses are not covered by the applicable state guaranty funds.

(11) Other Charges and Credits

During the fiscal 2002 and 2001 the Company recorded the following other charges or credits (in thousands):

	Fiscal Year Ended June 30,
	2002	2001
Argentine Operations	$—	$8,512
Supply Inventory	—	8,442
Other Charges and Credits	(1,712)	3,079
Paid Time Off for Field Personnel	(1,300)	3,010
Employee Medical Benefits	—	5,429
Amount Due from Former Owner	—	962
Medicare/Medicaid Audits	(1,298)	1,300

Argentine Operations

The Company recorded charges totaling $8.5 million related to asset write-offs and reserve adjustments. The Company’s Argentine subsidiaries had been effected by escalating political and economic instability as well as changes in local management during fiscal 2001. The charge was recorded in other operating expenses in the consolidated statement of operations.

Supply Inventory

Medical, fleet and fire supplies are maintained in a central warehouse, numerous regional warehouses, and multiple stations, lockers and vehicles. A physical inventory of all locations at June 30, 2001 revealed a shortage from recorded levels. Shrinkage, obsolescence and losses due to service area closures accounted for the shortage. The Company recorded a charge of $8.4 million to write-down its inventory balances to amounts determined by the physical inventory. The charge was recorded in other operating expenses in the consolidated statement of operations.

Other Charges and Credits

During the third quarter of fiscal 2002, the Company recorded the reversal of $1.7 million of discretionary employee benefits accrued in calendar 2000 as a result of the Company’s decision not to pay such benefits. The original charge, as well as the current year reversal, were reflected in payroll and employee benefits in the consolidated statement of operations.

The Company recorded charges totaling $3.1 million in fiscal 2001 for a number of items related to its domestic operations, the largest of which was a $0.7 million charge relating to administrative costs paid on behalf of the Company’s employee benefit plans. These charges were a result of adjustments to certain estimates for prepaid expenses, accrued liabilities and other items that were resolved in the fourth quarter of fiscal 2001.

Paid-Time-Off For Field Personnel

During the fourth quarter of fiscal 2002, the Company recorded a $1.3 million reduction in its paid-time-off accrual as a result of a change in the related policies. The reduction was recorded as a reduction of payroll and employee benefits in the consolidated statement of operations.

During the fourth quarter of fiscal 2001, the Company analyzed its paid-time-off accruals and determined that its paid-time-off policy had been inconsistently applied in certain service areas. As a result of this analysis, the Company recorded a charge of $3.0 million to bring the liability into line with the amount required under the related policies. This charge was recorded in payroll and employee benefits in the consolidated statement of operations.

Employee Medical Benefits

The Company self-insures its employee medical coverage. Based upon information obtained from its third party claims administrator in the fourth quarter of fiscal 2001, the Company recorded a charge of $5.4 million to increase its reserve for incurred but not reported employee medical claims. The increased reserve was required as a result of continuing increases in healthcare costs, including prescription drugs. The charge was reflected in payroll and employee benefits in the consolidated statement of operations.

Amount Due From Former Owner

In connection with a February 1998 acquisition, the seller indemnified the collection of certain accounts receivable. In connection with the settlement of litigation involving the seller during the fourth quarter of fiscal 2001, the Company agreed to release the seller from his obligations under the indemnification. The Company recorded a charge of $1.0 million, which was reflected in other operating expenses in the consolidated statement of operations, related to this settlement.

Medicare/Medicaid Audits

The Company recorded a charge of $1.3 million during the fourth quarter of fiscal 2001 for the expected settlement of a Medicare audit of an acquired company for periods prior to the acquisition. This charge, which was reflected in other operating expenses in the consolidated statement of operations, was taken based upon information obtained during the fourth quarter of fiscal 2001, which included correspondence with the Medicare intermediary. The $1.3 million charge was reversed in the fourth quarter of fiscal 2002 after the Company settled the audit for approximately $2,000.

(12)	Long-Term Debt

Notes payable and capital lease obligations consisted of the following (in thousands):

	December 31, 2003	June 30, 2003	June 30, 2002
	(Unaudited)
7 7/8% senior notes due 2008	$149,891	$149,877	$149,852
Credit facility due December 2006	152,555	152,420	144,369
Note payable to former joint venture partner, monthly payments through June 2006 (See Note 8)	3,242	3,722	4,622
Capital lease and other obligations, at varying rates from 6.0% to 12.75%, due through 2013	552	620	1,319

	306,240	306,639	300,162
Less: Current Maturities	(1,440)	(1,329)	(1,633)

	$304,800	$305,310	$298,529

Credit Facility

In March 1998, the Company entered into a $200 million revolving credit facility that was originally scheduled to mature on March 16, 2003. The credit facility was unsecured and was unconditionally guaranteed on a joint and several basis by substantially all of the Company’s domestic wholly-owned current and future subsidiaries. Interest rates and availability under the credit facility depended on the Company’s meeting certain financial covenants.

In December 1999, the Company was not in compliance with certain of the covenants contained in the original credit facility. The Company received a series of compliance waivers regarding these covenants through April 1, 2002. The waivers precluded additional borrowings under the credit facility, required the

Company to accrue additional interest expense at a rate of 2.0% per annum on the amount outstanding under the credit facility, and required the Company to make unscheduled principal payments totaling $5.2 million.

Effective September 30, 2002, the Company entered into the 2002 Amended Credit Facility with its lenders pursuant to which, among other things, all prior covenant violations were permanently waived, the maturity date of the facility was extended to December 31, 2004, the interest rate was increased to LIBOR + 7% (8.8% at the date of the amendment), and unpaid additional interest and various fees and expenses associated with the amendment were added to the amount outstanding under the credit facility, resulting in an outstanding balance of $152.4 million. Additionally, the financial covenants contained in the original agreement were revised to levels that were consistent with the Company’s business levels and outlook at that time. In consideration for the amendment, the Company paid the lenders an amendment fee of $1.2 million as well as issued 211,549 shares of the Company’s Series B redeemable nonconvertible participating preferred stock described in Note 14.

The 2002 Amended Credit Facility was not considered to represent a significant modification for financial reporting purposes. As a result, the $1.2 million amendment fee and the estimated fair value of the Series B shares at the time of issuance of $4.2 million were capitalized as debt issue costs and are being amortized to interest expense over the term of the amended agreement while professional fees and other related costs incurred in connection with the amendment totalling $1.6 million were expensed. Unamortized debt issue costs related to this amendment, which are included in other assets in the consolidated balance sheet, totalled $3.6 million at June 30, 2003.

As a result of the restatement discussed in Note 2 and the related increase in the Company’s stockholders’ deficit, the Company was not in compliance with the minimum tangible net worth covenant contained in the 2002 Amended Credit Facility. Additionally, the restatement also resulted in a delay in the filing of the Company’s Form 10-Q for the quarter ended March 31, 2003, thereby causing the Company to not be in compliance with the reporting requirements contained in both the 2002 Amended Credit Facility and the indenture relating to the Senior Notes described below. The lack of compliance with these covenants triggered the accrual of additional interest at the rate of 2.0% per annum on the amount outstanding under the credit facility from May 15, 2003, the original required filing date for the Form 10-Q.

The Company entered into the 2003 Amended Credit Facility dated September 26, 2003 with its lenders pursuant to which, among other things, all prior identified covenant violations were permanently waived, the maturity date of the facility was extended to December 31, 2006, and the financial covenants contained in the September 30, 2002 amendment were revised to levels consistent with the Company’s current business levels and outlook. The revised financial covenants include: total debt leverage ratio (initially set at 6.88); minimum tangible net worth (initially set at $280.0 million deficit); fixed charge coverage ratio (initially set at 1.10); a limitation on annual capital expenditures (initially set at $11.0 million per fiscal year); and, a limitation on annual operating lease expense equivalent to 3.10% of consolidated net revenue. The compliance levels for the first four covenants outlined above are set at varying levels as specified in the related agreement. The interest rate applicable to borrowings under the credit facility remained unchanged at LIBOR +7%.

In consideration for the amendment, the Company paid certain of the lenders amendment fees totaling $0.5 million and issued certain of the lenders 283,979 shares of the Company’s Series C redeemable nonconvertible participating preferred stock described in Note 14. The Company also made a $1.0 million principal payment related to asset sale proceeds as required under the September 2002 amendment to the credit facility.

The 2003 Amended Credit Facility was not considered to represent a substantial modification for financial reporting purposes. As a result, the $0.5 million amendment fee and the estimated fair value of the Series C shares at the time of issuance of $3.4 million were capitalized as debt issue costs and are being amortized to interest expense over the term of the amended agreement. Professional fees and other related costs incurred in connection with the amendment were expensed.

At June 30, 2003, the weighted average interest rate on credit facility borrowings was approximately 8.4%. At June 30, 2003 there was $152.4 million outstanding on the credit facility as well as $3.5 million in letters of credit issued under the credit facility at that date.

7 7/8% Senior Notes Due 2008

In March 1998, the Company issued $150.0 million of its 7 7/8% Senior Notes due 2008 (the Senior Notes) under Rule 144A under the Securities Act of 1933, as amended (Securities Act). Interest under the Senior Notes is payable semi-annually on September 15 and March 15. The Company incurred expenses related to the offering of approximately $5.3 million and is amortizing these costs to interest expense over the life of the Senior Notes. In April 1998, the Company filed a registration statement under the Securities Act relating to an exchange offer for the Senior Notes. The registration statement became effective on May 14, 1998. The Senior Notes are general unsecured obligations of the Company and are fully and unconditionally guaranteed on a joint and several basis by substantially all of its domestic wholly-owned current and future subsidiaries (the Guarantors). The Senior Notes contain certain covenants that, among other things, limit the Company’s ability to incur certain indebtedness, sell assets, or enter into certain mergers or consolidations.

The Company does not believe that the separate financial statements and related footnote disclosures concerning the Guarantors provide any additional information that would be material to investors in making an investment decision. Consolidating financial information for the Company (the Parent), the Guarantors and the Company’s remaining subsidiaries (the Non-Guarantors) is as follows:

RURAL/METRO CORPORATION

CONSOLIDATING BALANCE SHEET

As of December 31, 2003

(unaudited)

(in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Total
ASSETS
Current assets
Cash	$—	$9,875	$631	$—	$10,506
Accounts receivable, net	—	56,646	10,869	—	67,515
Inventories	—	11,901	97	—	11,998
Prepaid expenses and other	—	6,565	2	—	6,567

Total current assets	—	84,987	11,599	—	96,586

Property and equipment, net	—	40,523	123	—	40,646

Goodwill	—	41,167	—	—	41,167

Due from (to) affiliates	242,117	(215,232)	(26,885)	—	—

Insurance deposits	—	8,495	—	—	8,495

Other assets	8,714	4,398	209	—	13,321

Investment in subsidiaries	(139,799)	—	—	139,799	—

	$111,032	$(35,662)	$(14,954)	$139,799	$200,215

LIABILITIES, MINORITY INTEREST, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$—	$9,582	$1,004	$—	$10,586
Accrued liabilities	4,530	53,255	225	—	58,010
Deferred revenue	—	17,861	337	—	18,198
Current portion of long-term debt	—	1,440	—	—	1,440

Total current liabilities	4,530	82,138	1,566	—	88,234

Long-term debt, net of current portion	302,446	2,354	—	—	304,800

Other liabilities	—	28	—	—	28

Deferred income taxes	—	650	—	—	650

Total liabilities	306,976	85,170	1,566	—	393,712

Minority interest	—	—	—	2,447	2,447

Series B redeemable nonconvertible participating preferred stock	10,195	—	—	—	10,195

Series C redeemable nonconvertible participating preferred stock	3,941	—	—	—	3,941

Stockholders’ equity (deficit)
Common stock	168	82	8	(90)	168
Additional paid-in capital	132,702	54,622	20,168	(74,790)	132,702
Treasury stock	(1,239)	—	—	—	(1,239)
Accumulated deficit	(341,711)	(175,536)	(36,696)	212,232	(341,711)

Total stockholders’ equity (deficit)	(210,080)	(120,832)	(16,520)	137,352	(210,080)

	$111,032	$(35,662)	$(14,954)	$139,799	$200,215

RURAL/METRO CORPORATION

CONSOLIDATING BALANCE SHEET

As of June 30, 2003

(in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Total
ASSETS
Current assets:
Cash	$—	$11,362	$1,199	$—	$12,561
Accounts receivable, net	—	49,502	10,926	—	60,428
Inventories	—	11,504	—	—	11,504
Prepaid expenses and other	—	7,467	44	—	7,511

Total current assets	—	79,835	12,169	—	92,004

Property and equipment, net	—	42,862	148	—	43,010
Goodwill	—	41,167	—	—	41,167
Insurance deposits	—	7,937	—	—	7,937
Due from (to) affiliates	255,078	(228,366)	(26,712)	—	—
Other assets	6,177	5,453	418	—	12,048
Investment in subsidiaries	(157,533)	—	—	157,533	—

Total assets	$103,722	$(51,112)	$(13,977)	$157,533	$196,166

LIABILITIES, MINORITY INTERESTS, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$12,087	$1,691	$—	$13,778
Accrued liabilities	3,791	53,643	264	—	57,698
Deferred revenue	—	17,603	—	—	17,603
Current portion of long-term debt	—	1,329	—	—	1,329

Total current liabilities	3,791	84,662	1,955	—	90,408

Long-term debt, net of current portion	302,298	3,012	—	—	305,310
Other liabilities	—	181	—	—	181
Deferred income taxes	—	650	—	—	650

Total liabilities	306,089	88,505	1,955	—	396,549

Minority interests	—	—	—	1,984	1,984

Series B redeemable nonconvertible participating preferred stock	7,793	—	—	—	7,793

Stockholders’ equity (deficit):
Common stock	166	82	8	(90)	166
Additional paid-in capital	135,405	54,622	20,168	(74,790)	135,405
Treasury stock	(1,239)	—	—	—	(1,239)
Accumulated deficit	(344,492)	(194,321)	(36,108)	230,429	(344,492)

Total stockholders’ equity (deficit)	(210,160)	(139,617)	(15,932)	155,549	(210,160)

	$103,722	$(51,112)	$(13,977)	$157,533	$196,166

RURAL/METRO CORPORATION

CONSOLIDATING BALANCE SHEET

As of June 30, 2002

(in thousands)

(As Restated *)

	Parent	Guarantors	Non-Guarantors	Eliminations	Total
ASSETS
Current assets:
Cash	$—	$9,424	$1,253	$—	$10,677
Accounts receivable, net	—	54,432	10,029	—	64,461
Inventories	—	12,178	42	—	12,220
Prepaid expenses and other	—	7,077	154	—	7,231

Total current assets	—	83,111	11,478	—	94,589

Property and equipment, net	—	47,972	560	—	48,532
Goodwill	—	41,167	77	—	41,244
Insurance deposits	—	8,228	—	—	8,228
Due from (to) affiliates	266,471	(212,236)	(54,235)	—	—
Other assets	3,031	2,794	2,290	—	8,115

Investment in subsidiaries	(170,862)	—	—	170,862	—

	$98,640	$(28,964)	$(39,830)	$170,862	$200,708

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$—	$11,049	$2,213	—	$13,262
Accrued liabilities	10,171	61,280	2,243	—	73,694
Deferred revenue	—	16,695	—	—	16,695
Current portion of long-term debt	—	1,620	13	—	1,633

Total current liabilities	10,171	90,644	4,469	—	105,284

Long-term debt, net of current portion	294,221	4,308	—	—	298,529
Other liabilities	—	477	—	—	477
Deferred income taxes	—	1,814	(1,164)	—	650

Total liabilities	304,392	97,243	3,305	—	404,940

Minority interests	—	—	—	1,520	1,520

Stockholders’ equity (deficit):
Common stock	159	82	17	(99)	159
Additional paid-in capital	138,470	54,622	34,962	(89,584)	138,470
Treasury stock	(1,239)	—	—	—	(1,239)
Accumulated deficit	(353,458)	(180,911)	(88,430)	269,341	(353,458)
Accumulated other comprehensive income (loss)	10,316	—	10,316	(10,316)	10,316

Total stockholders’ equity (deficit)	(205,752)	(126,207)	(43,135)	169,342	(205,752)

	$98,640	$(28,964)	$(39,830)	$170,862	$200,708

*	- Refer to Note 2, Restatement of Consolidated Financial Statements.

RURAL/METRO CORPORATION

CONSOLIDATING STATEMENT OF OPERATIONS

For the six months ended December 31, 2003

(unaudited)

(in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Total
Net revenue	$—	$252,256	$24,185	$(10,579)	$265,862

Operating expenses:
Payroll and employee benefits	—	139,910	1,142	—	141,052
Provision for doubtful accounts	—	37,589	5,038	—	42,627
Depreciation and amortization	—	5,696	38	—	5,734
Other operating expenses	252	50,254	17,319	(10,579)	57,246
Restructuring and other	—	—	—	—	—

Total operating expenses	252	233,449	23,537	(10,579)	246,659

Operating income (loss)	(252)	18,807	648	—	19,203
Equity in earnings of subsidiaries	17,734	—	—	(17,734)	—
Interest expense	(14,701)	(178)	(329)	—	(15,208)
Interest income	—	50	1	—	51

Income from continuing operations before income taxes and minority interest	2,781	18,679	320	(17,734)	4,046
Income tax (provision) benefit	—	(200)	5	—	(195)
Minority interests	—	—	—	(463)	(463)

Income (loss) from continuing operations	2,781	18,479	325	(18,197)	3,388

Income (loss) from discontinued operations	—	306	(913)	—	(607)

Net income (loss)	$2,781	$18,785	$(588)	$(18,197)	$2,781

RURAL/METRO CORPORATION

CONSOLIDATING STATEMENT OF OPERATIONS

For the six months ended December 31, 2002

(unaudited)

(in thousands)

(As Restated*)

	Parent	Guarantors	Non-Guarantors	Eliminations	Total
Net revenue	$—	$232,926	$21,974	$(8,465)	$246,435

Operating expenses:
Payroll and employee benefits	—	135,070	708	—	135,778
Provision for doubtful accounts	—	35,321	4,465	—	39,786
Depreciation and amortization	—	6,460	52	—	6,512
Other operating expenses	1,603	44,883	14,428	(8,465)	52,449
Restructuring and other	—	(1,421)	—	—	(1,421)

Total operating expenses	1,603	220,313	19,653	(8,465)	233,104

Operating income (loss)	(1,603)	12,613	2,321	—	13,331
Equity in earnings of subsidiaries	26,910	—	—	(26,910)	—
Interest expense	(12,806)	(94)	(341)	—	(13,241)
Interest income	—	46	3	—	49

Income from continuing operations before income taxes, minority interest	12,501	12,565	1,983	(26,910)	139
Income tax provision	—	(110)	—	—	(110)
Minority interest	—	—	—	(1,478)	(1,478)

Income (loss) from continuing operations	12,501	12,455	1,983	(28,388)	(1,449)

Income from discontinued operations	—	667	795	12,488	13,950

Net income	$12,501	$13,122	$2,778	$(15,900)	$12,501

*	Refer to Note 2, Restatement and Reclassification of Quarterly Financial Statements.

RURAL/METRO CORPORATION

CONSOLIDATING STATEMENT OF OPERATIONS

For the year ended June 30, 2003

(in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Total
Net revenue	$—	$470,708	$45,024	$(18,645)	$497,087

Operating expenses:
Payroll and employee benefits	—	271,593	1,760	—	273,353
Provision for doubtful accounts	—	69,233	9,981	—	79,214
Depreciation and amortization	—	12,741	97	—	12,838
Other operating expenses	1,603	95,291	31,461	(18,645)	109,710
Restructuring and other	—	(1,401)	(20)	—	(1,421)

Total operating expenses	1,603	447,457	43,279	(18,645)	473,694

Operating income (loss)	(1,603)	23,251	1,745	—	23,393
Equity in earnings of subsidiaries	37,224	12,488	—	(49,712)	—
Interest expense	(26,655)	(690)	(667)	—	(28,012)
Interest income	—	192	4	—	196
Other income (expense), net	—	24	122	—	146

Income (loss) from continuing operations before income taxes and minority interest	8,966	35,265	1,204	(49,712)	(4,277)

Income tax provision	—	(197)	—	—	(197)
Minority interests	—	—	—	(1,507)	(1,507)

Income (loss) from continuing operations	8,966	35,068	1,204	(51,219)	(5,981)

Income (loss) from discontinued operations	—	1,002	1,457	12,488	14,947

Net income (loss)	$8,966	$36,070	$2,661	$(38,731)	$8,966

RURAL/METRO CORPORATION

CONSOLIDATING STATEMENT OF OPERATIONS

For the year ended June 30, 2002

(in thousands)

(As Restated*)

	Parent	Guarantors	Non-Guarantors	Eliminations	Total
Net revenue	$—	$443,967	$36,753	$(15,973)	$464,747

Operating expenses:
Payroll and employee benefits	—	255,584	1,579	—	257,163
Provision for doubtful accounts	—	65,426	7,130	—	72,556
Depreciation and amortization	—	14,634	121	—	14,755
Other operating expenses	—	87,381	27,049	(15,973)	98,457
Contract termination costs and related asset impairment		(7)	(100)		(107)
Restructuring and other	—	(690)	171	—	(519)

Total operating expenses	—	422,328	35,950	(15,973)	442,305

Operating income	—	21,639	803	—	22,442
Equity in earnings of subsidiaries	24,812	—	—	(24,812)	—
Interest expense	(23,463)	(1,029)	(970)	—	(25,462)
Interest income	—	625	19	—	644
Other income (expense), net	—	8	(8)	—	—

Income (loss) from continuing operations before income taxes, minority interest and cumulative effect of change in accounting principle	1,349	21,243	(156)	(24,812)	(2,376)

Income tax benefit	—	2,520	—	—	2,520
Minority interests	—	—	—	(750)	(750)

Income (loss) from continuing operations before cumulative effect of change in accounting principle	1,349	23,763	(156)	(25,562)	(606)

Income from discontinued operations	—	422	1,533	—	1,955

Net income before cumulative effect of change in accounting principle	1,349	24,185	1,377	(25,562)	1,349

Cumulative effect of change in accounting principle	(49,513)	(49,513)	—	49,513	(49,513)

Net income (loss)	$(48,164)	$(25,328)	$1,377	$23,951	$(48,164)

*	- Refer to Note 2, Restatement of Consolidated Financial Statements.

RURAL/METRO CORPORATION

CONSOLIDATING STATEMENT OF OPERATIONS

For the year ended June 30, 2001

(in thousands)

(As Restated *)

	Parent	Guarantors	Non-Guarantors	Eliminations	Total
Net revenue	$—	$429,775	$35,759	$(13,371)	$452,163

Operating expenses:
Payroll and employee benefits	—	254,244	3,444	—	257,688
Provision for doubtful accounts	—	70,475	8,788	—	79,263
Depreciation and amortization	—	23,368	401	—	23,769
Other operating expenses	—	114,444	24,161	(13,371)	125,234
Asset impairment charges	—	27,894	—	—	27,894
Contract termination costs and related asset Impairment charges	—	9,256	—	—	9,256
Restructuring and other	—	9,045	—	—	9,045

Total operating expenses	—	508,726	36,794	(13,371)	532,149

Operating loss	—	(78,951)	(1,035)	—	(79,986)
Equity in losses of subsidiaries	(176,328)	—	—	176,328	—
Interest expense	(28,962)	(535)	(1,127)	—	(30,624)
Interest income	—	518	124	—	642
Other income (expense), net	—	—	—	—	—

Loss from continuing operations before income taxes	(205,290)	(78,968)	(2,038)	176,328	(109,968)

Income tax provision	—	(1,136)	(1)	—	(1,137)
Minority interests	—	—	—	2,290	2,290

Income (loss) from continuing operations	(205,290)	(80,104)	(2,039)	178,618	(108,815)

Loss from discontinued operations	—	(4,525)	(90,365)	(1,585)	(96,475)

Net loss	$(205,290)	$(84,629)	$(92,404)	$177,033	$(205,290)

*	- Refer to Note 2, Restatement of Consolidated Financial Statements.

RURAL/METRO CORPORATION

CONSOLIDATING STATEMENT OF CASH FLOWS

For the six months ended December 31, 2003

(unaudited)

(in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Total
Cash flow from operating activities:
Net income (loss)	$2,781	$18,785	$(588)	$(18,197)	$2,781
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities -
Depreciation and amortization	—	5,766	457	—	6,223
Loss on sale of property and equipment	—	4	6	—	10
Provision for doubtful accounts	—	39,340	5,216	—	44,556
Earnings of minority shareholder	—	—	—	463	463
Amortization of deferred financing costs	1,414	—	—	—	1,414
Amortization of debt discount	13	—	—	—	13
Change in assets and liabilities -
Increase in accounts receivable	—	(46,484)	(5,159)	—	(51,643)
Increase in inventories	—	(397)	(97)	—	(494)
Decrease in prepaid expenses and other	—	902	42	—	944
Increase in insurance deposits	—	(558)	—	—	(558)
(Increase) decrease in other assets	—	930	(206)	—	724
(Increase) decrease in due to/from affiliates	(4,773)	(13,134)	173	17,734	—
Decrease in accounts payable	—	(2,505)	(687)	—	(3,192)
Increase (decrease) in accrued liabilities and other liabilities	1,874	(541)	(39)	—	1,294
Increase in deferred revenue	—	258	337	—	595

Net cash provided by (used in) operating activities	1,309	2,366	(545)	—	3,130

Cash flow from investing activities:
Capital expenditures	—	(3,386)	(24)	—	(3,410)
Proceeds from the sale of property and equipment	—	80	1	—	81

Net cash used in investing activities	—	(3,306)	(23)	—	(3,329)

Cash flow from financing activities:
Repayments on credit facility	(1,000)	—	—	—	(1,000)
Repayment of debt and capital lease obligations	—	(547)	—	—	(547)
Cash paid for debt issuance costs	(515)	—	—	—	(515)
Distributions to minority shareholders	—	—	—	—	—
Issuance of common stock	206	—	—	—	206

Net cash used in financing activities	(1,309)	(547)	—	—	(1,856)

Decrease in cash	—	(1,487)	(568)	—	(2,055)

Cash, beginning of period	—	11,362	1,199	—	12,561

Cash, end of period	$—	$9,875	$631	$—	$10,506

RURAL/METRO CORPORATION

CONSOLIDATING STATEMENT OF CASH FLOWS

For the six months ended December 31, 2002

(unaudited)

(in thousands)

(As Restated *)

	Parent	Guarantors	Non-Guarantors	Eliminations	Total
Cash flow operating activities:
Net income	$12,501	$13,122	$2,778	$(15,900)	$12,501
Adjustments to reconcile net income to cash provided by operations -
Non-cash portion of gain on disposition of Latin American operations	139	—	(13,871)	—	(13,732)
Depreciation and amortization	—	6,658	115	—	6,773
Gain on sale of property and equipment	—	(224)	(135)	—	(359)
Provision for doubtful accounts	—	38,124	4,828	—	42,952
Earnings of minority shareholder	—	—	—	1,478	1,478
Amortization of deferred financing costs	871	—	—	—	871
Amortization of discount on Senior Notes	13	—	—	—	13
Change in assets and liabilities -
Increase in accounts receivable	—	(33,097)	(7,001)	—	(40,098)
(Increase) decrease in inventories	—	103	(18)	—	85
(Increase) decrease in prepaid expenses and other	—	176	(30)	—	146
Increase in insurance deposits	—	(12)	—	—	(12)
(Increase) decrease in other assets	1,340	(561)	1,040	—	1,819
(Increase) decrease in due to/from affiliates	(14,208)	(12,343)	12,507	14,044	—
Increase (decrease) in accounts payable	—	(2,772)	227	—	(2,545)
Increase (decrease) in accrued liabilities and other liabilities	150	(4,597)	22	—	(4,425)
Increase (decrease) in deferred revenue	—	(174)	300	—	126

Net cash provided by operating activities	806	4,403	762	(378)	5,593

Cash flow from investing activities:
Capital expenditures	—	(4,562)	(154)	—	(4,716)
Proceeds from the sale of property and equipment	—	436	38	—	474

Net cash used in investing activities	—	(4,126)	(116)	—	(4,242)

Cash flow from financing activities:
Repayment of debt and capital lease obligations	—	(737)	(11)	—	(748)
Distributions to minority shareholders	—	—	—	(357)	(357)
Cash paid for debt modification costs	(971)	—	—	—	(971)
Issuance of common stock	186	—	—	—	186

Net cash used in financing activities	(785)	(737)	(11)	(357)	(1,890)

Effect of currency exchange rate changes on cash	(21)	—	(21)	21	(21)

Increase (decrease) in cash	—	(460)	614	(714)	(560)

Cash, beginning of period	—	9,424	1,253	—	10,677

Cash, end of period	$—	$8,964	$1,867	$(714)	$10,117

*	Refer to Note 2 Restatement and Reclassification of Quarterly Financial Statements.

RURAL/METRO CORPORATION

CONSOLIDATING STATEMENT OF CASH FLOWS

For the year ended June 30, 2003

(in thousands)

	Parent	Guarantors	Non-Guarantors	Eliminations	Total
Cash flows from operating activities:
Net income	$8,966	$36,070	$2,661	$(38,731)	$8,966
Adjustments to reconcile net income to cash provided by operations —
Non-cash portion of restructuring and other	—	(1,401)	(20)	—	(1,421)
Depreciation and amortization	—	13,131	182	—	13,313
Gain on sale of property and equipment	—	(406)	(134)	—	(540)
Non-cash portion of gain on disposition of Latin American operations	139	—	(13,871)		(13,732)
Provision for doubtful accounts	—	74,320	10,726	—	85,046
Deferred income taxes	—	(1,164)	1,164	—	—
Earnings of minority shareholder	—	—	—	1,507	1,507
Amortization of deferred financing costs	2,038		—	—	2,038
Amortization of debt discount	26	—	—	—	26
Other	—	(176)	—	—	(176)
Change in assets and liabilities —
(Increase) decrease in accounts receivable	—	(69,386)	(12,203)	—	(81,589)
(Increase) decrease in inventories	—	674	(18)	—	656
Increase in prepaid expenses and other	—	(391)	(85)	—	(476)
Decrease in insurance deposits	—	291	—	—	291
(Increase) decrease in other assets	1,842	(2,757)	1,041	—	126
(Increase) decrease in due to/from affiliates	(12,290)	(33,194)	8,281	37,203	—
Increase in accounts payable	—	977	568	—	1,545
Increase (decrease) in accrued liabilities and other liabilities	476	(6,532)	2,714	—	(3,342)
Increase in deferred revenue	—	908	—	—	908

Net cash provided by operating activities	1,197	10,964	1,006	(21)	13,146

Cash flows from investing activities:
Capital expenditures	—	(9,251)	(149)	—	(9,400)
Proceeds from the sale of property and equipment	—	1,780	38	—	1,818

Net cash used in investing activities	—	(7,471)	(111)	—	(7,582)

Cash flows from financing activities:
Repayment of debt and capital lease obligations	—	(1,555)	(14)	—	(1,569)
Cash paid for debt issuance costs	(1,583)	—	—	—	(1,583)
Distributions to minority shareholders	—	—	(914)	—	(914)
Issuance of common stock	407	—	—	—	407

Net cash used in financing activities	(1,176)	(1,555)	(928)	—	(3,659)

Effect of currency exchange rate changes on cash	(21)	—	(21)	21	(21)

Increase (decrease) in cash	—	1,938	(54)	—	1,884

Cash, beginning of year	—	9,424	1,253	—	10,677

Cash, end of year	$—	$11,362	$1,199	$—	$12,561

RURAL/METRO CORPORATION

CONSOLIDATING STATEMENT OF CASH FLOWS

For the year ended June 30, 2002

(in thousands)

(As Restated*)

	Parent	Guarantors	Non-Guarantors	Eliminations	Total
Cash flows from operating activities:
Net income (loss)	$(48,164)	$(25,338)	$1,377	$23,961	$(48,164)
Adjustments to reconcile net income (loss) to cash provided by (used in) operations —
Non-cash portion of restructuring and other	—	(725)	(100)	—	(825)
Cumulative effect of change in accounting principle	—	49,513	—	—	49,513
Depreciation and amortization	—	15,128	1,082	—	16,210
(Gain) loss on sale of property and equipment	—	152	(437)	—	(285)
Provision for doubtful accounts	—	69,964	7,916	—	77,880
Deferred income taxes	—	(300)	—	—	(300)
Equity earnings net of distributions received	—	1	—	—	1
Earnings of minority shareholder	—	—	—	750	750
Amortization of deferred financing costs	726	—	—	—	726
Amortization of discount on Senior Notes	26	—	—	—	26
Non-cash stock compensation expense	73	—	—	—	73
Other	—	(8)	—	—	(8)
Change in assets and liabilities —
(Increase) decrease in accounts receivable	—	(67,533)	(6,238)	—	(73,771)
Decrease in inventories	—	915	33	—	948
(Increase) decrease in prepaid expenses and other	(51)	(2,756)	15	—	(2,792)
Increase in insurance deposits	—	(4,492)	—	—	(4,492)
Increase in other assets	(819)	3,861	(1,171)	—	1,871
(Increase) decrease in due to/from affiliates	46,114	(19,723)	(1,982)	(24,409)	—
Increase (decrease) in accounts payable	—	1,571	(118)	—	1,453
Increase (decrease) in accrued liabilities and other liabilities	2,600	(10,632)	(1,849)	—	(9,881)
Increase in deferred revenue	—	702	—	—	702

Net cash provided by (used in) operating activities	505	10,299	(1,472)	302	9,634

Cash flows from investing activities:
Capital expenditures	—	(6,360)	(494)	—	(6,854)
Proceeds from the sale of property and equipment	—	422	600	—	1,022

Net cash provided by (used in) investing activities	—	(5,938)	106	—	(5,832)

Cash flows from financing activities:
Repayments on credit facility	(1,263)	—	—	—	(1,263)
Repayment of debt and capital lease obligations	—	(1,700)	(162)	—	(1,862)
Distributions to minority shareholders	—	—	(501)	—	(501)
Issuance of common stock	456	—	—	—	456

Net cash used in financing activities	(807)	(1,700)	(663)	—	(3,170)

Effect of currency exchange rate changes on cash	302	—	302	(302)	302

Increase (decrease) in cash	—	2,661	(1,727)	—	934

Cash, beginning of year	—	6,763	2,980	—	9,743

Cash, end of year	$—	$9,424	$1,253	$—	$10,677

*	- Refer to Note 2, Restatement of Consolidated Financial Statements.

RURAL/METRO CORPORATION

CONSOLIDATING STATEMENT OF CASH FLOWS

For the year ended June 30, 2001

(in thousands)

(As Restated *)

	Parent	Guarantors	Non-Guarantors	Eliminations	Total
Cash flows from operating activities
Net loss	$(205,290)	$(88,682)	$(88,351)	$177,033	$(205,290)
Adjustments to reconcile net loss to cash provided by (used in) operations —
Non-cash portion of restructuring and other	—	4,092	—	—	4,092
Non-cash portion of contract termination charges	—	8,086	—	—	8,086
Non-cash asset impairment charge	—	32,339	62,014	—	94,353
Non-cash portion of loss on disposition of clinic operations	—	—	9,374	—	9,374
Depreciation and amortization	—	24,116	5,045	—	29,161
Gain on sale of property and equipment	—	(406)	(21)	—	(427)
Provision for doubtful accounts	—	74,812	13,491	—	88,303
Deferred income taxes	—	2,839	(1,889)	—	950
Losses of minority shareholder	—	—	—	(705)	(705)
Amortization of deferred financing costs	946	—	—	—	946
Amortization of debt discount	26	—	—	—	26
Non-cash charge related to joint venture	—	—	—	4,045	4,045
Other	—	7	—	—	7
Change in assets and liabilities —
(Increase) decrease in accounts receivable	—	(62,936)	(7,771)	—	(70,707)
Decrease in inventories	—	4,925	886	—	5,811
Decrease in prepaid expenses and other	403	782	320	—	1,505
(Increase) decrease in other assets	(319)	2,240	2,159	—	4,080
Increase in insurance deposits	—	(2,966)	—	—	(2,966)
(Increase) decrease in due to/from affiliates	205,744	(21,356)	(4,280)	(180,108)	—
Decrease in accounts payable	—	(2,445)	(269)	—	(2,714)
Increase in accrued liabilities and other liabilities	1,642	29,368	8,052	—	39,062
Decrease in deferred revenue	—	(264)	(18)	—	(282)

Net cash provided by (used in) operating activities	3,152	4,551	(1,258)	265	6,710

Cash flows from investing activities
Capital expenditures	—	(6,771)	997	—	(5,774)
Proceeds from the sale of property and equipment	—	1,909	60	—	1,969

Net cash provided by (used in) investing activities	—	(4,862)	1,057	—	(3,805)

Cash flows from financing activities
Repayments on credit facility, net	(3,765)	—	—	—	(3,765)
Repayment of debt and capital lease obligations	—	(2,244)	(529)	—	(2,773)
Borrowings under capital lease obligations	—	283	—	—	283
Distributions to minority shareholders	—	—	(432)	—	(432)
Issuance of common stock	348	—	—	—	348

Net cash used in financing activities	(3,417)	(1,961)	(961)	—	(6,339)

Effect of currency exchange rate changes on cash	265	—	265	(265)	265

Increase (decrease) in cash	—	(2,272)	(897)	—	(3,169)

Cash, beginning of year	—	9,035	3,877	—	12,912

Cash, end of year	$—	$6,763	$2,980	$—	$9,743

*	- Refer to Note 2, Restatement of Consolidated Financial Statements.

Debt Maturities

Aggregate maturities on long-term debt as of June 30, 2003 for each of the fiscal years ending June 30, including the effect of the September 2003 amendment to the credit facility discussed above, are as follows (in thousands):

2004	$1,329
2005	1,428
2006	1,473
2007	152,566
2008	149,891
Thereafter	87

$306,774

The Company incurred interest expense of approximately $28.1 million, $25.5 million and $30.6 million and paid interest of approximately $25.4 million, $21.9 million and $29.0 million in the years ended June 30, 2003, 2002 and 2001, respectively.

The Company had outstanding letters of credit totaling approximately $3.5 million at June 30, 2003 and 2002 for insurance and guarantees under contracts.

(13) Income Taxes

The components of the income tax (provision) benefit applicable to continuing operations were as follows (in thousands):

	Year ended June 30,
	2003	2002	2001
Current
State	$(340)	$(130)	$(637)

Total current (provision) benefit	(340)	(130)	(637)

Deferred
Federal	—	2,650	(500)
State	143	—

Total deferred (provision) benefit	143	2,650	(500)

Total (provision) benefit	$(197)	$2,520	$(1,137)

The income tax benefit in 2002 included federal income tax refunds of $0.6 million resulting from legislation that allowed the Company to carry back a portion of its net operating losses to prior years as well as refunds of $1.6 million applicable to prior years for which recognition was deferred until receipt.

The income tax (provision) benefit differs from the amount computed by applying the statutory U.S. federal income tax rate of 35% to loss from continuing operations before income taxes and cumulative effect of change in accounting principle as follows (in thousands):

	Year ended June 30,
	2003	2002	2001
	(in thousands)
Federal income tax (provision) benefit at statutory rate	$1,109	$753	$48,276
State taxes, net of federal benefit	(221)	(85)	(414)
Amortization of nondeductible goodwill	—	—	(698)
Change in valuation allowance	(994)	(1,951)	(47,321)
Other, net	(91)	(99)	(980)

(Provision for) benefit from income taxes	$(197)	$2,520	$(1,137)

The following table summarizes the components of the Company’s net deferred tax liability as of June 30, 2003 and 2002.

	June 30,
	2003	2002
	(in thousands)
Deferred tax assets:
Net operating loss carryforwards	$77,389	$57,326
Capital loss carryforwards	21,045	—
Accounts receivable valuation	9,463	12,849
Restructuring and other reserves	770	31,372
Insurance claim reserves	9,692	12,639
Other	1,013	4,277
Compensation and benefits	2,395	2,480

Gross deferred tax assets	121,767	120,943

Deferred tax liabilities:
Partnership losses	(25,623)	(23,978)
Accelerated depreciation and amortization	(12,983)	(8,191)
Other	(921)	(1,441)

Gross deferred tax liabilities	(39,527)	(33,610)

Net deferred tax assets before valuation allowance	82,240	87,333

Less: Valuation allowance	(82,890)	(87,983)

Net deferred liability	$(650)	$(650)

As of June 30, 2003, the Company had net operating loss carryforwards for federal income tax purposes of approximately $200 million which begin to expire in 2008. The Company also had capital loss carryforwards for federal income tax purposes of approximately $54 million, which begin to expire in 2006. If the Company experiences an ownership change as defined by the Internal Revenue Code, its ability to utilize its carryforwards may be limited.

The Company maintains a valuation allowance for the portion of its net deferred tax assets for which it is more likely than not that the related benefits will not be realized. The valuation allowance, which totaled $82.9 million at June 30, 2003 and $88.0 at June 30, 2002, was based upon management’s analysis of available information including the net operating losses experienced in recent years. The Company will begin to release the valuation allowance when it is more likely than not that the deferred tax asset will be realized.

Cash payments (refunds) for income taxes were $0.3 million, $(2.2) million and $1.9 million during the years ended June 30, 2003, 2002 and 2001, respectively.

(14)	Redeemable Nonconvertible Participating Preferred Stock

The Company’s restated certificate of incorporation includes authorization to issue 2,000,000 shares of the Company’s $.01 par value preferred stock. The preferred stock may be issued in one or more series as determined by the Company’s Board of Directors.

Series B Redeemable Nonconvertible Participating Preferred Stock

In connection with the 2002 Amended Credit Facility, the Company issued 211,549 shares of its Series B Redeemable Nonconvertible Participating Preferred Stock (the “Series B Shares”) to the lenders in the credit facility. The Series B Shares are not convertible by the holder but the Company may elect (subject to approval by the Company’s shareholders of an increase in the number of authorized common shares discussed below) to settle the Series B Shares by issuance of 2,115,490 common shares which was equivalent to 10% of the Company’s common shares then outstanding on a diluted basis, as defined. The conversion ratio is subject to adjustment if the Company issues common stock or securities convertible into the Company’s common stock for consideration less than the fair market value of such securities at the time of such transaction. Conversion of the Series B Shares occurs upon notice from the Company; however, because a sufficient number of common shares are not currently available to permit conversion, the Company intends to seek stockholder approval to amend its certificate of incorporation to authorize additional common shares. Should the Company’s stockholders fail to approve such a proposal by December 31, 2004, the Company will be required to redeem the Series B Shares for a price equal to the greater of $15.0 million or the value of the common shares into which the Series B Shares would otherwise have been convertible. In addition, should the Company’s stockholders fail to approve such a proposal, the Series B Shares enjoy a preference upon a sale of the Company, a sale of its assets and in certain other circumstances; this preference equals the greater of (i) the value of the common shares into which the Series B Shares would otherwise have been convertible or (ii) $12.5 million or $15.0 million depending on whether such sale or liquidation event occurs prior to December 31, 2003 or December 31, 2004, respectively. At the election of the holder, the Series B Shares carry voting rights as if such shares were converted into common shares. The Series B Shares are not entitled to a dividend except if declared by the Board. In the event a dividend is declared on the Company’s common stock, the holders of the Series B Shares shall be entitled to receive at least the equivalent amount of dividends they would have received had their Series B Shares been converted to common stock. The Series B Shares (and the common shares issueable upon conversion) are entitled to certain registration rights. The terms of the Series B Shares limit the Company from issuing senior or pari passu preferred shares and from paying dividends on, or redeeming, shares of junior stock.

The Company recorded the Series B Shares at their estimated fair value at the date of issuance ($4.2 million) with an offsetting increase in debt issue costs, which are included in other assets in the consolidated balance sheet. As the Company may be required to redeem the Series B Shares for cash as outlined above, such shares have been classified outside of stockholders’ equity (deficit). Additionally, the original value of the Series B Shares is being accreted to its redemption value through December 31, 2004 with an offsetting charge to additional paid-in capital. Such accretion totaled $3.6 million during the fiscal 2003.

Series C Redeemable Nonconvertible Participating Preferred Stock

In connection with the 2003 Amended Credit Facility, the Company issued 283,979 shares of its Series C Redeemable Nonconvertible Participating Preferred Stock (the “Series C Shares”) to certain of the lenders in the credit facility. The Series C Shares are not convertible by the holder but the Company may elect (subject to approval by the Company’s shareholders of an increase in the number of authorized common shares discussed below) to settle the Series C Shares by issuance of 2,839,787 common shares which was equivalent to 11% of the Company’s common shares then outstanding on a diluted basis, as defined. The conversion ratio is subject to adjustment if the Company issues common stock or securities convertible into the Company’s common stock for consideration less than the fair market value of such securities at the time of such transaction. Conversion of the Series C Shares occurs automatically upon notice from the Company; however, because a sufficient number of common shares are not currently available to permit conversion, the Company intends to seek stockholder approval to amend its certificate of incorporation to authorize additional common shares. Should the Company’s stockholders fail to approve such a proposal by December 31, 2006, the Company will be required to redeem the Series C Shares for a price equal to the greater of $10.0 million or the value of the common shares into which the Series C Shares would otherwise have been convertible. In addition, should the Company’s stockholders fail to approve such a proposal, the Series C Shares enjoy a preference upon a sale of the Company, a sale of its assets and in certain other circumstances; this preference equals the greater of (i) the value of the common shares into which the Series C Shares would otherwise have been convertible or (ii) $11.0 million, $13.75 million or $16.5 million depending on whether such sale or liquidation event occurs prior to January 31, 2004, between January 31, 2004 and December 31, 2004 or December 31, 2004, respectively. At the election of the holder, the Series C Shares carry voting rights as if such shares were converted into common shares. The Series C Shares are not entitled to a dividend except if declared by the Board. In the event a dividend is declared on the Company’s common stock, the holders of the Series C Shares shall be entitled to receive at least the equivalent amount of dividends they would have received had their Series C shares been converted to common stock. The Series C shares (and the common shares issueable upon conversion) are entitled to certain registration rights. The terms of the Series C shares limit the Company from issuing senior or pari passu preferred shares and from paying dividends on, or redeeming, shares of junior stock.

The Company recorded the Series C Shares at their estimated fair value at the date of issuance ($3.4 million) with an offsetting increase in debt issue costs, which are included in other assets in the consolidated balance sheet. As the Company may be required to redeem the Series C Shares for cash as outlined above, such shares have been classified outside of stockholders’ equity (deficit). Additionally, the original value of the Series C Shares is being accreted to its redemption value through December 31, 2006 with an offsetting charge to additional paid-in capital, which will approximate $0.5 million per quarter.

(15)	Stockholders’ Equity

In August 1995, the Company adopted a shareholders’ rights plan, which authorized the distribution of one right to purchase one one-thousandth of a share of $0.01 par value Series A Junior Participating Preferred Stock (a Right) for each share of common stock of the Company. The Rights will become exercisable following the tenth day (or such later date as may be determined by the Board of Directors) after a person or group (a) acquires beneficial ownership of 15% or more of the Company’s common stock or (b) announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company’s common stock. In connection with the 2003 Amended Credit Facility, the Company adopted an amendment providing that ownership solely of Series B Shares or Series C Shares (or common stock issued or issuable upon conversion thereof) does not constitute a triggering event under the plan.

Upon exercise, each Right will entitle the holder (other than the party seeking to acquire control of the Company) to acquire shares of common stock of the Company or, in certain circumstances, such acquiring person at a 50% discount from market value. The Rights may be terminated by the Board of Directors at any time prior to the date they become exercisable at a price of $0.01 per Right; thereafter, they may be redeemed for a specified period of time at $0.01 per Right.

(16)	Employee Benefit Plans

Employee Stock Purchase Plan

The Company established the Employee Stock Purchase Plan (the “ESPP”) through which eligible employees may purchase shares of the Company’s common stock, at semi-annual intervals, through periodic payroll deductions. The ESPP is a qualified employee benefit plan under Section 423 of the Internal Revenue Code. The Company has reserved 2,150,000 shares of stock for issuance under the ESPP.

The purchase price per share is the lower of 85% of the closing price of the stock on the first day or the last day of the offering period or on the nearest prior day on which trading occurred on the Nasdaq SmallCap Market. Employees purchased 570,801, 559,668, and 273,584 shares of the Company’s common stock under the ESPP during fiscal years 2003, 2002 and 2001, respectively, at average per share prices of $0.60, $0.48 and $1.27.

1992 Stock Option Plan

The Company’s 1992 Stock Option Plan (the “1992 Plan”) was adopted in November 1992 and expired November 5, 2002. The 1992 Plan provided for the granting of options to acquire common stock of the Company, direct granting of the common stock of the Company (“Stock Awards”), the granting of stock appreciation rights (“SARs”), or the granting of other cash awards (“Cash Awards”) (Stock Awards, SARs and Cash Awards are collectively referred to herein as “Awards”). At June 30, 2003, the maximum number of shares of common stock issuable under the 1992 Plan was 6.0 million of which approximately 875,000 options had been exercised. Approximately 4.6 million options remain outstanding under the 1992 Plan at June 30, 2003. Options were granted as incentive stock options or non-qualified stock options.

Options and Awards were granted only to persons who at the time of grant are either key personnel of the Company or consultants and independent contractors who provide valuable services to the Company. Options that are incentive stock options may be granted only to key personnel of the Company.

The 1992 Plan, as amended, provided for the automatic grant of options whereby each non-employee member of the Board of Directors was granted an option to acquire 2,500 shares of common stock annually. Each non-employee member of the Board of Directors also received an annual automatic grant of options to acquire an additional 1,000 shares for each $0.05 increase in the Company’s earnings per share, subject to a maximum of 5,000 additional options. New non-employee members of the Board of Directors received options to acquire 10,000 shares of common stock on the date of their first appointment or election to the Board of Directors.

The terms of each Award were established by the Board of Directors at the time of grant. Options granted under the 1992 Plan vest over periods not exceeding five years.

Awards granted in the form of SARs entitled the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of common stock from the price stated in the award agreement to the market value of the common stock on the date first exercised or surrendered. The Board of Directors determined such terms, conditions, restrictions and/or limitations, if any, on any SARs.

2000 Non-Qualified Stock Option Plan

The Company’s 2000 Non-Qualified Stock Option Plan (the “2000 Plan”) was adopted in August 2000 and provides for the granting of options to acquire common stock of the Company. At the time of adoption, the maximum number of shares of common stock issuable under the 2000 Plan was 2.0 million of which approximately 180,000 options have been exercised. Approximately 1.6 million of options remain outstanding under the 2002 Plan as of June 30, 2003.

Options may be granted only to persons who at the time of grant are either regular employees, excluding Directors and Officers, or persons who provide consulting or other services as independent contractors to the Company.

The terms of each Award were established by the Board of Directors at the time of grant. Options granted to date vest over periods not exceeding three years.

The following summarizes stock option activity in the 1992 Plan and the 2000 Plan:

	Year ended June 30, 2003
	Number of Shares	Exercise Price Per share	Weighted Average Exercise price
Options outstanding at beginning of year	5,198,978	$0.39 - $36.00	$7.79
Granted	1,697,000	$2.00 - $ 2.24	$2.00
Canceled	(672,216)	$0.39 - $32.88	$15.60
Exercised	(93,471)	$0.39 - $ 1.50	$0.69

Options outstanding at end of year	6,130,291	$0.39 - $36.00	$5.25

Options exercisable at end of year	4,173,976	$0.39 - $36.00	$7.00
Options available for grant at end of year	265,246
Weighted average fair value per share of options granted			$1.43

	Year ended June 30, 2002
	Number of Shares	Exercise Price Per share	Weighted Average Exercise price
Options outstanding at beginning of year	4,441,668	$1.25 - $36.00	$11.77
Granted	1,818,000	$0.39 - $ 0.86	$0.56
Canceled	(869,183)	$0.39 - $33.38	$14.48
Exercised	(191,507)	$0.39 - $ 1.50	$0.98

Options outstanding at end of year	5,198,978	$0.39 - $36.00	$7.79

Options exercisable at end of year	3,654,817	$0.39 - $36.00	$10.48
Options available for grant at end of year	1,750,294
Weighted average fair value per share of options granted			$0.26

	Year ended June 30, 2001
	Number of Shares	Exercise Price Per share	Weighted Average Exercise price
Options outstanding at beginning of year	3,581,992	$1.25 - $36.00	$17.35
Granted	1,582,750	$1.50 - $ 2.00	$1.57
Canceled	(723,074)	$1.25 - $32.25	$17.10
Exercised	—	—	—

Options outstanding at end of year	4,441,668	$1.25 - $36.00	$11.77

Options exercisable at end of year	3,190,462	$1.25 - $36.00	$14.79
Options available for grant at end of year	2,788,361
Weighted average fair value per share of options granted			$0.72

The following table summarizes options outstanding and exercisable at June 30, 2003 for options issued under the 1992 Plan and the 2000 Plan:

	Options Outstanding			Options Exercisable
Range of Exercise prices	Options Outstanding	Weighted Average Remaining Contractual life	Weighted Average Exercise price	Options Exercisable	Weighted Average Exercise price
$ 0.39 – $ 0.39	884,193	8.47	$0.39	559,045	$0.39
$ 0.44 – $ 0.86	694,000	8.29	$0.84	394,000	$0.83
$ 1.25 – $ 1.38	10,560	6.25	$1.34	10,560	$1.34
$ 1.50 – $ 1.50	899,082	7.14	$1.50	774,082	$1.50
$ 1.56 – $ 1.63	37,500	7.00	$1.60	37,500	$1.60
$ 2.00 – $ 2.00	1,869,965	9.01	$2.00	693,798	$2.00
$ 2.24 – $ 7.81	840,000	5.73	$7.01	810,000	$7.18
$ 8.00 – $29.00	620,648	4.42	$18.09	620,648	$18.09
$32.25 – $34.50	251,843	3.46	$32.56	251,843	$32.56
$36.00 – $36.00	22,500	3.39	$36.00	22,500	$36.00

$ 0.39 – $36.00	6,130,291	7.39	$5.25	4,173,976	$7.00

During fiscal 2003, the Company recorded non-cash stock compensation expense totaling $139,000 relating to the modification of stock options for certain executives of the Company’s former Latin American operations. The related charges are included in income (loss) from discontinued operations in the accompanying consolidated statement of operations. During 2002, the Company recorded a non-cash charge of $73,000 in other operating expenses relating to stock options issued to non-employees in exchange for services rendered.

401(k) Plan

The Company has a contributory retirement plan (the “401(k) Plan”) covering eligible employees who are at least 18 years old. The 401(k) Plan is designed to provide tax-deferred income to the Company’s employees in accordance with the provisions of Section 401(k) of the Internal Revenue Code.

The 401(k) Plan provides that each participant may contribute up to 17% of his or her respective salary, not to exceed the annual statutory limit. The Company, at its discretion, may elect to make matching contributions in the form of cash or the Company’s common stock to each participant’s account as determined by the Board of Directors. Under the terms of the 401(k) Plan, the Company may also make discretionary profit sharing contributions. Profit sharing contributions are allocated among participants based on their annual compensation. Each participant has the right to direct the investment of his or her funds.

The Company accrued a matching contribution of approximately $1.7 million for the 401(k) Plan year ended December 31, 2000. During fiscal 2002, the Company made the decision not to make this discretionary contribution and reversed the accrual of $1.7 million to income.

Employee Stock Ownership Plan

The Company established the Employee Stock Ownership Plan (the “ESOP”) in 1979 and makes related contributions at the discretion of the Board of Directors. No discretionary contributions were made during fiscal 2003, 2002 and 2001. The ESOP held approximately 4.5% and 5.0% of the outstanding common stock of the Company for the benefit of all participants, as of June 30, 2003 and 2002, respectively. The ESOP is administered by the ESOP’s Advisory Committee, consisting of certain officers of the Company.

In July 1999, the Company’s Board of Directors approved an amendment to “freeze” the ESOP, effective June 30, 1999 with respect to all employees other than members of collective bargaining agreements that include participation in the ESOP. All participants’ accounts were fully vested as of June 30, 1999. The Company does not intend to make any contributions to the ESOP in the future.

(17) Commitments And Contingencies

Medicare Fee Schedule

On April 1, 2002, the Medicare Ambulance Fee Schedule Final Rule became effective. The Final Rule categorizes seven levels of ground ambulance services, ranging from basic life support to specialty care transport, and two categories of air ambulance services. The base rate conversion factor for services to Medicare patients was set at $170.54 (which is adjusted each year by the CPI – 1%) plus separate mileage charges based on specified relative value units for each level of ambulance service. Adjustments also were included to recognize differences in relative practice costs among geographic areas, and higher transportation costs that may be incurred by ambulance providers in rural areas with low population density. The Final Rule requires ambulance providers to accept assignment on Medicare claims, which means a provider must accept Medicare’s allowed reimbursement rate as full payment. Medicare typically reimburses 80% of that rate and the remaining 20% is collectible from a secondary insurance or the patient. In addition, the Final Rule calls for a five-year phase-in period to allow time for providers to adjust to the new payment rates. The fee schedule will be phased in at 20-percent increments each year, with payments being made at 100 percent of the fee schedule in 2006 and thereafter.

The Company currently believes that the Medicare Ambulance Fee Schedule will have a neutral net impact on its medical transportation revenue at incremental and full phase-in periods, primarily due to the geographic diversity of its operations. These rules could, however, result in contract renegotiations or other actions to offset any negative impact at the regional level that could have a material adverse effect on its business, financial condition, cash flows, and results of operations. Changes in reimbursement policies, or other governmental actions, together with the financial challenges of some private, third-party payers and budget pressures on other payer sources could influence the timing and, potentially, the receipt of payments and reimbursements. A reduction in coverage or reimbursement rates by third-party payers, or an increase in the Company’s cost structure relative to increases in the Consumer Price Index (CPI), or costs incurred to implement any further mandates of the fee schedule could have a material adverse effect on its business, financial condition, cash flows, and results of operations.

Surety Bonds

Certain counties, municipalities, and fire districts require the Company to provide a surety bond or other assurance of financial or performance responsibility. The Company may also be required by law to post a surety bond as a prerequisite to obtaining and maintaining a license to operate. As a result, the Company has a portfolio of surety bonds that is renewed annually. The Company has $10.1 million of surety bonds outstanding as of June 30, 2003.

Operating Leases

The Company leases various facilities and equipment under non-cancelable operating lease agreements. Rental expense charged to operations under these leases (including leases with terms of less than one year) was approximately $11.5 million in fiscal 2003 and 2002 and $12.1 million in fiscal 2001.

Minimum rental commitments under non-cancelable operating leases for each of the years ending June 30 are as follows (in thousands):

2004	$7,760
2005	6,638
2006	5,446
2007	3,835
2008	2,832
Thereafter	8,833

Total	$35,344

Indemnifications

The Company is a party to a variety of agreements entered into in the ordinary course of business pursuant to which it may be obligated to indemnify the other parties for certain liabilities that arise out of or relate to the subject matter of the agreements. Some of the agreements entered into by the Company require it to indemnify the other party against losses due to property damage including environmental contamination, personal injury, failure to comply with applicable laws, the Company’s negligence or willful misconduct, or breach of representations and warranties and covenants.

Additionally, some of the Company’s agreements with customers require the Company to provide certain assurances related to the performance of its services. Such assurances, from time to time, obligate the Company to (i) pay penalties for failure to meet response times or other requirements, (ii) lease, sell or assign equipment or facilities (either temporarily or permanently) in the event of uncured material defaults or other certain circumstances, or (iii) provide surety bonds or letters of credit issued in favor of the customer to cover costs resulting, under certain circumstances, from an uncured material default. With respect to such surety bonds, the Company is also required to indemnify the surety company for losses paid as a result of any claims made against such bonds.

The Company and its subsidiaries provide for indemnification of directors, officers and other persons in accordance with limited liability agreements, certificates of incorporation, by-laws, articles of association or similar organizational documents, as the case may be. The Company maintains directors’ and officers’ insurance which should enable it to recover a portion of any future amounts paid.

In addition to the above, from time to time the Company provides standard representations and warranties to counterparties in contracts in connection with sales of its securities and the engagement of financial advisors and also provides indemnities that protect the counterparties to these contracts in the event they suffer damages as a result of a breach of such representations and warranties or in certain other circumstances relating to the sale of securities or their engagement by the Company.

While the Company’s future obligations under certain agreements may contain limitations on liability for indemnification, other agreements do not contain such limitations and under such agreements it is not possible to predict the maximum potential amount of future payments due to the conditional nature of the Company’s obligations and the unique facts and circumstances involved in each particular agreement. Historically, payments made by the Company under any of these indemnities have not had a material effect on the Company’s business, financial condition, and cash flows or results of operations. Additionally, the Company does not believe that any amounts that it may be required to pay under these indemnities in the future will be material to the Company’s business, financial condition, results of operations or cash flows.

Legal Proceedings

From time to time, the Company is subject to litigation and regulatory investigations arising in the ordinary course of business. The Company believes that the resolution of currently pending claims or legal proceedings will not have a material adverse effect on its business, financial condition, results of operations or cash flows. However, the Company is unable to predict with certainty the outcome of pending litigation and regulatory investigations. In some pending cases, insurance coverage may not be adequate to cover all liabilities in excess of its deductible or self-insured retention arising out of such claims. Unfavorable resolutions of pending or future litigation, regulatory reviews and/or investigations, either individually or in the aggregate, could have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

Haskell v. Rural/Metro Corporation, et al. and Ruble v. Rural/Metro Corporation: The Company, Warren S. Rustand, the former Chairman of the Board and Chief Executive Officer of the Company, James H. Bolin, the former Vice Chairman of the Board, and Robert E. Ramsey, Jr., its former Executive Vice President and former Director, were named as defendants in two purported class action lawsuits: HASKELL V. RURAL/METRO CORPORATION, ET AL., Civil Action No. C-328448 filed on August 25, 1998 in Pima County, Arizona Superior Court and RUBLE V. RURAL/METRO CORPORATION, ET AL., CIV 98-413-TUC-JMR filed on September 2, 1998 in United States District Court for the District of Arizona. The two lawsuits, which contained virtually identical allegations, were brought on behalf of a class of persons who purchased the Company’s publicly traded securities including its common stock between April 24, 1997 and June 11, 1998. The complaints alleged that the defendants issued certain false and misleading statements regarding certain aspects of the Company’s financial status and that these statements allegedly caused the Company’s common stock to be traded at artificially inflated prices. The complaints also alleged that Mr. Bolin and Mr. Ramsey sold stock during this period, allegedly taking advantage of inside information that the stock prices were artificially inflated.

On April 17, 2003, Rural/Metro and the individual defendants agreed to settle the Ruble v. Rural/Metro and Haskell v. Rural/Metro cases with plaintiffs, subject to notice to the class and final court approval. Rural/Metro’s primary and excess carriers funded the settlement on June 5, 2003 by depositing the funds in a designated escrow account and waived any claims for reimbursement of the funds subject to final court approval of the class action settlement. After a hearing on the final settlement agreement, the court entered an order approving the settlement and dismissing the action without prejudice on December 10, 2003. The Haskell case was dismissed with prejudice on January 13, 2004.

In the settlement agreement, the Company and the individual defendants expressly denied all charges of liability or wrongdoing and continued to assert that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.

Springborn, et al. v. Rural/Metro Corporation, et al.: The Company, Arthur Andersen LLP, Cor Clement and Jane Doe Clement, Randall L. Harmsen and Jane Doe Harmsen, Warren S. Rustand and Jane Doe Rustand, James H. Bolin and Jane Doe Bolin, Jack E. Brucker and Jane Doe Brucker, Robert B. Hillier and Jane Doe Hillier, John S. Banas III and Jane Doe Banas, Louis G. Jekel and Karen Whitmer, Mary Anne Carpenter and John Doe Carpenter, William C. Turner and Jane Doe Turner, Henry G. Walker and Jane Doe Walker, Louis A. Witzeman and Jane Doe Witzeman, John Furman and Jane Doe Furman, and Mark Liebner and Jane Doe Liebner were named as defendants in a purported class action lawsuit: STEVEN A. SPRINGBORN V. RURAL/METRO CORPORATION, ET AL., Civil Action No. CV 2002-019020 filed on September 30, 2002 in Maricopa County, Arizona Superior Court. The lawsuit was brought on behalf of employee firefighters in Maricopa County who participated in the Company’s Employee Stock Ownership Plan (“ESOP”), Employee Stock Purchase Plan (“ESPP”) and/or Retirement Savings Value Plan (“401(k) Plan”) 401(k) plan (collectively, the “Plans”). From July 1, 1996 through June 30, 2001. The plaintiffs amended the Complaint on October 17, 2002, adding Barry Landon and Jane Doe Landon as defendants and making certain additional allegations and claims. The primary allegations of the complaint included violations of various state and federal securities laws, breach of contract, common law fraud, and mismanagement of the Plans.

On October 30, 2002, defendant Arthur Andersen LLP removed the action to the United States District Court, District of Arizona, CIV-02-2183-PHX-JWS. The Company and the individual defendants consented to this removal. On February 21, 2003, the Company and its current directors and officers moved to dismiss the amended complaint, and its former directors and officers subsequently joined in this motion.

On July 29, 2003, the court granted the motion to dismiss, which disposed of all claims against the Company and its current and former officers and directors. On August 28, 2003, plaintiffs filed a notice of appeal from the court’s July 29, 2003 order to the Ninth Circuit. The appeal was dismissed as premature on October 27, 2003. The court dismissed plaintiffs’ remaining claims against Arthur Andersen on January 27, 2004, and entered final judgment. Shortly after the entry of final judgment against plaintiffs, the Company and the individual defendants filed motions for attorneys fees. Plaintiffs then appealed the judgment to the Ninth Circuit Court of Appeals. The parties have recently reached a settlement, however, that would provide for plaintiffs’ withdrawal of their notice of appeal in exchange for the withdrawal of motions for attorneys fees by Company and the individual defendants. The parties are in the process of finalizing the settlement documentation.

Regulatory Compliance

The healthcare industry is subject to numerous laws and regulations of federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. The Company believes that it is substantially in compliance with fraud and abuse statutes as well as their applicable government review and interpretation as well as regulatory actions unknown or unasserted at this time.

The Company has been subject to investigations in the past relating to Medicare and Medicaid laws pertaining to its industry. The Company cooperated fully with the government agencies that conducted these investigations. Those reviews cover periods prior to the Company’s acquisition of certain operations as well as periods subsequent to acquisition. Management believes that the remedies existing under specific purchase agreements along with reserves established for specific contingencies are sufficient so that the ultimate outcome of these matters would not have a material adverse effect on its business, financial condition, results of operations or cash flows.

Nasdaq Listing

On May 22, 2003, The Nasdaq Stock Market (Nasdaq) notified the Company that it was not in compliance with a Nasdaq SmallCap Market maintenance standard. This standard requires that the Company file with Nasdaq copies of all reports and other documents filed or required to be filed with the Securities and Exchange Commission on a timely basis.

The notification followed the Company’s announcement on May 14, 2003 that it would delay filing its Form 10-Q for the quarter ended March 31, 2003 due to the need to restate its consolidated financial statements for inadequate provisions for discounts applicable to Medicare, Medicaid and other third-party payers and for doubtful accounts recorded in prior years. The Company announced that it would file the applicable Form 10-Q upon finalization of the related restatement adjustments.

The Company subsequently submitted its request for a Nasdaq Listing Qualifications Panel (the “Panel”) hearing to consider its continued listing. The hearing was held June 19, 2003, where the Company presented its basis for a temporary exception to the filing requirement in order to complete its related analysis.

On July 17, 2003, Nasdaq informed the Company that the Panel had made a determination. In its decision to grant an exception, the Panel determined that the Company’s securities would continue to be listed on the Nasdaq SmallCap Market subject to satisfying a September 30, 2003 deadline for filing its Form 10-Q for the quarter ended March 31, 2003 and its Form 10-K for the fiscal year ended June 30, 2003.

In addition to granting the filing exception through September 30, 2003, the Panel specifically required the Company to timely file all periodic reports with the Securities and Exchange Commission and Nasdaq for all reporting periods ending on or before March 31, 2004. Should the Company miss a filing deadline in accordance with the exception, it will not be entitled to a new hearing on the matter and its securities may be delisted from The Nasdaq SmallCap Market. In the event the Company fails to comply with any continued listing requirement during the exception period, it will be provided with written notice of the deficiency and an opportunity to present a definitive plan to address the issue prior to the Panel’s decision as to whether continued listing is appropriate.

On September 29, 2003, the Company issued a press release indicating that the filing of its Form 10-K for fiscal 2003 would be delayed. The Company also filed a Form 12b-25 request with the SEC for an extension to file its Form 10-K on or before October 14, 2003. Due to such delayed filing, the Company formally requested, on September 30, 2003, that the Panel permit it to comply with their July 17, 2003 decision by filing both the Form 10-K for fiscal 2003 and the Form 10-Q for the quarter ended March 31, 2003 on or before October 14, 2003. On October 7, 2003 the Panel informed the Company that its requested modification to their July 17, 2003 decision was granted.

Nasdaq Update (Unaudited)

On October 20, 2003, Nasdaq informed the Company that it had demonstrated compliance with the terms of the exception granted on July 17, 2003. Additionally, Nasdaq further noted that the Company does not meet the listing standard relating to net income from continuing operations or the alternative standards of stockholders’ equity or market value. The Company submitted a plan for compliance and on November 25, 2003, Nasdaq granted an exception to the filing requirements pursuant to the Company filing all periodic reports with the SEC and Nasdaq for all reporting periods ending on or before June 30, 2004 on a timely basis. Additionally, Nasdaq indicated that should the Company fail to demonstrate $500,000 in net income from continuing operations (on a cumulative basis) for any quarter end and fail to satisfy either the $2.5 million shareholders’ equity or $35.0 million market value of listed securities standard, its’ securities would be delisted from the Nasdaq Stock Market.

On January 12, 2004, the Company received a letter from Nasdaq indicating that the Nasdaq Listing and Hearing Review Council (“Listing Council”) had called for review the Panel decision received by the Company on November 25, 2003. Nasdaq indicated that the review will focus on reconsidering the appropriateness of the Panel’s decision to allow the Company to demonstrate compliance with Nasdaq’s net income requirement on a prospective basis.

On February 20, 2004, the Company received a letter from Nasdaq indicting that the Company had evidenced compliance with the current requirement necessary for continued listing on The Nasdaq SmallCap Market, as set forth in the Nasdaq Qualifications Panel decision dated November 25, 2003. The Company’s securities will continue to be listed on The Nasdaq SmallCap Market pending the expiration of the next term of the exception on May 14, 2004.

On February 27, 2004, the Company received the decision of the Listing Council. The Listing Council affirmed the Panel’s decision to continue the listing of the Company’s securities on The Nasdaq SmallCap Market. The Listing Council observed that on the date of their consideration, February 19, 2004: (i) the Company had sustained compliance with the $35,000,000 market value of listed securities requirement on The Nasdaq SmallCap Market for sixteen trading days during the period beginning January 23, 2004 and ending February 13, 2004; (ii) the Company’s closing bid price of $1.77 per share as of February 19, 2004 exceeded The Nasdaq SmallCap Market continued listing requirement; (iii) the Company’s market value of publicly held shares of approximately $23,747,638 as of February 19, 2004 exceeded The Nasdaq SmallCap Market continued listing requirement; (iv) the Company had 973 round lot shareholders; and (v) the Company had over ten market makers. Therefore, the Company met all of the continued listing requirements for The Nasdaq SmallCap Market. Pursuant to Nasdaq Marketplace Rule 4850(a), the NASD Board of Governors may call this decision for review at its next NASD Board meeting.

On March 5, 2004, Nasdaq notified the Company that it was no longer in compliance with the shareholders’ equity/market value of listed securities/net income requirement, as set forth in Nasdaq Marketplace Rule 4310(c)(2)(B). On March 12, 2004 the Company submitted a letter to the Panel containing information for the Panel to consider in rendering its decision regarding continued listing of its common stock on The Nasdaq SmallCap Market.

On April 5, 2004, the Company received notification from Nasdaq that it had not yet filed a proxy statement or other information regarding our annual meeting for fiscal year ended June 30, 2003, as required by Nasdaq Marketplace Rules 4350(e) and 4350(g). The Company filed its preliminary proxy with the Securities and Exchange Commission on March 16, 2004.

On April 12, 2004, Nasdaq notified the Company that it failed for a 30 day period to meet the equity/market value of listed securities/net income requirement, as set forth in Nasdaq Marketplace Rule 4310(c)(2)(B). As a result, such failure could serve as the basis for delisting from Nasdaq. The Company then submitted further information to the Panel for the Panel to consider in rendering its decision regarding continued listing of the Company’s common stock on The Nasdaq SmallCap Market.

On April 29, 2004, the Company was notified that Nasdaq determined to continue the listing of the Company’s common stock pursuant to a listing exception. The Company is required to demonstrate a market value of listed securities of at least $35,000,000 by June 30, 2004, and to maintain such value for 10 consecutive business days. The requirement may be satisfied in several ways. For example, a sufficient upward movement in the trading price of the Company’s common stock would result in compliance (though there can be no assurance as to the timing or direction of such trading price). Second, approval of Proposal No. 2 in this proxy statement will result in the issuance of 4,955,277 additional shares of common stock upon conversion of the Company’s Series B and Series C preferred stock. While there can be no assurance that Proposal No. 2 will receive stockholder approval, if such proposal is approved, the issuance of such additional shares of common stock is anticipated to assist the Company in meeting the market value of listed securities requirement. Finally, the Company has commenced the process of evaluating replacing outstanding employee stock options with grants of restricted stock. If the Company determines that such replacement is desirable and in the best interests of the Company and its stockholders, the Company intends to submit an appropriate proposal supporting the replacement at a special meeting of stockholders. There can be no assurance that the Company will recommend any such proposal or that, if recommended, the proposal will receive all necessary approvals (including stockholder approval). If effected, however, the issuance of restricted common shares in exchange for cancellation of outstanding stock options could assist the Company in meeting the market value of listed securities requirement.

The continued listing exception granted by Nasdaq on April 29, 2004 requires the Company to provide Nasdaq with a copy of this proxy statement in definitive form by May 20, 2004 for a stockholder meeting to be held on June 10, 2004. The Company provided the definitive proxy statement to Nasdaq on May     , 2004. Similarly, the exception granted by Nasdaq requires the Company to provide a definitive proxy statement by June 18, 2004 relating to any applicable restricted stock program. Effective with the opening of business on Monday, May 3, 2004, the Company’s trading symbol changed from RURL to RUIRLC.

(18) Financial Instruments

The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates may not be indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions or valuation methodologies could have a material effect on the estimated fair value assumptions.

The carrying values of cash, accounts receivable, accounts payable, accrued liabilities and other liabilities approximates the related fair values due to the short-term maturities of these instruments. The carrying value of notes payable and capital lease obligations approximate the related fair values as rates on these instruments approximate market rates currently available for instruments with similar terms and remaining maturities. The fair value of the Senior Notes was determined by the market price as of June 30, 2003. The relationship between the fair value and carrying value of the Senior Notes was then applied to the amount outstanding under the 2002 Amended Credit Facility to arrive at its estimated fair value. The fair value of the Company’s Series B Redeemable nonconvertible participating Preferred Stock was determined by reference to the market price for the Company’s common stock at June 30, 2003. A comparison of the fair value and carrying value of the Senior Notes and 2002 Amended Credit Facility is as follows (in thousands):

	As of June 30,
	2003		2002
	Fair value	Recorded value	Fair value	Recorded value
Credit Facility	$121,936	$152,420	$93,840	$144,369
Senior Notes	$119,902	$149,878	$97,404	$149,852
Series B Redeemable Nonconvertible Participating Preferred Stock	$2,433	$7,793	N/A	N/A

(19) Segment Reporting

For financial reporting purposes, the Company has classified its operations into two reporting segments that correspond with the manner in which such operations are managed: the Medical Transportation and Related Services Segment and the Fire and Other Segment. Each reporting segment consists of cost centers (operating segments) representing the Company’s various service areas that have been aggregated on the basis of the type of services provided, customer type and methods of service delivery.

The Medical Transportation and Related Services Segment includes emergency ambulance services provided to individuals pursuant to contracts with counties, fire districts, and municipalities, as well as non-emergency ambulance services provided to individuals requiring either advanced or basic levels of medical supervision during transport. The Fire and Other Segment includes a variety of fire protection services including fire prevention, suppression, training, alarm monitoring, dispatch, fleet and billing services.

The accounting policies described in Note 1 to the consolidated financial statements have also been followed in the preparation of the accompanying financial information for each reporting segment. For internal management purposes, the Company’s measure of segment profitability is defined as income (loss) before interest, income taxes, depreciation and amortization. Additionally, segment assets are defined as consisting solely of accounts receivable. The following tables summarize the information required to be presented by SFAS 131, Disclosures about Segments of an Enterprise and Related Information (in thousands):

	Medical Transportation and Related Services	Fire and Other	Total
Year ended June 30, 2003
Net revenues from external customers	$418,747	$78,340	$497,087
Segment profit	45,658	8,206	53,864
Segment assets	58,782	1,646	60,428

Year ended June 30, 2002
Net revenues from external customers (as restated *)	$392,523	$72,224	$464,747
Segment profit (as restated *)	48,340	6,633	54,973
Segment assets (as restated *)	62,867	1,594	64,461

Year ended June 30, 2001
Net revenues from external customers (as restated *)	$380,949	$71,214	$452,163
Segment profit (loss) (as restated *)	(45,539)	9,224	(36,315)
Segment assets (as restated *)	69,013	1,124	70,137

A reconciliation of segment profit (loss) to income (loss) from continuing operations before income taxes, minority interest and cumulative effect of change in accounting principle is as follows (in thousands):

	2003	2002	2001
		(As Restated *)
Segment profit	$53,864	$54,973	$(36,315)
Unallocated corporate overhead	(17,633)	(17,776)	(19,902)
Depreciation and amortization	(12,838)	(14,755)	(23,769)
Interest expense	(28,012)	(25,462)	(30,624)
Interest income	196	644	642
Other income	146	—	—

Income from continuing operations before income taxes, minority interest and cumulative effect of change in accounting principle	$(4,277)	$(2,376)	$(109,968)

A reconciliation of segment assets to total assets is as follows (in thousands):

	2003	2002	2001
		(As Restated*)
Segment assets	$60,428	$64,461	$70,137
Cash	12,561	10,677	9,743
Inventories	11,504	12,220	13,173
Prepaid expenses and other	8,498	7,231	4,430
Property and equipment, net	43,010	48,532	57,999
Goodwill	41,167	41,244	90,757
Other assets	12,048	8,115	14,031
Insurance deposits	6,950	8,228	3,736

	$196,166	$200,708	$264,006

*	Refer to Note 2 Restatement of Consolidated Financial Statements.

(20) Related Party Transactions

The Company incurred legal fees of approximately $16,000, $138,000 and $130,000 in fiscal 2003, 2002 and 2001, respectively, with a law firm in which a member of the Board of Directors is a partner.

The Company incurred rental expense of approximately $69,000 in fiscal 2003, 2002 and 2001 related to leases of fire and ambulance facilities with a director of the Company.

The Company incurred consulting fees of approximately $89,000, $89,000 and $99,000 in fiscal 2003, 2002 and 2001, respectively, with a director of the Company.

(21) Subsequent Events (Unaudited)

In addition to the operations classified as discontinued operations in the first and second quarters of fiscal 2004, the Company ceased operating in one of its fire and other service area and one medical transportation and related service area during the third quarter of fiscal 2004. These service areas generated net revenues of $1.6 million, $2.1 million, $4.0 million, $4.0 million and $3.8 million in the six months ended December 31, 2003 and 2002 and the years ended June 30, 2003, 2002 and 2001, respectively. This service area generated income of $0.5 million, $0.5 million, $0.9 million, $0.7 million and $0.8 million in the six months ended December 31, 2003 and 2002, and the years ended June 30, 2003, 2002 and 2001, respectively.

APPENDIX B

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed financial statements give effect to the expiration of a contract in one of the Company’s fire and other service areas effective January 31, 2004. This contract expiration will be accounted for as a discontinued operation in the third quarter of fiscal 2004 in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The unaudited pro forma condensed balance sheet assumes that the contract expiration had occurred on December 31, 2003. Such pro forma information is based upon the historical balance sheet data of the Company and the service area as of that date. The unaudited pro forma condensed balance sheet also reflects the assumed settlement by the Company of its Series B Redeemable Nonconvertible Participating Preferred Stock (the “Series B Shares”) and its Series C Redeemable Nonconvertible Participating Preferred Stock (the “Series C Shares”) with common stock as if such assumed settlements had occurred on December 31, 2003. The unaudited pro forma condensed statements of operations give effect to the contract expiration for the six months ended December 31, 2003 and 2002 and for each of the three years in the period ended June 30, 2003 as if it had occurred on July 1, 2000. The unaudited pro forma condensed statements of operations for the six months ended December 31, 2003 and 2002 and for the year ended June 30, 2003 also reflect the assumed settlement by the Company of the Series B Shares with common stock as if it had occurred on September 30, 2002, the issuance date of the Series B Shares, and the assumed settlement by the Company of the Series C Shares with common stock as if it had occurred on September 26, 2003, the issuance date of the Series C Shares. These unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company included elsewhere in this proxy statement.

RURAL/METRO CORPORATION

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

DECEMBER 31, 2003

(in thousands, except per share amounts)

	Rural/Metro Corporation	Reclassify Discontinued Operations (1)	Pro forma for Discontinued Operations	Settlement of Series B and C Shares (2)	Pro forma for Discontinued Operations and Settlement of Series B and C Shares
Cash	$10,506	$—	$10,506	$—	$10,506
Accounts receivable	67,515	(442)	67,073	—	67,073
Inventories	11,998	—	11,998	—	11,998
Prepaid expenses and other	6,567	—	6,567	—	6,567

Total current assets	96,586	(442)	96,144	—	96,144
Property and equipment, net	40,646	(138)	40,508	—	40,508
Goodwill	41,167	—	41,167	—	41,167
Insurance deposits	8,495	—	8,495	—	8,495
Other assets	13,321	—	13,321	—	13,321
Assets reclassified to discontinued operations	—	580	580	—	580

	$200,215	$—	$200,215	$—	$200,215

Accounts payable	$10,586	$—	$10,586	$—	10,586
Accrued liabilities	58,010	—	58,010	—	58,010
Deferred revenue	18,198	—	18,198	—	18,198
Current portion of long-term debt	1,440	—	1,440	—	1,440

Total current liabilities	88,234	—	88,234	—	88,234
Long-term debt, not of current portion	304,800	—	304,800	—	304,800
Other liabilities	28	—	28	—	28
Deferred income taxes	650	—	650	—	650

Total liabilities	393,712	—	393,712	—	393,712

Minority interest	2,447	—	2,447	—	2,447

Series B redeemable nonconvertible participating preferred stock	10,195	—	10,195	(10,195)	—

Series C redeemable nonconvertible participating preferred stock	3,941	—	3,941	(3,941)	—

Commitments and contingencies	—	—	—	—	—

Shareholders’ equity (deficit)
Common stock	168	—	168	50	218
Additional paid-in capital	132,702	—	132,702	14,086	146,788
Treasury stock	(1,239)	—	(1,239)	—	(1,239)
Accumulated deficit	(341,711)	—	(341,711)	—	(341,711)

Total stockholders’ equity (deficit)	(210,080)	—	(210,080)	14,136	(195,944)

	$200,215	$—	$200,215	$—	$200,215

(1)	The unaudited pro forma condensed balance sheet gives effect to the expiration of a contract in one of the Company’s fire and other service areas as if the contract expiration had occurred on December 31, 2003. The assets and liabilities of the service area have been reclassified in the unaudited pro forma condensed balance sheet.
(2)	The unaudited pro forma condensed balance sheet reflects the settlement by the Company of the Series B Shares and Series C Shares by the issuance of common stock as if the settlements had occurred on December 31, 2003. The aggregate carrying value of the Series B Shares and Series C Shares of $14.1 million was reclassified to common stock and additional paid-in capital in the unaudited pro forma condensed balance sheet. Common stock was increased based on the approximate 4.9 million common shares issued to affect the assumed settlement at a par value of $0.01 per share, or $50. Additional paid-in capital was increased by the $14.1 million less the $50 allocated to common stock.

2

RURAL/METRO CORPORATION

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2003

(in thousands, except per share amounts)

	Rural/Metro Corporation	Reclassify Discontinued Operations (1)	Pro forma for Discontinued Operations	Settlement of Series B and C Shares (2)	Pro forma for Discontinued Operations and Settlement of Series B and C Shares
Net Revenue	$265,862	$(1,371)	$264,491	$—	$264,491

Operating expenses
Payroll and employee benefits	141,052	(865)	140,187	—	140,187
Provision for doubtful accounts	42,627	—	42,627	—	42,627
Depreciation and amortization	5,734	(30)	5,704	—	5,704
Other operating expenses	57,246	(26)	57,220	—	57,220
Restructuring charge and other	—	—	—	—	—

Total operating expenses	246,659	(921)	245,738	—	245,738

Operating income	19,203	(450)	18,753	—	18,753
Interest expense	(15,208)	—	(15,208)	—	(15,208)
Interest income	51	—	51	—	51
Other income, net	—	—	—	—	—

Income from continuing operations before income taxes and minority interest	4,046	(450)	3,596	—	3,596
Income tax provision	(195)	—	(195)	—	(195)
Minority interest	(463)	—	(463)	—	(463)

Income from continuing operations	$3,388	$(450)	$2,938	$—	$2,938

Basic income (loss) from continuing operations applicable to common stock per share	$(0.01)		$(0.03)		$0.15	(3)

Weighted average shares outstanding - Basic	16,460		16,460		19,995	(3)

Diluted income (loss) from continuing operations applicable to common stock per share	$(0.01)		$(0.03)		$0.14	(3)

Weighted average shares outstanding - Diluted	16,460		16,460		20,987	(3)

(1)	The unaudited pro forma condensed statement of operations gives effect to the expirations of a contract in one of the Company’s fire and other service areas as if the contract expiration had occurred on July 1, 2000. The results of the service area have been removed from the unaudited pro forma condensed statement of operations in arriving at net income from continuing operations.
(2)	Upon settlement by the Company of the Series B and Series C Shares with common stock, a charge or credit to income (loss) applicable to common stock for purposes of calculating earnings per share will be recognized for the difference between the carrying value of the Series B and Series C Shares and the fair value of the common shares issued to affect the settlement. On March 4, 2004, the Series B and Series C Shares had an aggregate carrying value of $15.3 million, and the approximate 4.9 million common shares assumed to be issued to affect the settlement had a fair value of $9.1 million based on a per share price of $1.84. These amounts result in an assumed increase in income applicable to common stock for purposes of calculating earnings per share of $6.2 million. This increase has not been reflected in the pro forma calculation of basic and diluted earnings per share because it is a one-time item directly related to the settlement of the Series B and Series C Shares. The actual amount of the charge or credit to income (loss) applicable to common stock recognized will depend on the share price of the Company’s common stock on the date of settlement and will also be impacted by the continued accretion of the Series B and Series C Shares prior to settlement as disclosed in Note 14 to the Company’s historical financial statements included elsewhere in this proxy statement. A change in the fair value of a share of the Company’s common stock of $0.10 would impact the charge or credit to income (loss) applicable to common stock by approximately $500.
(3)	The unaudited pro forma condensed statement of operations reflects the settlement by the Company of the Series B Shares with common stock as if the settlement had occurred on September 30, 2002, the issuance date of the Series B Shares, and the settlement of the Series C Shares with common stock as if the settlement had occurred on September 30, 2003, the issuance date of the Series C Shares. Use of the two-class method of calculating earnings per share was assumed to be discontinued at the time of the settlement of the Series B and Series C Shares in the pro forma earnings per share calculations. Accretion of the Series B and Series C Shares aggregating $2.9 million was also eliminated from the pro forma earnings per share calculations as no longer applicable since the shares were assumed to be

3

issued and settled on the same date. As a result of the elimination of the accretion, the Company recognized pro forma income from continuing operations for the six months ended December 31, 2003 and included approximately 1.0 million potential common shares in the calculation of pro forma diluted per share amounts due to their dilutive effect. Weighted average shares outstanding were increased on a pro forma basis to include approximately 2.1 million common shares assumed to be issued upon settlement of the Series B Shares as outstanding for the six months ended December 31, 2003 and to include approximately 2.8 million common shares assumed to be issued upon settlement of the Series C Shares as outstanding for three of the six months ended December 31, 2003.

A reconciliation of the numerators and denominators (weighted average number of shares outstanding) utilized in the basic and diluted income (loss) per share calculations for the six months ended December 31, 2003 is as follows:

	Rural/Metro Corporation	Reclassify Discontinued Operations	Pro forma for Discontinued Operations	Settlement of Series B and C Shares	Pro forma for Discontinued Operations and Settlement of Series B and C Shares
Income from continuing operations	$3,388	$(450)	$2,938	$—	$2,938

Less: (Income) loss from continuing operations allocated to redeemable nonconvertible participating preferred stock under the two-class method	(607)	81	(526)	526	—
Less: Accretion of redeemable nonconvertible participating preferred stock	(2,907)	—	(2,907)	2,907	—

Income (loss) from continuing operations applicable to common stock	$(126)	$(369)	$(495)	$3,433	$2,938

Average number of common shares outstanding - Basic	16,460		16,460		16,460

Add: Incremental common shares for assumed settlement of Series B Shares					2,115
Add: Incremental common shares for assumed settlement of Series C Shares					1,420

Pro forma average number of common shares outstanding - Basic					19,995

Add: Incremental common shares for stock options	—		—		992

Average number of common shares outstanding - Diluted	16,460		16,460		20,987

Income (loss) from continuing operations applicable to common stock - Basic	$(0.01)		$(0.03)		$0.15

Income (loss) from continuing operations applicable to common stock - Diluted	$(0.01)		$(0.03)		$0.14

4

RURAL/METRO CORPORATION

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2002

(in thousands, except per share amounts)

	Rural/Metro Corporation	Reclassify Discontinued Operations (1)	Pro forma for Discontinued Operations	Settlement of Series B Shares (2)	Pro forma for Discontinued Operations and Settlement of Series B Shares
Net Revenue	$246,435	$(1,791)	$244,644	$—	$244,644

Operating expenses
Payroll and employee benefits	135,778	(1,298)	134,480	—	134,480
Provision for doubtful accounts	39,786	—	39,786	—	39,786
Depreciation and amortization	6,512	(28)	6,484	—	6,484
Other operating expenses	52,449	(36)	52,413	—	52,413
Restructuring charge and other	(1,421)	—	(1,421)	—	(1,421)

Total operating expenses	233,104	(1,362)	231,742	—	231,742

Operating income	13,331	(429)	12,902	—	12,902
Interest expense	(13,241)	—	(13,241)	—	(13,241)
Interest income	49	—	49	—	49
Other income, net	—	—	—	—	—

Income (loss) from continuing operations before income taxes and minority interest	139	(429)	(290)	—	(290)
Income tax provision	(110)	—	(110)	—	(110)
Minority interest	(1,478)	—	(1,478)	—	(1,478)

Loss from continuing operations	$(1,449)	$(429)	$(1,878)	$—	$(1,878)

Basic loss from continuing operations applicable to common stock per share	$(0.16)		$(0.18)		$(0.11	)(3)

Weighted average shares outstanding - Basic	16,068		16,068		17,126	(3)

Diluted loss from continuing operations applicable to common stock per share	$(0.16)		$(0.18)		$(0.11	)(3)

Weighted average shares outstanding - Diluted	16,068		16,068		17,126	(3)

(1)	The unaudited pro forma condensed statement of operations gives effect to the expiration of a contract in one of the Company’s fire and other service areas as if the contract expiration had occurred on July 1, 2000. The results of the service area have been removed from the unaudited pro forma condensed statement of operations in arriving at the loss from continuing operations.
(2)	Upon settlement by the Company of the Series B Shares with common stock, a charge or credit to income (loss) applicable to common stock for purposes of calculating earnings per share will be recognized for the difference between the carrying value of the Series B Shares and the fair value of the common shares issued to affect the settlement. On March 4, 2004, the Series B Shares had a carrying value of $11.0 million, and the approximate 2.1 million common shares assumed to be issued to affect the settlement had a fair value of $3.9 million based on a per share price of $1.84. These amounts result in an assumed increase to income applicable to common stock for purposes of calculating earnings per share of $7.1 million. This increase has not been reflected in the pro forma calculation of basic and diluted earnings per share because it is a one-time item directly related to the settlement of the Series B Shares. The actual amount of the charge or credit to income (loss) applicable to common stock recognized will depend on the share price of the Company’s common stock on the date of settlement and will also be impacted by the continued accretion of the Series B Shares prior to settlement as disclosed in Note 14 to the Company’s historical financial statements included elsewhere in this proxy statement. A change in the fair value of a share of the Company’s common stock of $0.10 would impact the charge or credit to income (loss) applicable to common stock by approximately $212.
(3)	The unaudited pro forma condensed statement of operations reflects the settlement by the Company of the Series B Shares with common stock as if the settlement had occurred on September 30, 2002, the issuance date of the Series B Shares. Use of the two-class method of calculating earnings per share was assumed to be discontinued at the time of the settlement of the Series B Shares in the pro forma earnings per share calculations. Accretion of the Series B Shares of $1.2 million was also eliminated from the pro forma earnings per share calculations as no longer applicable since the shares were assumed to be issued and settled on the same date. Weighted average shares outstanding were increased on a pro forma basis to include approximately 2.1 million common shares assumed to be issued upon settlement of the Series B Shares as outstanding for three of the six months ended December 31, 2002.

5

A reconciliation of the numerators and denominators (weighted average number of shares outstanding) utilized in the basic and diluted loss per share calculations for the six months ended December 31, 2002 is as follows:

	Rural/Metro Corporation	Reclassify Discontinued Operations	Pro forma for Discontinued Operations	Settlement of Series B Shares	Pro forma for Discontinued Operations and Settlement of Series B Shares
Loss from continuing operations	$(1,449)	$(429)	$(1,878)	$—	$(1,878)

Less: (Income) loss from continuing operations allocated to redeemable nonconvertible participating preferred stock under the two-class method	89	27	116	(116)	—
Less: Accretion of redeemable nonconvertible participating preferred stock	(1,201)	—	(1,201)	1,201	—

Loss from continuing operations applicable to common stock	$(2,561)	$(402)	$(2,963)	$1,085	$(1,878)

Average number of common shares outstanding - Basic	16,068		16,068		16,068

Add: Incremental common shares for assumed settlement of Series B Shares					1,058

Pro forma average number of common shares outstanding - Basic					17,126

Add: Incremental common shares for stock options	—		—		—

Average number of common shares outstanding - Diluted	16,068		16,068		17,126

Loss from continuing operations applicable to common stock - Basic	$(0.16)		$(0.18)		$(0.11)

Loss from continuing operations applicable to common stock - Diluted	$(0.16)		$(0.18)		$(0.11)

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RURAL/METRO CORPORATION

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2003

(in thousands, except per share amounts)

	Rural/Metro Corporation	Reclassify Discontinued Operations (1)	Pro forma for Discontinued Operations	Settlement of Series B Shares (2)	Pro forma for Discontinued Operations and Settlement of Series B Shares
Net Revenue	$497,087	$(3,448)	$493,639	$—	$493,639

Operating expenses
Payroll and employee benefits	273,353	(2,499)	270,854	—	270,854
Provision for doubtful accounts	79,214	—	79,214	—	79,214
Depreciation and amortization	12,838	(58)	12,780	—	12,780
Other operating expenses	109,710	(73)	109,637	—	109,637
Restructuring charge and other	(1,421)	—	(1,421)	—	(1,421)

Total operating expenses	473,694	(2,630)	471,064	—	471,064

Operating income	23,393	(818)	22,575	—	22,575
Interest expense	(28,012)	—	(28,012)	—	(28,012)
Interest income	196	—	196	—	196
Other income, net	146	—	146	—	146

Loss from continuing operations before income taxes and minority interest	(4,277)	(818)	(5,095)	—	(5,095)
Income tax provision	(197)	—	(197)	—	(197)
Minority interest	(1,507)	—	(1,507)	—	(1,507)

Loss from continuing operations	$(5,981)	$(818)	$(6,799)	$—	$(6,799)

Basic loss from continuing operations applicable to common stock per share	$(0.56)		$(0.61)		$(0.38	)(3)

Weighted average shares outstanding - Basic	16,116		16,116		17,702	(3)

Diluted loss from continuing operations applicable to common stock per share	$(0.56)		$(0.61)		$(0.38	)(3)

Weighted average shares outstanding - Diluted	16,116		16,116		17,702	(3)

(1)	The unaudited pro forma condensed statement of operations gives effect to the expiration of a contract in one of the Company’s fire and other service areas as if the contract expiration had occurred on July 1, 2000. The results of the service area have been removed from the unaudited pro forma condensed statement of operations in arriving at the loss from continuing operations.
(2)	Upon settlement by the Company of the Series B Shares with common stock, a charge or credit to income (loss) applicable to common stock for purposes of calculating earnings per share will be recognized for the difference between the carrying value of the Series B Shares and the fair value of the common shares issued to affect the settlement. On March 4, 2004, the Series B Shares had a carrying value of $11.0 million, and the approximate 2.1 million common shares assumed to be issued to affect the settlement had a fair value of $3.9 million based on a per share price of $1.84. These amounts result in an assumed increase to income applicable to common stock for purposes of calculating earnings per share of $7.1 million. This increase has not been reflected in the pro forma calculation of basic and diluted earnings per share because it is a one-time item directly related to the settlement of the Series B Shares. The actual amount of the charge or credit to income (loss) applicable to common stock recognized will depend on the share price of the Company’s common stock on the date of settlement and will also be impacted by the continued accretion of the Series B Shares prior to settlement as disclosed in Note 14 to the Company’s historical financial statements included elsewhere in this proxy statement. A change in the fair value of a share of the Company’s common stock of $0.10 would impact the charge or credit to income (loss) applicable to common stock by approximately $212.
(3)	The unaudited pro forma condensed statement of operations reflects the settlement by the Company of the Series B Shares with common stock as if the settlement had occurred on September 30, 2002, the issuance date of the Series B Shares. Use of the two-class method of calculating earnings per share

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was assumed to be discontinued at the time of the settlement of the Series B Shares in the pro forma earnings per share calculations. Accretion of the Series B Shares of $3.6 million was also eliminated from the pro forma earnings per share calculations as no longer applicable since the shares were assumed to be issued and settled on the same date. Weighted average shares outstanding were increased on a pro forma basis to include approximately 2.1 million common shares assumed to be issued upon settlement of the Series B Shares as outstanding for nine months of the year ended June 30, 2003.

A reconciliation of the numerators and denominators (weighted average number of shares outstanding) utilized in the basic and diluted loss per share calculations for the year ended June 30, 2003 is as follows:

	Rural/Metro Corporation	Reclassify Discontinued Operations	Pro forma for Discontinued Operations	Settlement of Series B Shares	Pro forma for Discontinued Operations and Settlement of Series B Shares
Loss from continuing operations	$(5,981)	$(818)	$(6,799)	$—	$(6,799)

Less: (Income) loss from continuing operations allocated to redeemable nonconvertible participating preferred stock under the two-class method	536	73	609	(609)	—
Less: Accretion of redeemable nonconvertible participating preferred stock	(3,604)	—	(3,604)	3,604	—

Loss from continuing operations applicable to common stock	$(9,049)	$(745)	$(9,794)	$2,995	$(6,799)

Average number of common shares outstanding - Basic	16,116		16,116		16,116

Add: Incremental common shares for assumed settlement of Series B Shares					1,586

Pro forma average number of common shares outstanding - Basic					17,702

Add: Incremental common shares for stock options	—		—		—

Average number of common shares outstanding - Diluted	16,116		16,116		17,702

Loss from continuing operations applicable to common stock - Basic	$(0.56)		$(0.61)		$(0.38)

Loss from continuing operations applicable to common stock - Diluted	$(0.56)		$(0.61)		$(0.38)

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RURAL/METRO CORPORATION

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2002

(in thousands, except per share amounts)

	Rural/Metro Corporation	Reclassify Discontinued Operations (1)	Pro forma for Discontinued Operations
Net Revenue	$464,747	$(3,470)	$461,277

Operating expenses
Payroll and employee benefits	257,163	(2,511)	254,652
Provision for doubtful accounts	72,556	(220)	72,336
Depreciation and amortization	14,755	(56)	14,699
Other operating expenses	98,457	(74)	98,383
Contract termination costs and related asset impairment charges	(107)	—	(107)
Restructuring charge and other	(519)	—	(519)

Total operating expenses	442,305	(2,861)	439,444

Operating income	22,442	(609)	21,833
Interest expense	(25,462)	—	(25,462)
Interest income	644	—	644
Other income, net	—	—	—

Loss from continuing operations before income taxes, minority interest and cumulative effect of change in accounting principle	(2,376)	(609)	(2,985)
Income tax benefit	2,520	—	2,520
Minority interest	(750)	—	(750)

Loss from continuing operations before cumulative effect of change in accounting principle	$(606)	$(609)	$(1,215)

Basic loss from continuing operations applicable to common stock before cumulative effect of change in accounting principle per share	$(0.04)		$(0.08)

Weighted average shares outstanding - Basic	15,190		15,190

Diluted loss from continuing operations applicable to common stock before cumulative effect of change in accounting principle per share	$(0.04)		$(0.08)

Weighted average shares outstanding - Diluted	15,190		15,190

(1)	The unaudited pro forma condensed statement of operations gives effect to the expiration of a contract in one of the Company’s fire and other service areas as if the contract expiration had occurred on July 1, 2000. The results of the service area have been removed from the unaudited pro forma condensed statement of operations in arriving at the loss from continuing operations before cumulative effect of change in accounting principle.

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RURAL/METRO CORPORATION

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2001

(in thousands, except per share amounts)

	Rural/Metro Corporation	Reclassify Discontinued Operations (1)	Pro forma for Discontinued Operations
Net Revenue	$452,163	$(3,417)	$448,746

Operating expenses
Payroll and employee benefits	257,688	(2,510)	255,178
Provision for doubtful accounts	79,263	—	79,263
Depreciation and amortization	23,769	(49)	23,720
Other operating expenses	125,234	(72)	125,162
Asset impairment charges	27,894	—	27,894
Contract termination costs and related asset impairment charges	9,256	—	9,256
Restructuring charge and other	9,045	—	9,045

Total operating expenses	532,149	(2,631)	529,518

Operating loss	(79,986)	(786)	(80,772)
Interest expense	(30,624)	—	(30,624)
Interest income	642	—	642
Other expense, net	—	—	—

Loss from continuing operations before income taxes and minority interest	(109,968)	(786)	(110,754)
Income tax provision	(1,137)	—	(1,137)
Minority interest	2,290	—	2,290

Loss from continuing operations	$(108,815)	$(786)	$(109,601)

Basic loss from continuing operations applicable to common stock per share	$(7.38)		$(7.43)

Weighted average shares outstanding - Basic	14,744		14,744

Diluted loss from continuing operations applicable to common stock per share	$(7.38)		$(7.43)

Weighted average shares outstanding - Diluted	14,744		14,744

(1)	The unaudited pro forma condensed statement of operations gives effect to the expiration of a contract in one of the Company’s fire and other service areas as if the contract expiration had occurred on July 1, 2000. The results of the service area have been removed from the unaudited pro forma condensed statement of operations in arriving at the loss from continuing operations.

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APPENDIX C

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF SERIES B PREFERRED STOCK

of

RURAL/METRO CORPORATION

Pursuant to Section 151 of the General Corporation Law of the State of Delaware Rural/Metro Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, does hereby certify that pursuant to the authority conferred upon the Board of Directors by the Second Restated Certificate of Incorporation of the Corporation, the said Board of Directors on September 25, 2002, adopted the following resolution creating three new series of Preferred Stock, par value $.01 per share, designated as Series B-1 Voting Preferred Stock, Series B-2 Non-Voting Preferred Stock and Series B-3 Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Second Restated Certificate of Incorporation, three series of Preferred Stock of the Corporation be and hereby are created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

Section 1. Designation and Amount. 211,549 shares shall be designated as “Series B-1 Voting Preferred Stock”, 211,549 shares shall be designated as “Series B-2 Non-Voting Preferred Stock” and 211,549 shares shall be designated as “Series B-3 Preferred Stock” (the Series B-1 Voting Preferred Stock, Series B-2 Non-Voting Preferred Stock and Series B-3 Preferred Stock are collectively referred to herein as the “Series B Preferred Stock”). The total number of shares of Series B Preferred Stock the Corporation shall have the authority to issue is 634,647.

Section 2. Dividends and Distributions.

(a) The holders of shares of Series B Preferred Stock shall be entitled to receive dividends payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

(b) No dividends shall be paid on any Common Stock of the Corporation, par value $.01 per share (the “Common Stock”), unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this section) is paid with respect to all outstanding shares of Series B Preferred Stock in an amount for each such share of Series B Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series B Preferred Stock could then be converted.

(c) The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights.

(a) Series B-1 Voting Preferred Stock. Each share of Series B-1 Voting Preferred Stock shall entitle the holder thereof to that number of votes equal to the number of shares of Common Stock into which one share of Series B-1 Voting Preferred Stock would then be converted if automatically converted pursuant to Section 8(a) hereof, regardless of whether there were sufficient shares of Common Stock authorized for such conversion, and shall entitle the holder to vote on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise provided herein or by law, the holders of shares of Series B-1 Voting Preferred Stock, the holders of shares of Series B-3 Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

(b) Series B-2 Non-Voting Preferred Stock. Except as set forth herein or as otherwise required by law, holders of outstanding shares of the Series B-2 Non-Voting Preferred Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of the Series B-2 Non-Voting Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided, however, that notwithstanding the foregoing, holders of shares of Series B-2 Non-Voting Preferred Stock shall be entitled to vote on any amendment to this Section 3 and on any amendment, repeal or modification of any provision of the Second Restated Certificate of Incorporation of the Corporation that adversely affects the powers, preferences or special rights of the Series B-2 Non-Voting Preferred Stock.

(c) Series B-3 Preferred Stock. Each share of Series B-3 Preferred Stock shall entitle the holder thereof to that number of votes equal to the number of shares of Common Stock into which one share of Series B-3 Preferred Stock would then be converted if automatically converted pursuant to Section 8(a) hereof, regardless of whether there were sufficient shares of Common Stock authorized for such conversion, and shall entitle the holder to vote on all matters submitted to a vote of the stockholders of the Corporation; provided, however, that such number of votes shall automatically be voted, whether at a stockholder meeting or pursuant to an action by written consent, in accordance with the majority of the stockholders of the Corporation, or, if no such majority is obtained, then such votes shall be voted in accordance with the vote of the Board of Directors. Except as otherwise provided herein or by law, the holders of shares of Series B-3 Preferred Stock, the holders of shares of Series B-1 Voting Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

Section 4. Certain Restrictions.

(a) So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series B-1 Voting Preferred Stock, Series B-2 Non-Voting Preferred Stock and Series B-3 Preferred Stock, voting as one class:

(i) declare or pay dividends on, make any other distributions on, or redeem, purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

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(ii) purchase or otherwise acquire for consideration (or pay into or set aside for a sinking fund for such purpose) any shares of Series B Preferred Stock, except in accordance with Section 7;

(iii) authorize, issue or obligate itself to issue shares of any equity security, including securities exercisable into equity securities, which rank senior to or on a parity with the Series B Preferred Stock with respect to rights to receive distributions upon liquidation, with respect to dividends or with respect to redemption or in any other manner;

(iv) increase or decrease the number of authorized shares of Series B-1 Voting Preferred Stock, the Series B-2 Non-Voting Preferred Stock or the Series B-3 Preferred Stock;

(v) redeem, purchase, or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest upon the occurrence of certain events, such as the termination of employment; or

(vi) amend, alter or repeal any provision of its Second Restated Certificate of Incorporation, by-laws, or the resolution providing for the issuance of the Series B Preferred Stock, or pass any stockholder resolutions, including such action effected by merger or similar transaction in which the Corporation is the surviving corporation, if such amendment or resolution would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of the Series B Preferred Stock.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(a) Upon the commencement of any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior and in preference thereto, the holders of shares of Series B

3

Preferred Stock shall have received their pro rata share of the greater of (i) the amount of money or other consideration to which all of the holders of the Series B Preferred Stock would have been entitled had the Series B Preferred Stock been converted in accordance with Section 8, regardless of whether there were sufficient shares of Common Stock authorized for such conversion, or (ii) if such distribution is to be received by the holders of the Series B Preferred Stock before January 31, 2003, then $10,000,000, if such distribution is to be received by the holders of the Series B Preferred Stock during the period from January 31, 2003 to and including December 31, 2003, then $12,500,000 and if such distribution is to be received by the holders of the Series B Preferred Stock at any time thereafter, then $15,000,000, plus, in the case of both clause (i) and clause (ii), all accrued or declared but unpaid dividends on the Series B Preferred Stock (the “Series B Liquidation Preference”).

(b) In the event that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(c) For purposes of this Section 6, (i) any acquisition of the Corporation by means of merger, consolidation or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), (ii) any acquisition by any person or group of persons acting in concert of more than 50% of the voting control of the Corporation, or (iii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series B Preferred Stock to receive at the closing the amount set forth in Section 6(a); provided, however, that the holders of a majority of the Series B Preferred Stock may determine that the occurrence of any event described in this Section 6(c) shall not be deemed a liquidation, dissolution or winding up of the Corporation.

(d) Written notice of any liquidation, dissolution or winding up of the Corporation (including pursuant to paragraph (c) of this Section 6 stating the payment date or dates and the place where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the shares of Series B Preferred Stock at their address as the same shall appear in the records of the Corporation.

Section 7. Redemption.

(a) Mandatory Redemption. The Corporation shall redeem all outstanding shares of Series B Preferred Stock on December 31, 2004 (the “Mandatory Redemption Date”). All shares of Series B Preferred Stock to be redeemed shall be redeemed by paying to each holder of Series B Preferred Stock its pro rata share of an aggregate amount equal to the greater of (i) $15,000,000, plus accrued dividends, if any, on the Series B Preferred Stock, or (ii) the value of the Common Stock then issuable upon conversion of the Series B Preferred Stock, based on the average closing price of the Common Stock as reported in the Wall Street Journal for the twenty (20) consecutive trading days prior to December 24, 2004 (the “Trading Value”). If the capital of the Corporation

4

on the Mandatory Redemption Date is insufficient under applicable law to redeem the total number of outstanding shares of Series B Preferred Stock to be redeemed on the Mandatory Redemption Date, the holders of shares of Series B Preferred Stock shall share ratably in any payment legally available for redemption of such shares on the Mandatory Redemption Date according to the respective amounts which would be payable with respect to the full number of shares owned by such holders if all such outstanding shares were redeemed in full prior to any payments to the holders of Series B Preferred Stock, and any shares of Series B Preferred Stock not so redeemed shall remain issued and outstanding, with all rights and preferences applicable thereto, until such time as such Series B Preferred Stock is redeemed by the Corporation pursuant to this Section 7. At any time thereafter when the capital of the Corporation is sufficient under applicable law to redeem such shares of Series B Preferred Stock, the Corporation shall make such payments as are legally available for redemption of such shares to redeem the balance of such shares of Series B Preferred Stock, or such portion thereof for which capital is then legally sufficient, on the basis set forth above.

(b) Redemption Mechanics.

(i) At least 10 days but not more than 30 days prior to the Mandatory Redemption Date, written notice (the “Redemption Notice”) shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series B Preferred Stock, notifying such holder of the redemption and specifying the number of shares of Series B Preferred Stock to be redeemed, the Series B Liquidation Preference, the pro rata portion of the Series B Liquidation Preference per share of Series B Preferred Stock, the number of outstanding shares of Series B Preferred Stock, the Mandatory Redemption Date and the place where said Series B Liquidation Preference or Trading Value, as the case may be, shall be payable. The Redemption Notice shall be addressed to each holder at his or her or its address as shown by the records of the Corporation. On the Mandatory Redemption Date, the Corporation shall be obligated to redeem all of the issued and outstanding shares of Series B Preferred Stock and all funds necessary for such redemption shall be set aside by the Corporation.

(ii) On or before the Mandatory Redemption Date, the Corporation shall deposit the amount of the Series B Liquidation Preference as of December 24, 2004, or the Trading Value, whichever amount is greater, with a nationally recognized bank or trust company with $100,000,000 or more of tangible net assets having an office in the City of New York, designated in the Redemption Notice, irrevocably in trust for the benefit of the holders of Series B Preferred Stock and thereafter each share of Series B Preferred Stock shall be deemed to have been redeemed on the Mandatory Redemption Date, whether or not the certificate for such share of Series B Preferred Stock shall be surrendered for redemption and canceled. Upon surrender to the Corporation by the holder of such share of Series B Preferred Stock of the certificate representing such Series B Preferred Stock, the Corporation shall immediately pay the applicable pro rata portion of the Series B Liquidation Preference or the Trading Value, as the case may be, to such holder. In the event that the capital of the Corporation is insufficient under applicable law to redeem the total number of outstanding shares of Series B Preferred Stock pursuant to Section 7(a) on the Mandatory Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the holders of Series B Preferred Stock, such amount as is legally available for redemption of such shares on the Mandatory Redemption Date.

5

Section 8. Conversion.

(a) Forced Conversion. The Corporation shall have the right, exercisable at any time prior to December 31, 2004 and upon at least 10 days but not more than 30 days prior written notice (the “Conversion Notice”), to cause all, but not less than all, of the then outstanding shares of Series B Preferred Stock to be converted into such number of fully paid and nonassessable shares of the Common Stock of the Corporation as is obtained by multiplying the number of shares of Series B Preferred Stock to be so converted by the quotient, the numerator of which is ten multiplied by $2.55 (the “Original Price”) and the denominator of which is the Series B Preferred Stock Conversion Price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion.

(b) Series B Preferred Stock Conversion Price.

(i) The initial “Series B Preferred Stock Conversion Price” shall be the Original Price. In order to prevent dilution of the conversion rights granted under this Section 8, the Series B Preferred Stock Conversion Price will be subject to adjustment from time to time pursuant to this Section 8(b).

(ii) Except as provided below, if and whenever the Corporation shall issue or sell, or in accordance with Section 8(b)(vi) is deemed to have issued or sold, any shares of its Common Stock without consideration or for a consideration per share less than the Fair Market Value on the date of such issuance or sale, then the Series B Preferred Stock Conversion Price shall be determined by multiplying (A) the Series B Preferred Stock Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such sale or issuance and (2) the number of shares of Common Stock calculated by dividing the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into or for which the rights, options, warrants or other securities are convertible, exercisable or exchangeable) by the Fair Market Value, and the denominator of which shall be the sum of (x) the total number of shares of Common Stock Deemed Outstanding immediately prior to such sale or issue and (y) the number of additional shares of Common Stock issued (or into or for which the rights, options, warrants or other securities may be converted, exercised or exchanged). In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors.

(iii) If the Corporation at any time subdivides (by any stock split, stock split-up, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of its Common Stock into a greater number of shares, the Series B Preferred Stock Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of its Common Stock, the Series B Preferred Stock Conversion Price in effect immediately prior to such combination will be proportionately increased.

6

(iv) If the Corporation at any time subdivides (by any stock split, stock split-up; stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of its Series B Preferred Stock into a greater number of shares, the Series B Preferred Stock Conversion Price in effect immediately prior to such subdivision will be proportionately increased, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of its Series B Preferred Stock, the Series B Preferred Stock Conversion Price in effect immediately prior to such combination will be proportionately reduced.

(v) In case the Corporation shall declare a dividend or make any distribution upon any stock of the Corporation payable in Common Stock or Options or Convertible Securities (as defined in subsection (vi) below) to purchase Common Stock without making a ratable distribution thereof to holders of Series B Preferred Stock (based upon the number of shares of Common Stock into which such Series B Preferred Stock would be convertible, assuming conversion), then the Series B Preferred Stock Conversion Price in effect immediately prior to the declaration of such dividend or distribution shall be reduced to the quotient obtained by dividing (1) the product of (x) the Common Stock Deemed Outstanding immediately prior to such declaration and (y) the then effective Series B Preferred Stock Conversion Price, by (2) the number of shares of Common Stock Deemed Outstanding immediately prior to such declaration, plus the number of shares of Common Stock issued or deemed issued in connection with such declaration.

(vi) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Series B Preferred Stock Conversion Price, the following will be applicable:

(A) Issuance of Rights or Options. If the Corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock, other than shares of Common Stock issued or issuable to officers, directors or employees of, or consultants and advisors to, the Corporation pursuant to a stock grant, option plan or purchase plan or other stock incentive program or arrangement approved by the Board of Directors for employees, directors, consultants or advisors to the Corporation (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”), and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series B Preferred Stock Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” will be determined by dividing (y) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon

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exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (z) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series B Preferred Stock Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(B) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series B Preferred Stock Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” will be determined by dividing (y) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (z) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series B Preferred Stock Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series B Preferred Stock Conversion Price had been or are to be made pursuant to other provisions of this Section 8, no further adjustment of the Series B Preferred Stock Conversion Price will be made by reason of such issue or sale.

(C) Change in Number of Options, Option Price or Conversion Rate. If the number of Options available, the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time (other than a change resulting from the antidilution provisions thereof), the Series B Preferred Stock Conversion Price in effect at the time of such change will be readjusted to the Series B Preferred Stock Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed number, purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

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(D) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series B Preferred Stock Conversion Price then in effect hereunder will be adjusted to the Series B Preferred Stock Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(vii) For the purposes of this Section 8:

(A) Calculation of Consideration Received. If any Common Stock is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. In case any Common Stock is issued or sold or deemed to have been issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the market value thereof as of the date of sale or issuance. If any Common Stock is issued or deemed to be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the nonsurviving corporation as is attributable to such Common Stock. The fair value of any consideration other than cash and securities will be determined jointly by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock and if such persons are unable to agree upon an appraiser, such appraiser will be selected by (i) an independent appraiser selected by the Corporation and (ii) an independent appraiser selected by the holders of a majority of the outstanding Series B Preferred Stock; the cost of such independent appraiser determining the fair value of such consideration shall be borne by the Corporation.

(B) Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option or Convertible Security by the parties thereto, the Option or Convertible Security will be deemed to have been issued without consideration.

(C) Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation’s assets to another person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or

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assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions to insure that each of the holders of Preferred Stock will thereafter have the right to acquire and receive such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the Corporation purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(c) Certain Definitions. For purposes of this Section 8, “Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the exercise, exchange, or conversion of all outstanding securities exercisable or exchangeable for, or convertible into, shares of Common Stock but excluding issued and outstanding options to purchase Common Stock with an exercise price per share in excess of $6.70 (as adjusted for stock splits, consolidations and the like). For purposes of this Section 8, “Fair Market Value” means, with respect to any shares of stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or on NASDAQ, the arithmetic average per share of the closing bid prices for such security on each of the five (5) consecutive trading days immediately preceding such date of determination (all such determinations to be appropriately adjusted for any stock dividend, stock split or similar transaction during the pricing period) and (ii) if such stock or security is not so listed or admitted to unlisted trading privileges, the current fair market value of such stock or security as determined in good faith by the Board of Directors of the Corporation; provided that in the case of clause (i), if the issuance of such stock or securities is publicly announced prior to the date of issuance, but not more than 30 days prior to such issuance, the date of determination shall be the date of such announcement.

(d) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions, then the Corporation’s Board of Directors will make an appropriate adjustment in the Series B Preferred Stock Conversion Price so as to protect the rights of the holders of Series B Preferred Stock; provided, however, that no such adjustment will increase the Series B Preferred Stock Conversion Price as otherwise determined pursuant to this Section 8 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock.

(e) Mechanics of Forced Conversion. The Conversion Notice shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Conversion Notice is given) of shares of Series B Preferred Stock, notifying such holder of the conversion, specifying the effective date for the conversion (the “Conversion Date”) and the number of shares of Common Stock (and other property, securities and/or assets) issuable upon conversion of each share of Series B Preferred Stock, and certifying to the holders of the Series B Preferred Stock that the Corporation has authorized and reserved a sufficient number of shares of Common Stock to support the conversion of all of the then outstanding shares of Series B Preferred

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Stock. The Conversion Notice shall be addressed to each holder at his, her or its address as shown by the records of the Corporation. No fractional shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock. All shares of Common Stock issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after aggregation, the conversion would result in the issuance of a fractional share, the Corporation shall, in lieu of issuing any fractional share, pay the holder a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors, based on the average closing price of the Common Stock as reported in the Wall Street Journal for the twenty (20) consecutive trading days prior to the date of conversion). From and after the Conversion Date, each certificate for the Series B Preferred Stock shall represent such number of shares of Common Stock (and the right to receive any other property, securities and/or assets) issued upon conversion of the number of shares of Series B Preferred Stock represented by such certificate. Each holder of Series B Preferred Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock on or as soon as practicable after the Conversion Date. The Corporation shall, on the Conversion Date or as soon as practicable thereafter, subject to receipt of the stock certificate for the Series B Preferred Stock, issue and deliver to each holder of shares of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock (and such other property, securities and/or assets) to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(f) Optional Conversion between Series B-1 Voting Preferred Stock, Series B-2 Non-Voting Preferred Stock and Series B-3 Preferred Stock. Each share of Series B-2 Non-Voting Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into one fully paid and nonassessable share of Series B-1 Voting Preferred Stock or Series B-3 Preferred Stock. Each share of Series B-1 Voting Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into one fully paid and nonassessable share of Series B-2 Non-Voting Preferred Stock or Series B-3 Preferred Stock. Each share of Series B-3 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into one fully paid and nonassessable share of Series B-2 Non-Voting Preferred Stock or Series B-1 Voting Preferred Stock. Before any holder shall be entitled to convert its Series B-2 Non-Voting Preferred Stock, Series B-1 Voting Preferred Stock or Series B-3 Preferred Stock, as the case may be, into shares of another series of Series B Preferred Stock, as the case may be, and receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same. Any shares of Series B Preferred Stock presented for conversion pursuant to this paragraph (b) shall be deemed converted as of the close of business on the date certificates are so surrendered. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series B-2 Non-Voting Preferred Stock, Series B-1 Voting Preferred Stock or Series B-3 Preferred Stock, as the case may be, a certificate or certificates for the number of shares of Series B Preferred Stock, as the case may be, to which such holder shall be entitled as aforesaid.

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(g) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purpose, including engaging in commercially reasonable efforts to obtain the requisite stockholder approval; provided, however, that the rights contained in this Certificate, including but not limited to the right of redemption pursuant to Section 7, shall constitute the Series B Preferred Stock holders’ sole remedy in the event that the Corporation fails to obtain the requisite stockholder approval to increase the number of authorized but unissued shares of Common Stock in a manner sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock.

Section 9. Ranking. The Series B Preferred Stock shall rank senior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Fractional Shares. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders’ fractional shares to exercise voting rights, receive dividends, convert, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

Section 11. General Authorization. The Chief Executive Officer or the Vice President and the Secretary or any Assistant Secretary of the Corporation are each authorized to do or cause to be done all such acts or things and to make, execute and deliver or cause to be made, executed and delivered all such agreements, documents, instruments and certificates in the name of and on behalf of the Corporation or otherwise as they deem necessary, desirable or appropriate to execute or carry out the purpose and intent of the foregoing.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 26th day of September, 2002.

RURAL/METRO CORPORATION

/s/ Jack E. Brucker
Name:	Jack E. Brucker
Title:	President and Chief Executive Officer

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Attest:

By:	/s/ John S. Banas III
Name:	John S. Banas III
Title:	Assistant Secretary

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APPENDIX D

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF SERIES C PREFERRED STOCK

of

RURAL/METRO CORPORATION

Pursuant to Section 151 of the General Corporation Law of the State of Delaware Rural/Metro Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, does hereby certify that pursuant to the authority conferred upon the Board of Directors by the Second Restated Certificate of Incorporation of the Corporation, the said Board of Directors on September 25, 2003, adopted the following resolution creating one new series of Preferred Stock, par value $.01 per share, designated as Series C Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Second Restated Certificate of Incorporation, one series of Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

Section 1. Designation and Amount. 283,979 shares shall be designated as “Series C Preferred Stock” (the “Series C Preferred Stock”).

Section 2. Dividends and Distributions .

(a) The holders of shares of Series C Preferred Stock shall be entitled to receive dividends payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

(b) No dividends shall be paid on any Common Stock of the Corporation, par value $.01 per share (the “Common Stock”), unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this section) is paid with respect to all outstanding shares of Series C Preferred Stock in an amount for each such share of Series C Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series C Preferred Stock could then be converted. No dividends shall be paid on any Series B Preferred Stock of the Corporation, par value $.01 per share (the “Series B Preferred Stock”), unless a dividend is paid with respect to all outstanding shares of Series C Preferred Stock in an amount for each such share of Series C Preferred Stock equal to or greater than such dividend per share of Series B Preferred Stock.

(c) The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. Each share of Series C Preferred Stock shall entitle the holder thereof to that number of votes equal to the number of shares of Common Stock into which one share of Series C Preferred Stock would then be converted if automatically converted pursuant to Section 8(a) hereof, regardless of whether there were sufficient shares of Common Stock authorized for such conversion, and shall entitle the holder to vote on all matters submitted to a vote of the stockholders of the Corporation. Except as otherwise provided herein or by law, the holders of shares of Series C Preferred Stock, the holders of shares of Common Stock and the holders of shares of Series B Preferred Stock (to the extent entitled to vote) shall vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

Section 4. Certain Restrictions.

(a) So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series C Preferred Stock voting as one class:

(i) declare or pay dividends on, make any other distributions on, or redeem, purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

(ii) purchase or otherwise acquire for consideration (or pay into or set aside for a sinking fund for such purpose) any shares of Series C Preferred Stock, except in accordance with Section 7;

(iii) authorize, issue or obligate itself to issue shares of any equity security, including securities exercisable into equity securities, which rank senior to or on a parity with the Series C Preferred Stock with respect to rights to receive distributions upon liquidation, with respect to dividends or with respect to redemption or in any other manner;

(iv) increase or decrease the number of authorized shares of Series C Preferred Stock;

(v) redeem, purchase, or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest upon the occurrence of certain events, such as the termination of employment;

(vi) amend, alter or repeal any provision of its Second Restated Certificate of Incorporation, by-laws, or the resolution providing for the issuance of the Series C Preferred Stock, or pass any stockholder resolutions, including such action effected by merger or similar transaction in which the Corporation is the surviving corporation, if such amendment or resolution would change any of the rights, preferences or privileges provided for herein for the benefit of any shares of the Series C Preferred Stock; or

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(vii) issue or sell, or take any action that in accordance with Section 8(b)(vi) would be deemed to constitute the issuance or sale of, any shares of its Common Stock if the limitation contained in the last sentence of Section 8(b)(ii) would apply to such issuance or sale.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(a) Upon the commencement of any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior and in preference thereto, the holders of shares of Series C Preferred Stock shall have received their pro rata share of the greater of (i) the amount of money or other consideration to which all of the holders of the Series C Preferred Stock would have been entitled had the Series C Preferred Stock been converted in accordance with Section 8, regardless of whether there were sufficient shares of Common Stock authorized for such conversion, or (ii) if such distribution is to be received by the holders of the Series C Preferred Stock before January 31, 2004, then $11,000,000, if such distribution is to be received by the holders of the Series C Preferred Stock during the period from January 31, 2004 to and including December 31, 2004, then $13,750,000 and if such distribution is to be received by the holders of the Series C Preferred Stock at any time thereafter, then $16,500,000, plus, in the case of both clause (i) and clause (ii), all accrued or declared but unpaid dividends on the Series C Preferred Stock (the “Series C Liquidation Preference”).

(b) In the event that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

(c) For purposes of this Section 6, (i) any acquisition of the Corporation by means of merger, consolidation or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), (ii) any acquisition by any person or group of persons acting in concert of more than 50% of the voting

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control of the Corporation, or (iii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series C Preferred Stock to receive at the closing the amount set forth in Section 6(a); provided, however, that the holders of a majority of the Series C Preferred Stock may determine that the occurrence of any event described in this Section 6(c) shall not be deemed a liquidation, dissolution or winding up of the Corporation.

(d) Written notice of any liquidation, dissolution or winding up of the Corporation (including pursuant to paragraph (c) of this Section 6 stating the payment date or dates and the place where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the shares of Series C Preferred Stock at their address as the same shall appear in the records of the Corporation.

Section 7. Redemption.

(a) Mandatory Redemption. The Corporation shall redeem all outstanding shares of Series C Preferred Stock on December 31, 2006 (the “Mandatory Redemption Date”). All shares of Series C Preferred Stock to be redeemed shall be redeemed by paying to each holder of Series C Preferred Stock its pro rata share of an aggregate amount equal to the greater of (i) $10,000,000, plus accrued dividends, if any, on the Series C Preferred Stock, or (ii) the value of the Common Stock then issuable upon conversion of the Series C Preferred Stock, based on the average closing price of the Common Stock as reported in the Wall Street Journal for the twenty (20) consecutive trading days prior to December 24, 2006 (the “Trading Value”). If the capital of the Corporation on the Mandatory Redemption Date is insufficient under applicable law to redeem the total number of outstanding shares of Series C Preferred Stock to be redeemed on the Mandatory Redemption Date, the holders of shares of Series C Preferred Stock shall share ratably in any payment legally available for redemption of such shares on the Mandatory Redemption Date according to the respective amounts which would be payable with respect to the full number of shares owned by such holders if all such outstanding shares were redeemed in full prior to any payments to the holders of Series C Preferred Stock, and any shares of Series C Preferred Stock not so redeemed shall remain issued and outstanding, with all rights and preferences applicable thereto, until such time as such Series C Preferred Stock is redeemed by the Corporation pursuant to this Section 7. At any time thereafter when the capital of the Corporation is sufficient under applicable law to redeem such shares of Series C Preferred Stock, the Corporation shall make such payments as are legally available for redemption of such shares to redeem the balance of such shares of Series C Preferred Stock, or such portion thereof for which capital is then legally sufficient, on the basis set forth above.

(b) Redemption Mechanics.

(i) At least 10 days but not more than 30 days prior to the Mandatory Redemption Date, written notice (the “Redemption Notice”) shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series C Preferred Stock, notifying such holder of the redemption and specifying the number of shares of Series C Preferred Stock to be redeemed, the Series C Liquidation Preference, the pro rata portion of the Series C Liquidation Preference per share of Series C Preferred Stock, the number of outstanding shares of Series C Preferred Stock, the Mandatory Redemption Date and the place where said Series C

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Liquidation Preference or Trading Value, as the case may be, shall be payable. The Redemption Notice shall be addressed to each holder at his or her or its address as shown by the records of the Corporation. On the Mandatory Redemption Date, the Corporation shall be obligated to redeem all of the issued and outstanding shares of Series C Preferred Stock and all funds necessary for such redemption shall be set aside by the Corporation.

(ii) On or before the Mandatory Redemption Date, the Corporation shall deposit the amount of the Series C Liquidation Preference as of December 24, 2006, or the Trading Value, whichever amount is greater, with a nationally recognized bank or trust company with $100,000,000 or more of tangible net assets having an office in the City of New York, designated in the Redemption Notice, irrevocably in trust for the benefit of the holders of Series C Preferred Stock and thereafter each share of Series C Preferred Stock shall be deemed to have been redeemed on the Mandatory Redemption Date, whether or not the certificate for such share of Series C Preferred Stock shall be surrendered for redemption and canceled. Upon surrender to the Corporation by the holder of such share of Series C Preferred Stock of the certificate representing such Series C Preferred Stock, the Corporation shall immediately pay the applicable pro rata portion of the Series C Liquidation Preference or the Trading Value, as the case may be, to such holder. In the event that the capital of the Corporation is insufficient under applicable law to redeem the total number of outstanding shares of Series C Preferred Stock pursuant to Section 7(a) on the Mandatory Redemption Date, the Corporation shall deposit, irrevocably in trust for the benefit of the holders of Series C Preferred Stock, such amount as is legally available for redemption of such shares on the Mandatory Redemption Date.

Section 8. Conversion.

(a) Forced Conversion. The Corporation shall have the right, exercisable at any time prior to December 31, 2006 and upon at least 10 days but not more than 30 days prior written notice (the “Conversion Notice”), to cause all, but not less than all, of the then outstanding shares of Series C Preferred Stock to be converted into such number of fully paid and nonassessable shares of the Common Stock of the Corporation as is obtained by multiplying the number of shares of Series C Preferred Stock to be so converted by the quotient, the numerator of which is ten multiplied by $2.55 (the “Original Price”) and the denominator of which is the Series C Preferred Stock Conversion Price as last adjusted and in effect at the date any share or shares of Series C Preferred Stock are surrendered for conversion.

(b) Series C Preferred Stock Conversion Price.

(i) The initial “Series C Preferred Stock Conversion Price” shall be the Original Price. In order to prevent dilution of the conversion rights granted under this Section 8, the Series C Preferred Stock Conversion Price will be subject to adjustment from time to time pursuant to this Section 8(b).

(ii) Except as provided below, if and whenever the Corporation shall issue or sell, or in accordance with Section 8(b)(vi) is deemed to have issued or sold, any shares of its

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Common Stock without consideration or for a consideration per share less than the Fair Market Value on the date of such issuance or sale, then the Series C Preferred Stock Conversion Price shall be determined by multiplying (A) the Series C Preferred Stock Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such sale or issuance and (2) the number of shares of Common Stock calculated by dividing the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into or for which the rights, options, warrants or other securities are convertible, exercisable or exchangeable) by the Fair Market Value, and the denominator of which shall be the sum of (x) the total number of shares of Common Stock Deemed Outstanding immediately prior to such sale or issue and (y) the number of additional shares of Common Stock issued (or into or for which the rights, options, warrants or other securities may be converted, exercised or exchanged). In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors. Notwithstanding the foregoing, no adjustment will be made to the Series C Preferred Stock Conversion Price pursuant to this Section 8(b)(ii) to the extent, but only to the extent, such adjustment would entitle the holders of the Series C Preferred Stock to receive upon conversion thereof an aggregate number of shares of Common Stock in an amount equaling 20% or more of the total number of shares of Common Stock outstanding on the date the Series C Preferred Stock is first issued (the “Outstanding Common Number”), as the Outstanding Common Number may be adjusted to reflect any subdivision (by stock split, stock split-up, stock dividend, recapitalization or otherwise), combination (by reverse stock split or otherwise) or dividend or distribution contemplated by Section 8(b)(v).

(iii) If the Corporation at any time subdivides (by any stock split, stock split-up, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of its Common Stock into a greater number of shares, the Series C Preferred Stock Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of its Common Stock, the Series C Preferred Stock Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iv) If the Corporation at any time subdivides (by any stock split, stock split-up, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of its Series C Preferred Stock into a greater number of shares, the Series C Preferred Stock Conversion Price in effect immediately prior to such subdivision will be proportionately increased, and if the Corporation at any time combines (by reverse stock split or otherwise) its outstanding shares of its Series C Preferred Stock, the Series C Preferred Stock Conversion Price in effect immediately prior to such combination will be proportionately reduced.

(v) In case the Corporation shall declare a dividend or make any distribution upon any stock of the Corporation payable in Common Stock or Options or Convertible Securities (as defined in subsection (vi) below) to purchase Common Stock without making a ratable distribution thereof to holders of Series C Preferred Stock (based upon the number of shares of Common Stock into which such Series C Preferred Stock would be convertible, assuming conversion), then the Series C Preferred Stock Conversion Price in effect immediately prior to the

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declaration of such dividend or distribution shall be reduced to the quotient obtained by dividing (1) the product of (x) the Common Stock Deemed Outstanding immediately prior to such declaration and (y) the then effective Series C Preferred Stock Conversion Price, by (2) the number of shares of Common Stock Deemed Outstanding immediately prior to such declaration, plus the number of shares of Common Stock issued or deemed issued in connection with such declaration.

(vi) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Series C Preferred Stock Conversion Price, the following will be applicable:

(A) Issuance of Rights or Options. If the Corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock, other than shares of Common Stock issued or issuable to officers, directors or employees of, or consultants and advisors to, the Corporation pursuant to a stock grant, option plan or purchase plan or other stock incentive program or arrangement approved by the Board of Directors for employees, directors, consultants or advisors to the Corporation (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”), and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series C Preferred Stock Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this paragraph, the “price per share for which Common Stock is issuable” will be determined by dividing (y) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (z) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series C Preferred Stock Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(B) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the

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price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series C Preferred Stock Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this paragraph, the “price per share for which Common Stock is issuable” will be determined by dividing (y) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (z) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series C Preferred Stock Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series C Preferred Stock Conversion Price had been or are to be made pursuant to other provisions of this Section 8, no further adjustment of the Series C Preferred Stock Conversion Price will be made by reason of such issue or sale.

(C) Change in Number of Options, Option Price or Conversion Rate. If the number of Options available, the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time (other than a change resulting from the antidilution provisions thereof), the Series C Preferred Stock Conversion Price in effect at the time of such change will be readjusted to the Series C Preferred Stock Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed number, purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(D) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series C Preferred Stock Conversion Price then in effect hereunder will be adjusted to the Series C Preferred Stock Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

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(vii) For the purposes of this Section 8:

(A) Calculation of Consideration Received. If any Common Stock is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. In case any Common Stock is issued or sold or deemed to have been issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the market value thereof as of the date of sale or issuance. If any Common Stock is issued or deemed to be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the nonsurviving corporation as is attributable to such Common Stock. The fair value of any consideration other than cash and securities will be determined jointly by the Corporation and the holders of a majority of the outstanding Series C Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the outstanding Series C Preferred Stock and if such persons are unable to agree upon an appraiser, such appraiser will be selected by (i) an independent appraiser selected by the Corporation and (ii) an independent appraiser selected by the holders of a majority of the outstanding Series C Preferred Stock; the cost of such independent appraiser determining the fair value of such consideration shall be borne by the Corporation.

(B) Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option or Convertible Security by the parties thereto, the Option or Convertible Security will be deemed to have been issued without consideration.

(C) Reorganization, Reclassification, Consolidation, Merger or Sale. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation’s assets to another person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions to insure that each of the holders of Preferred Stock will thereafter have the right to acquire and receive such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the Corporation purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(c) Certain Definitions. For purposes of this Section 8, “Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding at such time,

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plus the number of shares of Common Stock issuable upon the exercise, exchange, or conversion of all outstanding securities exercisable or exchangeable for, or convertible into, shares of Common Stock but excluding issued and outstanding options to purchase Common Stock with an exercise price per share in excess of $6.70 (as adjusted for stock splits, consolidations and the like). For purposes of this Section 8, “Fair Market Value” means, with respect to any shares of stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or on NASDAQ, the arithmetic average per share of the closing bid prices for such security on each of the five (5) consecutive trading days immediately preceding such date of determination (all such determinations to be appropriately adjusted for any stock dividend, stock split or similar transaction during the pricing period) and (ii) if such stock or security is not so listed or admitted to unlisted trading privileges, the current fair market value of such stock or security as determined in good faith by the Board of Directors of the Corporation; provided that in the case of clause (i), if the issuance of such stock or securities is publicly announced prior to the date of issuance, but not more than 30 days prior to such issuance, the date of determination shall be the date of such announcement.

(d) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions, then the Corporation’s Board of Directors will make an appropriate adjustment in the Series C Preferred Stock Conversion Price so as to protect the rights of the holders of Series C Preferred Stock; provided, however, that no such adjustment will increase the Series C Preferred Stock Conversion Price as otherwise determined pursuant to this Section 8 or decrease the number of shares of Common Stock issuable upon conversion of each share of Series C Preferred Stock.

(e) Mechanics of Forced Conversion. The Conversion Notice shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Conversion Notice is given) of shares of Series C Preferred Stock, notifying such holder of the conversion, specifying the effective date for the conversion (the “Conversion Date”) and the number of shares of Common Stock (and other property, securities and/or assets) issuable upon conversion of each share of Series C Preferred Stock, and certifying to the holders of the Series C Preferred Stock that the Corporation has authorized and reserved a sufficient number of shares of Common Stock to support the conversion of all of the then outstanding shares of Series C Preferred Stock. The Conversion Notice shall be addressed to each holder at his, her or its address as shown by the records of the Corporation. No fractional shares of Common Stock shall be issued upon conversion of shares of Series C Preferred Stock. All shares of Common Stock issuable upon conversion of more than one share of Series C Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after aggregation, the conversion would result in the issuance of a fractional share, the Corporation shall, in lieu of issuing any fractional share, pay the holder a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors, based on the average closing price of the Common Stock as reported in the Wall Street Journal for the twenty (20) consecutive trading days prior to the date of conversion). From and after the Conversion Date, each certificate for the Series C Preferred Stock shall represent such number of shares of Common Stock (and the right to receive any other property, securities and/or assets) issued upon conversion of the number of shares of Series C Preferred Stock represented by such certificate. Each holder of Series C Preferred Stock shall

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surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock on or as soon as practicable after the Conversion Date. The Corporation shall, on the Conversion Date or as soon as practicable thereafter, subject to receipt of the stock certificate for the Series C Preferred Stock, issue and deliver to each holder of shares of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock (and such other property, securities and/or assets) to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purpose. The Corporation shall use its best efforts to obtain the requisite stockholder approval, including using its best efforts to present a proposal to increase its authorized but unissued shares of Common Stock two times during calendar year 2004 (if the proposal is not approved upon first presentation). The rights contained in this Certificate, including but not limited to the right of redemption pursuant to Section 7, shall constitute the Series C Preferred Stock holders’ sole remedy in the event that the Corporation fails to obtain the requisite stockholder approval to increase the number of authorized but unissued shares of Common Stock in a manner sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock.

Section 9. Ranking. The Series C Preferred Stock shall rank senior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Fractional Shares. Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders’ fractional shares to exercise voting rights, receive dividends, convert, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

Section 11. General Authorization. The Chief Executive Officer or the Vice President and the Secretary or any Assistant Secretary of the Corporation are each authorized to do or cause to be done all such acts or things and to make, execute and deliver or cause to be made, executed and delivered all such agreements, documents, instruments and certificates in the name of and on behalf of the Corporation or otherwise as they deem necessary, desirable or appropriate to execute or carry out the purpose and intent of the foregoing.

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IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 26th day of September, 2003.

RURAL/METRO CORPORATION
/s/ John S. Banas III
Name: John S. Banas III
Title: Senior Vice President

Attest:

By:	/s/ Michael S. Zarriello
Name: Michael S. Zarriello
Title: Senior Vice President and Chief Financial Officer

Company Number:

Control Number:

RURAL/METRO CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF RURAL/METRO CORPORATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 27, 2004

AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF

The undersigned stockholder of Rural/Metro Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company and hereby appoints Jack E. Brucker and Michael S. Zarriello, and each or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of RURAL/METRO CORPORATION to be held at Company’s corporate headquarters at 8401 East Indian School Road, Scottsdale, Arizona, on Thursday, May 27, 2004, at 3:00 p.m., local time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock and/or Preferred Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE NOMINEES IN PROPOSAL 1; FOR THE PROPOSAL TO AMEND THE CERTFICATE OF INCORPORATION; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

There are three ways to provide proxies:

	BY TELEPHONE		BY INTERNET

•	Quick	•	Quick
•	Easy	•	Easy
•	Immediate	•	Immediate

Call Toll-Free on any Touch-Tone Phone

Follow these easy steps:		Follow these easy steps:

1.	Read the accompanying Proxy Statement and Proxy Card	1.	Read the accompanying Proxy Statement and Proxy Card

2.	Call the toll-free number 1-800-690-6903. Not available to stockholders residing outside the United States. Stockholders residing outside the United States are urged to use the Internet.	2.	Go to the Website http://www.proxyvote.com

3.	Have the voting instruction card available when calling.	3.	Have the voting instruction card available when accessing the Website.

4.	Stockholders will be prompted to enter the Control Number (located above).	4.	Stockholders will be prompted to enter the Control Number (located above).

5.	Follow the simple instructions of the automated attendant.	5.	Follow the instructions provided.

Call 1-800-690-6903 anytime		Go to http://www.proxyvote.com

BY MAIL

Mark, sign and date the Proxy Card and return it in the postage-paid envelope provided.

                             Do not return the Proxy Card if voting by telephone or Internet.

Please detach here.

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as indicated)
☐	WITHHOLD AUTHORITY to vote for all nominees listed below

To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

Cor J. Clement, Sr.                         Henry G. Walker

2.	PROPOSAL TO APPROVE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

☐        FOR                 ☐        AGAINST                     ☐        ABSTAIN

and upon such other matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.